EXHIBIT 10.31
Execution Version
Amendment No. 12, dated as of November 5, 2024 (this “Amendment”), to that certain credit agreement among LIVE NATION ENTERTAINMENT, INC., a Delaware corporation (the “Parent Borrower”), the “Guarantors” identified in such Credit Agreement, JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent, JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Agent, J.P. MORGAN EUROPE LIMITED, as London Agent and the lenders from time to time party thereto (as such credit agreement has been amended, restated, modified and supplemented from time to time to date, the “Credit Agreement”); capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
WHEREAS, Section 11.01 of the Credit Agreement provides that the Credit Parties and the Required Lenders may amend the Credit Agreement and the other Credit Documents for certain purposes;
WHEREAS, the Borrower has requested (a) new Venue Expansion Revolving Commitments (as defined in Exhibit A hereto) in the aggregate amount of $400,000,000 to be established as a new Revolving Facility under the Credit Agreement and (b) an extension of the Initial Revolving Termination Date with respect to the existing Dollar Revolving Commitments, the existing Limited Currency Revolving Commitments and the existing Multicurrency Revolving Commitments under the Credit Agreement;
WHEREAS, each Lender with new Venue Expansion Revolving Commitments, existing Dollar Revolving Commitments, existing Limited Currency Revolving Commitments and existing Multicurrency Revolving Commitments has executed this Amendment in its capacity as a Revolving Lender and has agreed to consent to this Amendment;
WHEREAS, each Person identified on Schedule I hereto and which has executed this Amendment, whether or not a Revolving Lender immediately prior to the Amendment No. 12 Effective Date, has severally agreed to provide (i) Venue Expansion Revolving Commitments, (ii) Dollar Revolving Commitments, (iii) Limited Currency Revolving Commitments and (iv) Multicurrency Revolving Commitments, in the respective amounts set forth opposite such Persons’ names on Schedule I hereto under the captions “Venue Expansion Revolving Committed Amount”, “Dollar Revolving Committed Amount”, “Limited Currency Revolving Committed Amount” and “Multicurrency Revolving Committed Amount”, respectively; and
NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1.Amendment. The Credit Agreement is, effective as of the Amendment No. 12 Effective Date (as defined below), hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto (which, for clarity, reflects the amendments made pursuant to Amendments Nos. 1 through 11 to the Credit Agreement, and such Credit Agreement, the “Amended Credit Agreement”). Each Person identified on Schedule I hereto party to this Amendment agrees to provide the Revolving Commitments set forth opposite such Person’s name on Schedule I hereto and approves this Amendment; if such Person was not a Lender immediately prior to the Amendment No. 12 Effective Date (such Person, a “New Revolving Lender”), execution of this Amendment by such Person constitutes such Person’s irrevocable agreement to become a Lender as of the Amendment No. 12 Effective Date.
Each Schedule attached as Exhibit B hereto hereby replaces the corresponding Schedule to the Credit Agreement.
The Credit Agreement is hereby supplemented with the Exhibit 2.13-7 attached as Exhibit C hereto.

Section 2.Effectiveness. Section 1 of this Amendment shall become effective on the date that the conditions in Sections 5.01 and 5.02 of the Amended Credit Agreement are satisfied (the “Amendment No. 12 Effective Date”) at which time the Credit Agreement in effect prior to date hereof shall be replaced in its entirety by the Amended Credit Agreement.
On the Amendment No. 12 Effective Date, each Person that was a Revolving Lender immediately prior to the Amendment No. 12 Effective Date (an “Existing Revolving Lender”) shall assign to each of the New Revolving Lenders, and each of the New Revolving Lenders shall purchase from each of the Existing Revolving Lenders, at the principal amount thereof , such interests in the Revolving Loans outstanding on the Amendment No. 12 Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Dollar Revolving Loans, Limited Currency Revolving Loans and Multicurrency Revolving Loans will be held by the Existing Revolving Lenders and New Revolving Lenders ratably in accordance with their Dollar Revolving Commitments, Limited Currency Revolving Commitments and Multicurrency Revolving Commitments, respectively, after giving effect to this Amendment. It being understood and agreed that no prepayment notice and no Loan Notice shall be required to be delivered in connection with the assignment and reallocation set forth in this paragraph.

Section 3.Counterparts; Integration; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be as effective as delivery of a manually executed counterpart of this Amendment.
Section 4.Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 5.Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.
Section 6.Effect of Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or any other Agent, in each case under the Credit Agreement or any other Credit Document; provided, that each Lender party hereto waives its right to reimbursement under Section 3.05 of the Amended Credit Agreement solely as it relates to any prepayment (or deemed prepayment) of any Loan on the Amendment No. 12 Effective Date, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Credit Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement, after giving effect to this Amendment, or any other Credit Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. After giving effect to this Amendment, each Credit Party reaffirms its obligations under the Credit Documents to which it is party and its prior grant and the validity of the Liens granted by it pursuant to the Collateral Documents, with all such Liens continuing in full force and effect after giving effect to this Amendment. This Amendment shall constitute a Credit Document for purposes of the Credit Agreement and from and after the Amendment No. 12 Effective Date, all references to the Credit Agreement in any Credit Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Amended Credit Agreement. Each of the Credit Parties hereby (i) consents to this Amendment, (ii) confirms that all obligations of such Credit Party under the Credit Documents to which such Credit Party is a party shall continue to apply to the Credit Agreement as amended hereby and (iii) agrees that all security interests granted by it pursuant to any Credit Document (whether before, on or after the Amendment No. 12 Effective Date) shall secure (and continue to secure) the Obligations under the Credit Documents as amended by this
2

Amendment. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment and all other Credit Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Credit Documents as in effect prior to the Amendment No. 12 Effective Date.
Section 7.SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF SUCH STATE SITTING IN THE BOROUGH OF MANHATTAN AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER CREDIT DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AMENDMENT OR IN ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OTHER CREDIT DOCUMENT AGAINST ANY OTHER PARTY HERETO OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER CREDIT DOCUMENT IN ANY COURT REFERRED TO IN THE PRIOR PARAGRAPH OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS AMENDMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
Section 8.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
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3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

LIVE NATION ENTERTAINMENT, INC.
By:	/s/ Michael Rowles
Name:	Michael Rowles
Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Amendment No. 12]

ARTIST NATION MANAGEMENT GROUP, LLC
ASSEMBLY ROOM STUDIOS, LLC
AXIS NATION, LLC
BARON GLOBAL, INC.
C3 BOOKING, LLC
C3 PRESENTS, L.L.C.
C3P EMO'S LLC
CELLAR DOOR VENUES, INC.
CONNECTICUT AMPHITHEATER
DEVELOPMENT CORPORATION
EIGHT BALL PRICING SOLUTIONS, LLC
ELEMENT1 MANAGEMENT, LLC
F AND F CONCESSIONS, INC.
FACULTY MANAGEMENT, LLC
FACULTY PRODUCTIONS, LLC
FESTIVAL HOLDINGS, L.L.C.
FRONT GATE TICKETING SOLUTIONS, LLC
HARD EVENTS LLC
HOFESH, LLC
IO MEDIA, INC.
IOMEDIA TECHNOLOGIES, LLC
LIVE NATION LGTOURS (USA), LLC
LIVE NATION MARKETING, INC.
LIVE NATION MTOURS (USA), INC.
LIVE NATION PRODUCTIONS, LLC
LIVE NATION TICKETING, LLC
LIVE NATION TOURING (USA), INC.
LIVE NATION USHTOURS (USA), LLC
LIVE NATION UTOURS (USA), INC.
LIVE NATION WORLDWIDE, INC.
MBA ARTIST MANAGEMENT COMPANY, LLC
MICROFLEX 2001 LLC
NEW ERA FARMS, LLC
NEW YORK THEATER, LLC
NOC, INC.
REIGNDEER ENTERTAINMENT, LLC
RIVAL LABS, INC.
SPALDING ENTERTAINMENT, LLC
TICKETMASTER L.L.C.
TICKETMASTER NEW VENTURES
HOLDINGS, INC.
TICKETWEB, LLC
TM VISTA INC.
TNA TOUR II (USA) INC.

[Signature Page to Amendment No. 12]

UNIVERSE INC.
WOLFSON ENTERTAINMENT, INC.

By:	/s/ Michael Rowles
Name:	Michael Rowles
Title:	Executive Vice President, General Counsel and Secretary

BIG LOUD MOUNTAIN MANAGEMENT, LLC
FH JV HOLDINGS, LLC
HILLSIDE PRODUCTIONS, INC.
LMG MANAGEMENT LLC
PIZZA FRIDAY PRODUCTIONS, LLC
REBEL ARTIST MANAGEMENT, LLC
REIGNDEER ENTERTAINMENT CORP.

By:	/s/ Michael Rowles
Name:	Michael Rowles
Title:	General Counsel and Secretary

[Signature Page to Amendment No. 12]

BIGCHAMPAGNE, LLC

By:	TICKETMASTER L.L.C., its Sole Member
By:	/s/ Michael Rowles
Name:	Michael Rowles
Title:	Executive Vice President, General Counsel and Secretary

BLUES AT THE DEPOT, LLC
FILLMORE MINNEAPOLIS CORP.
FILLMORE NEW ORLEANS CORP.
HOB ACE OF SPADES CORP.
HOB BOARDWALK, INC.
HOB CAFE CORP.
HOB CHICAGO, INC.
HOB DEPOT CORP.
HOB ENTERTAINMENT, LLC
HOB GRAND RAPIDS, LLC
HOB HIFI DALLAS CORP
HOB MARINA CITY, INC.
HOB MARQUIS CORP.
HOB PUNCH LINE PENN CORP.
HOB PUNCH LINE S.F. CORP.
HOB QUEEN THEATER CORP.
HOB ROSE CITY MH CORP.
HOB ROXIAN CORP.
HOB SEATTLE CORP.
HOB SUMMIT MH CORP.
HOB VARSITY CORP.
HOUSE OF BLUES ANAHEIM
RESTAURANT CORP.
HOUSE OF BLUES CLEVELAND, LLC
HOUSE OF BLUES CONCERTS, INC.
HOUSE OF BLUES DALLAS RESTAURANT CORP.
HOUSE OF BLUES HOUSTON RESTAURANT CORP.
HOUSE OF BLUES LAS VEGAS RESTAURANT CORP.
HOUSE OF BLUES MYRTLE BEACH RESTAURANT CORP.
HOUSE OF BLUES NEW ORLEANS RESTAURANT CORP.

[Signature Page to Amendment No. 12]

HOUSE OF BLUES ORLANDO RESTAURANT CORP.
HOUSE OF BLUES RESTAURANT HOLDING CORP.
HOUSE OF BLUES SAN DIEGO, LLC
HOUSE OF BLUES SAN DIEGO RESTAURANT CORP.
LIVE NATION BOGART, LLC
LIVE NATION CHICAGO, INC.
MICHIGAN LICENSES, LLC
NO LIMIT ENTERTAINMENT LLC
SPACELAND PRODUCTIONS LLC
STATESIDE GROUP, LLC
STUBB’S AUSTIN RESTAURANT COMPANY LC
THE ECHO LLC
VAN BUREN GROUP HOLDINGS, LLC
VN WAUKEE CORP

By:	/s/ Michael Rowles
Name:	Michael Rowles
Title:	President

CONNECTICUT PERFORMING ARTS PARTNERS

By:	NOC, INC.
By:	CONNECTICUT AMPHITHEATER DEVELOPMENT CORPORATION, its general partners

By:	/s/ Michael Rowles
Name:	Michael Rowles
Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Amendment No. 12]

LIVE NATION STUDIOS HOLDINGS, LLC
TICKETSTODAY, LLC
WILTERN RENAISSANCE LLC

By:	LIVE NATION WORLDWIDE, INC., its Sole Member

By:	/s/ Michael Rowles
Name:	Michael Rowles
Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Amendment No. 12]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Collateral Agent, Lender, L/C Issuer and Swing Line Lender

By:	/s/ Inderjeet Aneja
Name:	Inderjeet Aneja
Title:	Executive Director

[Signature Page to Amendment No. 12]

GOLDMAN SACHS BANK USA, as a Lender and L/C Issuer

By:	/s/ Dan Starr
Name: Dan Starr
Title: Authorized Signatory

[Signature Page to Amendment No. 12]

Morgan Stanley Senior Funding, Inc., as a Lender

By:	/s/ Michael King
Name: Michael King
Title: Vice President

Morgan Stanley Bank, N.A. as a Lender

By:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

[Signature Page to Amendment No. 12]

Citibank, N.A., as a Lender and L/C Issuer

By:	/s/ Elizabeth Minnella Gonzalez
Name: Elizabeth Minnella Gonzalez
Title: Vice President & Managing Director

[Signature Page to Amendment No. 12]

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Joseph Ward
Name: Joseph Ward
Title: Managing Director

[Signature Page to Amendment No. 12]

HSBC Bank USA, National Association, as a Lender and L/C Issuer

By:	/s/ Tim Haavaldsen
Name: Tim Haavaldsen
Title: Vice President

[Signature Page to Amendment No. 12]

MIZUHO BANK, LTD., as a Lender and L/C Issuer

By:	/s/ Tracy Rahn
Name: Tracy Rahn
Title: Managing Director

[Signature Page to Amendment No. 12]

Bank of America, N.A., as a Lender and L/C Issuer

By:	/s/ Haley Heslip
Name: Haley Heslip
Title: Director

[Signature Page to Amendment No. 12]

MUFG Bank, Ltd., as a Lender and L/C Issuer

By:	/s/ Peter Sender
Name: Peter Sender
Title: Vice President

[Signature Page to Amendment No. 12]

Truist Bank, as a Lender and L/C Issuer

By:	/s/ Alfonso Brigham
Name: Alfonso Brigham
Title: Director

[Signature Page to Amendment No. 12]

WELLS FARGO BANK, N.A. as a Lender and L/C Issuer

By:	/s/ Jack Stutesman
Name: Jack Stutesman
Title: Director

[Signature Page to Amendment No. 12]

U.S. Bank National Association, as a Lender and L/C Issuer

By:	/s/ Steven J. Correll
Name: Steven J. Correll
Title: Senior Vice President

[Signature Page to Amendment No. 12]

Citizens Bank, N.A., as a Lender and L/C Issuer

By:	/s/ Izabela Algave
Name: Izabela Algave
Title: Vice President

[Signature Page to Amendment No. 12]

Schedule I
Dollar Revolving Commitments

Dollar Revolving Lender	Dollar Revolving Committed Amount	Dollar Revolving Commitment Percentage
JPMorgan Chase Bank, N.A.	$31,000,000.00	11.923076924%
Goldman Sachs Bank USA	$20,000,000.00	7.692307692%
Morgan Stanley Senior Funding, Inc.	$20,000,000.00	7.692307692%
Citibank, N.A.	$20,000,000.00	7.692307692%
The Bank of Nova Scotia	$20,000,000.00	7.692307692%
HSBC Bank USA, National Association	$20,000,000.00	7.692307692%
Mizuho Bank, Ltd.	$20,000,000.00	7.692307692%
Bank of America, N.A.	$20,000,000.00	7.692307692%
MUFG Bank, Ltd.	$20,000,000.00	7.692307692%
Truist Bank	$20,000,000.00	7.692307692%
Wells Fargo Bank, National Association	$20,000,000.00	7.692307692%
U.S. Bank National Association	$14,500,000.00	5.576923078%
Citizens Bank, National Association	$14,500,000.00	5.576923078%
Total	$260,000,000.00	100.000000000%

Limited Currency Revolving Commitments

Limited Currency Revolving Lender	Limited Currency Revolving Committed Amount	Limited Currency Revolving Commitment Percentage
JPMorgan Chase Bank, N.A.	$91,333,333.37	11.709401715%
The Bank of Nova Scotia	$80,000,000.00	10.256410257%
Goldman Sachs Bank USA	$58,333,333.33	7.478632478%
Morgan Stanley Bank, N.A.	$58,333,333.33	7.478632478%
Citibank, N.A.	$58,333,333.33	7.478632478%
HSBC Bank USA, National Association	$58,333,333.33	7.478632478%
Mizuho Bank, Ltd.	$58,333,333.33	7.478632478%
Bank of America, N.A.	$58,333,333.33	7.478632478%
MUFG Bank, Ltd.	$58,333,333.33	7.478632478%
Truist Bank	$58,333,333.33	7.478632478%
Wells Fargo Bank, National Association	$58,333,333.33	7.478632478%
U.S. Bank National Association	$41,833,333.33	5.363247863%
Citizens Bank, National Association	$41,833,333.33	5.363247863%
Total	$780,000,000.00	100.000000000%

Multicurrency Revolving Commitments

Multicurrency Revolving Lenders	Multicurrency Revolving Committed Amount	Multicurrency Revolving Commitment Percentage
JPMorgan Chase Bank, N.A.	$32,666,666.63	12.564102549%
Goldman Sachs Bank USA	$21,666,666.67	8.333333335%
Morgan Stanley Bank, N.A.	$21,666,666.67	8.333333335%
Citibank, N.A.	$21,666,666.67	8.333333335%
HSBC Bank USA, National Association	$21,666,666.67	8.333333335%
Mizuho Bank, Ltd.	$21,666,666.67	8.333333335%
Bank of America, N.A.	$21,666,666.67	8.333333335%
MUFG Bank, Ltd.	$21,666,666.67	8.333333335%
Truist Bank	$21,666,666.67	8.333333335%
Wells Fargo Bank, National Association	$21,666,666.67	8.333333335%
U.S. Bank National Association	$16,166,666.67	6.217948718%
Citizens Bank, National Association	$16,166,666.67	6.217948718%
Total	$260,000,000.00	100.000000000%

Venue Expansion Revolving Commitments

Venue Expansion Revolving Lender	Venue Expansion RevolvingCommitted Amount	Venue Expansion Revolving Commitment Percentage
JPMorgan Chase Bank, N.A.	$45,000,000.00	11.250000000%
Goldman Sachs Bank USA	31,000,000.00	7.750000000%
Morgan Stanley Bank, N.A.	31,000,000.00	7.750000000%
Citibank, N.A.	31,000,000.00	7.750000000%
The Bank of Nova Scotia	31,000,000.00	7.750000000%
HSBC Bank USA, National Association	31,000,000.00	7.750000000%
Mizuho Bank, Ltd.	31,000,000.00	7.750000000%
Bank of America, N.A.	31,000,000.00	7.750000000%
MUFG Bank, Ltd.	31,000,000.00	7.750000000%
Truist Bank	31,000,000.00	7.750000000%
Wells Fargo Bank, National Association	31,000,000.00	7.750000000%
U.S. Bank National Association	22,500,000.00	5.625000000%
Citizens Bank, National Association	22,500,000.00	5.625000000%
Total	$400,000,000.00	100.000000000%

Exhibit A

AMENDED CREDIT AGREEMENT

[See attached.]

EXHIBIT A

CREDIT AGREEMENT
dated as of May 6, 2010
as amended by Amendment No. 1 on June 29, 2012,
as amended by Amendment No. 2 on August 16, 2013,
as amended by Amendment No. 3 on October 31, 2016,
as amended by Amendment No. 4 on June 27, 2017,
as amended by Amendment No. 5 on March 28, 2018,
as amended by Amendment No. 6 on October 17, 2019,
and as amended by Amendment No. 7 on April 9, 2020,
as amended by Amendment No. 8 on July 29, 2020,
as amended by Amendment No. 9 on January 26, 2022,
as amended by Amendment No. 10 on February 8, 2023,
as amended by Amendment No. 11 on November 16, 2023,
as amended by Amendment No. 12 on November 5, 2024

among

LIVE NATION ENTERTAINMENT, INC.,
as Parent Borrower,

CERTAIN FOREIGN SUBSIDIARIES OF THE PARENT BORROWER,
as Foreign Borrowers,

CERTAIN SUBSIDIARIES OF THE BORROWER,
as Guarantors,

THE LENDERS PARTY HERETO,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Collateral Agent,
JPMORGAN CHASE BANK, N.A., TORONTO BRANCH,
as Canadian Agent,
J.P. MORGAN EUROPE LIMITED,
as London Agent,
JP MORGAN CHASE BANK, N.A.,
GOLDMAN SACHS BANK USA,
MORGAN STANLEY SENIOR FUNDING, INC.,
CITIBANK, N.A.,
THE BANK OF NOVA SCOTIA,
HSBC SECURITIES (USA) INC.,

MIZUHO BANK, LTD.,
BOFA SECURITIES, INC.,
MUFG BANK, LTD.,
TRUIST SECURITIES, INC.,
WELLS FARGO SECURITIES, LLC,
U.S. BANK NATIONAL ASSOCIATION
and
CITIZENS BANK, N.A.,
as Joint Lead Arrangers and Joint Bookrunners

|US-DOCS\137968076.4||

TABLE OF CONTENTS

Section		Page

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		~~1~~2

1.01	Defined Terms.	~~1~~2
1.02	Interpretative Provisions.	~~59~~60
1.03	Accounting Terms and Provisions.	60
1.04	Rounding.	~~60~~61
1.05	Times of Day.	61
1.06	Exchange Rates; Currency Equivalents.	61
1.07	Additional Alternative Currencies.	~~61~~62
1.08	Additional Borrowers.	~~61~~62
1.09	Change of Currency.	62
1.10	Letter of Credit Amounts.	~~62~~63
1.11	Limited Condition Acquisitions.	~~62~~63
1.12	Divisions.	~~63~~64
1.13	Interest Rates; Benchmark Notification.	~~63~~64

ARTICLE II COMMITMENTS AND CREDIT EXTENSIONS		64

2.01	Commitments.	64
2.02	Borrowings, Conversions and Continuations.	~~69~~70
2.03	Additional Provisions with Respect to Letters of Credit.	~~71~~72
2.04	Additional Provisions with Respect to Swingline Loans.	~~77~~78
2.05	Repayment of Loans.	~~78~~80
2.06	Prepayments.	~~79~~80
2.07	Termination or Reduction of Commitments.	~~83~~84
2.08	Interest.	~~83~~85
2.09	Fees.	~~84~~85
2.10	Computation of Interest and Fees.	~~85~~87
2.11	Payments Generally; Applicable Agent’s Clawback.	~~85~~87
2.12	Sharing of Payments by Lenders.	~~87~~88
2.13	Evidence of Debt.	~~87~~89
2.14	[Reserved].	~~88~~90
2.15	[Reserved].	~~88~~90
2.16	Defaulting Lenders.	~~88~~90
2.17	Extended Term Loans and Extended Revolving Commitments.	~~90~~92
2.18	Refinancing Term Loans.	~~92~~94
2.19	Replacement Revolving Commitments.	~~94~~95

-i-

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY		~~95~~97

3.01	Taxes.	~~95~~97
3.02	Illegality.	~~98~~100
3.03	Alternate Rate of Interest.	~~98~~100
3.04	Increased Cost; Capital Adequacy.	~~101~~103
3.05	Compensation for Losses.	~~102~~104
3.06	Mitigation Obligations; Replacement of Lenders.	~~103~~105
3.07	Survival Losses.	~~103~~105
3.08	Additional Reserve Costs.	~~104~~105

ARTICLE IV GUARANTY		~~104~~106

4.01	The Guaranty.	~~104~~106
4.02	Obligations Unconditional.	~~104~~106
4.03	Reinstatement.	~~105~~107
4.04	Certain Waivers.	~~106~~107
4.05	Remedies.	~~106~~107
4.06	Rights of Contribution.	~~106~~108
4.07	Guaranty of Payment; Continuing Guaranty.	~~106~~108
4.08	Keepwell.	~~106~~108

ARTICLE V CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		~~107~~108

5.01	Conditions to Amendment No. ~~11~~12 Effective Date	~~107~~108
5.02	Conditions to All Credit Extensions.	~~109~~111
5.03	First Credit Extension to each Foreign Borrower.	~~109~~111
~~5.04~~	~~[Reserved]~~	~~110~~

ARTICLE VI REPRESENTATIONS AND WARRANTIES		~~110~~112

6.01	Existence, Qualification and Power.	~~110~~112
6.02	Authorization; No Contravention.	~~111~~112
6.03	Governmental Authorization; Other Consents.	~~111~~112
6.04	Binding Effect.	~~111~~112
6.05	Financial Statements.	~~111~~113
6.06	No Material Adverse Effect.	~~111~~113
6.07	Litigation.	~~112~~113
6.08	No Default.	~~112~~113
6.09	Ownership of Property; Liens.	~~112~~113
6.10	Environmental Matters.	~~112~~113
6.11	Taxes.	~~112~~114
6.12	ERISA Compliance.	~~112~~114

-ii-

6.13	Labor Matters.	~~113~~114
6.14	Subsidiaries.	~~113~~114
6.15	Margin Regulations; Investment Company Act.	~~113~~115
6.16	Disclosure.	~~113~~115
6.17	Compliance with Laws.	~~114~~115
6.18	Insurance.	~~114~~115
6.19	Solvency.	~~114~~115
6.20	Intellectual Property; Licenses, Etc.	~~114~~116
6.21	Collateral Matters.	~~114~~116
6.22	Status of Obligations.	~~115~~116
6.23	Immunities, Etc.	~~115~~117
6.24	Anti-Money Laundering, Economic Sanctions Laws and Anti-Corruption Laws.	~~115~~117
6.25	EEA Financial Institution.	~~116~~117

ARTICLE VII AFFIRMATIVE COVENANTS		~~116~~117

7.01	Financial Statements.	~~116~~117
7.02	Certificates; Other Information.	~~117~~118
7.03	Notification.	~~118~~120
7.04	Preservation of Existence.	~~119~~120
7.05	Payment of Taxes and Other Obligations.	~~119~~120
7.06	Compliance with Law.	~~119~~121
7.07	Maintenance of Property.	~~119~~121
7.08	Insurance.	~~120~~121
7.09	Books and Records.	~~120~~121
7.10	Inspection Rights.	~~120~~121
7.11	Use of Proceeds.	~~120~~122
7.12	Joinder of Subsidiaries as Guarantors.	~~121~~122
7.13	Pledge of Capital Stock.	~~122~~123
7.14	Pledge of Other Property.	~~122~~123
7.15	Further Assurances Regarding Collateral.	~~122~~124
7.16	Rating.	~~123~~124
7.17	Ownership of Foreign Borrowers.	~~123~~124
7.18	~~Redemption of 2022 Senior Notes. 123~~[Reserved].	124
7.19	Post-Closing Matters.	~~123~~124

ARTICLE VIII NEGATIVE COVENANTS		~~123~~124

8.01	Liens.	~~123~~124
8.02	Investments.	~~126~~127
8.03	Indebtedness.	~~129~~130
8.04	Mergers and Dissolutions.	~~133~~134
8.05	Dispositions.	~~133~~134
8.08	Change in Accounting Practices or Fiscal Year.	~~135~~136
8.09	Transactions with Affiliates.	~~136~~137
-iii-

8.10	Financial Covenant	~~136~~137
8.11	[Reserved].	~~136~~138
8.12	Limitation on Subsidiary Distributions.	~~136~~138
8.13	Amendment of Material Documents.	~~137~~139
8.14	Sale and Leaseback Transactions.	~~137~~139
8.15	Swap Contracts.	~~138~~139

ARTICLE IX EVENTS OF DEFAULT AND REMEDIES		~~138~~139

9.01	Events of Default.	~~138~~139
9.02	Remedies upon Event of Default.	~~140~~142
9.03	Application of Funds.	~~141~~142

ARTICLE X AGENTS		~~142~~143

10.01	Appointment and Authorization of the Agents.	~~142~~143
10.02	Rights as a Lender.	~~143~~144
10.03	Exculpatory Provisions.	~~143~~144
10.04	Reliance by Agents.	~~144~~145
10.05	Delegation of Duties.	~~144~~145
10.06	Resignation of an Agent.	~~144~~145
10.07	Non-Reliance on Agents and Other Lenders; Erroneous Payments.	~~145~~146
10.08	No Other Duties.	~~146~~147
10.09	Agents May File Proofs of Claim.	~~146~~147
10.10	Collateral and Guaranty Matters.	~~147~~148
10.11	Withholding Tax.	~~147~~148
10.12	Treasury Management Agreements and Swap Contracts.	~~148~~149
10.13	Credit Bidding.	~~148~~149
10.14	Borrower Communications.	150

ARTICLE XI MISCELLANEOUS		~~149~~151

11.01	Amendments, Etc.	~~149~~151
11.02	Notices; Effectiveness; Electronic Communication.	~~152~~154
11.03	No Waiver; Cumulative Remedies; Enforcement.	~~154~~156
11.04	Expenses; Indemnity; Damage Waiver.	~~154~~156
11.05	Payments Set Aside.	~~156~~158
11.06	Successors and Assigns.	~~156~~158
11.07	Treatment of Certain Information; Confidentiality.	~~161~~163
11.08	Right of Setoff.	~~162~~164
11.09	Interest Rate Limitation.	~~162~~164
11.10	Counterparts; Integration; Effectiveness.	~~162~~165
11.11	Survival of Representations and Warranties.	~~163~~165
11.12	Severability.	~~163~~165
11.13	Replacement of Lenders.	~~163~~165
-iv-

11.14	Governing Law; Jurisdiction; Etc.	~~164~~167
11.15	Waiver of Jury Trial.	~~165~~167
11.16	USA PATRIOT Act Notice.	~~165~~167
11.17	Designation as Senior Debt.	~~165~~168
11.18	Limitation on Foreign Credit Party Obligations.	~~165~~168
11.19	No Advisory or Fiduciary Responsibility.	~~165~~168
11.20	Acknowledgement and Consent to Bail-In of EEA Financial Institutions.	~~166~~168
11.21	Judgment Currency; Submission to Jurisdiction.	~~166~~169
11.22	Acknowledgement Regarding Any Supported QFCs	~~167~~169
11.23	Restricted Lenders	~~168~~170

-v-

SCHEDULES

Schedule 1.01A	Designated Sale and Leaseback Assets
Schedule 1.01C	Amendment No. ~~11~~12 Effective Date Guarantors
Schedule 1.01D	HOBE Excluded Assets
Schedule 1.01E	Certain Capital Stock
Schedule 1.01F	Letter of Credit Cap
Schedule 6.14	Subsidiaries
Schedule 6.21	Filings and Recordings
Schedule 7.19	Post-Closing Matters
Schedule 8.01	Existing Liens
Schedule 8.02(b)	Existing Investments
Schedule 8.02(x)	Designated Investments
Schedule 8.03	Existing Indebtedness
~~Schedule 8.05~~	~~Designated Assets~~
Schedule 8.06(b)	Certain Restricted Payments
Schedule 11.02	Notice Addresses

EXHIBITS

Exhibit 1.01A	Form of Foreign Borrower Agreement
Exhibit 1.01B	Form of Foreign Borrower Termination
Exhibit 1.01C	Form of U.S. Pledge Agreement
Exhibit 1.01D	Form of U.S. Security Agreement
Exhibit 2.02	Form of Loan Notice
Exhibit 2.13-1	Form of Dollar Revolving Note
Exhibit 2.13-2	Form of Limited Currency Revolving Note

Exhibit 2.13-3	Form of Multicurrency Revolving Note
Exhibit 2.13-4	Form of Swingline Note
Exhibit 2.13-5	[Reserved]
Exhibit 2.13-6	Form of Term B-4 Note
Exhibit 2.13-7	Form of Venue Expansion Revolving Note
Exhibit 3.01(e)-1	Form of United States Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit 3.01(e)-2	Form of United States Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit 3.01(e)-3	Form of United States Tax Compliance Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit 3.01(e)-4	Form of United States Tax Compliance Certificate (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit 7.02(b)	Form of Compliance Certificate
Exhibit 7.12	Form of Joinder Agreement
Exhibit 11.06(b)	Form of Assignment and Assumption
Exhibit 11.06(j)	Loan Offer Provisions

CREDIT AGREEMENT
This CREDIT AGREEMENT (this “Credit Agreement”) is entered into as of May 6, 2010 (and amended by Amendment No. 1 on June 29, 2012, as further amended by Amendment No. 2 on August 16, 2013, as further amended by Amendment No. 3 on October 31, 2016, as further amended by Amendment No. 4 on June 27, 2017, as further amended by Amendment No. 5 on March 28, 2018, as further amended by Amendment No. 6 on October 17, 2019, as further amended by Amendment No. 7 on April 9, 2020, as further amended by Amendment No. 8 on July 29, 2020, as further amended by Amendment No. 9 on January 26, 2022, as further amended by Amendment No. 10 on February 8, 2023 ~~and~~, as further amended by Amendment No. 11 on November 16, 2023 and as further amended by Amendment No. 12 on November 5, 2024), among LIVE NATION ENTERTAINMENT, INC., a Delaware corporation (the “Parent Borrower”), the Foreign Borrowers party hereto from time to time (together with the Parent Borrower, the “Borrowers”), the Guarantors identified herein, the Lenders party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent, JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Agent and J.P. MORGAN EUROPE LIMITED, as London Agent.
W I T N E S S E T H
WHEREAS, the Borrowers and the Guarantors have requested that the Lenders provide revolving credit and term loan facilities for the purposes set forth herein;
WHEREAS, the Lenders have agreed to make the requested facilities available on the terms and conditions set forth herein;
WHEREAS, as of the Amendment No. 10 Effective Date, immediately prior to the effectiveness of Amendment No. 10, (x) Term B-4 Loans (as defined in this Credit Agreement immediately prior to the effectiveness of Amendment No. 10, the “Existing Term B-4 Loans”) in an aggregate principal amount of $845,643,987.36 were outstanding (the “Amendment No. 10 Existing Term B-4 Loans”), which bear interest as of the Amendment No. 10 Effective Date at a rate per annum equal to 6.312500% (which represents the Eurodollar Rate (as defined in this Credit Agreement immediately prior to the effectiveness of Amendment No. 10) plus the Applicable Percentage for the Existing Term B-4 Loans) (the “Amendment No. 10 Existing Term B-4 Loan Interest Rate”) with a one month Interest Period ending on February 21, 2023 (the “Amendment No. 10 Existing Term B-4 Loan Interest Period Termination Date” and such Interest Period, the “Amendment No. 10 Existing Term B-4 Loan Interest Period”) and (y) Delayed Draw Term A Loans (as defined in this Credit Agreement immediately prior to the effectiveness of Amendment No. 10) in an aggregate principal amount of $382,500,000.00 were outstanding, which bear interest as of the Amendment No. 10 Effective Date at a rate per annum equal to 6.875000% (which represents the Eurodollar Rate (as defined in this Credit Agreement immediately prior to the effectiveness of Amendment No. 10) plus the Applicable Percentage for the existing Delayed Draw Term A Loans (as defined in this Credit Agreement immediately prior to the effectiveness of Amendment No. 10)) with a one month Interest Period ending on February 28, 2023; and
WHEREAS, as of the Amendment No. 11 Effective Date, the Borrower shall prepay the Delayed Draw Term A Loans in full and amend this Credit Agreement to increase the Revolving Commitments (as defined in this Credit Agreement immediately prior to the effectiveness of Amendment No. 11) and extend the maturity of the Revolving Facility (as defined in this Credit Agreement immediately prior to the effectiveness of Amendment No. 11) and make certain other changes hereto.
WHEREAS, as of the Amendment No. 12 Effective Date, the Borrower shall amend this Credit Agreement to establish the Venue Expansion Revolving Facility and extend the maturity of the Revolving Facilities (as defined in this Credit Agreement immediately prior to the effectiveness of Amendment No. 12 but to also include the Venue Expansion Revolving Facility from and after the Amendment No. 12 Effective Date) and make certain other changes hereto.
NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms.
As used in this Credit Agreement, the following terms have the meanings provided below:
“2024 Senior Unsecured Notes” means the $575.0 million aggregate outstanding principal amount of 4.875% of Senior Notes due 2024 of Parent Borrower, which matured and were repaid in full on November 1, 2024.
“2024 Senior Notes Refinancing” means the incurrence by the Parent Borrower of Indebtedness in the form of senior unsecured notes on or after the Amendment No. 12 Effective Date in an aggregate principal amount not exceeding the amount applied to, without duplication (x) repay Revolving Loans borrowed to refinance or repay the 2024 Senior Unsecured Notes at maturity and/or (y) to the extent the immediately preceding clause (x) does not apply, replenish balance sheet cash used to repay such Revolving Loans.
“2024 Senior Notes Refinancing Indebtedness” means Indebtedness incurred by the Parent Borrower described in the definition of “2024 Senior Notes Refinancing”, provided that such Indebtedness would satisfy the requirements of clauses (2)(iii), (2)(iv) and (2)(vi) of Section 8.03(l) at the time it is incurred irrespective of whether it is actually incurred pursuant to Section 8.03(l)(2).
“2025 Convertible Notes” means the $400.0 million aggregate principal amount of 2.000% of convertible senior notes due 2025 of the Parent Borrower.
“2025 Convertible Notes Indenture” means the indenture, dated February 3, 2020, governing the 2025 Convertible Notes.
“2025 Convertible Notes Refinancing” means the occurrence of both (a) the incurrence by the Parent Borrower of Convertible Indebtedness on or after the Amendment No. 12 Effective Date and (b) (i) the repurchase of 2025 Convertible Notes after the Amendment No. 12 Effective Date and after the date of incurrence of Convertible Indebtedness referred to in clause (a) (so long as, in the case of this clause (i), such repurchase occurs prior to the maturity of the 2025 Convertible Notes) and/or (ii) the repayment of 2025 Convertible Notes at maturity.
“2025 Convertible Notes Refinancing Indebtedness” means unsecured Convertible Indebtedness incurred by the Parent Borrower described in clause (a) of the definition of “2025 Convertible Notes Refinancing”, provided that (x) such Indebtedness would satisfy the requirements of clause (2)(ii) of Section 8.03(l) at the time it is incurred irrespective of whether it is actually incurred pursuant to Section 8.03(l)(2), (y) no Subsidiary shall be an obligor with respect to the 2025 Convertible Notes Refinancing Indebtedness and (z) such Indebtedness has a stated maturity (or equivalent concept in the form of a stated mandatory repurchase or redemption date, if any) no earlier than the Initial Revolving Termination Date and has a Weighted Average Life to Maturity that is no shorter than the Term B-4 Loans.
“2029 Convertible Notes” means the $1,000.0 million aggregate principal amount of 3.125% of convertible senior notes due 2029 of the Parent Borrower.
“2029 Convertible Notes Indenture” means the indenture, dated January 12, 2023, governing the 2029 Convertible Notes.
~~“2024 Senior Unsecured Notes” means the $575.0 million aggregate outstanding principal amount of 4.875% of Senior Notes due 2024 of the Parent Borrower.~~
“2026 Senior Unsecured Notes” means the $300.0 million aggregate outstanding principal amount of 5.625% of Senior Notes due 2026 of the Parent Borrower.

“2027 Senior Unsecured Notes” means the $950.0 million aggregate outstanding principal amount of 4.750% of Senior Notes due 2027 of the Parent Borrower.
“2027 Senior Secured Notes” means the $1,200.0 million aggregate outstanding principal amount of 6.500% of Senior Notes due 2027 of the Parent Borrower.
“2028 Senior Secured Notes” means the $500.0 million aggregate outstanding principal amount of 3.750% of Senior Notes due 2028 of the Parent Borrower.
“Academy Music Group” means AMG and its Subsidiaries.
“Acquisition” means the purchase or acquisition (whether in one or a series of related transactions) by any Person of (a) more than fifty percent (50%) of the Capital Stock with ordinary voting power of another Person or (b) all or substantially all of the property (other than Capital Stock) of another Person or division or line of business or business unit of another Person, whether or not involving a merger or consolidation with such Person.
“Additional Credit Extension Amendment” means an amendment to this Credit Agreement (which may, at the option of the Administrative Agent and the Parent Borrower, be in the form of an amendment and restatement of this Credit Agreement) providing for any Incremental Revolving Commitments, Incremental Revolving Facilities or Incremental Term Loans pursuant to Section 2.01(f), Extended Term Loans and/or Extended Revolving Commitments pursuant to Section 2.17, Refinancing Term Loans pursuant to Section 2.18, and/or Replacement Revolving Commitments pursuant to Section 2.19, which shall be consistent with the applicable provisions of this Credit Agreement and otherwise reasonably satisfactory to the parties thereto. Each Additional Credit Extension Amendment shall be executed by the L/C Issuer and/or the Swingline Lender (to the extent Section 11.01 would require the consent of the L/C Issuer and/or the Swingline Lender, respectively, for the amendments effected in such Additional Credit Extension Amendment), the Administrative Agent, the Credit Parties and the other parties specified in Section 2.01(f), 2.17, 2.18 or 2.19, as applicable, of this Credit Agreement (but not any other Lender not specified in Section 2.01(f), 2.17, 2.18 or 2.19, as applicable, of this Credit Agreement), but shall not effect any amendments that would require the consent of each affected Lender or all Lenders pursuant to Section 11.01. Any Additional Credit Extension Amendment shall include conditions for closing documentation, all to the extent reasonably requested by the Administrative Agent.
“Additional Term B-4 Commitment” means the commitment of the Additional Term B-4 Lender to make a term loan on the Amendment No. 6 Effective Date in an aggregate amount equal to $950.0 million minus the aggregate principal amount of the Converted Term B-3 Loans of all Lenders (which aggregate amount of Additional Term B-4 Commitment is equal to $103,419,112.78).
“Additional Term B-4 Lender” means the Person identified as such in Amendment No. 6.
“Adjusted AUD Rate” means, with respect to any Term Benchmark Borrowing denominated in Australian Dollars for any Interest Period, an interest rate per annum equal to (a) the AUD Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that, if the Adjusted AUD Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Credit Agreement.
“Adjusted Brazilian Real Rate” means, with respect to any Term Benchmark Borrowing denominated in Brazilian Real for any Interest Period, an interest rate per annum equal to (a) the Brazilian Real Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted Brazilian Real Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Credit Agreement.
“Adjusted CIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Danish Krone for any Interest Period, an interest rate per annum equal to (a) the CIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted CIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Credit Agreement.

“Adjusted Daily Simple RFR” means, (i) with respect to any RFR Borrowing denominated in Sterling, an interest rate per annum equal to (a) the Daily Simple RFR for Sterling, plus (b) 0.0326%, (ii) with respect to any RFR Borrowing denominated in Swiss Francs, an interest rate per annum equal to (a) the Daily Simple RFR for Swiss Francs, plus (b) 0.0326%, (iii) with respect to any RFR Borrowing denominated in Dollars, an interest rate per annum equal to (a) the Daily Simple RFR for Dollars, plus (b) with respect to the Term B-4 Loans only, 0.10% and (iv) with respect to any RFR Borrowing denominated in Canadian Dollars, an interest rate per annum equal to (a) the Daily Simple RFR for Canadian Dollars, plus (b) 0.29547%; provided that if the Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Credit Agreement.
“Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a)  the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Credit Agreement.
“Adjusted STIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Swedish Krona for any Interest Period, an interest rate per annum equal to (a) the STIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted STIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term CORRA Rate” means, with respect to any Term Benchmark Borrowing denominated in Canadian Dollars for any Interest Period, an interest rate per annum equal to (a) Term CORRA for such Interest Period plus (b) 0.29547% for a one month interest period or 0.32138% for a three month interest period; provided that, if the Adjusted Term CORRA Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Credit Agreement.
“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period plus (b) with respect to the Term B-4 Loans only, 0.10%; provided that, with respect to the Revolving Loans and the Term B-4 Loans, if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Credit Agreement.
“Adjusted TIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Japanese Yen for any Interest Period, an interest rate per annum equal to (a) the TIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted TIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Credit Agreement.
“Adjusted TIIE Rate” means, with respect to any Term Benchmark Borrowing denominated in Mexican Pesos for any Interest Period, an interest rate per annum equal to the product of (a) the TIIE Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that, if the Adjusted TIIE Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Credit Agreement.
“Administrative Agent” means JPMCB in its capacity as administrative agent for the Lenders under any of the Credit Documents, or any successor administrative agent.
“Administrative Agent Fee Letter” means that certain administrative agent fee letter dated as of the Closing Date between the Parent Borrower and JPMCB.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify the Parent Borrower and the Lenders.
“Administrative Questionnaire” means an administrative questionnaire for the Lenders in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent” means any of the Administrative Agent, the Canadian Agent, the London Agent or the Collateral Agent.
“Agent Parties” has the meaning assigned to such term in Section 11.02(c).
“Aggregate Commitments” means the aggregate principal amount of the Revolving Commitments and the Additional Term B-4 Commitment.
“Agreement Currency” has the meaning assigned to such term in Section 11.21.
“Aggregate Dollar Revolving Commitments” means the Dollar Revolving Commitments of all the Lenders.
“Aggregate Dollar Revolving Committed Amount” has the meaning provided in Section 2.01(a)(i).
“Aggregate Limited Currency Revolving Commitments” means the Limited Currency Revolving Commitments of all the Lenders.
“Aggregate Limited Currency Revolving Committed Amount” has the meaning provided in Section 2.01(a)(ii).
“Aggregate Multicurrency Revolving Commitments” means the Multicurrency Revolving Commitments of all Lenders.
“Aggregate Multicurrency Revolving Committed Amount” has the meaning provided in Section 2.01(a)(iii).
“Aggregate Revolving Commitment Percentage” means, as to each Revolving Lender at any time, a fraction (expressed as a percentage carried to the ninth decimal place), the numerator of which is such Revolving Lender’s Revolving Committed Amount at such time and the denominator of which is the Aggregate Revolving Committed Amount at such time.
“Aggregate Revolving Commitments” means the sum of the Revolving Commitments of all Revolving Lenders.
“Aggregate Revolving Committed Amount” means the collective reference to the Aggregate Dollar Revolving Committed Amount, the Aggregate Limited Currency Revolving Committed Amount ~~and~~, the Aggregate Multicurrency Revolving Committed Amount and the Aggregate Venue Expansion Revolving Committed Amount.
“Aggregate Venue Expansion Revolving Commitments” means the Venue Expansion Revolving Commitments of all Lenders.
“Aggregate Venue Expansion Revolving Committed Amount” has the meaning provided in Section 2.01(a)(iv).
“AIL Group” means Amphitheatre Ireland Limited and its Subsidiaries.
“AIL Indebtedness” means Indebtedness of any Person comprising part of the AIL Group in an aggregate amount for all such Indebtedness not exceeding the Dollar Equivalent of €40,000,000 at any time outstanding.
“Allocated Amount” has the meaning assigned to such term in Amendment No. 6.
“Alternative Currency” means each of Euros, Canadian Dollars, Sterling, Danish Krone, Swedish Krona, Australian Dollars, Japanese Yen, Mexican Pesos, Brazilian Real and Swiss Francs, and any other currency added as an

“Alternative Currency” pursuant to Section 1.07 hereof (any such other currency so added, an “Other Alternative Currency”).
“Alternative Currency Fronting Lender” means, with respect to any Fronted Currency Loan, each Multicurrency Revolving Lender that (a) has indicated in writing to the Administrative Agent and the Parent Borrower that it can fund Fronted Currency Loans in such Fronted Currency, (b) has agreed, in its sole discretion, in writing to act as an Alternative Currency Fronting Lender hereunder with respect to such Fronted Currency and (c) has been approved in writing by the Administrative Agent (unless such Alternative Currency Fronting Lender is the same Person as the Administrative Agent) and the Parent Borrower as an Alternative Currency Fronting Lender with respect to such Fronted Currency. The Administrative Agent shall notify the Multicurrency Revolving Lenders of the identity of each Alternative Currency Fronting Lender. With respect to each Borrowing of Fronted Currency Loans, there shall be only one Alternative Currency Fronting Lender (but for the avoidance of doubt, there may be more than one Alternative Currency Fronting Lender at any time, including for the same Fronted Currency, and in such case, the Parent Borrower shall determine which Alternative Currency Fronting Lender shall make such Fronted Currency Loan).
“Alternative Currency L/C Obligations” means any L/C Obligations arising from an Alternative Currency Letter of Credit.
“Alternative Currency L/C Sublimit” means $100.0 million.
“Alternative Currency Letter of Credit” means any Letter of Credit denominated in an Alternative Currency.
“Alternative Currency Sublimit” means $100.0 million.
“Amendment No. 2 Effective Date” means August 16, 2013.
“Amendment No. 3” means Amendment No. 3 to this Credit Agreement, dated as of the Amendment No. 3 Effective Date, by and among the Parent Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.
“Amendment No. 3 Effective Date” means October 31, 2016.
“Amendment No. 4” means Amendment No. 4 to this Credit Agreement, dated as of the Amendment No. 4 Effective Date, by and among the Parent Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.
“Amendment No. 4 Effective Date” means June 27, 2017.
“Amendment No. 5 Effective Date” means March 28, 2018.
“Amendment No. 6” means Amendment No. 6 to this Credit Agreement, dated as of October 17, 2019, by and among the Parent Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.
“Amendment No. 6 Effective Date” has the meaning specified in Amendment No. 6 (for the avoidance of doubt, the Amendment No. 6 Effective Date is October 17, 2019).
“Amendment No. 7” means Amendment No. 7 to this Credit Agreement, dated as of April 9, 2020, by and among the Parent Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.
“Amendment No. 7 Effective Date” has the meaning specified in Amendment No. 7 (for the avoidance of doubt, the Amendment No. 7 Effective Date is April 9, 2020).
“Amendment No. 8” means Amendment No. 8 to this Credit Agreement, dated as of July 29, 2020, by and among the Parent Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.

“Amendment No. 8 Effective Date” has the meaning specified in Amendment No. 8 (for the avoidance of doubt, the Amendment No. 8 Effective Date is July 29, 2020).
“Amendment No. 10” means Amendment No. 10 to this Credit Agreement, dated as of February 8, 2023, by and among the Parent Borrower and the Administrative Agent.
“Amendment No. 10 Effective Date” has the meaning specified in Amendment No. 10 (for the avoidance of doubt, the Amendment No. 10 Effective Date is February 8, 2023).
“Amendment No. 10 Existing Term B-4 Loans” shall have the meaning set forth in the Recitals hereof.
“Amendment No. 10 Existing Term B-4 Loan Interest Payment Date” shall have the meaning set forth in Section 2.08(e).
“Amendment No. 10 Existing Term B-4 Loan Interest Period” shall have the meaning set forth in the Recitals hereof.
“Amendment No. 10 Existing Term B-4 Loan Interest Period Termination Date” shall have the meaning set forth in the Recitals hereof.
“Amendment No. 10 Existing Term B-4 Loan Interest Rate” shall have the meaning set forth in the Recitals hereof.
“Amendment No. 11” means Amendment No. 11 to this Credit Agreement, dated as of November 16, 2023, by and among the Parent Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.
“Amendment No. 11 Effective Date” has the meaning specified in Amendment No. 11 (for the avoidance of doubt, the Amendment No. 11 Effective Date is November 16, 2023).
“Amendment No. 12” means Amendment No. 12 to this Credit Agreement, dated as of November 5, 2024, by and among the Parent Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.
“Amendment No. 12 Effective Date” has the meaning specified in Amendment No. 12 (for the avoidance of doubt, the Amendment No. 12 Effective Date is November 5, 2024).
“AMG” means Academy Music Holdings Ltd., a company incorporated in England and Wales.
“AMG Indebtedness” means Indebtedness of any Person comprising part of the Academy Music Group in an aggregate amount for all such Indebtedness not exceeding the Dollar Equivalent of £60,000,000 at any time outstanding.
“Anti-Corruption Laws” has the meaning provided in Section 6.24(a).
“Applicable Agent” means (a) with respect to a Loan denominated in Dollars or a Letter of Credit denominated in any Approved Currency, or with respect to any payment that does not relate to any Loan, Borrowing or Letter of Credit, the Administrative Agent, (b) with respect to a Loan denominated in Canadian Dollars, the Canadian Agent and (c) with respect to a Loan denominated in any other Alternative Currency, the London Agent.
“Applicable Agent’s Office” means such Applicable Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as such Applicable Agent may from time to time notify the Parent Borrower and the Lenders.
“Applicable Disposition Amount” means $950.0 million increased by $50.0 million on each January 1 beginning on January 1, 2020 minus the aggregate amount (measured at the fair market value thereof) of all Property Disposed of pursuant to Section 8.05 ~~(other than Dispositions of Designated Assets)~~ from and after the Amendment No. 6 Effective Date.
“Applicable Measurement Date” has the meaning provided in Section 8.01(p).
“Applicable Pari Passu Debt” has the meaning provided in Section 2.06(b)(ii).
“Applicable Parties” has the meaning provided in Section 10.14(c).
“Applicable Percentage” means (i) with respect to Revolving Loans, Swingline Loans (it being understood that all Swingline Loans shall be Base Rate Loans) and Letter of Credit Fees, 1.75% per annum in the case of any Revolving Loans bearing interest by reference to the Adjusted Term SOFR Rate or any other Relevant Rate and 0.75% per annum in the case of any Base Rate Loans, (ii) with respect to Term B-4 Loans, 1.75% per annum in the case of any Term Benchmark Loans or RFR Loans and 0.75% per annum in the case of any Base Rate Loans, and (iii) with respect to any other Class of Term Loans, as specified in the Additional Credit Extension Amendment related thereto (it being understood that Amendment No. 6 constitutes the Additional Credit Extension Amendment in respect of the Term B-4 Loans).
“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Applicable Agent or the applicable L/C Issuer, as applicable, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Approved Borrower Portal” has the meaning assigned to it in Section 10.14(a).
“Approved Currency” means each of Dollars and each Alternative Currency.
“Approved Fund” means any Fund that is administered, managed or underwritten by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06) and accepted by the Administrative Agent and, if required by Section 11.06, the Parent Borrower, in substantially the form of Exhibit 11.06(b) or any other form approved by the Administrative Agent.
“Attributable Principal Amount” means (a) in the case of capital leases, the amount of capital lease obligations determined in accordance with GAAP, (b) in the case of Synthetic Leases, an amount determined by capitalization of the remaining lease payments thereunder as if it were a capital lease determined in accordance with GAAP, and (c) in the case of Sale and Leaseback Transactions, the present value (discounted in accordance with GAAP at the debt rate implied in the applicable lease) of the obligations of the lessee for rental payments during the term of such lease.
“AUD Rate” means, with respect to any Term Benchmark Borrowing denominated in Australian Dollars and for any Interest Period, a rate per annum equal to the AUD Screen Rate at approximately 11:00 a.m., Sydney, Australia time, on the first day of such Interest Period (and, if such day is not a Business Day, then on the immediately preceding Business Day).
“AUD Screen Rate” means with respect to any Interest Period, the average bid reference rate administered by ASX Benchmarks Pty Limited (ACN 616 075 417) (or any other Person that takes over the administration of such rate) for Australian dollar bills of exchange with a tenor equal in length to such Interest Period as displayed on page BBSY of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at or about 11:00 a.m. (Sydney, Australia time) on the first day of such Interest Period (and, if such day is not a Business Day, then on the immediately preceding Business Day). If the AUD Screen Rate shall be less than 0.00%, the AUD Screen Rate shall be deemed to be 0.00% for purposes of this Agreement.
“Australian Dollars” or “AU$” means the lawful currency of Australia.
“Auto-Extension Letter of Credit” has the meaning provided in Section 2.03(b)(iii).
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Approved Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Credit Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 3.03.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code”: Title 11 of the United States Code.
“Base Rate” means in the case of Loans denominated in Dollars, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.03(b)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above; provided, that with respect to the Revolving Loans, the Swingline Loans and the Term B-4 Loans, the Base Rate shall in no event be less than 1.0% per annum. The “Prime Rate” is a rate set by JPMCB based upon various factors including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by JPMCB shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Benchmark” means, initially, with respect to any (i) RFR Loan in any Approved Currency, the applicable Relevant Rate for such Approved Currency or (ii) Term Benchmark Loan, the applicable Relevant Rate for such Approved Currency; provided that if a Benchmark Transition Event or a Term CORRA Reelection Event, and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current

Benchmark for such Approved Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 3.03.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternative Currency (other than any Loan denominated in Canadian Dollars), “Benchmark Replacement” shall mean the alternative set forth in clause (2) below:
(1)    in the case of any Loan denominated in Dollars, the Adjusted Daily Simple RFR for Dollars and/or in the case of any Loan denominated in Canadian Dollars, the Adjusted Daily Simple RFR for Canadian Dollars;
(2)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Approved Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment;
provided that notwithstanding anything to the contrary in this Agreement or in any other Credit Document, upon the occurrence of a Term CORRA Reelection Event, and the delivery of a Term CORRA Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the Adjusted Term CORRA Rate.
With respect to the Revolving Loans and the Term B-4 Loans, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Credit Agreement and the other Credit Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Approved Currency at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Credit Agreement and the other Credit Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
(3)    in the case of a Term CORRA Reelection Event, the date that is thirty (30) days after the date a Term CORRA Notice (if any) is provided to the Lenders and the Parent Borrower pursuant to Section 3.03(c).
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1)     a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Approved Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to ~~clauses~~clause (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 3.03 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 3.03.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Borrower Obligations” means, without duplication, (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Borrower arising under any Credit Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Borrower of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (b) unless otherwise designated in writing by Parent Borrower and such Hedge Bank (as defined below), all obligations under any Swap Contract between Parent Borrower or any of its Subsidiaries (other than an Unrestricted Subsidiary) and the Administrative Agent, any Lead Arranger, any Lender or Affiliate of the Administrative Agent, a Lead Arranger or a Lender or any Person that was the Administrative Agent, a Lead Arranger, a Lender or Affiliate of the Administrative Agent, a Lead Arranger or a Lender at the time it entered into such Swap Contract, (each, in such capacity, a “Hedge Bank”), other than any Swap Contract entered into in connection with any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction and (c) unless otherwise designated in writing by Parent Borrower and such Treasury Management Bank (as defined below), all obligations under any Treasury Management Agreement between Parent Borrower or any of its Subsidiaries (other than an Unrestricted Subsidiary) and the Administrative Agent, any Lender or Affiliate of the Administrative Agent or a Lender or any Person that was the Administrative Agent, a Lender or Affiliate of the Administrative Agent or a Lender at the time it entered into such Treasury Management Agreement (each, in such capacity, a “Treasury Management Bank”); provided that Excluded Swap Obligations shall not be a Borrower Obligation of any Guarantor that is not a Qualified ECP Guarantor.
“Borrowers” has the meaning provided in the preamble hereto.
“Borrowing” means (a) a borrowing consisting of simultaneous Loans of the same Type and, in the case of Term Benchmark Loans, having the same Interest Period, or (b) a borrowing of Swingline Loans, as appropriate.
“Brazilian Real” or “R$” means the lawful money of Brazil.
“Brazilian Real Rate” means, with respect to any Term Benchmark Borrowing denominated in Brazilian Real and for any Interest Period, the “Brazilian Real Screen Rate”.
“Brazilian Real Screen Rate” means the interest rate, as set forth by the central bank or other supervisor in Brazil, as applicable, which is responsible for supervising or determining the interest rate with a tenor equal in length to such Interest Period as displayed on a publicly available page or screen of an information service that publishes such rates, as selected by the Administrative Agent from time to time in its reasonable discretion, with the Reference Time to be determined by the Administrative Agent in its reasonable discretion.
“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall (a) in relation to Loans denominated in Japanese Yen and in relation to the calculation or computation of TIBOR or the Japanese Prime Rate, any day (other than a Saturday or a Sunday) on which banks are open for business in Japan, (b) in relation to Loans denominated in Euros and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day, (c) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Approved Currency of such RFR Loan, any such day that is only a RFR Business Day, (d) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day, (e) in relation to Loans denominated in Swedish Krona and in relation to the calculation or computation of STIBOR, any day except Saturday, Sunday and any day which shall be in Stockholm a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in Stockholm, (f) in relation to Loans denominated in Danish Krone and in relation to the calculation and computation of CIBOR, any day (other than a Saturday or Sunday) on which banks are open for business in Copenhagen, Denmark, (g) in relation to Loans denominated in Canadian Dollars and in calculation or computation of CORRA or the Canadian Prime Rate, any day (other than a Saturday or a Sunday) on which banks are open for dealings in Canadian Dollars in Toronto, Canada and (h) in relation to Loans denominated in any other Approved Currency or any interest rate settings, fundings, disbursements, settlements or payments of any CBR Loan, any date (other than a Saturday or a Sunday) on which dealings in such Approved Currency are carried on in the principal financial center of such Approved Currency.
“Canadian Agent” means JPMorgan Chase Bank, N.A., Toronto Branch, in its capacity as Canadian agent for the Lenders hereunder, or any successor Canadian agent.
~~“Canadian Borrower” means the Parent Borrower or any Subsidiary that is incorporated or otherwise organized under the laws of Canada or any political subdivision thereof that has been designated as a Foreign Borrower pursuant to Section 1.08 and, in each case that has not ceased to be a Foreign Borrower as provided in Section 1.08.~~
“Canadian Dollars” and “C$” means the lawful currency of Canada.
“Canadian Prime Rate” means, on any day, the rate determined by the Administrative Agent to be the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto time on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion); provided, that if the foregoing rate shall be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index shall be effective from and including the effective date of such change in the PRIMCAN Index.
“Capital Expenditures” means, as to any Person, expenditures with respect to property, plant and equipment during such period which should be capitalized in accordance with GAAP (including the Attributable Principal Amount of capital leases). The following items will be excluded from the definition of “Capital Expenditures”: (a) expenditures to the extent funded by insurance proceeds, condemnation awards or payments pursuant to a deed in lieu thereof, (b) expenditures to the extent made through barter transactions and (c) non-cash capital expenditures required to be booked as capital expenditures in accordance with GAAP.
“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (but excluding, in each case, any debt security that is convertible into, or exchangeable for, Capital Stock). For the avoidance of doubt, a debt security that is convertible into, or exchangeable for, cash and/or Capital Stock, in an amount determined by reference to the price of such Capital Stock, will be deemed to satisfy the requirements of the exclusion set forth in the final parenthetical of the preceding sentence.

“Cash Collateralize” has the meaning provided in Section 2.03(g).
“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition, (b) Dollar-denominated time deposits, money market deposits and certificates of deposit of (i) any Lender that accepts such deposits in the ordinary course of such Lender’s business, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500.0 million or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or from Moody’s is at least P-1, in each case with maturities of not more than two hundred seventy (270) days from the date of acquisition, (c) commercial paper issued by any issuer bearing at least an “A-2” rating for any short-term rating provided by S&P and/or Moody’s and maturing within two hundred seventy (270) days of the date of acquisition, (d) repurchase agreements entered into by the Parent Borrower with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500.0 million for direct obligations issued by or fully guaranteed by the United States and having, on the date of purchase thereof, a fair market value of at least one hundred percent (100%) of the amount of the repurchase obligations, (e) Investments (classified in accordance with GAAP as current assets) in money market investment programs registered under the Investment Company Act of 1940, as amended, that are administered by reputable financial institutions having capital and surplus of at least $500.0 million and the portfolios of which are limited to Investments of the character described in the foregoing subclauses hereof, (f) shares of mutual funds if no less than 95% of such funds’ investments satisfy the provisions of clauses (a) through (e) above, and (g) in the case of any Foreign Subsidiary, short-term investments of comparable credit quality (or the best available in such Foreign Subsidiary’s jurisdiction) and tenor to those referred to in clauses (a) through (f) above which are customarily used for cash management purposes in any country in which such Foreign Subsidiary operates.
“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate or the Japanese Prime Rate.
“CBR Spread” means the Relevant Rate, applicable to such Loan that is replaced by a CBR Loan.
“Central Bank Rate” means, the greater of (I)(A) for any Loan denominated in (a) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, (c) Swiss Francs, the policy rate of the Swiss National Bank (or any successor thereto) as published by the Swiss National Bank (or any successor thereto) from time to time, (d) Swedish Krona, the Swedish Riksbank’s (or any successor’s thereto) “repo rate” (Sw. reporänta) as published by the Swedish Riksbank (or any successor thereto) from time to time and in effect on such day and (e) any other Alternative Currency determined after the Amendment No. ~~11~~12 Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion; plus (B) the applicable Central Bank Rate Adjustment and (II) the Floor.
“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Sterling Borrowings for the five most recent RFR Business Days preceding such day for which Adjusted Daily Simple RFR for Sterling Borrowings was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period, (c) Swiss Francs, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Swiss Franc Borrowings for the five most recent RFR Business Days preceding such day for which SARON was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Swiss Francs in effect on the last RFR Business Day in such period, (d) Swedish Krona, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted STIBOR Rate for the five most recent Business Days preceding such day for which the STIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted STIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Swedish Krona in effect on the last Business Day in such period and (e) any other Alternative Currency determined after the Amendment No. ~~11~~12 Effective Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate or the STIBOR Rate on any day shall be based on the EURIBOR Screen Rate or the STIBOR Screen Rate, on such day at approximately the time referred to in the definition of such term for deposits in the applicable Approved Currency for a maturity of one month.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code.
“CFC Holdco” means any Domestic Subsidiary with no material assets other than the Capital Stock of one or more Foreign Subsidiaries that are CFCs.
“CIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Danish Krone and for any Interest Period, the CIBOR Screen Rate at approximately 11:00 a.m. London time two business days prior to the commencement of such Interest Period (and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by Administrative Agent after 11:00 a.m. London time to reflect any error in the posted rate of interest or in the posted average annual rate of interest)), rounded to the nearest 1/100th of 1% (with .005% being rounded up).
“CIBOR Screen Rate” means, with respect to any Interest Period, the Copenhagen interbank offered rate published by the Danish Financial Benchmark Facility (or any other Person that takes over the administration of such rate) for Danish Krone with a tenor equal in length to such Interest Period as displayed on page CIBOR of the Reuters screen (or, in the event such rate does not appear on such Reuters page on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) as of 11:00 a.m. London time two business days prior to the commencement of such Interest Period. If the CIBOR Screen Rate shall be less than 0.00%, the CIBOR Screen Rate shall be deemed to be 0.00% for purposes of this Agreement.
“Change in Law” means the occurrence, after the Amendment No. 6 Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority provided, that (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case, be deemed to have been introduced or adopted after the Amendment No. 6 Effective Date, regardless of the date enacted or adopted.
“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan unless such plan is part of a group) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of forty percent (40%) or more of the equity securities of the Parent Borrower entitled to vote for members of the board of directors or equivalent governing body of the Parent Borrower on a fully diluted basis;
(b)    there shall be consummated any share exchange, consolidation or merger of the Parent Borrower pursuant to which the Parent Borrower’s Capital Stock entitled to vote in the election of the board of directors of the Parent Borrower generally would be converted into cash, securities or other property, or the Parent Borrower sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets, in each case other than pursuant to a share exchange, consolidation or merger of the Parent Borrower in which the holders of the Parent Borrower’s Capital Stock entitled to vote in the election of the board of directors of the Parent Borrower generally immediately prior to the share exchange, consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of Capital Stock of the continuing or surviving entity entitled to vote in the election of the board of directors of such person generally immediately after the share exchange, consolidation or merger; or
(c)    a “change of control” or any comparable term under, and as defined in, any of the documentation relating to the Existing Notes shall have occurred.
“Class” means (i) with respect to any Commitment, its character as a Revolving Commitment, an Additional Term B-4 Commitment or any other group of Commitments (whether established by way of new Commitments or by way of conversion or extension of existing Commitments or Loans) designated as a “Class” in an Additional Credit Extension Amendment and (ii) with respect to any Loans, its character as a Revolving Loan, a Swingline Loan, a Term B-4 Loan or any other group of Loans (whether made pursuant to new Commitments or by way of conversion or extension of existing Loans) designated as a “Class” in an Additional Credit Extension Amendment; provided that (x) in no event shall there be more than three Classes of Revolving Commitments or more than three Classes of Revolving Loans outstanding at any time and (y) notwithstanding anything to the contrary, the borrowing and repayment of Revolving Loans shall be made on a pro rata basis across all Classes of Revolving Loans (except to the extent that any applicable Additional Credit Extension Amendment provides that the Class of Revolving Loans established thereunder shall be entitled to less than pro rata treatment in repayments), and any termination of Revolving Commitments shall be made on a pro rata basis across all Classes of Revolving Commitments (except to the extent that any applicable Additional Credit Extension Amendment provides that the Class of Revolving Commitments established thereunder shall be entitled to less than pro rata treatment in reduction of Revolving Commitments). Commitments or Loans that have different maturity dates, pricing (other than upfront fees) or other terms shall be designated separate Classes.
“Closing Date” means May 6, 2010.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Collateral” means the collateral identified in, and at any time covered, or purported to be covered by, the Collateral Documents.
“Collateral Agent” means JPMCB in its capacity as collateral agent or security trustee, as applicable, for the Lenders under any of the Collateral Documents, or any successor collateral agent.
“Collateral Documents” means the U.S. Security Agreement, the U.S. Pledge Agreement, the Foreign Collateral Documents and any other documents executed and delivered in connection with the attachment or perfection (or the equivalent under applicable foreign law) of security interests granted to secure the Obligations.
“Commitment Fee Rate” means 0.35% per annum.

“Commitment Fees” has the meaning provided in Section 2.09(a).
“Commitment Period” means the period from and including the Amendment No. ~~11~~12 Effective Date to the earlier of (a) (i) in the case of Revolving Loans and Swingline Loans, the Revolving Termination Date or (ii) in the case of the Letters of Credit, the L/C Expiration Date, or (b) in the case of the Revolving Loans, Swingline Loans and the Letters of Credit, the date on which the applicable Revolving Commitments shall have been terminated as provided herein.
“Commitments” means the Revolving Commitments, the L/C Commitments, the Swingline Commitment, the Additional Term B-4 Commitment and any other commitment to extend credit established pursuant to an Additional Credit Extension Amendment, as the context may require.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” means a certificate substantially in the form of Exhibit 7.02(b).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Capital Expenditures” means, for any period for the Consolidated Group, without duplication, all Capital Expenditures.
“Consolidated EBITDA” means, for any period for the Consolidated Group, Consolidated Net Income in such period plus, without duplication, (A) in each case solely to the extent decreasing Consolidated Net Income in such period: (a) consolidated interest expense (net of interest income), (b) provision for taxes, to the extent based on income or profits, (c) amortization and depreciation, (d) the amount of all costs and expenses incurred in connection with (x) the closing ~~and initial funding of this~~of the Credit ~~Agreement~~Documents or the Transactions, (y) the Ticketmaster Merger in an amount under this clause (y) not to exceed $85.0 million in the aggregate and (z) the acquisition of an aggregate of 51% of the Capital Stock of OCESA Entretenimiento S.A. de C.V. (“OCESA”) and the integration of OCESA into the business of the Borrower and its Subsidiaries, in an amount under this clause (z) not to exceed $20.0 million in the aggregate, (e) the amount of all non-cash deferred compensation expense, (f) the amount of all expenses associated with the early extinguishment of Indebtedness, (g) any losses from sales of Property, other than from sales in the ordinary course of business, (h) any non-cash impairment loss of goodwill or other intangibles required to be taken pursuant to GAAP, (i) any non-cash expense recorded with respect to stock options or other equity-based compensation, (j) any extraordinary loss in accordance with GAAP, (k) any restructuring, non-recurring or other unusual item of loss or expense (including write-offs and write-downs of assets), other than any write-off or write-down of inventory or accounts receivable; provided that the aggregate amount added to Consolidated EBITDA pursuant to this clause (k) and clause (o) below in any four quarter period shall not exceed 20% of Consolidated EBITDA in such period (such percentage to be calculated prior to giving effect to any amounts added to Consolidated EBITDA for such period pursuant to this clause (k) or clause (o) below), (l) any non-cash loss related to discontinued operations, (m) any other non-cash charges (other than write-offs or write-downs of inventory or accounts receivable), (n) fees and expenses incurred in connection with the making of acquisitions and other non-ordinary course Investments pursuant to Section 8.02, in an aggregate amount not to exceed $100.0 million in any four quarter period and (o) the amount of pro forma “run rate” cost savings, operating expense reductions and synergies (in each case net of actual amounts realized) related to any cost-savings initiative or acquisition or disposition outside of the ordinary course of business that are reasonably identifiable, factually supportable and projected by such person in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of such person) within 24 months after the date such acquisition or disposition is consummated or such cost savings initiative is implemented, as the case may be; provided that the aggregate amount added to Consolidated EBITDA pursuant to this clause (o) and clause (k) above in any four quarter period shall not exceed 20% of Consolidated EBITDA in such period (such percentage to be calculated prior to giving effect to any amounts added to Consolidated EBITDA for such period pursuant to this clause (o) or clause (k) above); provided that (I) in the case of any non-cash charge referred to in this definition of “Consolidated EBITDA” that relates to accruals or reserves for a future cash disbursement, such future cash disbursement shall be deducted from Consolidated EBITDA in the period when such cash is so disbursed and (II) if there shall exist one or more Specified Subsidiaries during such period, the amounts otherwise added to Consolidated EBITDA pursuant to any of clauses (A)(a) through (o) of this definition shall be reduced such that the contribution of any such Specified Subsidiary to such amounts is limited to the Specified Percentage applicable to such Specified Subsidiary minus (B) in each case solely to the extent increasing Consolidated Net Income in such period: (a) any extraordinary gain in accordance with GAAP, (b) any nonrecurring item of gain or income (including write-ups of assets), other than any write-up of inventory or accounts receivable, (c) any gains from sales of Property, other than from sales in the ordinary course of business, (d) any non-cash gain related to discontinued operations, and (e) the aggregate amount of all other non-cash items increasing Consolidated Net Income during such period; provided that (I) in the case of any non-cash item referred to in clause (B) of this definition of “Consolidated EBITDA” that relates to a future cash payment to the Parent Borrower or a Subsidiary, such future cash payment shall be added to Consolidated EBITDA in the period when such payment is so received by the Parent Borrower or such Subsidiary and (II) if there shall exist one or more Specified Subsidiaries during such period, the amounts otherwise subtracted from Consolidated EBITDA pursuant to any of clauses (B)(a) through (e) of this definition shall be increased such that the contribution of any such Specified Subsidiary to such amounts is limited to the Specified Percentage applicable to such Specified Subsidiary.
“Consolidated Excess Cash Flow” means, for any period for the Consolidated Group, (a) net cash provided by operating activities for such period as reported on the audited GAAP cash flow statement delivered under Section 7.01(a) minus (b) the sum of, in each case to the extent not otherwise reducing net cash provided by operating activities in such period, without duplication, (i) scheduled (including at maturity) principal payments (including payments of principal with respect to the Existing Convertible Notes required from time to time under the terms of the Existing Convertible Notes Indentures, as applicable) and payments of interest in each case made in cash on Consolidated Total Funded Debt during such period (including for purposes hereof, sinking fund payments, payments in respect of the principal components under capital leases and the like relating thereto), in each case other than in connection with a refinancing thereof (for the avoidance of doubt, no payments made ~~on~~ (x) on the Amendment No. 3 Effective Date with respect to the Term A-1 Loans or Term B-1 Loans, (y) on the Amendment No. 4 Effective Date with respect to the Term B-2 Loans, (z) on the Amendment No. 6 Effective Date with respect to the Term A-2 Loans or Term B-3 Loans, Original Revolving Commitments, Original Revolving Loans and Original Swingline Loans ~~and~~, (aa) ~~payments made~~ with respect to the Delayed Draw Term A Loans (as defined in this Credit Agreement immediately prior to the effectiveness of Amendment No. 11) or any Revolving Loans or Swingline Loans on the Amendment No. 11 Effective Date or (bb) with respect to any Revolving Loans or Swingline Loans on the Amendment No. 12 Effective Date shall in any case be included under this clause (i)), (ii) Consolidated Capital Expenditures made in cash during such period that are not financed with the proceeds of Indebtedness, an issuance of Capital Stock or from a reinvestment of Net Cash Proceeds referred to in Section 2.06(b)(ii), (iii) prepayments of Funded Debt during such period (other than prepayments of Loans owing under this Credit Agreement (except prepayments of Revolving Loans to the extent there is a simultaneous reduction in the Aggregate Revolving Commitments in the amount of such prepayment pursuant to Section 2.07) and other than such prepayments made with the proceeds of other Indebtedness); provided that, for the avoidance of doubt, no payments made ~~on~~ (A) on the Amendment No. 6 Effective Date with respect to the Original Revolving Commitments, Original Revolving Loans or Original Swingline Loans ~~and~~, (B) on the Amendment No. 11 Effective Date of Revolving Loans or Swingline Loans or (C) on the Amendment No. 12 Effective Date of Revolving Loans or Swingline Loans shall in any case be included under this clause (iii), (iv) to the extent not financed with the incurrence or assumption of Indebtedness or proceeds from an issuance of Capital Stock, Subject Dispositions, Specified Dispositions or Involuntary Dispositions, cash sums expended for Investments pursuant to Sections 8.02(b), (c) (to the extent such advances are not repaid to Parent Borrower or a Subsidiary), (e), (f), (g) (but with respect to expenditures for Investments pursuant to Section 8.02(e), (f) or (g), such expenditures shall only reduce Consolidated Excess Cash Flow pursuant to this clause (iv) to the extent such expenditures are not made in Parent Borrower or a Person that was not one of Parent Borrower’s Subsidiaries prior to such expenditure), (i), (j), (k) (other than with respect to any amount expended on such Investments through the use of the Cumulative Credit), (z), (aa) or (cc) during such period or contractually committed to be made during the three months following the end of such period (but with respect to expenditures for Investments pursuant to Section 8.02(z), (aa) and (cc), such expenditures shall only reduce Consolidated Excess Cash Flow to the extent such expenditures are made in a Person that was not one of Parent Borrower’s Subsidiaries prior to such expenditure, and to the extent any contractually committed amounts reduced Consolidated Excess Cash Flow pursuant to this clause (iv) during such period but the expenditures contemplated by such committed amounts are not so made during such three months, such committed amounts shall be added to Consolidated Excess Cash Flow for the period following such period (unless such expenditures otherwise reduce Consolidated Excess Cash Flow during such following period)), (v) without duplication of amounts deducted from Consolidated Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Parent Borrower or any Subsidiary pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Consolidated Capital Expenditures to be consummated or made during the three months following the end of such period; provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such Consolidated Capital Expenditures during such three months is less than the Contract Consideration, the amount of such shortfall shall be added to Consolidated Excess Cash Flow for the period following such period, (vi) to the extent such amounts increased net cash provided by operating activities in such period, (A) ticketing-related client funds collected by the Parent Borrower or any of its Subsidiaries, on behalf of Persons other than Parent Borrower or any of its Affiliates and (B) event-related deferred revenue of the Parent Borrower or any of its Subsidiaries, (vii) accrued expenses due from the Parent Borrower or any of its Subsidiaries to artists, as of the last date of such period and (viii) accrued expenses for cash collected by the Parent Borrower or any of its Subsidiaries on behalf of others for ticket sales, as of the last date of such period, plus (c) to the extent such amounts decreased net cash provided by operating activities in such period, (A) ticketing related client funds remitted by the Parent Borrower or any of its Subsidiaries and (B) event-related deferred revenue of the Parent Borrower or any of its Subsidiaries.
“Consolidated Group” means the Parent Borrower and its consolidated Subsidiaries, as determined in accordance with GAAP.
“Consolidated Net Debt” means, at any time, (a) Consolidated Total Funded Debt, minus (b) if positive, the lesser of (x) $500.0 million and (y) the aggregate amount of Free Cash held on such date by the Consolidated Group (provided that with respect to any Specified Subsidiary, only the Specified Percentage of such Specified Subsidiary’s Free Cash shall be included in this clause (y)).
“Consolidated Net Income” means, for any period for the Consolidated Group, the net income (or loss), determined on a consolidated basis (after any deduction for minority interests except in the case of any Credit Party) of the Consolidated Group in accordance with GAAP; provided that (i) in determining Consolidated Net Income, the net income of any Unrestricted Subsidiary or any other Person which is not a Subsidiary of the Parent Borrower or is accounted for by the Parent Borrower by the equity method of accounting shall be included only to the extent of the payment of cash dividends or cash distributions by such other Person to a member of the Consolidated Group during such period, (ii) for purposes of calculating Consolidated EBITDA when determining the Consolidated Total Leverage Ratio for any clause of Section 8.06 only, the net income of any Subsidiary of the Parent Borrower (other than a Domestic Guarantor) shall be excluded to the extent that the declaration or payment of cash dividends or similar cash distributions by that Subsidiary of that net income is not at the date of determination permitted by operation of its Organization Documents or any agreement, instrument or law applicable to such Subsidiary (other than to the extent such net income is actually received in cash by Parent Borrower or a Domestic Guarantor during such period from such Subsidiary and is not otherwise included in Consolidated Net Income) and (iii) the cumulative effect of any change in accounting principles shall be excluded. Consolidated Net Income shall be calculated on a Pro Forma Basis.
“Consolidated Net Leverage Ratio” means, as of the last day of any fiscal quarter the ratio of (i) Consolidated Net Debt on such day to (ii) Consolidated EBITDA of the Consolidated Group for the period of four (4) consecutive fiscal quarters ending on such day.
“Consolidated Tangible Assets” means, as of any date, Consolidated Total Assets as of such date, less, to the extent otherwise constituting Consolidated Total Assets, all of the Parent Borrower’s and its Subsidiaries’ goodwill, patents, tradenames, trademarks, copyrights, franchises, experimental expenses, organization expenses and any other assets classified as intangible assets in accordance with GAAP as shown on the most recent balance sheet of the Parent Borrower required to have been delivered pursuant to Section 7.01(a) or (b).

“Consolidated Total Assets” means the total assets of the Parent Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recent balance sheet of the Parent Borrower required to have been delivered pursuant to Section 7.01(a) or (b) or, for the period prior to the time any such statements are required to be so delivered pursuant to Section 7.01(a) or (b), as shown on the financial statements referred to in the second sentence of Section 6.05.
“Consolidated Total Funded Debt” means, at any time, the principal amount of all Funded Debt of the Consolidated Group determined on a consolidated basis (it being understood and agreed that outstanding letters of credit, bankers’ acceptances and similar facilities shall not constitute Funded Debt unless such letters of credit, bankers’ acceptances or similar facilities have been drawn on and the resulting obligations have not been paid by the Parent Borrower).
“Consolidated Total Leverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (i) Consolidated Total Funded Debt on such day to (ii) Consolidated EBITDA of the Consolidated Group for the period of four (4) consecutive fiscal quarters ending on such day.
“Contract Consideration” has the meaning assigned to such term in the definition of “Consolidated Excess Cash Flow”.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Convertible Indebtedness” means Indebtedness of the Parent Borrower permitted to be incurred under the terms of this Credit Agreement that is either (a) convertible or exchangeable into common stock of the Parent Borrower (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are in each case exercisable for common stock of the Parent Borrower and/or cash (in an amount determined by reference to the price of such common stock).
“Converted Term B-3 Loan” means the Allocated Amount of each Term B-3 Loan held by a Term B-3 Amendment No. 6 Converting Lender on the Amendment No. 6 Effective Date immediately prior to the effectiveness of Amendment No. 6.
“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the CORRA Administrator.
“CORRA Administrator” means the Bank of Canada (or any successor administrator).
“CORRA Determination Date” has the meaning specified in the definition of “Daily Simple CORRA”.
“CORRA Rate Day” has the meaning specified in the definition of “Daily Simple CORRA”.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” means any of the following:
    (i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

    (ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
    (iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to it in Section 11.22.
“Credit Agreement” has the meaning provided in the preamble hereto, as the same may be amended and modified from time to time.
“Credit Documents” means this Credit Agreement, Amendment No. 12, Amendment No. 11, Amendment No. 10, Amendment No. 9, Amendment No. 8, Amendment No. 7, Amendment No. 6, the Notes, the Collateral Documents, the Engagement Letter, the Administrative Agent Fee Letter, the Issuer Documents, the Joinder Agreements, any Foreign Borrower Agreements, any Foreign Borrower Terminations, any Revolving Lender Joinder Agreement, the First Lien Intercreditor Agreement, any guarantee of the Obligations by a Credit Party delivered to the Administrative Agent pursuant to the requirements of this Credit Agreement, any Additional Credit Extension Amendment, and any Incremental Term Loan Joinder Agreement.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Credit Parties” means the Parent Borrower, any Foreign Subsidiary that becomes a Foreign Borrower under Section 1.08 and any Guarantor.
“Credit Party Materials” has the meaning provided in Section 7.02.
“Cumulative Credit” means, with respect to any proposed use of the Cumulative Credit at any time, an amount equal to (a) the excess of (I) the amount of the Consolidated Excess Cash Flow for each full fiscal quarter of the Parent Borrower completed after December 31, 2013, to the extent the financial statements required to be delivered for the period ending on the last day of such fiscal quarter pursuant to Section 7.01(a) or (b) have been delivered and, to the extent the end of such fiscal quarter coincides with the end of a fiscal year of the Parent Borrower, all prepayments that may be (or, prior to the Amendment No. 2 Effective Date were) required pursuant to Section 2.06(b)(iv) with respect to the Consolidated Excess Cash Flow generated in such fiscal year have been made (provided that (A) to the extent the end of any fiscal quarter of the Parent Borrower does not coincide with the end of a fiscal year of the Parent Borrower, 25% of the Consolidated Excess Cash Flow generated in such fiscal quarter shall not be counted toward calculating the amount referred to in this clause (a) until the financial statements for the fiscal year in which fiscal quarter falls have been delivered pursuant to Section 7.01(a) and all prepayments that may be required pursuant to Section 2.06(b)(iv) with respect to the Consolidated Excess Cash Flow generated in such fiscal year have been made and (B) with respect to the fiscal year ending December 31, 2016, the amount that would have been required to be prepaid pursuant to Section 2.06(b)(iv) assuming that Section 2.06(b)(iv) had been used to make such prepayments) over (II) all such prepayments so made or required to be made (or with respect to the year ending December 31, 2016, assumed to be made) pursuant to Section 2.06(b)(iv); provided that the amount calculated under this clause (a) shall never be less than zero, plus (b) without duplication of any amounts referred to in clause (c), the aggregate amount of Net Cash Proceeds of any issuance of Qualified Capital Stock of the Parent Borrower (but not including any issuance or purchase referred to in Sections 8.02(c), 8.02(r) or 8.06(h)) after January 1, 2016 and at or prior to such time less the aggregate amount of Restricted Payments made since January 1, 2016 and through the Amendment No. 3 Effective Date pursuant to Sections 8.06(f) or (g) of this Credit Agreement (as in effect prior to the Amendment No. 3 Effective Date), excluding any Restricted Payments made to redeem, repurchase or otherwise acquire the 2020 Senior Notes (as defined in this Credit Agreement immediately prior to giving effect to the Amendment No. 5 Effective Date) plus (c) if positive, to the extent not otherwise reflected in Consolidated Excess Cash Flow, the amount of cash returns on any Investment made pursuant to Section 8.02(k) (other than any Investment subsequently deemed to be made pursuant to Section 8.02(e)) in a Person other than the Parent Borrower or a Subsidiary (to the extent such Investment was made through the use of the Cumulative Credit) resulting from interest payments, dividends, repayments of loans or advances or profits from Dispositions of Property, in each case to the extent actually received by a Domestic Credit Party at or prior to such time (provided that any such cash returns in respect of amounts described in clause (c) above shall only increase the Cumulative Credit for purposes of determining the amount of the Cumulative Credit available for making Investments pursuant to Section 8.02(k)) plus (d) $125.0 million minus (e) the aggregate amount of Investments and Restricted Payments made since the Amendment No. 3 Effective Date pursuant to Sections 8.02(k) (excluding Investments subsequently deemed to have been made pursuant to Section 8.02(e)) and 8.06(f), respectively, through utilization of the Cumulative Credit (excluding such proposed use of the Cumulative Credit, but including any other simultaneous proposed use of the Cumulative Credit) (provided that Investments of amounts described in clause (c) above shall only decrease the Cumulative Credit for purposes of determining the amount of the Cumulative Credit available for making Investments pursuant to Section 8.02(k)) minus (f) without duplication of amounts subtracted under clause (a)(II) above, the ECF Application Amount for each fiscal year of the Parent Borrower, to the extent the financial statements for such fiscal year have been delivered pursuant to Section 7.01(a) less any voluntary prepayments of the Term Loans made during such fiscal year (other than (i) such voluntary prepayments made with the proceeds of Indebtedness, (ii) any prepayment of Term A-1 Loans or Term B-1 Loans made on the Amendment No. 3 Effective Date with the proceeds of (or conversion into) the Term A-2 Loans and Term B-2 Loans, (iii) any prepayment of Term B-2 Loans made on the Amendment No. 4 Effective Date with the proceeds of (or conversion into) Term B-3 Loans, (iv) any prepayment of Term A-2 Loans or Term B-3 Loans made on the Amendment No. 6 Effective Date with the proceeds of (or conversion into) the Term B-4 Loans and the proceeds of the 2027 Senior Notes and (v) any prepayment of Delayed Draw Term A Loans made on the Amendment No. 11 Effective Date).
“Daily Simple CORRA” means, for any day (a “CORRA Rate Day”), a rate per annum equal to CORRA for the day (such day “CORRA Determination Date”) that is five (5) RFR Business Days prior to (i) if such CORRA Rate Day is an RFR Business Day, such CORRA Rate Day or (ii) if such CORRA Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such CORRA Rate Day, in each case, as such CORRA is published by the CORRA Administrator on the CORRA Administrator’s website. Any change in Daily Simple CORRA due to a change in CORRA shall be effective from and including the effective date of such change in CORRA without notice to the Borrower. If by 5:00 p.m. (Toronto time) on any given CORRA Determination Date, CORRA in respect of such CORRA Determination Date has not been published on the CORRA Administrator’s website and a Benchmark Replacement Date with respect to the Daily Simple CORRA has not occurred, then CORRA for such CORRA Determination Date will be CORRA as published in respect of the first preceding RFR Business Day for which such CORRA was published on the CORRA Administrator’s website, so long as such first preceding RFR Business Day is not more than five (5) Business Days prior to such CORRA Determination ~~Day~~Date.
“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (i) Sterling, SONIA for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day, (ii) Swiss Francs, SARON for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the Business Day immediately preceding such RFR Interest Day, (iii) Dollars, Daily Simple SOFR and (iv) Canadian Dollars, Daily Simple CORRA.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Danish Krone” or “Dkr” means the lawful currency of Denmark.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event, act or condition that constitutes an Event of Default or that, with notice, the passage of time, or both, would constitute an Event of Default.
“Default Rate” means an interest rate equal to (a) with respect to Obligations other than (i) Term Benchmark Loans and RFR Loans and (ii) Letter of Credit Fees, the Base Rate plus the Applicable Percentage, if any, applicable to such Loans plus two percent (2%) per annum; (b) with respect to Term Benchmark Loans or RFR Loans, the applicable Relevant Rate plus the Applicable Percentage, if any, applicable to such Loans plus two percent (2%) per annum; and (c) with respect to Letter of Credit Fees, a rate equal to the Applicable Percentage plus two percent (2%) per annum.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means any Lender that (a) has failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans required to be funded by it hereunder within three (3) Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Parent Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Parent Borrower or the Applicable Agent that it does not intend to comply with any of its funding obligations under this Credit Agreement (unless such notification relates to such Lenders’ obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Applicable Agent or any applicable L/C Issuer, to confirm that it will comply with the terms of this Credit Agreement relating to its participation obligations in respect of all then outstanding Letters of Credit and Swingline Loans (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Parent Borrower), (d) has otherwise failed to pay over to the Applicable Agent, any applicable L/C Issuer or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, (e) in the case of a Lender with a Commitment, Swingline Exposure or L/C Obligations, is insolvent or has become the subject of a bankruptcy or insolvency proceeding or Bail-In Action or (f) has any Affiliate that has Control of such Lender that is insolvent or that has become the subject of a bankruptcy or insolvency proceeding; provided that a Lender shall not qualify as a “Defaulting Lender” solely as the result of the acquisition or maintenance of an ownership interest in such Lender or any Person Controlling such Lender, or the exercise of Control over such Lender or any Person Controlling such Lender, by a governmental authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority or instrumentality thereof) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Delayed Draw Term A Commitments” has the meaning assigned to such term in this Credit Agreement immediately prior to giving effect to Amendment No. 11.
“Delayed Draw Term A Loans” has the meaning assigned to such term in this Credit Agreement immediately prior to giving effect to Amendment No. 11.
~~“Designated Assets” means the assets listed on Schedule 8.05.~~
“Designated Investments” means the Investments listed on Schedule 8.02(x).
“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Parent Borrower or any Subsidiary in connection with a Subject Disposition that is designated as “Designated Non-Cash Consideration” on the date received pursuant to a certificate of a Responsible Officer of the Parent Borrower setting forth the basis of such fair market value (with the amount of Designated Non-Cash Consideration in respect of any

Subject Disposition being reduced for purposes of Section 8.05 to the extent the Parent Borrower or any Subsidiary converts the same to cash or Cash Equivalents within 180 days following the closing of the applicable Subject Disposition).
“Designated Sale and Leaseback Assets” means the assets listed in Schedule 1.01A.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any Property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith (but excluding the making of any Investment pursuant to Section 8.02).
“Disqualified Capital Stock” means Capital Stock that (a) requires the payment of any dividends or distributions (other than dividends or distributions payable solely in shares of Capital Stock other than Disqualified Capital Stock) prior to the date that is the first anniversary of the Final Maturity Date or (b) matures or is mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof, in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation, on a fixed date or otherwise, in each case prior to the date that is the first anniversary of the Final Maturity Date (other than upon payment in full of the Obligations (other than contingent indemnification obligations for which no claim has been made) and termination of the Commitments).
“Dollar” or “$” means the lawful currency of the United States.
“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with the Alternative Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.
“Dollar Facility L/C Obligations” means, at any date of determination, the Dollar Facility Percentage multiplied by the sum of (x) the aggregate Dollar Equivalent amount available to be drawn under all outstanding Letters of Credit at such date plus (y) the aggregate Dollar Equivalent amount of all L/C Borrowings at such date. For all purposes of this Credit Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Dollar Facility Percentage” means, at any time, a fraction (expressed as a percentage carried to the ninth decimal place), the numerator of which is the Aggregate Dollar Revolving Committed Amount at such time and the denominator of which is the L/C Committed Amount at such time.
“Dollar L/C Issuer” means JPMCB, Goldman Sachs Bank USA, Morgan Stanley Bank, N.A., Citibank, N.A., The Bank of Nova Scotia, HSBC Bank USA, National Association, Mizuho Bank, Ltd., Bank of America, N.A., MUFG Bank, Ltd., Truist Bank, Wells Fargo Bank, National Association, U.S. Bank National Association and Citizens Bank, National Association, in their capacities as issuers of Letters of Credit hereunder, together with their respective successors in such capacity and any Dollar Revolving Lender approved by the Administrative Agent and the Parent Borrower; provided that no Lender shall be obligated to become an L/C Issuer hereunder. Each Dollar L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such L/C Issuer, in which case the term “Dollar L/C Issuer” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch and for all purposes of the Credit Documents. References herein and in the other Credit Documents to the Dollar L/C Issuer shall be deemed to refer to the Dollar L/C Issuer in respect of the applicable Letter of Credit or to all Dollar L/C Issuers, as the context requires.
“Dollar Revolving Commitment” means, for each Dollar Revolving Lender, the commitment of such Lender to make Dollar Revolving Loans (and to share in Dollar Revolving Obligations) hereunder, under documentation relating to Incremental Revolving Commitments or pursuant to an Additional Credit Extension Amendment, in each case, in the amount of such Lender’s Dollar Revolving Committed Amount, as such commitment may be increased or decreased pursuant to the other provisions hereof.
“Dollar Revolving Commitment Percentage” means, for each Dollar Revolving Lender, a fraction (expressed as a percentage carried to the ninth decimal place), the numerator of which is such Dollar Revolving Lender’s Dollar Revolving Committed Amount and the denominator of which is the Aggregate Dollar Revolving Committed Amount. The Dollar Revolving Commitment Percentages as of the Amendment No. ~~11~~12 Effective Date are set forth in Schedule I to Amendment No. ~~11~~12 under the column entitled “Dollar Revolving Commitment Percentage”.
“Dollar Revolving Committed Amount” means, for each Dollar Revolving Lender, the amount set forth in Schedule I to Amendment No. ~~11~~12 under the row applicable to such Lender in the column entitled “Dollar Revolving Committed Amount”, in the Assignment and Assumption by which such Dollar Revolving Lender became a Dollar Revolving Lender or in any documentation relating to Incremental Revolving Commitments or Additional Credit Extension Amendments, as such Dollar Revolving Committed Amount may be reduced or increased pursuant to the other provisions hereof.
“Dollar Revolving Facility” means the Aggregate Dollar Revolving Commitments and the provisions herein related to the Dollar Revolving Loans, the Swingline Loans and the Letters of Credit.
“Dollar Revolving Lenders” means the Persons listed on Schedule I to Amendment No. ~~11~~12 under the heading “Dollar Revolving Lender” together with their successors and permitted assigns, and any Person that shall be designated a “Dollar Revolving Lender” pursuant to Incremental Revolving Commitments or an Additional Credit Extension Amendment in accordance with the provisions hereof.
“Dollar Revolving Loan” has the meaning provided in Section 2.01(a)(i).
“Dollar Revolving Notes” means the promissory notes, if any, given to evidence the Dollar Revolving Loans, as amended, restated, modified, supplemented, extended, renewed or replaced. A form of Dollar Revolving Note is attached as Exhibit 2.13-1.
“Dollar Revolving Obligations” means the Dollar Revolving Loans, the Dollar Facility L/C Obligations and the Swingline Loans.
“Domestic Credit Party” means any Credit Party that is organized under the laws of the United States of America, any state thereof or the District of Columbia.
“Domestic Guaranteed Obligations” has the meaning provided in Section 4.01(a).
“Domestic Guarantor” means any Guarantor that is a Domestic Subsidiary.
“Domestic Obligations” means the Obligations of the Domestic Credit Parties, including any Obligations of Parent Borrower or any Domestic Credit Party in the capacity as a guarantor of Obligations of a Foreign Borrower.
“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary; provided that a CFC Holdco shall not be a Domestic Guarantor with respect to the Domestic Obligations.

“ECF Application Amount” means, with respect to any fiscal year of the Parent Borrower, the product of the ECF Percentage applicable to such fiscal year times the Consolidated Excess Cash Flow for such fiscal year.
“ECF Percentage” means, with respect to any fiscal year of the Parent Borrower ending after December 31, 2018, if the Senior Secured Leverage Ratio as of the last day of such fiscal year is (i) greater than or equal to 3.50:1.00, fifty percent (50%), (ii) greater than or equal to 3.25:1.00, but less than 3.50:1.00, twenty-five percent (25%) and (iii) less than 3.25:1.00, zero percent (0%).
“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in ~~clauses~~clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Yield” means, as to any Indebtedness, the effective yield on such Indebtedness, taking into account the interest rate, applicable interest rate margins, any interest rate floors or similar devices, interest rate indexes and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the life of such Indebtedness and (y) the four years following the date of incurrence thereof) payable generally to lenders providing such Indebtedness, but excluding any commitment, underwriting or arrangement fees payable to any arranger (or affiliate thereof) in connection with the commitment or syndication of such Indebtedness, and not shared generally with the providers of such Indebtedness.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural person) approved by the party or parties whose approval is required under Section 11.06(b); provided that notwithstanding the foregoing, except pursuant to a transaction pursuant to Section 11.06(j), “Eligible Assignee” shall not include the Parent Borrower or any of the Parent Borrower’s Affiliates or Subsidiaries.
“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
“Engagement Letter” means the Engagement Letter dated as of October 26, 2023 between the Parent Borrower and JPMCB.
“Environmental Laws” means any and all applicable federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent Borrower, any other Credit Party or any of their respective Subsidiaries resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Parent Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code or, solely for purposes of Section 412 of the Internal Revenue Code, is treated as a single employer under Section 414 of the Internal Revenue Code.
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) with respect to any Pension Plan, the failure to satisfy the minimum funding standard under Section 412 of the Internal Revenue Code and Section 302 of ERISA, whether or not waived, the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) a withdrawal by the Parent Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (d) a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) by the Parent Borrower or any ERISA Affiliate from a Multiemployer Plan resulting in withdrawal liability pursuant to Section 4201 of ERISA or notification that a Multiemployer Plan is insolvent pursuant to Section 4245 of ERISA or in “endangered” or “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); (e) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Parent Borrower or any ERISA Affiliate.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate, two TARGET Days prior to the commencement of such Interest Period.
“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as of 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower. If the EURIBOR Screen Rate shall be less than 0.00%, the EURIBOR Screen Rate shall be deemed to be 0.00% for purposes of this Agreement.

“Euro” and “€” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.
“Event of Default” means any of the events specified in Section 9.01; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Excluded Acquisition” means any purchase or other acquisition, in one transaction or a series of related transactions, of assets, properties and/or Capital Stock with an aggregate fair market value not exceeding $50.0 million (or the Dollar Equivalent thereof).
“Excluded Account” means any deposit or securities account (a) used exclusively for payroll, and/or payroll, local, state, federal and other Taxes and/or other employee wage and benefit payments to or for the benefit of any Credit Party’s employees, (b) used exclusively to pay all Taxes required to be collected, remitted or withheld, (c) which any Credit Party holds exclusively as an escrow, fiduciary or trust for the benefit of another Person (other than a Credit Party) or (d) actually pledged pursuant to Section 8.01(ee).
“Excluded Property” means (a) vehicles or other assets covered by a certificate of title or ownership, (b) fee interests in real property, (c) leasehold real property, (d) those assets as to which the Parent Borrower and the Administrative Agent shall reasonably determine in writing that the costs of obtaining such security interest are excessive in relation to the value of the security to be afforded thereby, (e) assets if the granting or perfecting of a security interest in such assets in favor of the Collateral Agent would violate any applicable Law (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any applicable jurisdiction) or principles of equity, (f) any right, title or interest in any instrument, permit, lease, general intangible (other than Equity Interests), license, contract or agreement to the extent, but only to the extent that a grant of a security interest therein to secure the Obligations would, under the terms of such instrument, permit, lease, general intangible (other than Equity Interests), license, contract or agreement, result in a breach of the terms of, or constitute a default under, or result in the abandonment, termination, invalidation or unenforceability of, or require the consent of any Person other than a member of the Consolidated Group, which has not been obtained under such instrument, permit, lease, general intangible, license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any applicable jurisdiction or any other applicable law (including, without limitation, Title 11 of the United States Code) or principles of equity), (g)(A) any Capital Stock listed on Schedule 1.01E and (B) any Capital Stock acquired after the Closing Date (other than Capital Stock in a Subsidiary issued or acquired after such Person became a Subsidiary) in accordance with this Credit Agreement if, and to the extent that, and for so long as, in the case of this clause (B), (i) such Capital Stock constitutes less than 100% of all applicable Capital Stock of such Person, and the Person or Persons holding the remainder of such Capital Stock are not Affiliates of the Parent Borrower, (ii) the granting or perfecting of a security interest in such assets in favor of the Collateral Agent would violate applicable law or a contractual obligation binding on such Capital Stock and (iii) with respect to such contractual obligations (other than contractual obligations in connection with limited liability company agreements, stockholders’ agreements and other joint venture agreements), such obligation existed at the time of the acquisition of such Capital Stock and was not created or made binding on such Capital Stock in contemplation of or in connection with the acquisition of such Person, (h) any Property purchased with the proceeds of purchase money Indebtedness or that is subject to a capital lease, in each case, existing or incurred pursuant to Sections 8.03(b) or (c) if the contract or other agreement in which the Indebtedness and/or Liens related thereto is granted (or the documentation providing for such capital lease obligation) prohibits or requires the consent of any Person other than a member of the Consolidated Group as a condition to the creation of any other security interest on such Property, (i) the HOBE Excluded Assets, (j) Permitted Deposits, (k) inventory consisting of beer, wine or liquor, (l) any Capital Stock of Unrestricted Subsidiaries, (m) solely with respect to the Domestic Obligations, (A) any voting Capital Stock in any First-Tier Foreign Subsidiary or any CFC Holdco that is directly owned by a Domestic Credit Party in excess of 65% of the total outstanding voting Capital Stock and (B) any assets of any Foreign Subsidiary or any CFC Holdco, (n) deposit and securities accounts of Foreign Subsidiaries subject to Liens granted pursuant to Section 8.01(z), (o) Excluded Accounts, (p) any intent-to use Trademark (as defined in the U.S. Security Agreement) applications prior to the filing of a “Statement of Use”, “Amendment to Allege Use” or similar filing with regard thereto, to the extent and solely during the period, in which the grant of a security interest therein may impair the validity or enforceability of any Trademark that may issue from such intent to use Trademark application under applicable Law, (q) ticket inventory and Proceeds (as defined in the U.S. Security Agreement) thereof (including any deposit accounts holding such Proceeds) that are subject to a Lien, to the extent actually granted under Section 8.01(ee), (r) assets and Equity Interests that are secured by Liens granted pursuant to Section 8.01(hh) and (s) “margin stock” (within the meaning of Regulation U issued by the FRB); provided, however, that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to in clauses (a) through (s) (unless such Proceeds, substitutions or replacements would constitute Excluded Property referred to in clauses (a) through (s)).
“Excluded Sale and Leaseback Transaction” means any Sale and Leaseback Transaction with respect to Property owned by the Parent Borrower or any Subsidiary to the extent such Property is acquired after the Amendment No. ~~11~~12 Effective Date, so long as such Sale and Leaseback Transaction is consummated within 180 days of the acquisition of such Property.
“Excluded Subsidiary” means (a) any Immaterial Subsidiary, (b) any Unrestricted Subsidiary, (c) each Subsidiary of the Parent Borrower designated as such on Schedule 6.14 hereto, (d) each Subsidiary of the Parent Borrower that is not a Wholly Owned Subsidiary, (e) each Subsidiary designated as an “Excluded Subsidiary” by a written notice to the Administrative Agent; provided that such designation under this clause (e) shall constitute an Investment pursuant to Section 8.02, (f) any captive insurance subsidiaries or not-for-profit subsidiaries, (g) solely with respect to the Domestic Obligations, any Foreign Subsidiary or CFC Holdco and (h) unless otherwise agreed by Parent Borrower and the Administrative Agent, any Subsidiary of any of the foregoing Subsidiaries; provided further that a Foreign Borrower shall in no event be an Excluded Subsidiary.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.
“Excluded Taxes” means, any of the following Taxes imposed on or with respect to any Agent, any Lender, any L/C Issuer or any other recipient (a “Recipient”) or required to be withheld or deducted from a payment to any Recipient, (a) Taxes imposed on or measured by such recipient’s net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to Laws in effect at the time (i) such Lender becomes a party hereto (other than pursuant to an assignment request by the Parent Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new Lending Office (or assignment), to receive additional amounts with respect to such withholding Tax pursuant to Section 3.01, (c) any Tax that is attributable to a Recipient’s failure to comply with Section 3.01(e), and (d) any Tax imposed pursuant to FATCA.
“Existing Class” means a Class of Existing Term Loans or a Class of Existing Revolving Commitments.
“Existing Convertible Notes” means the 2025 Convertible Notes and the 2029 Convertible Notes.
“Existing Convertible Notes Indenture” means any of the 2025 Convertible Notes Indenture and the 2029 Convertible Notes Indenture.

“Existing High Yield Notes” means the Existing Senior Secured Notes and the Existing Senior Unsecured Notes.
“Existing Notes” means the Existing High Yield Notes and the Existing Convertible Notes.
“Existing Revolving Commitments” has the meaning specified in Section 2.17(b).
“Existing Senior Secured Notes” means the 2027 Senior Secured Notes and the 2028 Senior Secured Notes.
“Existing Senior Unsecured Notes ” means the ~~2024 Senior Unsecured Notes, the~~ 2026 Senior Unsecured Notes and the 2027 Senior Unsecured Notes.
“Existing Term B-4 Loans” shall have the meaning set forth in the Recitals hereof.
“Existing Term Loans” has the meaning specified in Section 2.17(a).
“Extended Class” means a Class of Extended Term Loans or a Class of Extended Revolving Commitments.
“Extended Revolving Commitments” has the meaning specified in Section 2.17(b).
“Extended Term Loans” has the meaning specified in Section 2.17(a).
“Extending Lender” has the meaning specified in Section 2.17(c).
“Extension Effective Date” has the meaning specified in Section 2.17(c).
“Extension Election” has the meaning specified in Section 2.17(c).
“Extension Request” means a Revolving Credit Extension Request or a Term Loan Extension Request.
“Fair Value” has the meaning provided in the definition of the term “Solvent”.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code as of the Amendment No. ~~11~~12 Effective Date (and any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations or other official administrative interpretations thereof and any agreements entered into pursuant to current Section 1471(b) (or any amended or successor version described above) and any intergovernmental agreement implementing the foregoing and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate.
“Final Maturity Date” means, at any time, the latest of the Initial Revolving Termination Date, the Term B-4 Loan Termination Date, any final maturity date applicable to any outstanding Incremental Term Loans at such time and any final maturity date specified in an Additional Credit Extension Amendment.
“First Lien Intercreditor Agreement” means that certain first lien intercreditor agreement dated as of May 20, 2020, among the Administrative Agent, as credit agreement collateral agent and authorized representative for the credit agreement secured parties, U.S. Bank National Association, as notes collateral agent and authorized representative for the notes secured parties, and the Domestic Credit Parties, as grantors,
“First-Tier Foreign Subsidiary” means any Foreign Subsidiary that is owned directly by a Domestic Credit Party.

“Floor” means the benchmark rate floor, if any, provided in this Credit Agreement (as of the execution of this Credit Agreement, the modification, amendment or renewal of this Credit Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted TIBOR Rate, each Adjusted Daily Simple RFR, Adjusted CIBOR Rate, Adjusted STIBOR Rate, the Adjusted TIIE Rate, Adjusted AUD Rate, Adjusted Term CORRA Rate, the Japanese Prime Rate or the Central Bank Rate, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted TIBOR Rate, each Adjusted Daily Simple RFR, Adjusted CIBOR Rate, Adjusted STIBOR Rate, Adjusted TIIE Rate, Adjusted AUD Rate, Adjusted Term CORRA Rate, the Japanese Prime Rate or the Central Bank Rate shall be 0.00%.
“Foreign Borrower Agreement” means a Foreign Borrower Agreement substantially in the form of Exhibit 1.01A hereto.
“Foreign Borrower Termination” means a Foreign Borrower Termination substantially in the form of Exhibit 1.01B hereto.
“Foreign Borrowers” means each Subsidiary of the Parent Borrower that becomes a Foreign Borrower pursuant to Section 1.08, in each case together with its successors and, in each case, that has not ceased to be a Foreign Borrower as provided in Section 1.08.
“Foreign Collateral Document” means each pledge, security or guarantee agreement or trust deed among the Collateral Agent and one or more Foreign Credit Parties that is reasonably acceptable to the Collateral Agent, together with each other agreement, instrument or document required or reasonably requested by the Administrative Agent to pledge, grant and/perfect the Lien on any property of any Foreign Credit Party.
“Foreign Credit Party” means any Credit Party other than a Domestic Credit Party.
“Foreign Disposition” has the meaning assigned to such term in Section 2.06(b)(vi).
“Foreign Guaranteed Obligations” has the meaning specified in Section 5.03(c).
“Foreign Guarantor” means any Guarantor that is a Foreign Subsidiary.
“Foreign Lender” means any Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.
“Foreign Obligations” means any Obligations of a Foreign Borrower or Foreign Guarantor (in each case in its capacity as such).
“Foreign Subsidiary” means any Subsidiary that is not organized under the laws of the United States of America, any state thereof, or the District of Columbia.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Free Cash” means cash and Cash Equivalents less (i) ticketing-related client funds, (ii) event-related deferred revenue, (iii) cash and Cash Equivalents subject to Liens granted pursuant to Section 8.01(ff) and (iv) accrued expenses due to artists and for cash collected on behalf of others for ticket sales, plus event-related prepaids.
“Fronted Currencies” means Brazilian Real and any Other Alternative Currency agreed to by the Parent Borrower and the Administrative Agent.
“Fronted Currency Loan” means a Revolving Loan under the Multicurrency Revolving Facility made in a Fronted Currency.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“Funded Debt” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations for borrowed money, whether current or long-term (including the Loan Obligations hereunder), and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all Venue Construction Indebtedness, all purchase money indebtedness (including indebtedness and obligations in respect of conditional sales and title retention arrangements, except for customary conditional sales and title retention arrangements with suppliers that are entered into in the ordinary course of business), and all indebtedness and obligations in respect of the deferred purchase price of property or services (other than trade accounts payable incurred in the ordinary course of business);
(c)    all direct obligations under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments;
(d)    the Attributable Principal Amount of capital leases;
(e)    the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Capital Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Capital Stock);
(f)    Support Obligations in respect of Funded Debt of another Person; and
(g)    Funded Debt of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer, and has personal liability for such obligations, but only to the extent there is recourse to such Person for payment thereof;
provided, however, that the indebtedness of a Subsidiary of the Parent Borrower that is non-recourse to any of the Credit Parties and whose net income is excluded in the calculation of Consolidated Net Income due to the operation of clause (ii) of the definition thereof shall be excluded.
For purposes hereof, the amount of Funded Debt shall be determined (i) based on the outstanding principal amount in the case of borrowed money indebtedness under clause (a) and purchase money indebtedness and the deferred purchase obligations under clause (b), (ii) based on the maximum face amount in the case of letter of credit obligations and the other obligations under clause (c), (iii) based on the amount of Funded Debt that is the subject of the Support Obligations in the case of Support Obligations under clause (f), and (iv) with respect to the indebtedness of a Non-Wholly Owned Subsidiary of the Parent Borrower that was the subject of an Investment made following the Amendment No. ~~11~~12 Effective Date, to the extent such indebtedness is non-recourse to any of the Credit Parties or any of their respective Subsidiaries (other than such Non-Wholly Owned Subsidiary or any Subsidiary of such Non-Wholly Owned Subsidiary that is not a Credit Party), such Non-Wholly Owned Subsidiary shall automatically be deemed a “Specified Subsidiary” (unless the Parent Borrower delivers a written notice to the Administrative Agent requesting that such Non-Wholly Owned Subsidiary not be designated a “Specified Subsidiary”), and the amount of such indebtedness of such Non-Wholly Owned Subsidiary or any Subsidiary of such Non-Wholly Owned Subsidiary that shall be included in this definition of “Funded Debt” be a percentage of such indebtedness (the “Specified Percentage”) that is equal to the percentage of the aggregate outstanding Capital Stock of such Specified Subsidiary owned by the Parent Borrower and its Subsidiaries (other than such Specified Subsidiary); provided that (A) the Specified Percentage shall not be less than the percentage of such Specified Subsidiary’s net income that is included in Consolidated Net Income (after giving effect to the operation of the second parenthetical phrase in the definition of Consolidated Net Income) and (B) together with any financial statements delivered pursuant to Section 7.01(a) or (b), the Parent Borrower shall provide when delivering such financial statements a brief reconciliation of the Specified Percentage of the indebtedness referred to in this clause (iv) to the actual principal amount of such indebtedness.
“GAAP” has the meaning provided in Section 1.03(a).
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, local, county, provincial or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Granting Lender” has the meaning provided in Section 11.06(h).
“Guaranteed Obligations” shall mean the Domestic Guaranteed Obligations and the Foreign Guaranteed Obligations.
“Guarantors” means (a) as of the Amendment No. ~~11~~12 Effective Date, each Subsidiary of the Parent Borrower listed on Schedule 1.01C and (b) each other Person that becomes a Guarantor pursuant to the terms hereof, in each case together with its successors.
“Hazardous Materials” means all materials, substances or wastes characterized, classified or regulated as hazardous, toxic, pollutant, contaminant or radioactive under Environmental Laws, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes.
“Hedge Bank” has the meaning provided in the definition of “Borrower Obligations.”
“HOBE Excluded Assets” means the assets listed on Schedule 1.01D hereto.
“Holdco Venue Construction Subsidiary” means any Subsidiary of the Parent Borrower whose sole assets are the Capital Stock of a Venue Construction Subsidiary and other immaterial incidental assets related thereto.
“Honor Date” has the meaning provided in Section 2.03(c)(i).
“Immaterial Subsidiary” means, at any date of determination, any Subsidiary of the Parent Borrower designated as such by the Parent Borrower that had assets representing 5.0% or less of the Parent Borrower’s Consolidated Total Assets on, and generated less than 5.0% of the Parent Borrower’s and its Subsidiaries’ total revenues for the four quarters ending on, the last day of the most recent period at the end of which financial statements were required to be delivered pursuant to Section 7.01(a) or (b) or, if such date of determination is prior to the first delivery date under either such Section, on (or, in the case of revenues, for the four quarters ending on) the last day of the period of the most recent financial statements referred to in the second sentence of Section 6.05; provided that if all Domestic Subsidiaries that are individually “Immaterial Subsidiaries” have aggregate Total Assets that would represent 10.0% or more of the Parent Borrower’s Consolidated Total Assets on such last day or generated 10.0% or more of the Parent Borrower’s and its Subsidiaries’ total revenues for such four fiscal quarters, then such number of Domestic Subsidiaries of the Parent Borrower as are necessary shall become Material Subsidiaries so that Domestic Subsidiaries that are “Immaterial Subsidiaries” have in the aggregate Total Assets that represent less than 10.0% of the Parent Borrower’s Consolidated Total Assets and less than 10.0% of the Parent Borrower’s and its Subsidiaries’ total revenues as of such last day or for such four quarters, as the case may be (it being understood that any such determination with respect to revenues and assets shall be made on a Pro Forma Basis).
“Increase Period” has the meaning specified in Section 8.10.
“Incremental Base Amount” has the meaning provided in Section 2.01(f)(i)(x).

“Incremental Equivalent Debt” shall mean secured or unsecured Indebtedness of the Parent Borrower in the form of pari passu secured notes, junior lien term loans or notes or unsecured term loans or notes or bridge loans in lieu of the foregoing; provided that: (a) no Incremental Equivalent Debt shall be secured by any asset that does not constitute Collateral, (b) no Subsidiary of the Parent Borrower (other than a Domestic Credit Party) shall be an obligor with respect thereto, (c) no Incremental Equivalent Debt shall mature on or prior to the later of (x) Term B-4 Loan Termination Date and (y) the Initial Revolving Termination Date or have a shorter Weighted Average Life to Maturity than the Term B-4 Loans or have mandatory offers to purchase or mandatory prepayments that are more onerous than those applicable to the Term B-4 Loans (other than, with respect to maturity, customary extension rollover provisions (including by conversion or exchange) for bridge facilities, in which case, such maturity may be earlier than that of the Term B-4 Loans or the Initial Revolving Termination Date, as the case may be, if such maturity is automatically extended upon the initial maturity date to a date not earlier than the maturity date of the Term B-4 Loans or the Initial Revolving Termination Date, as the case may be), (d) to the extent secured on a pari passu basis with the Term Loans, shall be subject to a customary pari passu intercreditor agreement or, to the extent secured on a junior lien basis with the Term Loans, shall be subject to a customary junior priority intercreditor agreement, in each case, on terms that are reasonably satisfactory to the Administrative Agent, (e) subject to the Limited Condition Acquisition provisions in Section 1.11, no Default or Event of Default shall have occurred and be continuing or shall result after giving effect to any such Incremental Equivalent Debt (or, in the case of any Limited Condition Acquisition, no Event of Default under Section 9.01(a) or 9.01(f) as of the Transaction Agreement Date) shall exist and (f) the covenants, events of default, guarantees, collateral and other terms of which (other than interest rate and redemption premiums), taken as a whole, shall not be more restrictive in any material respect to the Parent Borrower and its Subsidiaries than those applicable to the Term B-4 Loans under this Credit Agreement, as determined by the Parent Borrower in good faith, except to the extent such terms apply solely to any period after the Term B-4 Loan Termination Date or the Initial Revolving Termination Date, as the case may be; provided that any such Incremental Equivalent Debt may contain any financial maintenance covenant that is more restrictive to the Parent Borrower and its Subsidiaries than those in this Credit Agreement and that applies prior to the Term B-4 Loan Termination Date, so long as all Lenders also receive the benefit of such restrictive terms, and which amendment to this Credit Agreement to cause all Lenders to so receive the benefit of such restrictive terms shall not require the consent of any Lender.
“Incremental Loan Facilities” has the meaning provided in Section 2.01(f).
“Incremental Revolving Commitments” has the meaning provided in Section 2.01(f).
“Incremental Revolving Facility” has the meaning provided in Section 2.01(f).
“Incremental Term Loan” has the meaning provided in Section 2.01(f).
“Incremental Term Loan Joinder Agreement” means a lender joinder agreement, in a form reasonably satisfactory to the Administrative Agent, the Parent Borrower and each Lender extending Incremental Term Loans, executed and delivered in accordance with the provisions of Section 2.01(h).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all Funded Debt;
(b)    net obligations under Swap Contracts;
(c)    Support Obligations in respect of Indebtedness of another Person; and
(d)    Indebtedness of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer, and has personal liability for such obligations, but only to the extent there is recourse to such Person for payment thereof.

For purposes hereof, the amount of Indebtedness shall be determined (i) based on Swap Termination Value in the case of net obligations under Swap Contracts under clause (b) and (ii) based on the outstanding principal amount of the Indebtedness that is the subject of the Support Obligations in the case of Support Obligations under clause (c).
“Indemnified Taxes” means all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document.
“Indemnitee” has the meaning provided in Section 11.04(b).
“Information” has the meaning provided in Section 11.07.
“Initial Revolving Termination Date” has the meaning specified in the definition of “Revolving Termination Date”.
“Interest Payment Date” means, (a) as to any Base Rate Loan (including Swingline Loans), the last Business Day of each March, June, September and December, the Revolving Termination Date and the date of the final principal amortization payment on the Term B-4 Loans, and, in the case of any Swingline Loan, any other dates as may be mutually agreed upon by the Parent Borrower and the Swingline Lender, (b) any Revolving Loan that is a RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the Revolving Termination Date, and (c) as to any Term Benchmark Loan, the last Business Day of each Interest Period for such Loan, the date of repayment of principal of such Loan, the Revolving Termination Date and the date of the final principal amortization payment on the Term B-4 Loans, as applicable, and in addition, where the applicable Interest Period exceeds three (3) months, the date every three (3) months after the beginning of such Interest Period. If an Interest Payment Date falls on a date that is not a Business Day, such Interest Payment Date shall be deemed to be the immediately succeeding Business Day.
“Interest Period” means, as to each Term Benchmark Loan, the period commencing on the date such Term Benchmark Loan is disbursed or converted to or continued as a Term Benchmark Loan and ending on the date one (1), three (3) or six (6) months thereafter (other than a Term Benchmark Borrowing in Canadian Dollars which ending date will be one (1) or three (3) months thereafter), as selected by the Parent Borrower in its Loan Notice; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the immediately succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;
(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;
(c)    no Interest Period with respect to any Revolving Loan shall extend beyond the Revolving Termination Date; and
(d)    no Interest Period with respect to the Term B-4 Loans shall extend beyond any principal amortization payment date for such Loans, except to the extent that the portion of such Loan comprised of Term Benchmark Loans that is expiring prior to the applicable principal amortization payment date plus the portion comprised of Base Rate Loans equals or exceeds the principal amortization payment then due;
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person of or in the Capital Stock, Indebtedness or other equity or debt interest of another Person, whether by means of (a) the purchase or other acquisition of Capital Stock of another Person, (b) a loan, advance or capital contribution to, guaranty or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor undertakes any Support Obligation with respect to Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“Involuntary Disposition” means the receipt by any member of the Consolidated Group of any cash insurance proceeds or condemnation awards payable by reason of theft, loss, physical destruction or damage, loss of use, taking or similar event with respect to any of its Property.
“IP Rights” has the meaning provided in Section 6.20.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit).
“Issuer Documents” means, with respect to any Letter of Credit, the L/C Application and any other document, agreement or instrument entered into by a Borrower and an L/C Issuer (or in favor of an L/C Issuer) relating to such Letter of Credit.
“Japanese Prime Rate” means for any Loan denominated in Japanese Yen the greater of (a) (i) the Japanese local bank prime rate plus (ii) the Japanese Prime Rate Adjustment and (b) the Floor.
“Japanese Prime Rate Adjustment” means, for any day, for any Loan denominated in Japanese Yen, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted TIBOR Rate for the five most recent Business Days preceding such day for which the TIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted TIBOR Rate applicable during such period of five Business Days) minus (ii) the Japanese Prime Rate in effect on the last Business Day in such period; provided, that for purposes of this definition, the Japanese Prime Rate shall be determined disregarding clause (a)(ii) of the definition of such term. For purposes of this definition, the TIBOR Rate on any day shall be based on the TIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in Japanese Yen for a maturity of one month.
“Japanese Yen” or “¥” means the lawful currency of Japan.
“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit 7.12, executed and delivered in accordance with the provisions of Section 7.12.
“JPMCB” means JPMorgan Chase Bank, N.A.
“JPME” means J.P. Morgan Europe Limited.
“JPMorgan” means J.P. Morgan Securities LLC.
“Judgment Currency” has the meaning assigned to such term in Section 11.21.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, including, without limitation, Environmental Laws.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing.
“L/C Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.
“L/C Borrowing” means any extension of credit resulting from a drawing under any Letter of Credit that has not been reimbursed.
“L/C Commitment” means, with respect to the Dollar L/C Issuer or the Multicurrency L/C Issuer, the commitment of the Dollar L/C Issuer or the Multicurrency L/C Issuer to issue and to honor payment obligations under Letters of Credit and, with respect to each Revolving Lender, the commitment of such Revolving Lender to purchase participation interests in L/C Obligations up to the Dollar Equivalent of such Lender’s Limited Currency Revolving Commitment Percentage thereof, in each case to the extent provided in Section 2.03(c).
“L/C Commitment Percentage” means, as to each L/C Revolving Lender at any time, a fraction (expressed as a percentage carried to the ninth decimal place), the numerator of which is the sum of such L/C Revolving Lender’s Limited Currency Revolving Committed Amount and such L/C Revolving Lender’s Dollar Revolving Committed Amount at such time and the denominator of which is the L/C Committed Amount at such time.
“L/C Committed Amount” means, at any time, the sum of the Aggregate Limited Currency Revolving Committed Amount plus the Aggregate Dollar Revolving Committed Amount at such time and as to any L/C Revolving Lender, its L/C Commitment Percentage of the L/C Committed Amount; provided that for the avoidance of doubt, the L/C Sublimit shall govern the maximum amount of L/C Obligations that may be outstanding pursuant to Section 2.01(b).
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Expiration Date” means the day that is seven (7) days prior to the Initial Revolving Termination Date (or, if such day is not a Business Day, the immediately preceding Business Day).
“L/C Issuer” means a Dollar L/C Issuer or a Multicurrency L/C Issuer, and “L/C Issuers” means, collectively, each Dollar L/C Issuer and Multicurrency L/C Issuer.
“L/C Obligation” means a Dollar Facility L/C Obligation or a Limited Currency Facility L/C Obligation, as the context may require, and “L/C Obligations” means Dollar Facility L/C Obligations and Limited Currency Facility L/C Obligations, collectively.
“L/C Revolving Lender” means a Dollar Revolving Lender or a Limited Currency Revolving Lender, and the “L/C Revolving Lenders” refers to the Dollar Revolving Lenders and the Limited Currency Revolving Lenders, collectively.
“L/C Sublimit” has the meaning provided in Section 2.01(b).
“LCA Election” has the meaning provided in Section 1.11.
“Lead Arrangers” means JPMorgan, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., Citibank, N.A., The Bank of Nova Scotia, HSBC Securities (USA) Inc., Mizuho Bank, Ltd., BofA Securities, Inc., MUFG Bank, Ltd., Truist Securities, Inc., Wells Fargo Securities, LLC, U.S. Bank National Association
and Citizens Bank, N.A.
“Lender” means each of the Persons identified as a “Lender” on the signature pages hereto (and, as appropriate, includes the Swingline Lender) and each Person who joins as a Lender pursuant to the terms hereof, together with its successors and permitted assigns.

“Lending Office” means, as to any Lender, the office or offices of such Lender set forth in such Lender’s Administrative Questionnaire or such other office or offices as a Lender may from time to time provide notice of to the Parent Borrower and the Administrative Agent.
“Letter of Credit” means any letter of credit issued pursuant to this Credit Agreement.
“Letter of Credit Cap” means the amount set forth opposite each L/C Issuer on Schedule 1.01F; provided that such Schedule may be revised from time to time by the Parent Borrower, the Administrative Agent and such L/C Issuer to change such L/C Issuer’s Letter of Credit Cap or by the Parent Borrower, the Administrative Agent and any new L/C Issuer to establish a Letter of Credit Cap for such new L/C Issuer.
“Letter of Credit Fees” has the meaning provided in Section 2.09(b)(i).
“Liabilities” has the meaning provided in the definition of the term “Solvent”.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing).
“Limited Condition Acquisition” means any Permitted Acquisition or other similar Investment by the Parent Borrower or one or more of its Restricted Subsidiaries permitted by this Credit Agreement whose consummation is not conditioned on the availability of, or on obtaining, third party acquisition financing and which is designated as a Limited Condition Acquisition to the Administrative Agent by the prior written election of the Parent Borrower.
“Limited Currency Facility L/C Obligations” means, at any date of determination, the Limited Currency Facility Percentage multiplied by the sum of (x) the aggregate Dollar Equivalent amount available to be drawn under all outstanding Letters of Credit at such date plus (y) the aggregate Dollar Equivalent of all L/C Borrowings at such date. For all purposes of this Credit Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Limited Currency Facility Percentage” means, at any time, a fraction (expressed as a percentage carried to the ninth decimal place), the numerator of which is the Aggregate Limited Currency Revolving Committed Amount at such time and the denominator of which is the L/C Committed Amount at such time.
“Limited Currency Revolving Commitment” means, for each Limited Currency Revolving Lender, the commitment of such Lender to make Limited Currency Revolving Loans (and to share in Limited Currency Revolving Obligations) hereunder, under documentation relating to Incremental Revolving Commitments or pursuant to an Additional Credit Extension Amendment, in each case in the amount of such Lender’s Limited Currency Revolving Committed Amount, as such commitment may be increased or decreased pursuant to the other provisions hereof.
“Limited Currency Revolving Commitment Percentage” means, for each Limited Currency Revolving Lender, a fraction (expressed as a percentage carried to the ninth decimal place), the numerator of which is such Limited Currency Revolving Lender’s Limited Currency Revolving Committed Amount and the denominator of which is the Aggregate Limited Currency Revolving Committed Amount. The Limited Currency Revolving Commitment Percentages as of the Amendment No. ~~11~~12 Effective Date are set forth in Schedule I to Amendment No. ~~11~~12 under the column entitled “Limited Currency Revolving Commitment Percentage”.
“Limited Currency Revolving Committed Amount” means, for each Limited Currency Revolving Lender, the amount set forth in Schedule I to Amendment No. ~~11~~12 under the row applicable to such Lender in the column entitled “Limited Currency Revolving Committed Amount”, in the Assignment and Assumption by which such Limited Currency Revolving Lender became a Limited Currency Revolving Lender or in any documentation relating to Incremental Revolving Commitments or Additional Credit Extension Amendments, as such Limited Currency Revolving Committed Amount may be reduced or increased pursuant to the other provisions hereof.
“Limited Currency Revolving Facility” means the Aggregate Limited Currency Revolving Commitments and the provisions herein related to the Limited Currency Revolving Loans and the Letters of Credit.
“Limited Currency Revolving Lenders” means the Persons listed on Schedule I to Amendment No. ~~11~~12 under the heading “Limited Currency Revolving Lender” together with their successors and permitted assigns, and any Person that shall be designated a “Limited Currency Revolving Lender” pursuant to Incremental Revolving Commitments or an Additional Credit Extension Amendment in accordance with the provisions hereof.
“Limited Currency Revolving Loan” has the meaning provided in Section 2.01(a)(ii).
“Limited Currency Revolving Notes” means the promissory notes, if any, given to evidence the Limited Currency Revolving Loans, as amended, restated, modified, supplemented, extended, renewed or replaced. A form of Limited Currency Revolving Note is attached as Exhibit 2.13-2.
“Limited Currency Revolving Obligations” means the Limited Currency Revolving Loans and the Limited Currency Facility L/C Obligations.
“Loan” means any Revolving Loan, Swingline Loan, Term B-4 Loan or Incremental Term Loan, and the Base Rate Loans, RFR Loans and Term Benchmark Loans comprising such Loans.
“Loan Notice” means a notice of (a) a Borrowing of Loans (including Swingline Loans), (b) a conversion of Loans from one (1) Type to the other, or (c) a continuation of Term Benchmark Loans, which shall be substantially in the form of Exhibit 2.02.
“Loan Obligations” means the Revolving Obligations, Term B-4 Loans and Incremental Term Loans; provided that Excluded Swap Obligations shall not be a Loan Obligation of any Guarantor that is not a Qualified ECP Guarantor.
“Local Time” means (a) with respect to a Loan or Borrowing denominated in Dollars, New York City time, (b) with respect to a Loan or Borrowing denominated in Canadian Dollars, Toronto time and (c) with respect to a Loan or Borrowing denominated in any other Approved Currency, London time.
“London Agent” means JPME, in its capacity as London agent for the Lenders hereunder, or any successor London agent.
“Major Disposition” means any Subject Disposition (or any series of related Subject Dispositions) or any Involuntary Disposition (or any series of related Involuntary Dispositions), in each case resulting in the receipt by one or more members of the Consolidated Group of Net Cash Proceeds in excess of $100.0 million.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent) or financial condition of the Parent Borrower and its Subsidiaries, taken as a whole; (b) a material impairment of the rights and remedies of any Agent or any Lender under any material Credit Document; or (c) a material adverse effect upon the legality, validity, binding effect or the enforceability against any Credit Party of any material Credit Document to which it is a party.
“Material Permitted Acquisition” means a Permitted Acquisition involving consideration of $300.0 million or greater.
“Material Subsidiary” means each Subsidiary of the Parent Borrower other than an Excluded Subsidiary.
“Maximum Rate” has the meaning assigned to such term in Section 11.09.

“Mexican Peso” or “MXN” means the lawful money of Mexico.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multicurrency L/C Issuer” means JPMCB, Goldman Sachs Bank USA, Morgan Stanley Bank, N.A., Citibank, N.A., The Bank of Nova Scotia, HSBC Bank USA, National Association, Mizuho Bank, Ltd., Bank of America, N.A., MUFG Bank, Ltd., Truist Bank, Wells Fargo Bank, National Association, U.S. Bank National Association and Citizens Bank, National Association, in their capacities as issuers of Letters of Credit hereunder, together with their respective successors in such capacity and any Limited Currency Revolving Lender approved by the Administrative Agent and the Parent Borrower; provided that no other Lender shall be obligated to become an L/C Issuer hereunder. References herein and in the other Credit Documents to the Multicurrency L/C Issuer shall be deemed to refer to the Multicurrency L/C Issuer in respect of the applicable Letter of Credit or to all Multicurrency L/C Issuers, as the context requires.
“Multicurrency Revolving Commitment” means, for each Multicurrency Revolving Lender, the commitment of such Lender to make Multicurrency Revolving Loans (and to share in Multicurrency Revolving Obligations) hereunder, under documentation relating to Incremental Revolving Commitments or pursuant to an Additional Credit Extension Amendment, in each case in the amount of such Lender’s Multicurrency Revolving Committed Amount, as such commitment may be increased or decreased pursuant to the other provisions hereof.
“Multicurrency Revolving Commitment Percentage” means, for each Multicurrency Revolving Lender, a fraction (expressed as a percentage carried to the ninth decimal place), the numerator of which is such Multicurrency Revolving Lender’s Multicurrency Revolving Committed Amount and the denominator of which is the Aggregate Multicurrency Revolving Committed Amount. The Multicurrency Revolving Commitment Percentages as of the Amendment No. ~~11~~12 Effective Date are set forth in Schedule I to Amendment No. ~~11~~12 under the column entitled “Multicurrency Revolving Commitment Percentage”.
“Multicurrency Revolving Committed Amount” means, for each Multicurrency Revolving Lender the amount set forth in Schedule I to Amendment No. ~~11~~12 under the row applicable to such Lender in the column entitled “Multicurrency Revolving Committed Amount”, in the Assignment and Assumption by which such Multicurrency Revolving Lender became a Multicurrency Revolving Lender or in any documentation relating to Incremental Revolving Commitments or Additional Credit Extension Amendments, as such Multicurrency Revolving Committed Amount may be reduced or increased pursuant to the other provisions hereof.
“Multicurrency Revolving Facility” means the Aggregate Multicurrency Revolving Commitments and the provisions herein related to the Multicurrency Revolving Loans.
“Multicurrency Revolving Lenders” means the Persons listed on Schedule I to Amendment No. ~~11~~12 under the heading “Multicurrency Revolving Lenders” together with their successors and permitted assigns, and any Person that shall be designated a “Multicurrency Revolving Lender” pursuant to Incremental Revolving Commitments or an Additional Credit Extension Amendment in accordance with the provisions hereof.
“Multicurrency Revolving Loan” has the meaning provided in Section 2.01(a)(iii).
“Multicurrency Revolving Notes” means the promissory notes, if any, given to evidence the Multicurrency Revolving Loans, as amended, restated, modified, supplemented, extended, renewed or replaced. A form of Multicurrency Revolving Note is attached as Exhibit 2.13-3.
“Multicurrency Revolving Obligations” means the Multicurrency Revolving Loans.
“Multiemployer Plan” means any employee pension benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Parent Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means the aggregate proceeds paid in cash or Cash Equivalents received by any member of the Consolidated Group in connection with any Subject Disposition, Involuntary Disposition or incurrence of Indebtedness or issuance of Capital Stock, net of (a) attorneys’ fees, accountants’ fees, investment banking fees, sales commissions, underwriting discounts, survey costs, title insurance premiums, and related search and recording charges, transfer Taxes, deed or mortgage recording Taxes, required debt payments and required payments of other obligations relating to the applicable asset to the extent such debt or obligations are secured by a Lien permitted hereunder (other than a Lien granted pursuant to a Credit Document) on such asset, other customary expenses and brokerage, consultant and other customary fees and expenses, in each case, actually incurred in connection therewith and directly attributable thereto, (b) Taxes paid or payable as a result thereof (estimated reasonably and in good faith by the Parent Borrower and after taking into account any available Tax credits or deductions and any tax sharing arrangements) and (c) solely with respect to a Subject Disposition, the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any Taxes deducted pursuant to clause (b) above) (i) related to any of the Property Disposed of in such Subject Disposition and (ii) retained by the Parent Borrower or any of the Subsidiaries including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (provided, however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds from and after the date of such reduction). For purposes hereof, “Net Cash Proceeds” includes any cash or Cash Equivalents received upon the Disposition of any non-cash consideration received by any member of the Consolidated Group in any Subject Disposition or Involuntary Disposition.
“New Guarantor List” has the meaning provided in Section 7.12(a).
“New Venue” means, in any period of four quarters beginning on or after January 1, 2024, any Venue that is owned or leased, by the Parent Borrower or one of its Subsidiaries and that has become fully operational and has hosted concerts or other live entertainment under the Parent Borrower’s or one of its Subsidiaries’ management for at least one full fiscal quarter of the Parent Borrower for such period; provided that (a) a Venue that is leased shall only be deemed to be a “New Venue” if the initial term of such lease is no less than 20 years, (b) no Venue shall be deemed a “New Venue” unless the Parent Borrower produces a statement of stand-alone results of operations (a “New Venue Results of Operations”) for such New Venue that is available to be provided to the Administrative Agent upon the Administrative Agent’s request to Parent Borrower therefor (it being understood that no New Venue Results of Operations shall be required to be audited) and (c) no Venue shall be deemed a New Venue once such Venue has been in operation for four full fiscal quarters of the Parent Borrower.
“New Venue Results of Operations” has the meaning provided in the definition of “New Venue”.
“New York Courts” means any New York State court or federal court of the United States of America sitting in New York City in the borough of Manhattan, and any appellate court from any thereof.
“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
“Non-Consenting Lender” has the meaning provided in Section 11.13(b).
“Non-Extension Notice Date” has the meaning provided in Section 2.03(b)(iii).
“Non-Wholly Owned Subsidiary” means any Subsidiary of Parent Borrower that is not a Wholly-Owned Subsidiary.
“Notes” means the Revolving Notes, the Swingline Note and the Term B-4 Notes.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a

Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Credit Agreement.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Obligations” means the Borrower Obligations and the Guaranteed Obligations, other than Excluded Swap Obligations.
“OCESA” has the meaning assigned to such term in the definition of “Consolidated EBITDA”.
“OFAC” has the meaning assigned to such term in Section 6.24(a).
“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Original Revolving Commitments” means the “Revolving Commitments” in effect under this Credit Agreement immediately prior to the Amendment No. 6 Effective Date.
“Original Revolving Loans” means the “Revolving Loans” made pursuant to the Original Revolving Commitments.
“Original Swingline Loans” means the “Swingline Loans” made pursuant to the “Revolving Facility” in effect immediately prior to the Amendment No. 6 Effective Date.
“Other Alternative Currency” has the meaning assigned to such term in the definition of “Alternative Currency”.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made hereunder or under any other Credit Document or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Credit Agreement or any other Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment pursuant to Section 11.13).
“Outstanding Amount” means (a) with respect to Revolving Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans occurring on such date; (b) with respect to Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Swingline Loans occurring on such date; (c) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by any Borrower of Unreimbursed

Amounts; and (d) with respect to the Term B-4 Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any prepayments or repayments of the Term B-4 Loans on such date.
“Overnight Bank Funding Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the rate comprised of both overnight federal funds and overnight eurodollar by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate) and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of JPMCB in the applicable offshore interbank market for such currency to major banks in such interbank market.
“Parent Borrower” has the meaning provided in the preamble hereto, together with its successors and permitted assigns pursuant to Section 8.04.
“Participant” has the meaning provided in Section 11.06(d).
“Participant Register” has the meaning provided in Section 11.06(d).
“Participating Fronted Currency Lenders” means, with respect to any Fronted Currency, each Multicurrency Revolving Lender (other than any Alternative Currency Fronting Lender with respect to such Fronted Currency), unless such Multicurrency Revolving Lender has notified the Administrative Agent in writing (or via email) that it can make Revolving Loans in such Fronted Currency. For the avoidance of doubt, unless it has notified the Parent Borrower otherwise in writing, the Administrative Agent shall be a Participating Fronted Currency Lender.
“Participating Member State” means each state so described in any EMU Legislation.
“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“Payment” has the meaning provided in Section 10.07(b).
“Payment Notice” has the meaning provided in Section 10.07(b)(ii).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Parent Borrower or any ERISA Affiliate or to which the Parent Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.
“Perfection Certificate” means that certain perfection certificate dated the Amendment No. ~~11~~12 Effective Date, executed and delivered by the Parent Borrower in favor of the Collateral Agent for the benefit of the holders of the Obligations, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Periodic Term CORRA Determination Day” has the meaning assigned to such term in the definition of “Term CORRA”.
“Permitted Acquisition” means any Acquisition; provided that (i) no Default or Event of Default shall have occurred and be continuing or exist immediately after giving effect to such Acquisition (or, in the case of any Limited Condition Acquisition, no Event of Default under Section 9.01(a) or 9.01(f) shall have occurred and be continuing on the Transaction Agreement Date), (ii) subject to the Limited Condition Acquisition provisions, after giving effect on a Pro Forma Basis to the Investment to be made, as of the last day of the most recently ended fiscal quarter at the end of which financial statements were required to have been delivered pursuant to Section 7.01(a) or (b) (or, prior to such first required delivery date for such financial statements pursuant to either such Section, as of the last day of the most recent period referred to in the second sentence of Section 6.05), the Parent Borrower would be in compliance with Section 8.10 (and if such Acquisition involves consideration greater than $500.0 million, then the Parent Borrower shall deliver a certificate of a Responsible Officer of the Parent Borrower as to the satisfaction of the requirements in this clause (ii)) and (iii) if such Acquisition involves consideration in excess of $500.0 million (or if the total of all consideration for all Acquisitions since the Amendment No. ~~11~~12 Effective Date exceeds $750.0 million), all assets acquired in such Acquisition shall be held by a Domestic Credit Party and all Persons acquired in such Acquisition shall become Domestic Guarantors; provided further that the Parent Borrower may elect to allocate consideration expended in such Acquisition for Property to be held by members of the Consolidated Group that are not Domestic Credit Parties or Acquisitions of Subsidiaries that are not Domestic Guarantors to Investments made pursuant to Sections 8.02(f), (k), (z), (aa), (cc) or, to the extent the consideration comes from a Foreign Subsidiary, Section 8.02(g), so long as capacity to make such Investments pursuant to the applicable Section is available at the time of such allocation (and any consideration so allocated shall reduce capacity for Investments pursuant to such Sections to the extent that capacity for such Investments are limited by such Sections), and to the extent such consideration is in fact so allocated to one of such Sections in accordance with the foregoing requirements, such consideration shall not count toward the $500.0 million and $750.0 million limitations set forth in this clause (iii). Notwithstanding any provision herein to the contrary, clauses (ii) and (iii) shall not apply to Excluded Acquisitions.
“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Parent Borrower’s common stock purchased by the Parent Borrower in connection with the issuance of any Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Parent Borrower from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Parent Borrower from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.
“Permitted Business” means the businesses of the Parent Borrower and its Subsidiaries conducted on the Amendment No. ~~11~~12 Effective Date and any business reasonably related, ancillary or complementary thereto and any reasonable extension thereof.
“Permitted Deposits” means, with respect to the Parent Borrower or any of its Subsidiaries, cash or cash equivalents (and all accounts and other depositary arrangements with respect thereto) securing customary obligations of such Person that are incurred in the ordinary course of business in connection with ticketing, promoting or producing live entertainment events.
“Permitted Liens” means Liens permitted pursuant to Section 8.01.
“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Parent Borrower’s common stock sold by the Parent Borrower substantially concurrently with any purchase by the Parent Borrower of a related Permitted Bond Hedge Transaction.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established or maintained by the Parent Borrower or, with respect to any such plan that is subject to Section 412 of the Internal Revenue Code or Title IV of ERISA, any ERISA Affiliate.
“Platform” has the meaning provided in Section 7.02.
“Present Fair Saleable Value” has the meaning provided in the term “Solvent”.

“primary obligor” has the meaning provided in the definition of “Support Obligations”.
“Prime Rate” has the meaning provided in the definition of the term “Base Rate”.
“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to any Subject Disposition, Specified Disposition, Acquisition, New Venue, Incremental Loan Facilities, Incremental Equivalent Debt or the Transactions, (a) for purposes of determining the applicable pricing level under the definition of “Applicable Percentage”, (b) determining compliance with the financial covenant and (c) conditions and the requirements of the definition of “Immaterial Subsidiary” hereunder, that such Subject Disposition, Specified Disposition, Acquisition, Incremental Loan Facilities, Incremental Equivalent Debt or the Transactions shall be deemed to have occurred as of the first day of the applicable period of four (4) consecutive fiscal quarters. Further, for purposes of making calculations on a “Pro Forma Basis” hereunder, (a) in the case of any Subject Disposition or Specified Disposition, (i) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such Subject Disposition or Specified Disposition shall be excluded to the extent relating to any period prior to the date thereof and (ii) Indebtedness paid or retired in connection with such Subject Disposition or Specified Disposition shall be deemed to have been paid and retired as of the first day of the applicable period; (b) in the case of any Acquisition, (i) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject thereof shall be included to the extent relating to any period prior to the date thereof and (ii) Indebtedness incurred in connection with such Acquisition shall be deemed to have been incurred as of the first day of the applicable period (and interest expense shall be imputed for the applicable period assuming prevailing interest rates hereunder); and (c) in the case of any New Venue, such New Venue Results of Operations (whether the Consolidated EBITDA or other New Venue Results of Operations therefor are positive or negative numbers) will be annualized such that if such New Venue has been in operation for (A) one fiscal quarter, such New Venue Results of Operations will be multiplied by four, (B) two fiscal quarters, such New Venue Results of Operations will be multiplied by two and (C) three fiscal quarters such New Venue Results of Operations will be multiplied by four-thirds.
“Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of outstanding Term B-4 Loans, Dollar Revolving Commitments, Limited Currency Revolving Commitments, ~~or~~ Multicurrency Revolving Commitments or Venue Expansion Revolving Commitments, as applicable, of such Lender at such time and the denominator of which is the aggregate amount of Term B-4 Loans of all Lenders, Dollar Revolving Commitments of all Lenders, Limited Currency Revolving Commitments of all Lenders, ~~or~~ Multicurrency Revolving Commitments of all Lenders or Venue Expansion Revolving Commitments of all Lenders, as applicable, at such time; provided that if any such Revolving Commitments have been terminated, then the Pro Rata Share of each applicable Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.
“Property” means an interest of any kind in any property or asset, whether real, personal or mixed, and whether tangible or intangible.
“Public Lender” has the meaning provided in Section 7.02.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to it in Section 11.22.
“Qualified Capital Stock” means any Capital Stock of the Parent Borrower other than Disqualified Capital Stock.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10.0 million at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an

“eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Ratable Net Proceeds Share” means, at any time with respect to any Net Cash Proceeds of a Subject Disposition or Involuntary Disposition, the product of (x) such Net Cash Proceeds and (y) a fraction, the numerator of which is the aggregate principal amount of Applicable Pari Passu Debt outstanding at such time and the denominator of which is sum of the (A) aggregate principal amount of the Revolving Loans and Swingline Loans outstanding at such time plus (B) aggregate principal amount of Term Loans outstanding at such time plus (C) aggregate principal amount of Applicable Pari Passu Debt outstanding at such time.
“Recipient” has the meaning provided in the definition of the term “Excluded Taxes”.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. (Brussels time) two TARGET Days preceding the date of such setting, (3) if such Benchmark is TIBOR Rate, 11:00 a.m. (Japan time) two Business Days preceding the date of such setting, (4) if, following a Benchmark Transition Event and Benchmark Replacement Date with respect to Term CORRA, the RFR for such Benchmark is Daily Simple CORRA, then four RFR Business Days prior to such setting, (5) if such Benchmark is the Adjusted Term CORRA Rate, 1:00 p.m. Toronto local time on the day that is two Business Day preceding the date of such setting, (6) if such Benchmark is CIBOR Rate, 11:00 a.m. (Copenhagen, Denmark time) two Business Days preceding the date of such setting, (7) if such Benchmark is STIBOR Rate, 11:00 a.m. (Stockholm, Sweden time) two Business Days preceding the date of such setting, (8) if such Benchmark is TIIE Rate, 11:00 a.m. (Mexico City time), on the Business Day of such setting, (9) if such Benchmark is AUD Rate, 11:00 a.m. (Sydney, Australia time), on the Business Day of such setting, (10) if the RFR for such Benchmark is SONIA, then five RFR Business Days prior to such setting, (11) if the RFR for such Benchmark is SARON, then five RFR Business Days prior to such setting, (12) if the RFR for such Benchmark is Daily Simple SOFR, then five RFR Business Days prior to such setting or (13) if such Benchmark is none of the Term SOFR Rate, the EURIBOR Rate, the TIBOR Rate, the STIBOR Rate, the TIIE Rate, the CIBOR Rate, the Daily Simple CORRA or the Adjusted Term CORRA Rate, the AUD Rate, SONIA, SARON or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“Refinancing Debt” has the definition set forth in Section 2.18(a).
“Refinancing Effective Date” has the meaning specified in Section 2.18(b).
“Refinancing Notes/Loans” has the meaning provided in Section 2.18(a).
“Refinancing Term Loans” has the meaning specified in Section 2.18(a).
“Register” has the meaning provided in Section 11.06(c).
“Registered Public Accounting Firm” has the meaning provided in the Securities Laws and shall be independent of the Parent Borrower as prescribed by the Securities Laws.
“Regulation D” means Regulation D of the FRB as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the FRB as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulatory Authority” has the meaning specified in Section 11.07.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means, (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Swiss Francs, the Swiss National Bank, or a committee officially endorsed or convened by the Swiss National Bank or, in each case, any successor thereto, (v) with respect to a Benchmark Replacement in respect of Loans denominated in Japanese Yen, the Bank of Japan, or a committee officially endorsed or convened by the Bank of Japan or, in each case, any successor thereto, (vi) with respect to a Benchmark Replacement in respect of Loans denominated in Canadian Dollars, the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada or, in each case, any successor thereto and (vii) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.
“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Adjusted Term SOFR Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the Adjusted EURIBOR Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Japanese Yen, the Adjusted TIBOR Rate, (iv) with respect to any Term Benchmark Borrowing denominated in Swedish Krona, the Adjusted STIBOR Rate, (v) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the Adjusted Term CORRA Rate, (vi) with respect to any Term Benchmark Borrowing denominated in Danish Krone, the Adjusted CIBOR Rate, (vii) with respect to any Term Benchmark Borrowing denominated in Mexican Pesos, the Adjusted TIIE Rate, (viii) with respect to any Term Benchmark Borrowing denominated in Australian Dollars, the Adjusted AUD Rate, (ix) with respect to any RFR Borrowing denominated in Sterling, Swiss Francs, Dollars, or Canadian Dollars, the applicable Adjusted Daily Simple RFR, in each case, as applicable or (x) with respect to any Term Benchmark Borrowing denominated in Brazilian Real, the interest rate, as set forth by the central bank or other supervisor in Brazil, as applicable, which is responsible for supervising or determining the interest rate.
“Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Swedish Krona, the STIBOR Screen Rate, (iv) with respect to any Term Benchmark Borrowing denominated in Danish Krone, the CIBOR Screen Rate, (v) with respect to any Term Benchmark Borrowing denominated in Mexican Pesos, the TIIE Screen Rate, (vi) with respect to any Term Benchmark Borrowing denominated in Australian Dollars, the AUD Screen Rate, (vii) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, Term CORRA or (viii) with respect to any Term Benchmark Borrowing denominated in Japanese Yen, the TIBOR Screen Rate, as applicable.
“Replaced Revolving Commitments” has the meaning specified in Section 2.19(a).
“Replacement Revolving Commitments” has the meaning specified in Section 2.19(a).
“Replacement Revolving Lender” has the meaning specified in Section 2.19(b).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period to the PBGC has been waived by regulation.

“Request for Credit Extension” means (a) with respect to a Borrowing of Loans (including Swingline Loans), a Loan Notice and (b) with respect to an L/C Credit Extension, a L/C Application.
“Required Dollar Revolving Lenders” means, as of any date of determination, Lenders having more than fifty percent (50%) of the Aggregate Dollar Revolving Commitments or, if the Dollar Revolving Commitments shall have expired or been terminated, Lenders holding more than fifty percent (50%) of the aggregate principal amount of Dollar Revolving Obligations (including, in each case, the aggregate principal amount of each Lender’s risk participation and funded participation in L/C Obligations and Swingline Loans).
“Required Lenders” means, as of any date of determination, Lenders having more than fifty percent (50%) of the sum of (i) the Additional Term B-4 Loan Commitments and Converted Term B-3 Loans (or, from and after the borrowings on the Amendment No. 6 Effective Date, the Term B-4 Loans), and (ii) the Aggregate Revolving Commitments (or, if the Revolving Commitments shall have expired or been terminated, the Revolving Obligations (including, in each case, the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swingline Loans)).
“Required L/C Lenders” means, as of any date of determination, Lenders having more than fifty percent (50%) of the sum of the Aggregate Dollar Revolving Commitments and the Aggregate Limited Currency Revolving Commitments at such date or, if the Dollar Revolving Commitments and the Limited Currency Revolving Commitments if the Revolving Commitments shall have expired or been terminated, Lenders holding more than fifty percent (50%) of the aggregate principal amount of sum of the Dollar Revolving Obligations and Limited Currency Revolving Obligations (including, in each case, the aggregate principal amount of each Lender’s risk participation and funded participation in L/C Obligations and Swingline Loans).
“Required Limited Currency Revolving Lenders” means, as of any date of determination, Lenders having more than fifty percent (50%) of the Aggregate Limited Currency Revolving Commitments or, if the Limited Currency Revolving Commitments shall have expired or been terminated, Lenders holding more than fifty percent (50%) of the aggregate principal amount of Limited Currency Revolving Loans made pursuant to the Limited Currency Revolving Commitments (including, in each case, the aggregate principal amount of each Lender’s risk participation and funded participation in L/C Obligations).
“Required Multicurrency Revolving Lenders” means, as of any date of determination, Lenders having more than fifty percent (50%) of the Aggregate Multicurrency Revolving Commitments or, if the Multicurrency Revolving Commitments shall have expired or been terminated, Lenders holding more than fifty percent (50%) of the aggregate principal amount of Multicurrency Revolving Loans made pursuant to the Multicurrency Revolving Commitments.
“Required Revolving Lenders” means, as of any date of determination, Lenders having more than fifty percent (50%) of the Aggregate Revolving Commitments or, if the Revolving Commitments shall have expired or been terminated, Lenders holding more than fifty percent (50%) of the aggregate principal amount of Revolving Obligations (including, in each case, the aggregate principal amount of each Lender’s risk participation and funded participation in L/C Obligations and Swingline Loans).
“Required Specified Currency Limited Currency/Multicurrency Revolving Lenders” means, as of any date of determination with respect to any currency other than Dollars, Lenders having more than fifty percent (50%) of the Aggregate Limited Currency Revolving Commitments and Aggregate Multicurrency Revolving Commitments that are required, under Section 2.01(a)(ii) or (iii) to make Revolving Loans in such currency or, if the Limited Currency Revolving Commitments or Multicurrency Revolving Commitments shall have expired or been terminated, Lenders holding more than fifty percent (50%) of the aggregate principal amount of Limited Currency Revolving Loans and Multicurrency Revolving Loans made in such currency.
“Required Term B-4 Lenders” means, as of any date of determination, Lenders holding more than fifty percent (50%) of the aggregate principal amount of Additional Term B-4 Commitment and Converted Term B-3 Loans (or, from and after the Amendment No. 6 Effective Date, the Term B-4 Loans).

“Required Venue Expansion Revolving Lenders” means, as of any date of determination, Lenders having more than fifty percent (50%) of the Aggregate Venue Expansion Revolving Commitments or, if the Venue Expansion Revolving Commitments shall have expired or been terminated, Lenders holding more than fifty percent (50%) of the aggregate principal amount of Venue Expansion Revolving Loans made pursuant to the Venue Expansion Revolving Commitments.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, as to any Credit Party, the chief executive officer, chief operating officer, the president, any executive vice president, the chief financial officer, the chief accounting officer, the treasurer, any assistant treasurer, any vice president, any senior vice president, the secretary, the general counsel or the deputy general counsel of such Credit Party, any manager of such Credit Party (if such Credit Party is a limited liability company) or the general partner of such Credit Party (if such Credit Party is a limited partnership). Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.
“Restricted Lender” has the meaning provided in Section 11.23.
“Restricted Payment” means (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of any member of the Consolidated Group, (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock or of any option, warrant or other right to acquire any such Capital Stock or (iii) any payment or prepayment of principal on or redemption, repurchase or acquisition for value of, any Subordinated Debt of any member of the Consolidated Group, any 2024 Senior Notes Refinancing Indebtedness, any 2025 Convertible Notes Refinancing Indebtedness or any Indebtedness of any member of the Consolidated Group that is incurred pursuant to (a) any of the Existing Notes, (b) Section 8.03(f), or (c) to the extent representing a refinancing of any 2024 Senior Notes Refinancing Indebtedness, any 2025 Convertible Notes Refinancing Indebtedness or any Indebtedness described in the foregoing clause (a) or (b), Section 8.03(l) except, in each case, any scheduled payment of principal (including at maturity).
“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.
“Revaluation Date” shall mean (a) with respect to any Loan denominated in any Alternative Currency, each of the following: (i) the date of the Borrowing of such Loan and (ii) (A) with respect to any Term Benchmark Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Credit Agreement and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month); (b) with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (c) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.
“Revolving Commitment” means, as to each Lender, the sum of such Lender’s Dollar Revolving Commitment, Limited Currency Revolving Commitment ~~and~~, Multicurrency Revolving Commitment and Venue Expansion Revolving Commitment and “Revolving Commitments” means, collectively, the Dollar Revolving Commitments, Limited Currency Revolving Commitments ~~and~~, Multicurrency Revolving Commitments and Venue Expansion Revolving Commitments of all Revolving Lenders.
“Revolving Committed Amount” means, as to each Lender, the sum of such Lender’s Dollar Revolving Committed Amount, Limited Currency Revolving Committed Amount ~~and~~, Multicurrency Revolving Committed Amount and Venue Expansion Revolving Committed Amount.

“Revolving Credit Extension Request” has the meaning specified in Section 2.17(b).
“Revolving Facility” means the Dollar Revolving Facility, the Limited Currency Revolving Facility ~~or~~, the Multicurrency Revolving Facility or the Venue Expansion Revolving Facility and “Revolving Facilities” means, collectively, the Dollar Revolving Facility, the Limited Currency Revolving Facility ~~and~~, the Multicurrency Revolving Facility and the Venue Expansion Revolving Facility.
“Revolving Lender” means a Dollar Revolving Lender, a Limited Currency Revolving Lender ~~or~~, a Multicurrency Revolving Lender or a Venue Expansion Revolving Lender and “Revolving Lenders” means the collective reference to the Dollar Revolving Lenders, the Limited Currency Revolving Lenders ~~and~~, the Multicurrency Revolving Lenders and the Venue Expansion Revolving Lenders.
“Revolving Lender Joinder Agreement” means a joinder agreement, in a form to be agreed among the Administrative Agent, the Parent Borrower and each Lender with an Incremental Revolving Commitment or commitment under an Incremental Revolving Facility, executed and delivered in accordance with the provisions of Section 2.01(f).
“Revolving Loan” means a Dollar Revolving Loan, a Limited Currency Revolving Loan ~~or~~, a Multicurrency Revolving Loan or a Venue Expansion Revolving Loan and “Revolving Loans” means, collectively, Dollar Revolving Loans, Limited Currency Revolving Loans ~~and~~, Multicurrency Revolving Loans and Venue Expansion Revolving Loans.
“Revolving Notes” means the collective reference to the Dollar Revolving Notes, the Limited Currency Revolving Notes ~~and~~, the Multicurrency Revolving Notes and the Venue Expansion Revolving Notes.
“Revolving Obligations” means the collective reference to the Dollar Revolving Obligations, the Limited Currency Revolving Obligations ~~and~~, the Multicurrency Revolving Obligations and the Venue Expansion Revolving Obligations.
“Revolving Termination Date” means the fifth anniversary of the Amendment No. ~~11~~12 Effective Date (such date, for the avoidance of doubt not giving effect to the immediately succeeding proviso, the “Initial Revolving Termination Date”); provided, that if, on the Triggering Date with respect to any Triggering Debt Instrument, the Springing Triggering Debt Condition with respect to such Triggering Debt Instrument is then applicable, then the Revolving Termination Date shall instead be the Triggering Date with respect to such Triggering Debt Instrument.
“RFR” means, for any RFR Loan denominated in (a) Sterling, SONIA, (b) Swiss Francs, SARON, (c) Dollars, Daily Simple SOFR, and (d) Canadian Dollars, Daily Simple CORRA.
“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.
“RFR Business Day” means, for any Loan denominated in (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London, (b) Swiss Francs, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for the settlement of payments and foreign exchange transactions in Zurich, (c) Dollars, a U.S. Government Securities Business Day and (d) Canadian Dollars, any day except for (i) Saturday, (ii) a Sunday or (iii) a day on which commercial banks in Toronto are authorized or required by law to remain closed.
“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.
“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.
“S&P” means Standard & Poor’s Ratings Services, a division of McGraw Hill Financial Inc. and any successor thereto.

“Sale and Leaseback Transaction” means, with respect to the Parent Borrower or any Subsidiary, any arrangement, directly or indirectly, with any Person (other than a Domestic Credit Party) whereby the Parent Borrower or such Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Applicable Agent or the applicable L/C Issuer, as applicable, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
“Sanctions” has the meaning provided in Section 6.24(a).
“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.
“SARON” means, with respect to any Business Day, a rate per annum equal to the Swiss Average Rate Overnight for such Business Day published by the SARON Administrator on the SARON Administrator’s Website.
“SARON Administrator” means the SIX Swiss Exchange AG (or any successor administrator of the Swiss Average Rate Overnight).
“SARON Administrator’s Website” means SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Section 2.02(b) Ratable Share” has the meaning provided in Section 2.02(b).
“Secured Party” has the meaning assigned to such term in the U.S. Security Agreement.
“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.
“Senior Indebtedness” means Indebtedness of the Parent Borrower or any of its Subsidiaries that is not expressly subordinated in right of payment to any other Indebtedness of Parent Borrower or any of its Subsidiaries.
“Senior Secured Debt” means, at any time, Consolidated Total Funded Debt that constitutes Senior Indebtedness secured by a Lien on any Collateral.
“Senior Secured Leverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (i) Senior Secured Debt on such day to (ii) Consolidated EBITDA of the Consolidated Group for the period of four (4) consecutive fiscal quarters ending on such day.
“Significant Subsidiary” means (1) any Subsidiary that satisfies the criteria for a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X under the Securities Laws, as such Regulation is in effect on the Amendment No. ~~11~~12 Effective Date (with reference to 10% in such Rule being deemed to be 7.5% for the purposes of this definition), and (2) any Subsidiary that, when aggregated with all other Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in Section 9.01(f) or (h) has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s Website or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“Solvent” means, with respect to any Person, as of any date of determination, (a) the Fair Value and Present Fair Saleable Value of the aggregate assets of such Person exceeds the value of its Liabilities; (b) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business; (c) such Person will be able to pay its Liabilities as they mature or become absolute; and (d) the Fair Value and Present Fair Saleable Value of the aggregate assets of such Person exceeds the value of its Liabilities by an amount that is not less than the capital of such Person (as determined pursuant to Section 154 of the Delaware General Corporate Law). The term “Solvency” shall have an equivalent meaning. For the purposes of this definition, “Fair Value” means the aggregate amount at which the assets of the applicable entity (including goodwill) would change hands between a willing buyer and a willing seller, within a commercially reasonable amount of time, each having reasonable knowledge of the relevant facts, neither being under any compulsion to act and with equity to both; “Present Fair Saleable Value” means the aggregate amount of net consideration (giving effect to reasonable and customary costs of sale or Taxes) that could be expected to be realized if the aggregate assets of the applicable entity are sold with reasonable promptness in an arm’s length transaction under present conditions for the sale of assets of comparable business enterprises; and “Liabilities” means all debts and other liabilities of the applicable entity, whether secured, unsecured, fixed, contingent, accrued or not yet accrued.
“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“SPC” has the meaning provided in Section 11.06(h).
“Specified Disposition” means any Disposition referred to in clause (a) of the definition of “Subject Disposition”, to the extent a material amount of Property is disposed of in such Disposition.
“Specified Intercompany Transfers” means a Disposition of Property by a Domestic Credit Party to a member of the Consolidated Group that is not a Domestic Credit Party.
“Specified Percentage” has the meaning assigned to such term in the definition of “Funded Debt”.
“Specified Subsidiary” has the meaning assigned to such term in the definition of “Funded Debt”.
“Spot Rate” for a currency means the rate determined by the Applicable Agent or an L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. (x) New York time, in the case of Canadian Dollars, or (y) London time, in the case of any other currency, in each case on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Applicable Agent or such L/C Issuer may obtain such spot rate from another financial institution designated by the Applicable Agent or such L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; provided, further, that such L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.
“Springing Triggering Debt Condition” means, with respect to any Triggering Debt Instrument as of the Triggering Date applicable to such Triggering Debt Instrument, that (A) the aggregate principal amount of such Triggering Debt Instrument outstanding as of such Triggering Date (a “Triggering Amount”) is greater than $500.0 million and (B) the aggregate amount of Free Cash held by the Consolidated Group on such Triggering Date is less than the sum of (x) such Triggering Amount plus (y) $500.0 million.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted EURIBOR Rate, Adjusted TIBOR Rate, Adjusted TIIE Rate, Adjusted STIBOR Rate, Adjusted CIBOR Rate, Adjusted AUD Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Statutory Reserves” means (a) for any Interest Period for any Term Benchmark Loan in dollars, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion dollars against “Eurocurrency liabilities” (as such term is used in Regulation D), (b) for any Interest Period for any portion of a Borrowing in Swiss Francs, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves), if any, are in effect on such day for funding in Swiss Francs maintained by commercial banks which lend in Swiss Francs, (c) for any Interest Period for any portion of a Borrowing in Sterling, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves), if any, are in effect on such day for funding in Sterling maintained by commercial banks which lend in Sterling, (d) for any Interest Period for any portion of a Borrowing in Euros, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves), if any, are in effect on such day for funding in Euros maintained by commercial banks which lend in Euros, (e) for any Interest Period for any portion of a Borrowing in Swedish Krona, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves), if any, are in effect on such day for funding in Swedish Krona maintained by commercial banks which lend in Swedish Krona, (f) for any Interest Period for any portion of a Borrowing in Australian Dollars, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves), if any, are in effect on such day for funding in Australian Dollars maintained by commercial banks which lend in Australian Dollars, (g) for any Interest Period for any portion of a Borrowing in Danish Krone, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves), if any, are in effect on such day for funding in Danish Krone maintained by commercial banks which lend in Danish Krone, (h) for any Interest Period for any portion of a Borrowing in Brazilian Real, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves), if any, are in effect on such day for funding in Brazilian Real maintained by commercial banks which lend in Brazilian Real, (i) for any Interest Period for any portion of a Borrowing in Mexican Pesos, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves), if any, are in effect on such day for funding in Mexican Pesos maintained by commercial banks which lend in Mexican Pesos and (j) for any

Interest Period for any portion of a Borrowing in Japanese Yen, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves), if any, are in effect on such day for funding in Japanese Yen maintained by commercial banks which lend in Japanese Yen. Term Benchmark Loans shall be deemed to constitute Eurocurrency liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.
“Step-Up” has the meaning specified in Section 8.10.
“Sterling” and “£” mean the lawful currency of the United Kingdom.
“STIBOR Rate” shall mean, with respect to any Term Benchmark Borrowing denominated in Swedish Krona and for any Interest Period, the STIBOR Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. If the STIBOR Rate shall be less than 0.00%, the STIBOR Rate shall be deemed to be 0.00% for purposes of this Credit Agreement.
“STIBOR Screen Rate” means, with respect to any Interest Period, the Stockholm interbank offered rate administered by the Swedish Bankers’ Association (or any other person that takes over the administration of that rate) for deposits in Swedish Krona with a term equivalent to such Interest Period as displayed on the Reuters screen page that displays such rate (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) as of 11:00 a.m. London time two business days prior to the commencement of such Interest Period. If the STIBOR Screen Rate shall be less than 0.00%, the STIBOR Screen Rate shall be deemed to be 0.00% for purposes of this Agreement.
“Subject Disposition” means any Disposition other than (a) Dispositions of damaged, worn-out or obsolete Property that, in the Parent Borrower’s reasonable judgment, is no longer used or useful in the business of the Parent Borrower or its Subsidiaries; (b) Dispositions of inventory, services or other property in the ordinary course of business; (c) Dispositions of Property to the extent that (i) such Property is exchanged for credit against the purchase price of similar replacement Property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement equipment or property; (d) licenses, sublicenses, leases and subleases not interfering in any material respect with the business of any member of the Consolidated Group; (e) sales or discounts of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business; (f) any Disposition at any time by (i) a Domestic Credit Party to any other Domestic Credit Party, (ii) a Subsidiary that is not a Credit Party to a Domestic Credit Party, (iii) a Subsidiary that is not a Credit Party to another Subsidiary that is not a Credit Party, (iv) a Foreign Credit Party to any other Foreign Credit Party or (v) a Foreign Credit Party to any Foreign Subsidiary that is not a Foreign Credit Party (provided that the fair market value of Property Disposed of pursuant to this clause (v) shall not exceed $250.0 million in the aggregate in any fiscal year of the Parent Borrower); (g) Specified Intercompany Transfers; (h) the sale of Cash Equivalents; (i) an Excluded Sale and Leaseback Transaction; (j) Restricted Payments permitted by Section 8.06; (k) mergers and consolidations permitted by Section 8.04; (l) the granting of Liens permitted pursuant to Section 8.01; (m) a Disposition of Property, to the extent constituting the making of an Investment permitted pursuant to Section 8.02 (other than Section 8.02(a)); (n) Dispositions, in one transaction or a series of related transactions, of assets or other properties of the Parent Borrower or its Subsidiaries with a fair market value not exceeding $25.0 million (or, from and after the Term B-4 Loan Termination Date, $100.0 million); provided that the aggregate amount of Dispositions that are not Subject Dispositions by the operation of this clause (n) shall not exceed $100.0 million (or, from and after the Term B-4 Loan Termination Date, $400.0 million) in the aggregate; (o) Dispositions related to the unwinding of any Swap Contract in accordance with its terms; (p) the settlement or early termination of any Permitted Bond Hedge Transaction or any related Permitted Warrant Transaction; and (q) to the extent acquired pursuant to an Investment that was not intended to be operated as part of the Parent Borrower’s and its Subsidiaries’ business, securities acquired pursuant to an Investment by the Parent Borrower or one of its Subsidiaries.

“Subordinated Debt” means (x) as to the Parent Borrower, any Funded Debt of the Parent Borrower that is expressly subordinated in right of payment to the prior payment of any of the Loan Obligations of the Parent Borrower and (y) as to any Guarantor, any Funded Debt of such Guarantor that is expressly subordinated in right of payment to the prior payment of any of the Loan Obligations of such Guarantor.
“Subsidiary” of a Person means (A) a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person or (B) any other Person that is a consolidated subsidiary of such Person under GAAP and designated as a Subsidiary of such Person in a certificate to the Administrative Agent by a financial or accounting officer of such Person. Unless otherwise provided, “Subsidiary” shall refer to a Subsidiary of the Parent Borrower; provided that an Unrestricted Subsidiary shall be deemed not to be a “Subsidiary” for purposes of this Credit Agreement and each other Credit Document; provided further that any Subsidiary other than an Unrestricted Subsidiary shall be deemed to be a Restricted Subsidiary.
“Subsidiary Redesignation” has the meaning provided in the definition of “Unrestricted Subsidiary.”
“Support Obligations” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness payable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Support Obligations shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Support Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.
“Supported QFC” has the meaning assigned to it in Section 11.22.
“Swap Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination values determined in accordance therewith, such termination values, and (b) for any date prior to the date referenced in clause (a), the amounts determined as the mark-to-market values for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swedish Krona” or “kr” means the lawful currency of Sweden.
“Swingline Borrowing” means a borrowing of a Swingline Loan pursuant to Section 2.01(c).
“Swingline Commitment” means, with respect to the Swingline Lender, the commitment of the Swingline Lender to make Swingline Loans, and with respect to each Lender, the commitment of such Lender to purchase participation interests in Swingline Loans.
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Dollar Revolving Lender at any time shall be its Dollar Revolving Commitment Percentage of the total Swingline Exposure at such time.
“Swingline Lender” means JPMCB in its capacity as such, together with any successor in such capacity.
“Swingline Loan” has the meaning provided in Section 2.01(c).
“Swingline Note” means the promissory note given to evidence the Swingline Loans, as amended, restated, modified, supplemented, extended, renewed or replaced. A form of Swingline Note is attached as Exhibit 2.13-4.
“Swingline Sublimit” has the meaning provided in Section 2.01(c).
“Swiss Franc” or “CHF” means the lawful currency of Switzerland.
“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement that is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP.
“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.
“TARGET Day” means any day on which T2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tax Returns” means any return, report or similar statement filed or required to be filed with respect to any Tax (including any attached schedules) including any informational return, claim for refund, amended return or declaration of estimated Tax.
~~“Term A Amortization Payment Date” shall have the meaning assigned to such term in Section 2.05(c).~~
“Term A-1 Loans” means the “Term A-1 Loans” under this Credit Agreement as in effect prior to giving effect to Amendment No. 3.
“Term A-2 Loans” means the “Term A-2 Loans” under this Credit Agreement as in effect prior to giving effect to Amendment No. 6.

“Term B-1 Loans” means the “Term B-1 Loans” under this Credit Agreement as in effect prior to giving effect to Amendment No. 3.
“Term B-2 Loans” means the “Term B-2 Loans” under this Credit Agreement as in effect prior to giving effect to Amendment No. 4.
“Term B-3 Amendment No. 6 Converting Lender” means each Term B-3 Lender that, in accordance with Amendment No. 6, provided the Administrative Agent with a counterpart to Amendment No. 6 executed by such Lender with the box “Term B-3 Lender Conversion Option” checked.
“Term B-3 Lenders” the Persons holding Term B-3 Loans immediately prior to the occurrence of the Amendment No. 6 Effective Date.
“Term B-3 Loans” means the “Term B-3 Loans” under this Credit Agreement as in effect prior to giving effect to Amendment No. 6.
“Term B-4 Lenders” means, prior to the funding of the initial Term B-4 Loans on the Amendment No. 6 Effective Date, the Additional Term B-4 Lender and any holder of a Converted Term B-3 Loan, and from and after funding of the Term B-4 Loans, those Lenders holding any Term B-4 Loans (including any Incremental Term Loans that are Term B-4 Loans), together with their successors and permitted assigns.
“Term B-4 Loan Termination Date” means the date that is the seventh anniversary of the Amendment No. 6 Effective Date.
“Term B-4 Loans” has the meaning provided in Section 2.01(e).
“Term B-4 Note” means the promissory notes substantially in the form of Exhibit 2.13-6, if any, given to evidence the Term B-4 Loans, as amended, restated, modified, supplemented, extended, renewed or replaced.
“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted Term CORRA Rate, the Adjusted STIBOR Rate, the Adjusted CIBOR Rate, the Adjusted TIIE Rate, the Adjusted AUD Rate, the Adjusted Brazilian Real Rate or the Adjusted TIBOR Rate.
“Term CORRA” means, for any calculation with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than five (5) Business Days prior to such Periodic Term CORRA Determination Day.
“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.
“Term CORRA Notice” means a notification by the Administrative Agent to the Lenders and the Parent Borrower of the occurrence of a Term CORRA Reelection Event.

“Term CORRA Reelection Event” means the determination by the Administrative Agent that (a) Term CORRA has been recommended for use by the Relevant Governmental Body, and is determinable for any Available Tenor, (b) the administration of Term CORRA is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event, has previously occurred resulting in a Benchmark Replacement in accordance with Section 3.03 that is not Term CORRA.
“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.
“Term SOFR Determination Day” has the meaning assigned to it under the definition of “Term SOFR Reference Rate”.
“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Term Loan Extension Request” has the meaning specified in Section 2.17(a).
“Term Loans” means the Term B-4 Loans and any other Class established pursuant to an Additional Credit Extension Amendment.
“TIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Japanese Yen and for any Interest Period, the TIBOR Screen Rate two Business Days prior to the commencement of such Interest Period.
“TIBOR Screen Rate” means the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on page DTIBOR01 of the Reuters screen (or, in the event such rate does not appear on such Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as selected by the Administrative Agent from time to time in its reasonable discretion) as published at approximately 1:00 p.m. Japan time two Business Days prior to the commencement of such Interest Period.
“Ticketmaster Merger” means the merger of Ticketmaster Entertainment, Inc. and Live Nation Merger Sub, an indirect wholly-owned Subsidiary of the Parent Borrower, pursuant to the Agreement and Plan of Merger, dated as of February 10, 2009, among Ticketmaster Entertainment, LLC, the Parent Borrower and Live Nation Merger Sub.
“TIIE Rate” means, with respect to any Term Benchmark Borrowing denominated in Mexican Pesos and for any Interest Period, the TIIE Screen Rate at approximately 11:00 a.m., Mexico City time, on the first day of such Interest Period (and, if such day is not a Business Day, then on the immediately preceding Business Day).

“TIIE Screen Rate” means the rate per annum equal to the Equilibrium Interbank Rate (Tasa de Interes Interbancaria de Equilibrio) for Mexican Pesos with a tenor equal to such Interest Period, as determined by Banco de Mexico and most recently published in the Mexican Official Gazette (Diario Oficial de la Federacion), as determined by the Administrative Agent (or, in the event such rate does not appear in such Official Gazette, any other rate determined by the Administrative Agent to be a similar rate published by Banco de Mexico, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion).
“Total Assets” of any Person means the total assets of such Person as set forth on such Person’s most recent balance sheet.
“Transaction Agreement Date” has the meaning provided in Section 1.11.
“Transactions” means (i) the borrowing of the Term B-4 Loans on the Amendment No. 6 Effective Date, (ii) the conversion of Term B-3 Loans of the Term B-3 Amendment No. 6 Converting Lenders into Term B-4 Loans, (iii) the establishment of the Delayed Draw Term A Commitments, (iv) the repayment of the Term A-2 Loans, the Term B-3 Loans that are not Converted Term B-3 Loans, the Original Revolving Loans and the Original Swingline Loans, (v) the termination of the Original Revolving Commitments, (vi) the redemption or satisfaction of the 2022 Senior Notes (as defined in Amendment No. 3), (vii) the incurrence of the 2027 Senior Notes, (viii) the establishment of the 2020-1 Incremental Revolving Commitments (as defined in Amendment No. 7) on the Amendment No. 7 Effective Date, (ix) the actions taken pursuant to Amendment No. 8, (x) the prepayment of the Delayed Draw Term A Loans and the other transactions taken pursuant to Amendment No. 11 ~~and~~, (xi) the establishment of the Venue Expansion Revolving Commitments (as defined in Amendment No. 12) on the Amendment No. 12 Effective Date, and (xii) the payment of fees and expenses in connection with each of the foregoing clauses (i) through (~~x~~xi).
“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, purchase cards, account reconciliation and reporting and trade finance services.
“Treasury Management Bank” has the meaning provided in the definition of “Borrower Obligations”.
“Triggering Amount” has the meaning provided in the definition of “Springing Triggering Debt Condition”.
“Triggering Date” with respect to any Triggering Debt Instrument, the date that is ninety-one (91) days prior to the stated maturity of such Triggering Debt Instrument.
“Triggering Debt Instrument” means any of the (x) Term B-4 Loans, (y) the 2027 Senior Secured Notes and (z) the 2027 Senior Unsecured Notes.
“Type” means, with respect to any Revolving Loan or Term Loan, its character as a Base Rate Loan, RFR Loan or a Term Benchmark Loan.
“UCC” means the Uniform Commercial Code in effect in any applicable jurisdiction from time to time.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“United States” or “U.S.” means the United States of America.
“United States Tax Compliance Certificate” has the meaning provided in Section 3.01(e).
“Unreimbursed Amount” has the meaning provided in Section 2.03(c)(i).
“Unrestricted Subsidiary” means any Subsidiary acquired, purchased or invested in after the Amendment No. 6 Effective Date that is designated as an Unrestricted Subsidiary hereunder by written notice from the Parent Borrower to the Administrative Agent; provided that the Parent Borrower shall only be permitted to so designate a new Unrestricted Subsidiary so long as (a) no Default or Event of Default has occurred and is continuing or would result therefrom; (b) after giving effect on a pro forma basis to such designation, as of the last day of the most recently ended fiscal quarter at the end of which financial statements were required to have been delivered pursuant to Section 7.01(a) or (b) (or, prior to such first required delivery date for such financial statements pursuant to either such Section, as of the last day of the most recent period referred to in the second sentence of Section 6.05), the Parent Borrower would be in compliance with Section 8.10; (c) such Unrestricted Subsidiary shall be solely capitalized (to the extent capitalized by any Credit Party) through one or more investments permitted by Section 8.02(k), (r) or (aa); (d) without duplication of clause (c), when any pre-existing Subsidiary is designated as an Unrestricted Subsidiary, the portion of the aggregate fair value of the assets of such newly designated Unrestricted Subsidiary (proportionate to the applicable Borrower’s or Subsidiary’s equity interest in such Unrestricted Subsidiary) at the time of the designation thereof as an Unrestricted Subsidiary shall be treated as Investments pursuant to Section 8.02(k) or (aa) (it being understood that such aggregate fair value shall be set forth in a certificate of a Responsible Officer of the Parent Borrower, which certificate (x) shall be dated as of the date such subsidiary is designated as an Unrestricted Subsidiary, (y) shall have been delivered by the Parent Borrower to the Administrative Agent (for delivery to the Lenders) on or prior to the date of such designation and (z) shall set forth a reasonably detailed calculation of such aggregate fair value); and (e) with respect to the Existing High Yield Notes and any other material Indebtedness for borrowed money (to the extent the concept of an Unrestricted Subsidiary exists in such other material Indebtedness) and, in each case, any refinancing Indebtedness thereof, such Subsidiary shall have been designated an Unrestricted Subsidiary (or otherwise not be subject to the covenants and defaults except on a basis substantially similar to this Credit Agreement) under the documents governing such material Indebtedness permitted to be incurred or maintained herein. Any Unrestricted Subsidiary may be designated by the Parent Borrower to be a Restricted Subsidiary for purposes of this Credit Agreement (each, a “Subsidiary Redesignation”); provided that (i) no Default or Event of Default has occurred and is continuing or would result therefrom; (ii) after giving effect on a Pro Forma Basis to such designation, as of the last day of the most recently ended fiscal quarter at the end of which financial statements were required to have been delivered pursuant to Section 7.01(a) or (b) (or, prior to such first required delivery date for such financial statements pursuant to either such Section, as of the last day of the most recent period referred to in the second sentence of Section 6.05), the Parent Borrower would be in compliance with Section 8.10; (iii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Subsidiary Redesignation (both before and after giving effect thereto), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (provided that representations and warranties that are qualified by materiality shall be true and correct in all respects); and (iv) the Parent Borrower shall have delivered to the Administrative Agent a certificate executed by a Responsible Officer, certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clauses (i) through (iii), inclusive, and containing the calculations and information required to evidence the same. The term “Unrestricted Subsidiary” shall also include any subsidiary of an Unrestricted Subsidiary. An Unrestricted Subsidiary, for as long as such Subsidiary remains an Unrestricted Subsidiary, shall be deemed to not be a Subsidiary or Borrower for all purposes under the Credit Documents. Notwithstanding the foregoing, a Foreign Borrower shall in no event be an Unrestricted Subsidiary.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Lender” means any Lender that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.
“U.S. Pledge Agreement” means the pledge agreement substantially in the form of Exhibit 1.01C (it being understood that the pledgors party thereto and schedules thereto shall be reasonably satisfactory to the Administrative Agent), given by the Domestic Credit Parties, as pledgors, to the Collateral Agent to secure the Obligations, and any other pledge agreements that may be given by any Person pursuant to the terms hereof, in each case as the same may be amended and modified from time to time.
“U.S. Security Agreement” means the security agreement substantially in the form of Exhibit 1.01D (it being understood that the grantors party thereto and schedules thereto shall be reasonably satisfactory to the Administrative Agent), given by Domestic Credit Parties, as grantors, to the Collateral Agent to secure the Obligations, and any other security agreements that may be given by any Person pursuant to the terms hereof, in each case as the same may be amended and modified from time to time.
“U.S. Special Resolution Regime” has the meaning assigned to it in Section 11.22.
“Venue” means any location of the Parent Borrower or one of its Subsidiaries which is used for the staging of concerts or other forms of live entertainment.
“Venue Construction Indebtedness” means Indebtedness incurred by a Non-Wholly Owned Subsidiary (such Non-Wholly Owned Subsidiary incurring such Indebtedness in such capacity a “Venue Construction Subsidiary”) for the purpose of financing the building or construction of a Venue that will be owned by such Non-Wholly Owned Subsidiary upon the completion thereof (and/or to finance the costs or expenses to be incurred in connection with such building or construction of such Venue).
“Venue Construction Subsidiary” has the meaning assigned to it in the definition of “Venue Construction Indebtedness”.
“Venue Construction Subsidiary Percentage” means, as to any Venue Construction Subsidiary, the percentage of outstanding Equity Interests therein held by Parent Borrower or any of its Subsidiaries (other than such Venue Construction Subsidiary).
“Venue Expansion Revolving Commitment” means, for each Venue Expansion Revolving Lender, the commitment of such Lender to make Venue Expansion Revolving Loans (and to share in Venue Expansion Revolving Obligations) hereunder, under documentation relating to Incremental Revolving Commitments or pursuant to an Additional Credit Extension Amendment, in each case in the amount of such Lender’s Venue Expansion Revolving Committed Amount, as such commitment may be increased or decreased pursuant to the other provisions hereof.
“Venue Expansion Revolving Commitment Percentage” means, for each Venue Expansion Revolving Lender, a fraction (expressed as a percentage carried to the ninth decimal place), the numerator of which is such Venue Expansion Revolving Lender’s Venue Expansion Revolving Committed Amount and the denominator of which is the Aggregate Venue Expansion Revolving Committed Amount. The Venue Expansion Revolving Commitment Percentages as of the Amendment No. 12 Effective Date are set forth in Schedule I to Amendment No. 12 under the column entitled “Venue Expansion Revolving Commitment Percentage”.
“Venue Expansion Revolving Committed Amount” means, for each Venue Expansion Revolving Lender the amount set forth in Schedule I to Amendment No. 12 under the row applicable to such Lender in the column entitled “Venue Expansion Revolving Committed Amount”, in the Assignment and Assumption by which such Venue Expansion Revolving Lender became a Venue Expansion Revolving Lender or in any documentation relating to Incremental

Revolving Commitments or Additional Credit Extension Amendments, as such Venue Expansion Revolving Committed Amount may be reduced or increased pursuant to the other provisions hereof.
“Venue Expansion Revolving Facility” means the Aggregate Venue Expansion Revolving Commitments and the provisions herein related to the Venue Expansion Revolving Loans.
“Venue Expansion Revolving Lenders” means the Persons listed on Schedule I to Amendment No. 12 under the heading “Venue Expansion Revolving Lenders” together with their successors and permitted assigns, and any Person that shall be designated a “Venue Expansion Revolving Lender” pursuant to Incremental Revolving Commitments or an Additional Credit Extension Amendment in accordance with the provisions hereof.
“Venue Expansion Revolving Loan” has the meaning provided in Section 2.01(a)(iv).
“Venue Expansion Revolving Notes” means the promissory notes, if any, given to evidence the Venue Expansion Revolving Loans, as amended, restated, modified, supplemented, extended, renewed or replaced. A form of Venue Expansion Revolving Note is attached as Exhibit 2.13-7.
“Venue Expansion Revolving Obligations” means the Venue Expansion Revolving Loans.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.
“Wholly Owned Subsidiary” means, with respect to any direct or indirect Subsidiary of any Person, that one hundred percent (100%) of the Capital Stock with ordinary voting power issued by such Subsidiary (other than directors’ qualifying shares and investments by foreign nationals mandated by applicable Law) is beneficially owned, directly or indirectly, by such Person.
“Withholding Agent” means any Credit Party and the Applicable Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.02    Interpretative Provisions.
With reference to this Credit Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:
ARTICLE IThe definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Credit Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Credit Document, shall be construed to refer to such Credit Document in its entirety and not to any particular provision thereof, (iv) all references in a Credit Document to “Articles,” “Sections,” “Exhibits” and “Schedules” shall be construed to refer to articles and sections of, and exhibits and schedules to, the Credit Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(a)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”
(b)Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Credit Agreement or any other Credit Document.
(c)If a new Class of Revolving Commitments is established after the Amendment No. ~~11~~12 Effective Date pursuant to an Additional Credit Extension Amendment, references to “Revolving Commitments” herein shall mean all Classes of Revolving Commitments, unless the Additional Credit Extension Amendment provides otherwise with respect to any one or more particular references to “Revolving Commitments”; and references to “Revolving Facility,” “Revolving Lender” and “Revolving Loan” shall also be subject to such rule of interpretation.
1.03    Accounting Terms and Provisions.
(a)As used herein, “GAAP” means generally accepted accounting principles in effect in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board from time to time applied on a consistent basis, subject to the provisions of this Section 1.03. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Credit Agreement shall be prepared in conformity with, GAAP applied on a consistent basis in a manner consistent with that used in preparing the audited financial statements referenced in Section 6.05, except as otherwise specifically prescribed herein.
(b)Notwithstanding any provision herein to the contrary, determinations of (i) the Consolidated Net Leverage Ratio, the Consolidated Total Leverage Ratio and the Senior Secured Leverage Ratio, for the purposes of determining compliance with covenants, conditions and the Incremental Loan Facilities and (ii) revenues for determining Material Subsidiaries and Immaterial Subsidiaries shall be made on a Pro Forma Basis.
(c)If at any time any change in GAAP or in the consistent application thereof would affect the computation of any financial ratio or requirement set forth in any Credit Document, the Parent Borrower may, after giving written notice thereof to the Administrative Agent, determine all such computations on such a basis; provided that if any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Parent Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Parent Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided further that, until so amended (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Parent Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Credit Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification Topic 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Parent Borrower or any of its Subsidiaries at “fair value”, as defined therein.
(d)Notwithstanding any change in GAAP after the Amendment No. 2 Effective Date that would require lease obligations that would be treated as operating leases as of the Amendment No. 2 Effective Date to be classified and accounted for as capital leases or otherwise reflected on the consolidated balance sheet of the Consolidated Group, such obligations shall continue to be treated as operating leases and be excluded from the definition of “Indebtedness” and other relevant definitions for all purposes under this Credit Agreement.
(e)All references herein to consolidated financial statements of the Parent Borrower and its Subsidiaries or to the determination of any amount for the Parent Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Parent Borrower is required to consolidate pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 810 as if such variable interest entity were a Subsidiary as defined herein.
1.04    Rounding.
Any financial ratios required to be maintained by the Parent Borrower pursuant to this Credit Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05    Times of Day.
Unless otherwise provided, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.06    Exchange Rates; Currency Equivalents.
The Applicable Agent or the applicable L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of L/C Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered hereunder or calculating covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Credit Documents shall be such Dollar Equivalent amount as so determined by the Applicable Agent or the applicable L/C Issuer. For purposes of complying with covenants whose limitations or thresholds are denominated in United States dollars, the Dollar Equivalent of all amounts necessary to compute such compliance shall be used.
1.07    Additional Alternative Currencies.
Any Borrower may from time to time request that an additional currency be added as “Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. Such request shall be subject to the approval of the Administrative Agent and each Multicurrency Revolving Lender, and, to the extent such Alternative Currency is proposed to be available under the Limited Currency Revolving Facility, each Limited Currency Revolving Lender; provided that if such “Alternative Currency” is to be used for Letters of Credit only, such request shall be subject only to the approval of the Administrative Agent and the Multicurrency L/C Issuer.

1.08    Additional Borrowers.
Notwithstanding anything in Section 11.01 to the contrary, following the Closing Date, the Parent Borrower may add one or more of its Foreign Subsidiaries that is a Wholly Owned Subsidiary as an additional Foreign Borrower under the Limited Currency Revolving Facility or Multicurrency Revolving Facility by delivering to the Administrative Agent a Foreign Borrower Agreement executed by such Subsidiary and the Parent Borrower. After (i) five Business Days have elapsed after such delivery and (ii) receipt by each Lender and the Administrative Agent of such documentation and other information reasonably requested by such Lender or the Administrative Agent, as the case may be (which documentation and information shall be reasonably satisfactory to such Lender), for purposes of complying with all necessary “know your customer” or other similar checks under all applicable laws and regulations, such Foreign Subsidiary shall for all purposes of this Credit Agreement be a Foreign Borrower hereunder; provided that each Foreign Borrower shall also be a Foreign Guarantor. Any obligations in respect of borrowings by any Foreign Subsidiary under this Credit Agreement will constitute “Obligations,” “Foreign Obligations” and “Secured Obligations” for all purposes of the Credit Documents. If the applicable additional Foreign Borrower is organized or incorporated under the laws of, or for applicable Tax purposes is resident of or treated as engaged in a trade or business in, or having a paying agent in, any jurisdiction other than a jurisdiction under the laws of which at least one of the then-existing Borrowers is organized or incorporated on the date such Foreign Borrower Agreement is delivered to the Applicable Agent, as a condition to adding such Foreign Borrower, there shall be an amendment to the Credit Documents (including, without limitation, to Section 3.01 of this Credit Agreement and the definition of “Excluded Taxes”), if such amendment is reasonably necessary or appropriate as mutually determined by the Administrative Agent and Parent Borrower which amendment must be as mutually agreed by the Administrative Agent, the Parent Borrower, the applicable additional Foreign Borrower and each Limited Currency Revolving Lender and/or Multicurrency Revolving Lender (as applicable) (provided that no such amendment shall materially adversely affect the rights of any Lender that has not consented to such amendment). Upon the execution by the Parent Borrower and a Foreign Borrower and delivery to the Administrative Agent of a Foreign Borrower Termination with respect to such Foreign Borrower, such Foreign Borrower shall cease to be a Foreign Borrower and a party to this Credit Agreement; provided that no Foreign Borrower Termination will become effective as to any Foreign Borrower (other than to terminate such Foreign Borrower’s right to make further Borrowings under this Credit Agreement) at a time when any Loan to or Letter of Credit issued to such Foreign Borrower shall be outstanding hereunder. Promptly following receipt of any Foreign Borrower Agreement or Foreign Borrower Termination, the Administrative Agent shall send a copy thereof to each Lender. Notwithstanding the foregoing, no such Foreign Subsidiary may become a Foreign Borrower if any Limited Currency Revolving Lender or Multicurrency Revolving Lender would be prohibited by applicable Law from making loans to such Foreign Subsidiary.
1.09    Change of Currency.
(a)Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Amendment No. ~~11~~12 Effective Date shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Credit Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.
(b)Each provision of this Credit Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)Each provision of this Credit Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
1.10    Letter of Credit Amounts.
Unless otherwise provided, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the Dollar Equivalent of the maximum face amount available to be drawn of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Issuer Documents related thereto, whether or not such maximum face amount is in effect at such time.
1.11    Limited Condition Acquisitions.
In connection with any action being taken in connection with a Limited Condition Acquisition for purposes of determining
(a)whether any Indebtedness that is being incurred in connection with such Limited Condition Acquisition is permitted to be incurred in compliance with Section 8.03 or Section 2.01(f);
(b)whether any Lien being incurred in connection with such Limited Condition Acquisition is permitted to be incurred in accordance with Section 8.01 or Section 2.01(f);
(c)whether any other transaction undertaken or proposed to be undertaken in connection with such Limited Condition Acquisition complies with the covenants or agreements contained in this Credit Agreement; and
(d)any calculation of the ratios or baskets, including the Consolidated Net Leverage Ratio, Senior Secured Leverage Ratio, Consolidated Total Leverage Ratio, Consolidated Net Income, Consolidated EBITDA and baskets determined by reference to Consolidated EBITDA, Consolidated Total Assets and Consolidated Tangible Assets and whether a Default or Event of Default exists in connection with the foregoing (other than in the case of each of clause (a), (b), (c) and (d) above, with respect to any Credit Extension under the Revolving Facility):
At the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), the date that the definitive agreement for such Limited Condition Acquisition is entered into (the “Transaction Agreement Date”) may be used as the applicable date of determination, as the case may be, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Pro Forma Basis,” Consolidated EBITDA or “Consolidated Net Income”. For the avoidance of doubt, if the Parent Borrower makes an LCA Election, (a) any fluctuation or change in the Consolidated Net Leverage Ratio, Senior Secured Leverage Ratio, Consolidated Total Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, Consolidated Total Assets and/or Consolidated Tangible Assets of the Parent Borrower from the Transaction Agreement Date to the date of consummation of such Limited Condition Acquisition will not be taken into account for purposes of determining whether any Indebtedness or Lien that is being incurred in connection with such Limited Condition Acquisition is permitted to be incurred, or whether any other transaction undertaken in connection with such Limited Condition Acquisition by the Parent Borrower or any of the Restricted Subsidiaries complies with the Credit Documents and (b) after the Transaction Agreement Date and until such Limited Condition Acquisition is consummated or the definitive agreements in respect thereof are terminated or expire, such Limited Condition Acquisition and all transactions proposed to be undertaken in connection therewith (including without limitation the incurrence of Indebtedness and Liens) will be given Pro Forma Effect as if they occurred at the beginning of the most recently completed four consecutive fiscal quarter period for which financial statements have been delivered pursuant to Section 7.01(a) or (b) and ended on or prior to the Transaction Agreement Date when determining compliance of other transactions (including without limitation the incurrence of Indebtedness and Liens unrelated to such Limited Condition Acquisition) that are consummated after the Transaction Agreement Date and on or prior to the date of consummation of such Limited Condition Acquisition and any such transactions (including without limitation any incurrence of Indebtedness and the use of proceeds thereof) will be deemed to have occurred on the Transaction Agreement Date and be outstanding thereafter for purposes of calculating any baskets or ratios under the Credit Documents after the Transaction Agreement Date and before the date of consummation of such Limited Condition Acquisition (or the date the definitive agreements in respect thereof are terminated or expire).
1.12    Divisions.
For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
1.13    Interest Rates; Benchmark Notification.
The interest rate on a Loan denominated in dollars or an Alternative Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event or a Term CORRA Reelection Event, Section 3.03(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Credit Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Credit Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Credit Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Credit Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
ARTICLE II

COMMITMENTS AND CREDIT EXTENSIONS
2.01    Commitments.
Subject to the terms and conditions set forth herein:
(a)Revolving Loans.
(i)Dollar Revolving Loans. On and following the Amendment No. ~~11~~12 Effective Date, each Dollar Revolving Lender severally agrees to make revolving credit loans (the “Dollar Revolving Loans”) in Dollars to the Parent Borrower from time to time on any Business Day prior to the Revolving Termination Date; provided that after giving effect to any such Dollar Revolving Loan, (x) with respect to the Dollar Revolving Lenders collectively, the Outstanding Amount of Dollar Revolving Obligations shall not exceed TWO HUNDRED SIXTY MILLION DOLLARS ($260 MILLION) (as such amount may be increased pursuant to Section 2.01(g) or decreased pursuant to Section 2.07 or 9.02(a), the “Aggregate

Dollar Revolving Committed Amount”) and (y) with respect to each Dollar Revolving Lender individually, such Lender’s Dollar Revolving Commitment Percentage of Dollar Revolving Obligations shall not exceed its respective Dollar Revolving Committed Amount. Dollar Revolving Loans may consist of Base Rate Loans, Term Benchmark Loans, RFR Loans or a combination thereof, as the Parent Borrower may request. Dollar Revolving Loans may be repaid and reborrowed in accordance with the provisions hereof.
(ii)Limited Currency Revolving Loans. On and following the Amendment No. ~~11~~12 Effective Date, each Limited Currency Revolving Lender severally agrees to make revolving credit loans (the “Limited Currency Revolving Loans”) in Dollars, Euros or Sterling to the Parent Borrower and each Foreign Borrower from time to time on any Business Day prior to the Revolving Termination Date; provided that after giving effect to any such Limited Currency Revolving Loan, (x) with respect to the Limited Currency Revolving Lenders collectively, the Outstanding Amount of Limited Currency Revolving Obligations shall not exceed SEVEN HUNDRED EIGHTY MILLION DOLLARS ($780 MILLION) (as such amount may be increased pursuant to Section 2.01(g) or decreased in accordance with the Section 2.07 or 9.02(a), the “Aggregate Limited Currency Revolving Committed Amount”), (y) with respect to each Limited Currency Revolving Lender individually, such Lender’s Limited Currency Revolving Commitment Percentage of Limited Currency Revolving Obligations shall not exceed its respective Limited Currency Revolving Committed Amount and (z) the Outstanding Amount of all Limited Currency Revolving Obligations and Multicurrency Revolving Obligations denominated in an Alternative Currency shall not exceed the Alternative Currency Sublimit. Limited Currency Revolving Loans denominated in Dollars may consist of Base Rate Loans, Term Benchmark Loans, RFR Loans or a combination thereof, as the Borrowers may request. Limited Currency Revolving Loans denominated in Euros or Sterling must consist of Term Benchmark Loans or RFR Loans.
(iii)Multicurrency Revolving Loans. On and following the Amendment No. ~~11~~12 Effective Date, each Multicurrency Revolving Lender severally agrees to make revolving credit loans (the “Multicurrency Revolving Loans”) in one or more Approved Currencies to the Parent Borrower and each Foreign Borrower from time to time on any Business Day prior to the Revolving Termination Date; provided that after giving effect to any such Multicurrency Revolving Loan, (x) with respect to the Multicurrency Revolving Lenders collectively, the Outstanding Amount of Multicurrency Revolving Obligations shall not exceed TWO HUNDRED SIXTY MILLION DOLLARS ($260 MILLION) (as such amount may be increased pursuant to Section 2.01(g) or decreased in accordance with the Section 2.07 or 9.02(a), the “Aggregate Multicurrency Revolving Committed Amount”), (y) with respect to each Multicurrency Revolving Lender individually, such Lender’s Multicurrency Revolving Commitment Percentage of Multicurrency Revolving Obligations shall not exceed its respective Multicurrency Revolving Committed Amount and (z) the Outstanding Amount of all Limited Currency Revolving Obligations and Multicurrency Revolving Obligations denominated in an Alternative Currency shall not exceed the Alternative Currency Sublimit. Multicurrency Revolving Loans denominated in Dollars may consist of Base Rate Loans, Term Benchmark Loans, RFR Loans or a combination thereof, as the Borrowers may request. Multicurrency Revolving Loans denominated in an Alternative Currency must consist of Term Benchmark Loans or RFR Loans.
(iv)    Venue Expansion Revolving Loans. On and following the Amendment No. 12 Effective Date, each Venue Expansion Revolving Lender severally agrees to make revolving credit loans (the “Venue Expansion Revolving Loans”) in Dollars to the Parent Borrower from time to time on any Business Day prior to the Revolving Termination Date; provided that after giving effect to any such Venue Expansion Revolving Loan, (x) with respect to the Venue Expansion Revolving Lenders collectively, the Outstanding Amount of Venue Expansion Revolving Obligations shall not exceed FOUR HUNDRED MILLION DOLLARS ($400 MILLION) (as such amount may be increased pursuant to Section 2.01(g) or decreased in accordance with the Section 2.07 or 9.02(a), the “Aggregate Venue Expansion Revolving Committed Amount”) and (y) with respect to each Venue Expansion Revolving Lender individually, such Lender’s Venue Expansion Revolving Commitment Percentage of Venue Expansion Revolving Obligations shall not exceed its respective Venue Expansion Revolving Committed Amount. Venue Expansion Revolving Loans denominated in Dollars may consist of Base Rate Loans, Term Benchmark Loans, RFR Loans or a

combination thereof, as the Borrowers may request. Venue Expansion Revolving Loans may be repaid and reborrowed in accordance with the provisions hereof.
(b)Letters of Credit. On and after the Amendment No. ~~11~~12 Effective Date, (x) each L/C Issuer, in reliance upon the commitments of the Revolving Lenders set forth herein, agrees (A) to issue Letters of Credit for the account of the Parent Borrower (or for the account of any member of the Consolidated Group, but in such case the Parent Borrower will remain obligated to reimburse such L/C Issuer for any and all drawings under such Letter of Credit, and the Parent Borrower acknowledges that the issuance of Letters of Credit for the account of members of the Consolidated Group inures to the benefit of the Parent Borrower, and the Parent Borrower acknowledges that the Parent Borrower’s business derives substantial benefits from the business of such members of the Consolidated Group) on any Business Day, (B) to amend or extend Letters of Credit previously issued hereunder, and (C) to honor drawings under Letters of Credit; and (y) each L/C Revolving Lender severally agrees to purchase from the such L/C Issuer a participation interest in each Letter of Credit issued hereunder in an amount equal to the Dollar Equivalent of such L/C Revolving Lender’s L/C Commitment Percentage thereof (and, in each case, with respect to the purchase of a participation in any Alternative Currency Letter of Credit, the purchase of such participation will also occur on each Revaluation Date); provided that (A) the Outstanding Amount of L/C Obligations shall not exceed TWO HUNDRED FIFTY MILLION DOLLARS ($250 MILLION) (as such amount may be decreased in accordance with the provisions hereof, the “L/C Sublimit”), (B) the Outstanding Amount of all Alternative Currency L/C Obligations shall not exceed the Alternative Currency L/C Sublimit, (C) with regard to the Revolving Lenders collectively, the Outstanding Amount of Revolving Obligations shall not exceed the Aggregate Revolving Committed Amount, (D) with regard to each Revolving Lender individually, such Revolving Lender’s Aggregate Revolving Commitment Percentage of Revolving Obligations shall not exceed its respective Aggregate Revolving Committed Amount, (E) the Outstanding Amount of all Dollar Revolving Obligations shall not exceed the Dollar Equivalent of the Aggregate Dollar Revolving Committed Amount, (F) the Outstanding Amount of all Limited Currency Revolving Obligations shall not exceed the Dollar Equivalent of the Aggregate Limited Currency Revolving Committed Amount, (G) [Reserved], (H) the L/C Obligations do not exceed the L/C Committed Amount, and (I) no L/C Issuer shall be required to (but, in its sole discretion, may) issue, amend, extend or increase any Letter of Credit, if after giving effect thereto, there would be L/C Obligations arising from Letters of Credit issued by such L/C Issuer in excess of its Letter of Credit Cap (provided that this clause (I) shall not be construed to invalidate any L/C Obligations of any L/C Issuer in place as of the Amendment No. ~~11~~12 Effective Date). Subject to the terms and conditions hereof, the Parent Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Parent Borrower may obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
(c)Swingline Loans. During the Commitment Period, the Swingline Lender agrees, in reliance upon the commitments of the other Dollar Revolving Lenders set forth herein, to make revolving credit loans (the “Swingline Loans”) to the Parent Borrower in Dollars on any Business Day; provided that (i) the Outstanding Amount of Swingline Loans shall not exceed ONE HUNDRED MILLION DOLLARS ($100.0 MILLION) (as such amount may be decreased in accordance with the provisions hereof, the “Swingline Sublimit”), (ii) with respect to the Dollar Revolving Lenders collectively, the Outstanding Amount of Dollar Revolving Obligations shall not exceed the Aggregate Dollar Revolving Committed Amount and (iii) with regard to each Revolving Lender individually, such Revolving Lender’s Aggregate Revolving Commitment Percentage of Revolving Obligations shall not exceed its respective Aggregate Revolving Committed Amount. Swingline Loans shall be comprised solely of Base Rate Loans, and may be repaid and reborrowed in accordance with the provisions hereof. Immediately upon the making of a Swingline Loan, each Dollar Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a participation interest in such Swingline Loan in an amount equal to such Lender’s Dollar Revolving Commitment Percentage thereof.
(d)[Reserved].
(e)Term B-4 Loans. (A) The Additional Term B-4 Lender agrees to make a term loan (in the amount equal to the Additional Term B-4 Commitment) to the Parent Borrower on the Amendment No. 6 Effective Date in a single advance in Dollars (together with each Term B-3 Loan converted into a Converted Term B-4 Loan as referred to in clause (B) below, the “Term B-4 Loans”) and (B) each Converted Term B-3 Loan of each Term B-3

Amendment No. 6 Converting Lender shall be converted into a Term B-4 Loan of such Lender effective as of the Amendment No. 6 Effective Date in a principal amount equal to the principal amount of such Term B-3 Lenders’ Converted Term B-3 Loan immediately prior to such conversion; provided that the Term B-4 Loans shall initially consist of Eurodollar Rate Loans (as defined in the Credit Agreement as of the Amendment No. 6 Effective Date). The Term B-4 Loans may consist of Base Rate Loans, Term Benchmark Loans, RFR Loans or a combination thereof, as the Parent Borrower may request. Amounts repaid on the Term B-4 Loans may not be reborrowed.
(f)Incremental Loan Facilities. Any time after the Amendment No. ~~11~~12 Effective Date, any Borrower may, upon written notice to the Administrative Agent, establish additional credit facilities (collectively, the “Incremental Loan Facilities”) by increasing the Aggregate Revolving Commitments hereunder as provided in Section 2.01(g) (the “Incremental Revolving Commitments”), establishing one or more additional revolving credit facility tranches hereunder as provided in Section 2.01(g) (the “Incremental Revolving Facilities”) or establishing new term loans or increasing the aggregate principal amount of any existing Term B-4 Loans hereunder as provided in Section 2.01(h) (such new term loans or increased existing Term B-4 Loans, the “Incremental Term Loans”); provided that:
(i)the aggregate principal amount of loans and commitments for all the Incremental Loan Facilities established after the Amendment No. ~~11~~12 Effective Date will not exceed an amount equal to the sum of (x) $1,625.0 million (the “Incremental Base Amount”) minus the aggregate principal amount of Incremental Equivalent Debt incurred pursuant to Section 8.03(z)(i) and Incremental Loan Facilities established on or after the Amendment No. ~~11~~12 Effective Date pursuant to this clause (x), to the extent not reclassified under the second proviso below, plus (y) the aggregate principal amount of voluntary prepayments of the Term B-4 Loans pursuant to Section 2.06(a) and permanent reductions in the Revolving Commitments pursuant to Section 2.07 made prior to the date of such incurrence, in each case, other than from proceeds of long-term Indebtedness plus (z) additional amounts of Indebtedness that may be incurred at such time that would not cause the Senior Secured Leverage Ratio on a Pro Forma Basis (for the avoidance of doubt, after giving effect to such Incremental Loan Facilities (and the immediately following provisos)) as of the last day of the most recently ended fiscal quarter at the end of which financial statements were required to have been delivered pursuant to Section 7.01(a) or (b) (or, prior to such first required delivery date for such financial statements pursuant to either such Section, as of the last day of the most recent period referred to in the second sentence of Section 6.05) to exceed 4.50 to 1.00; provided further that, in each case, with respect to any Incremental Revolving Commitment or Incremental Revolving Facility, the maximum amount of Revolving Loans available to be drawn thereunder is assumed to have been borrowed, but without giving effect to any incurrence under the Incremental Base Amount, that is incurred substantially simultaneously with amounts under this clause (z); provided further that the Borrowers shall be deemed to have utilized the amounts under clause (y) and (z) prior to utilization of the amounts under clause (x) and for purposes of determining compliance with this Section 2.01(f), in the event that any Incremental Loan Facility or Incremental Equivalent Debt (or any portion thereof) meets the criteria of Section 2.01(f)(i)(z) in the case of any Incremental Loan Facility or Section 8.03(z)(ii) in the case of Incremental Equivalent Debt, or the Incremental Base Amount, the Borrower may, in its sole discretion, at the time of incurrence, divide, classify, or reclassify, or at any later time divide, classify, or reclassify, such Indebtedness (or any portion thereof) in any manner that complies with this Section 2.01(f) and Section 8.03(z) on the date of such classification or any such reclassification, as applicable;
(ii)subject to the Limited Condition Acquisition provisions, no Default or Event of Default shall have occurred and be continuing or shall result after giving effect to any such Incremental Loan Facility (or, in the case of any Limited Condition Acquisition, no Event of Default under Section 9.01(a) or 9.01(f) as of the Transaction Agreement Date) shall exist);
(iii)the conditions to the making of a Credit Extension under Section 5.02 shall be satisfied;
(iv)after giving effect on a Pro Forma Basis to the borrowings to be made pursuant to such Incremental Loan Facility, as of the last day of the most recently ended fiscal quarter at the end of which financial statements were required to have been delivered pursuant to Section 7.01(a) or (b) (or, prior to such first required delivery date for such financial statements pursuant to either such Section, as of the last day of the most recent period referred to in the second sentence of Section 6.05), the Parent Borrower would be in compliance with Section 8.10 (and the Parent Borrower shall deliver a certificate of a Responsible Officer of the Parent Borrower as to the satisfaction of the requirements of this clause (iv) and clauses (ii) and (iii) above);
(v)all Incremental Term Loans shall be borrowed by the Parent Borrower and guaranteed by the Domestic Guarantors; and
(vi)the Incremental Revolving Commitments and Incremental Revolving Facilities may be of the Parent Borrower and any other Borrower and shall be guaranteed only by ~~Loan~~Credit Parties; provided that for the avoidance of doubt, the use of such Incremental Revolving Commitments and Incremental Revolving Facilities shall be subject to the L/C Sublimit, the Swingline Sublimit, the Alternative Currency L/C Sublimit and the Alternative Currency Sublimit.
In connection with the establishment of any Incremental Loan Facility, (A) neither of the Lead Arrangers or the Administrative Agent hereunder shall have any obligation to arrange for or assist in arranging for any Incremental Loan Facility, (B) any Incremental Loan Facility shall be subject to such conditions, including fee arrangements, as may be provided in connection therewith and (C) none of the Lenders shall have any obligation to provide commitments or loans for any Incremental Loan Facility.
(g)Establishment of Incremental Revolving Commitments and Incremental Revolving Facilities. Subject to Section 2.01(f), any Borrower may (x) establish Incremental Revolving Commitments or Incremental Revolving Facilities by increasing the Aggregate Dollar Revolving Committed Amount, Aggregate Limited Currency Revolving Committed Amount ~~or~~, Aggregate Multicurrency Revolving Committed Amount or Aggregate Venue Expansion Revolving Committed Amount hereunder and (y) establish Incremental Revolving Facilities; provided that:
(i)any Person that is not a Revolving Lender that is proposed to be a Lender under any such increased Aggregate Revolving Committed Amount or Incremental Revolving Facility shall be reasonably acceptable to the Administrative Agent, any Person that is proposed to provide any such increased Aggregate Dollar Revolving Committed Amount (whether or not an existing Dollar Revolving Lender) or Aggregate Limited Currency Revolving Committed Amount (whether or not an existing Limited Currency Revolving Lender) shall be reasonably acceptable to each L/C Issuer and any Person that is proposed to provide any such increased Aggregate Dollar Revolving Committed Amount (whether or not an existing Dollar Revolving Lender) shall be reasonably acceptable to the Swingline Lender;
(ii)any Incremental Revolving Facility shall not contain Swingline Loans or Letters of Credit under the Revolving Commitments;
(iii)Persons providing commitments for the Incremental Revolving Commitments or Incremental Revolving Facilities pursuant to this Section 2.01(g) will provide a Revolving Lender Joinder Agreement;
(iv)increases in the Aggregate Revolving Committed Amount will be in a minimum principal amount of $10.0 million and integral multiples of $5.0 million in excess thereof and Incremental Revolving Facilities shall be in a minimum principal amount of $5.0 million and integral multiples of $10.0 million;
(v)in the case any Incremental Revolving Commitments are established, if any Revolving Loans are outstanding at the time of any such increase under the applicable Revolving Facility, either (x) each applicable Borrower will prepay such Revolving Loans on the date of effectiveness of the Incremental Revolving Commitments (including payment of any break-funding amounts owing under Section 3.05) or (y) each Lender with an Incremental Revolving Commitment shall purchase at par interests in each Borrowing of Revolving Loans then outstanding under the applicable Revolving Facility such that immediately after giving effect to such purchases, each Borrowing thereunder shall be held by each Lender in accordance with its Pro Rata Share of such Revolving Facility (and, in connection therewith, each applicable Borrower shall pay all amounts that would have been payable pursuant to Section 3.05 had the Revolving Loans so purchased been prepaid on such date);
(vi)the final maturity date of any Incremental Revolving Facility shall be no earlier than the Initial Revolving Termination Date and no Incremental Revolving Facility will require any scheduled amortization or mandatory commitment reduction prior to the Initial Revolving Termination Date;
(vii)the final maturity date of any Incremental Revolving Commitment shall be the same as the final maturity date of the Revolving Facility being increased (for the avoidance of doubt, and be subject to the same provisions of the definition of “Revolving Termination Date”) and no Incremental Revolving Commitment will require any scheduled amortization or mandatory commitment reduction prior to the final maturity date of the Revolving Facility being increased; and
(viii)the Effective Yield with respect to any Incremental Revolving Facility shall be determined by the Parent Borrower and the Lenders of the Incremental Revolving Facility.
Any Incremental Revolving Commitment established hereunder shall have terms identical to the Dollar Revolving Commitments, Limited Currency Revolving Commitments ~~or~~, Multicurrency Revolving Commitments or Venue Expansion Revolving Commitments, as the case may be, existing on the Amendment No. ~~11~~12 Effective Date; provided that, if required to consummate an Incremental Revolving Commitment, the pricing, interest rate margins, rate floors and undrawn fees on the Revolving Facility being increased may be increased for all Lenders of such Revolving Facility without the consent of any Lender, but additional upfront or similar fees may be payable to the Lenders participating in the Incremental Revolving Commitment without any requirement to pay such amounts to any existing Lenders, it being understood that the Credit Parties and the Administrative Agent may make (without the consent of or notice to any other party) any amendment to reflect such increase in the Revolving Commitments.
Any Incremental Revolving Facility established hereunder shall be on terms to be determined by the Parent Borrower and the Lenders thereunder (and the Parent Borrower and the Administrative Agent may, without the consent of any other Lender, enter into an amendment to this Credit Agreement to appropriately include the Incremental Revolving Facilities hereunder); provided that, to the extent that such terms and documentation are not consistent with the applicable Revolving Facilities (except to the extent permitted by clause (vi) or (viii) above), they shall be reasonably satisfactory to the Administrative Agent; provided, further, that (x) without the consent of the Administrative Agent, such documentation may contain additional or more restrictive covenants than any then-existing Term Loans or Revolving Facility if such covenants are applicable only after the Final Maturity Date hereunder and (y) to the extent that any financial maintenance covenant is added for the benefit of any Incremental Revolving Facility that applies prior to the Final Maturity Date hereunder, no consent shall be required from the Administrative Agent or any Lender to the extent that such financial maintenance covenant is also added for the benefit of all of the Term Loans and Revolving Facilities.
(h)Establishment of Incremental Term Loans. Subject to Section 2.01(f), the Parent Borrower may, at any time, establish additional term loan commitments (including additional commitments for Term B-4 Loans) for Incremental Term Loans; provided that:
(i)any Person that is not a Lender or Eligible Assignee that is proposed to be a Lender shall be reasonably acceptable to the Administrative Agent;
(ii)Persons providing commitments for the Incremental Term Loan pursuant to this Section 2.01(h) will provide an Incremental Term Loan Joinder Agreement;

(iii)additional commitments established for the Incremental Term Loan will be in a minimum aggregate principal amount of $15.0 million and integral multiples of $5.0 million in excess thereof; provided that such commitments shall not be established on more than four (4) separate occasions;
(iv)the final maturity date of any Incremental Term Loan shall be no earlier than the later of (A) the Term B-4 Loan Termination Date and (B) the Initial Revolving Termination Date;
(v)the Effective Yield with respect to any Incremental Term Loans shall be determined by the Parent Borrower and the Lenders of the Incremental Term Loans; and
(vi)the Weighted Average Life to Maturity of any Incremental Term Loan shall not be shorter than the Term B-4 Loans (without giving effect to such Incremental Term Loans).
Any Incremental Term Loan established hereunder shall be on terms to be determined by the Parent Borrower and the Lenders thereunder (and the Parent Borrower and the Administrative Agent may, without the consent of any other Lender, enter into an amendment to this Credit Agreement to appropriately include the Incremental Term Loans hereunder including, without limitation, to provide that such Incremental Term Loans shall share in mandatory prepayments on the same basis as the Term B-4 Loans); provided that, to the extent that such terms and documentation are not consistent with the Term B-4 Loans (except to the extent permitted by clause (iv), (v) or (vi) above and except to the extent of any market call provisions), they shall be reasonably satisfactory to the Administrative Agent; provided, further, that (x) without the consent of the Administrative Agent, such documentation may contain additional or more restrictive covenants than those contained herein if such covenants are applicable only after the Final Maturity Date hereunder and (y) to the extent that any financial maintenance covenant is added for the benefit of any Incremental Term Loans that applies prior to the Final Maturity Date hereunder, no consent shall be required from the Administrative Agent or any Lender to the extent that such financial maintenance covenant is also added for the benefit of all Lenders.
2.02    Borrowings, Conversions and Continuations.
(a)Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of a Term Benchmark Loan shall be made upon the applicable Borrower’s irrevocable notice to the Applicable Agent by delivery to the Applicable Agent of a written Loan Notice appropriately completed and signed by a Responsible Officer of the applicable Borrower; provided that, if such Loan Notice is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent. Each such notice must be received by the Applicable Agent not later than (i) with respect to Term Benchmark Loans or RFR Loans, 12:00 noon (Local Time) three (3) Business Days (or, in the case of Limited Currency Revolving Loans or Multicurrency Revolving Loans denominated in Alternative Currency, four (4) Business Days) prior to the requested date of the Borrowing, conversion or continuation, as applicable, or (ii) with respect to Base Rate Loans, 12:00 noon (Local Time) on the requested date of the Borrowing, conversion or continuation, as applicable. Except in the case of any Revolving Loan that is borrowed to refinance a Swingline Loan or L/C Borrowing (which may be in an amount sufficient to refinance such Swingline Loan or L/C Borrowing), each Borrowing, conversion or continuation shall be in a principal amount of (i) with respect to Term Benchmark Loans or RFR Loans (A) denominated in Dollars, $1.0 million or a whole multiple of $1.0 million in excess thereof, (B) denominated in Euros, €1.0 million or a whole multiple of €1.0 million in excess thereof, (C) denominated in £, £1.0 million or a whole multiple of £1.0 million in excess thereof, (D) denominated in Canadian Dollars, C$1.0 million or a whole multiple of C$1.0 million in excess thereof, (E) denominated in Australian Dollars, AU$1.0 million or a whole multiple of AU$1.0 million in excess thereof, (F) denominated in Swiss Francs, CHF1.0 million or a whole multiple of CHF$1.0 million in excess thereof, (G) denominated in Swedish Krona, kr7.0 million or a whole multiple of kr7.0 million in excess thereof, (H) denominated in Danish Krone, Dkr2.0 million or a whole multiple of Dkr1.0 million in excess thereof, (I) denominated in Mexican Pesos, MXN5.0 million or a whole multiple of MXN1.0 million in excess thereof, (J) denominated in Japanese Yen, ¥100.0 million or a whole multiple of ¥100.0 million n in excess thereof or (K) denominated in Brazilian Real, R$1.0 million or a whole multiple of R$1.0 million in excess thereof or (ii) with respect to Base Rate Loans, $1.0 million or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether such Borrower’s request is with respect to Dollar

Revolving Loans, Limited Currency Revolving Loans, Multicurrency Revolving Loans ~~or~~, Venue Expansion Revolving Loans or Term B-4 Loans, (ii) whether such request is for a Borrowing, conversion, or continuation, (iii) the requested date of such Borrowing, conversion or continuation (which shall be a Business Day), (iv) the principal amount of Loans to be borrowed, converted or continued, (v) the Type of Loans to be borrowed, converted or continued, (vi) if such Loans are Limited Currency Revolving Loans or Multicurrency Revolving Loans, the currency of such Loans (which shall be an Approved Currency) and (vii) if applicable, the duration of the Interest Period with respect thereto. If the applicable Borrower fails to specify a Type of Loan in a Loan Notice or if the applicable Borrower fails to give a timely notice requesting a conversion or continuation (other than with respect to Limited Currency Revolving Loans or Multicurrency Revolving Loans denominated in an Alternative Currency), then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term Benchmark Loans. If the applicable Borrower requests a Borrowing of, conversion to, or continuation of Term Benchmark Loans in any Loan Notice, but fails to specify an Interest Period, the Interest Period will be deemed to be one (1) month. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Parent Borrower or any other Borrower to repay such Loan in accordance with the terms hereof. Notwithstanding the foregoing, with respect to Term Benchmark Loans to be made under the Revolving Facility on the Amendment No. ~~11~~12 Effective Date in Dollars, the required notice may be received by the Applicable Agent no later than 12:00 noon on the Business Day prior to the Amendment No. ~~11~~12 Effective Date.
(b)Following receipt of a Loan Notice, the Applicable Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Loans (the “Section 2.02(b) Ratable Share”), and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Applicable Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing denominated in Dollars, each Lender shall make the amount of its Loan available to the Applicable Agent in Dollars in immediately available funds at the Applicable Agent’s Office not later than 2:00 p.m. (New York time) on the Business Day specified in the applicable Loan Notice. In the case of a Borrowing denominated in an Alternative Currency, each Lender shall make the amount of its Loan (net of applicable acceptance fees) available to the Applicable Agent in the applicable Alternative Currency in immediately available funds at the Applicable Agent’s Office not later than 2:00 p.m. (Local Time) on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Applicable Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Applicable Agent either by (i) crediting the account of such Borrower on the books of the Applicable Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Applicable Agent by such Borrower. Notwithstanding anything contained in any Credit Document to the contrary, with respect to any requested Fronted Currency Loan (i) the Section 2.02(b) Ratable Share of the Alternative Currency Fronting Lender(s) for the applicable Fronted Currency shall be determined as if the Alternative Currency Fronting Lender(s) ratably owned the Multicurrency Revolving Commitments of the Participating Fronted Currency Lenders (for the avoidance of doubt, it is understood and agreed that (A) for the purposes of determining Pro Rata Shares of the Multicurrency Revolving Lenders and the use of the Multicurrency Revolving Commitments, the Multicurrency Revolving Commitments of the Participating Fronted Currency Lenders shall be deemed to be used when the Alternative Currency Fronting Lender(s) make such Fronted Currency Loan and (B) the Pro Rata Shares of the Multicurrency Revolving Lenders shall not otherwise be affected by the transactions contemplated by this sentence), and such Section 2.02(b) Ratable Share for purposes of this clause (i) shall be notified in writing by the Administrative Agent upon request by the applicable Alternative Currency Fronting Lender(s), (ii) if such Fronted Currency Loan is not paid for any reason when due (at maturity, acceleration or otherwise), each Participating Fronted Currency Lender shall pay to the Alternative Currency Fronting Lender an amount in Dollars equal to the Dollar Equivalent of such Participating Fronted Currency Lender’s Pro Rata Share (without giving effect to the immediately preceding clause (i)) under the Multicurrency Revolving Facility of such Fronted Currency Loan (which such payment to be made (x) if any applicable Alternative Currency Fronting Lender makes the request therefor prior to noon on any Business Day, on such Business Day and (y) if otherwise, on the Business Day following the request therefor by the applicable Alternative Currency Fronting Lender), and such payment shall be made by such Participating Fronted Currency Lender regardless of any circumstance whatsoever, including the occurrence of a Default, Event of Default or the termination or expiration of the Multicurrency Revolving Commitments (and if such payment is not made by such Participating Fronted Currency Lender when required pursuant to this clause (ii), then interest (in Dollars) shall accrue on such payment at a rate equal to the greater of the applicable Overnight Bank Funding Rate from time to time in effect and a rate reasonably determined by the applicable Alternative Currency Fronting Lender in its sole discretion in accordance with banking industry rules on interbank compensation, and such payment and the interest thereon shall be due upon demand), (iii) the Participating Fronted Currency Lenders shall have no obligation to make any Loan in any Fronted Currency, and no Lender (other than the Alternative Currency Fronting Lenders) shall be liable or otherwise responsible for the failure of the applicable Alternative Currency Fronting Lender(s) to make any Fronted Currency Loan, (iv) the interest on the Fronted Currency Loans made by each Alternative Currency Fronting Lender pursuant to the operation of this sentence shall be for the account of such Alternative Currency Fronting Lender, (v) if there is no Alternative Currency Fronting Lender for a particular Fronted Currency at any time, then no Fronted Currency Loans in such Fronted Currency shall be made at such time and (vi) the Alternative Currency Fronting Lender for any particular Fronted Currency may set limits on the aggregate amount of Revolving Loans that may be made by it in such Fronted Currency by notice to the Administrative Agent and the Parent Borrower.
(c)Except as otherwise provided herein, without the consent of the Required Lenders, a Term Benchmark Loan may be continued or converted only on the last day of an Interest Period for such Term Benchmark Loan. During the existence of a Default or Event of Default, at the request of the Required Lenders or the Applicable Agent, (i) no Loan denominated in Dollars or Canadian Dollars may be requested as, converted to or continued as a Term Benchmark Loan and (ii) any outstanding Term Benchmark Loan (x) if denominated in Dollars, shall be converted to a Base Rate Loan on the last day of the Interest Period with respect thereto and (y) if denominated in Canadian Dollars, shall be converted to a Loan bearing interest at the Canadian Prime Rate plus the CBR Spread on the last day of the Interest Period with respect thereto.
(d)The Applicable Agent shall promptly notify the applicable Borrower and the Lenders of the interest rate applicable to any Interest Period for Term Benchmark Loans or the interest rate applicable for RFR Loans, in each case, upon determination of such interest rate. The determination of the applicable Relevant Rate by the Applicable Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Applicable Agent shall notify the Borrowers and the Lenders of any change in the Applicable Agent’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(e)After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect with respect to the Revolving Loans and Term B-4 Loans.
2.03    Additional Provisions with Respect to Letters of Credit.
(a)Obligation to Issue or Amend.
(i)No L/C Issuer shall issue any Letter of Credit if:
(A)subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve (12) months after the date of issuance or last extension, unless the Administrative Agent and such L/C Issuer have approved such expiry date;
(B)the expiry date of any requested Letter of Credit would occur after the L/C Expiration Date, unless all the L/C Revolving Lenders have approved such expiry date;
(C)with respect to a Letter of Credit to be issued by a Dollar L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars; or
(D)with respect to a Letter of Credit to be issued by a Multicurrency L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars, Canadian Dollars, Euros or Sterling

(provided that the foregoing shall in no way limit the right of a Multicurrency L/C Issuer, in its sole discretion, to issue a Letter of Credit in any other Approved Currency).
(ii)No L/C Issuer shall be under any obligation to issue, amend or extend any Letter of Credit if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing, amending or extending such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance, amendment or extension of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Amendment No. ~~11~~12 Effective Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense that was not applicable on the Amendment No. ~~11~~12 Effective Date and that such L/C Issuer in good faith deems material to it;
(1)the issuance, amendment or extension of such Letter of Credit would violate any Law applicable to such L/C Issuer;
(2)except as otherwise agreed by such L/C Issuer and the Administrative Agent, such Letter of Credit is in an initial stated amount less than the Dollar Equivalent of $20,000;
(3)without derogation of clauses (a)(i)(C) and (D) above, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency (it being understood and agreed, for the avoidance of doubt, that no L/C Issuer will be required to issue any Letters of Credit in Brazilian Real);
(4)except as otherwise agreed by such L/C Issuer, such Letter of Credit contains provisions for automatic reinstatement of the stated amount after any drawing thereunder;
(5)any Dollar Revolving Lender or Limited Currency Revolving Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of cash collateral, reasonably satisfactory to such L/C Issuer with the Parent Borrower or such Lender to eliminate the L/C Issuer’s actual or potential L/C Obligations (after giving effect to Section 2.16) with respect to such Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has exposure; and
(6)such Letter of Credit is a commercial Letter of Credit, unless such L/C Issuer otherwise consents, or if the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer with respect to letters of credit.
(iii)No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof; or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(iv)The applicable L/C Issuer shall act on behalf of the L/C Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by such L/C Issuer in connection with such Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term

“Administrative Agent” as used in Article X included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.
(b)Procedures for Issuance and Amendment; Auto-Extension Letters of Credit.
(i)Each Letter of Credit shall be issued or amended, as the case may be, upon the request of any Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) (or transmitted by electronic communication, including an Approved Borrower Portal, if arrangements for such transmission have been approved by the applicable L/C Issuer) in the form of a L/C Application, appropriately completed and signed by a Responsible Officer of such Borrower. Each such L/C Application must be received by the applicable L/C Issuer and the Administrative Agent (A) not later than 12:00 noon (New York time) at least three (3) Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Letter of Credit denominated in Dollars and (B) not later than 12:00 noon (Local Time) at least five (5) Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Letter of Credit denominated in an Alternative Currency (or, in each case, such later date and time as the applicable L/C Issuer and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such L/C Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as such L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such L/C Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; (D) the purpose and nature of the requested Letter of Credit; and (E) such other matters as such L/C Issuer may reasonably require. Additionally, the Parent Borrower shall furnish to such L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may require.
(ii)Promptly after receipt of any L/C Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such L/C Application from the applicable Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless such L/C Issuer has received written notice from the Administrative Agent, any L/C Revolving Lender or any Credit Party, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 5.01 (if issued on the Amendment No. ~~11~~12 Effective Date) or 5.02 shall not then be satisfied, then, subject to the terms and conditions hereof, the applicable L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower (or Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices.
(iii)If any Borrower so requests in any L/C Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued (but in any event not later than 30 days prior to the scheduled expiry date thereof). Unless otherwise directed by the L/C Issuer, the applicable Borrower shall not be required to make a specific request to the applicable L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the L/C Revolving Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the L/C Expiration Date; provided, however, that no L/C Issuer shall permit any such extension if (A) such L/C Issuer has determined that it would not be permitted or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Non-Extension Notice Date from the Administrative Agent or the applicable Borrower that one or more of the applicable conditions specified in Section 5.02 is not then satisfied, and in each case directing such L/C Issuer not to permit such extension.
(iv)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)Drawings and Reimbursements; Funding of Participations.
(i)Upon any drawing under any Letter of Credit, the applicable L/C Issuer shall notify the applicable Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in Dollars, the Parent Borrower shall reimburse such L/C Issuer in Dollars. In the case of a Letter of Credit denominated in Sterling or euros, the applicable Borrower shall reimburse such L/C Issuer in Sterling or Euros, as applicable. In the case of a Letter of Credit denominated in an Alternative Currency other than Sterling or Euros, the applicable Borrower shall reimburse such L/C Issuer in such Alternative Currency unless (x) such L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (y) in the absence of any such requirement for reimbursement in Dollars, the applicable Borrower shall have notified such L/C Issuer promptly following receipt of the notice of drawing that the applicable Borrower will reimburse such L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing as of the applicable Revaluation Date under a Letter of Credit denominated in an Alternative Currency other than Sterling or Euros, such L/C Issuer shall notify the applicable Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than (x) 12:00 noon (New York time) on or prior to the date that is three (3) Business Days following the date that the applicable Borrower receives notice from any L/C Issuer of any payment by such L/C Issuer under a Letter of Credit to be reimbursed in Dollars, and (y) the Applicable Time on or prior to the date that is three (3) Business Days following the date the applicable Borrower receives notice from any L/C Issuer of any payment by such L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date of payment by such L/C Issuer under a Letter of Credit, an “Honor Date”), the applicable Borrower shall reimburse such L/C Issuer through the Administrative Agent in Dollars or in the applicable Alternative Currency, as the case may be, in an amount equal to the amount of such drawing; provided, that such Borrower, and the applicable L/C Issuer may, each in their discretion, with the consent of the Administrative Agent and so long as such arrangements do not adversely affect the rights of any Lender in any material respect, enter into Letter of Credit cash collateral prefunding arrangements acceptable to them for the purpose of reimbursing Letter of Credit draws. If the applicable Borrower does not to reimburse the applicable L/C Issuer on the Honor Date, the Administrative Agent, at the request of such L/C Issuer, shall promptly notify each L/C Revolving Lender as of the Honor Date the Dollar Equivalent of such unreimbursed drawing (an “Unreimbursed Amount”) and the amount of such L/C Revolving Lender’s L/C Commitment Percentage thereof.
(ii)Each L/C Revolving Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of such L/C Issuer, in Dollars at the Administrative Agent’s Office for payments in Dollars in an amount equal to its L/C Commitment Percentage of such Unreimbursed Amount not later than 1:00 p.m. (Local Time) on the Business Day specified in such notice by the Administrative Agent. With respect to any Unreimbursed Amount, the applicable Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of such Unreimbursed Amount, which L/C Borrowing shall be due and payable on demand

(together with interest) and shall bear interest at (i) through and including the third Business Day following the Honor Date, the rate of interest applicable to Revolving Loans that are Base Rate Loans and (ii) thereafter, the Default Rate. In such event, each L/C Revolving Lender’s payment to the Administrative Agent for the account of such L/C Issuer pursuant to this Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.03.
(iii)Until an L/C Revolving Lender funds its L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such L/C Revolving Lender’s L/C Commitment Percentage of such amount shall be solely for the account of such L/C Issuer.
(iv)Each L/C Revolving Lender’s obligation to make L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such L/C Revolving Lender may have against such L/C Issuer, the Parent Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, (C) non-compliance with the conditions set forth in Section 5.02, or (D) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that such L/C Issuer shall have complied with the provisions of Section 2.03(b)(ii). No such making of an L/C Advance shall relieve or otherwise impair the obligation of each Borrower to reimburse any L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.
(v)If any L/C Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such L/C Revolving Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such L/C Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s L/C Advance in respect of the relevant L/C Borrowing. A certificate of the applicable L/C Issuer submitted to any applicable L/C Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (v) shall be conclusive absent manifest error.
(d)Repayment of Participations.
(i)At any time after any L/C Issuer has made a payment under any Letter of Credit and has received from any L/C Revolving Lender such L/C Revolving Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the applicable Borrower or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such L/C Revolving Lender its L/C Commitment Percentage (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such L/C Revolving Lender’s L/C Advance was outstanding), in the same currency in which such L/C Revolving Lender’s L/C Advance was made and in the same type of funds as those received by the Administrative Agent.
(ii)If any payment received by the Administrative Agent for the account of any L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each L/C

Revolving Lender shall pay to the Administrative Agent for the account of such L/C Issuer its L/C Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such L/C Revolving Lender, at a rate per annum equal to the applicable Overnight Bank Funding Rate from time to time in effect. The obligations of the L/C Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Credit Agreement.
(e)Obligations Absolute. The obligation of each Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances, including the following:
(i)any lack of validity or enforceability of such Letter of Credit, this Credit Agreement or any other Credit Document;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that any Borrower, any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)any payment by any L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by any L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(v)any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to any Borrower or any Subsidiary or in the relevant currency markets generally; or
(vi)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or any Subsidiary.
The applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to such Borrower and, in the event of any claim of noncompliance with such Borrower’s instructions or other irregularity, such Borrower will immediately notify the applicable L/C Issuer. The Borrowers shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)Role of the L/C Issuers in such Capacity. Each L/C Revolving Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of any L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any L/C Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Required L/C Lenders; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable judgment); or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to such Borrower’s use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude such Borrower’s pursuing such rights and remedies as such Borrower may have against the beneficiary or transferee at law or under any other agreement. None of any L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, each Borrower shall have a claim against each L/C Issuer, and each L/C Issuer shall be liable to each Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower that are determined by a court of competent jurisdiction in a final non-appealable judgment to have been caused by such L/C Issuer’s willful misconduct or gross negligence (as determined by a court of competent jurisdiction in a final, non-appealable judgment) or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and each L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason.
(g)Cash Collateral. Upon the request of the Administrative Agent or the applicable L/C Issuer, (i) if any L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in a L/C Borrowing, (ii) if, as of the L/C Expiration Date any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, or (iii) if the proviso in the definition of “Revolving Termination Date” shall become operative, the applicable Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in each case, in an amount equal to 103% of such Outstanding Amount determined as of the date of such L/C Borrowing or the L/C Expiration Date as the case may be). The Administrative Agent may, at any time and from time to time after the initial deposit of cash collateral, request that additional cash collateral be provided in order to protect against the results of exchange rate fluctuations. For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the applicable L/C Issuer and the L/C Revolving Lenders, as collateral for such L/C Obligations, cash or deposit account balances pursuant to customary documentation in form and substance reasonably satisfactory to the Administrative Agent and such L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. Cash collateral shall be maintained in blocked, interest bearing deposit accounts or money market fund accounts at the Administrative Agent.
(h)Applicability of ISP. Unless otherwise expressly agreed by any L/C Issuer and the applicable Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit.
(i)Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of any Subsidiary of the Parent Borrower, the Borrowers shall be obligated to reimburse the applicable L/C Issuer for any and all drawings under such Letter of Credit. The Borrowers hereby acknowledge that the issuance of Letters of Credit for the account of the Parent Borrower’s Subsidiaries inures to the benefit of the Borrowers, and that each Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
(j)Letter of Credit Fees. The Borrowers shall pay Letter of Credit Fees as set forth in Section 2.09(b).
(k)Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(l)Addition of L/C Issuer. Parent Borrower may, at any time and from time to time, designate one or more additional Revolving Lenders to act as a Dollar L/C Issuer or a Multicurrency L/C Issuer under the terms of this Credit Agreement, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such Revolving Lender. Any Revolving Lender designated as a Dollar L/C Issuer or Multicurrency L/C Issuer, as the case may be, pursuant to this Section 2.03(l) shall have all the rights and obligations of the Dollar L/C Issuer and Multicurrency L/C Issuer, respectively, under the Credit Documents with respect to Letters of Credit issued or to be issued by it, and all references in the Credit Documents to the term “L/C Issuer,” “Dollar L/C Issuer” or “Multicurrency L/C Issuer” shall, with respect to such Letters of Credit, be deemed to refer to such Lender in its capacity as the L/C Issuer, as the context shall require. The Administrative Agent shall notify the Revolving Lenders of any such additional L/C Issuer. If at any time there is more than one L/C Issuer hereunder, Parent Borrower may, in its discretion, select which L/C Issuer is to issue any particular Letter of Credit.
2.04    Additional Provisions with Respect to Swingline Loans.
(a)Borrowing Procedures. Each Swingline Borrowing shall be made upon the Parent Borrower’s irrevocable notice to the Swingline Lender and the Administrative Agent by delivery to the Swingline Lender and the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Parent Borrower~~.~~ (which notice may be transmitted by electronic communication, including an Approved Borrower Portal, if arrangements for such transmission have been approved by the Administrative Agent). Each such notice must be received by the Swingline Lender and the Administrative Agent not later than 2:00 p.m. (New York time) on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swingline Lender of any Loan Notice, the Swingline Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Loan Notice and, if not, the Swingline Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent prior to 3:00 p.m. (New York time) on the date of the proposed Swingline Borrowing (A) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in this Article II, or (B) that one or more of the applicable conditions specified in Section 5.01 (if on the Amendment No. 7 Effective Date) and Section 5.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender will, not later than 4:00 p.m. (New York time) on the borrowing date specified in such Loan Notice, make the amount of its Swingline Loan available to the Parent Borrower at its office by crediting the account of the Parent Borrower on the books of the Swingline Lender in immediately available funds. The Swingline Lender shall not be required to make any Swingline Loan at any time when a Dollar Revolving Lender is a Defaulting Lender (except if all of the Swingline Exposure of such Defaulting Lender is reallocated pursuant to Section 2.16).
(b)Refinancing.
(i)The Swingline Lender at any time in its sole and absolute discretion may (and, in any event, within ten Business Days of the applicable Swingline Borrowing, shall) request that each Dollar Revolving Lender fund its risk participations in Swingline Loans in an amount equal to such Dollar Revolving Lender’s Dollar Revolving Commitment Percentage of Swingline Loans then outstanding. Each Dollar Revolving Lender shall make an amount equal to its Dollar Revolving Commitment Percentage of the amount specified in such notice available to the Administrative Agent in immediately available funds for the account of the Swingline Lender at the Administrative Agent’s Office not later than 1:00 p.m. (New York time) on the day specified in such notice. The Administrative Agent shall remit the funds so received to the Swingline Lender.
(ii)Each Dollar Revolving Lender’s funding of its risk participation in the relevant Swingline Loan and each Dollar Revolving Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to Section 2.04(b)(i) shall be deemed payment in respect of such participation.
(iii)If any Dollar Revolving Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Dollar Revolving Lender pursuant to the foregoing provisions of this Section 2.04(b) by the time specified in Section 2.04(b)(i), the Swingline Lender shall be entitled to recover from such Dollar Revolving Lender (acting through the

Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by the Swingline Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Dollar Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Dollar Revolving Lender’s funded participation in the relevant Swingline Loan. A certificate of the Swingline Lender submitted to any Dollar Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)    Each Dollar Revolving Lender’s obligation to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.04(b) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Dollar Revolving Lender may have against the Swingline Lender, the Parent Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, (C) non-compliance with the conditions set forth in Section 5.02, or (D) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that Swingline Lender has complied with the provisions of Section 2.04(a). No such purchase or funding of risk participations shall relieve or otherwise impair the obligation of the Parent Borrower to repay Swingline Loans, together with interest as provided herein.
(c)Repayment of Participations.
(i)At any time after any Dollar Revolving Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Dollar Revolving Lender its Dollar Revolving Commitment Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Dollar Revolving Lender’s risk participation was funded) in the same funds as those received by the Swingline Lender.
(ii)If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Dollar Revolving Lender shall pay to the Swingline Lender its Dollar Revolving Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Effective Rate. The Administrative Agent will make such demand upon the request of the Swingline Lender. The obligations of the Dollar Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Credit Agreement.
(d)Interest for Account of Swingline Lender. The Swingline Lender shall be responsible for invoicing the Parent Borrower for interest on the Swingline Loans. Until each Dollar Revolving Lender funds its risk participation pursuant to this Section 2.04 of any Swingline Loan, interest in respect thereof shall be solely for the account of the Swingline Lender.
(e)Payments Directly to Swingline Lender. The Parent Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.
2.05    Repayment of Loans.
(a)Revolving Loans. The Parent Borrower shall repay to the Dollar Revolving Lenders the Outstanding Amount of Dollar Revolving Loans on the Revolving Termination Date. Each Borrower shall repay to the Limited Currency Revolving Lenders the Outstanding Amount of the Limited Currency Revolving Loans made to it on the Revolving Termination Date. Each Borrower shall repay to the Multicurrency Revolving Lenders the

Outstanding Amount of Multicurrency Revolving Loans made to it on the Revolving Termination Date. Each Borrower shall repay to the Venue Expansion Revolving Lenders the Outstanding Amount of Venue Expansion Revolving Loans made to it on the Revolving Termination Date.
(b)Swingline Loans. The Parent Borrower shall repay to the Swingline Lender the Outstanding Amount of the Swingline Loans on the Revolving Termination Date.
(c)[Reserved].
(d)Term B-4 Loans. Starting with the last Business Day of December 2019, on the last Business Day of each March, June, September and December, the Parent Borrower shall repay an aggregate principal amount of Term B-4 Loans equal to 0.25% of the aggregate principal amount of all Term B-4 Loans funded or converted from Term B-3 Loans on the Amendment No. 6 Effective Date, and on the Term B-4 Loan Termination Date all Term B-4 Loans that are outstanding on the Term B-4 Loan Termination Date shall be repaid in full.
In the event any Incremental Term Loans, Refinancing Term Loans or Extended Term Loans are made, such Incremental Term Loans, Refinancing Term Loans or Extended Term Loans, as applicable, shall be repaid by the Parent Borrower in the amounts and on the dates set forth in the Additional Credit Extension Amendment with respect thereto and on the applicable maturity date thereof.
(e)Term A-2 Loans and Term B-3 Loans. On the Amendment No. 6 Effective Date, all Term B-3 Loans that are not Converted Term B-3 Loans and all Term A-2 Loans, in each case, that are outstanding on the Amendment No. 6 Effective Date shall be repaid in full.
2.06    Prepayments.
(a)Voluntary Prepayments. The Loans may be repaid in whole or in part without premium or penalty (except as set forth in the last paragraph of this Section 2.06(a) and, in the case of Loans other than Base Rate Loans, amounts payable pursuant to Section 3.05); provided that:
(i)    in the case of Loans other than Swingline Loans, (A) notice thereof must be received by 12:00 noon (Local Time) by the Applicable Agent (which notice may be transmitted by electronic communication, including an Approved Borrower Portal, if arrangements for doing so have been approved by the Applicable Agent) at least three (3) Business Days prior to the date of prepayment, in the case of Term Benchmark Loans or RFR Loans, and one (1) Business Day prior to the date of prepayment, in the case of Base Rate Loans, (B) any such prepayment shall be a minimum principal amount of (n) $1.0 million and integral multiples of $1.0 million in excess thereof, in the case of Term Benchmark Loans or RFR Loans denominated in Dollars, (o) €1.0 million and integral multiples of €1.0 million in excess thereof, in the case of Term Benchmark Loans denominated in Euros, (p) £1.0 million and integral multiples of £1.0 million in excess thereof, in the case of RFR Loans denominated in Sterling, (q) C$1.0 million and integral multiples of C$1.0 million in excess thereof, in the case of Term Benchmark Loans or RFR Loans denominated in Canadian Dollars, (r) kr7.0 million and integral multiples of kr7.0 million in excess thereof, in the case of Term Benchmark Loans denominated in Swedish Krona, (s) AU$1.0 million and integral multiples of AU$1.0 million in excess thereof, in the case of Term Benchmark Loans denominated in Australian Dollars, (t) ¥100.0 million and integral multiples of ¥100.0 million thereof, in the case of Term Benchmark Loans denominated in Japanese Yen, (u) CHF1.0 million and integral multiples of CHF1.0 million thereof, in the case of RFR Loans denominated in Swiss Francs, (v) Dkr2.0 million and integral multiples of Dkr1.0 million in excess thereof, in the case of Term Benchmark Loans denominated in Danish Krone, (w) MXN5.0 million and integral multiples of MXN1.0 million in excess thereof, in the case of Term Benchmark Loans denominated in Mexican Pesos, (x) R$1.0 million and integral multiples of R$1.0 million in excess thereof, in the case of Term Benchmark Loans denominated in Brazilian Real and (y) $1.0 million and integral multiples of $100,000 in excess thereof, in the case of Base Rate Loans denominated in Dollars, or, in each case the entire remaining principal amount thereof, if less; and

(ii)    in the case of Swingline Loans, (A) notice thereof must be received by the Swingline Lender by 1:00 p.m. (New York time) on the date of prepayment (which notice may be transmitted by electronic communication, including an Approved Borrower Portal, if arrangements for doing so have been approved by the Swingline Lender) (with a copy to the Administrative Agent), and (B) any such prepayment shall be in the same minimum principal amounts as for advances thereof (or any lesser amount that may be acceptable to the Swingline Lender).
Each such notice of voluntary prepayment hereunder shall be irrevocable and shall specify the date and amount of such prepayment, the Loans and Types of Loans that are being prepaid and, if Term Benchmark Loans are to be prepaid, the Interest Period(s) of such Loans. The Applicable Agent will give prompt notice to the applicable Lenders of any prepayment on the Loans and the Lender’s interest therein. Prepayments of Term Benchmark Loans hereunder shall be accompanied by accrued interest on the amount prepaid and breakage or other amounts due, if any, under Section 3.05. Notwithstanding the foregoing, a notice of voluntary prepayment delivered by the Parent Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Parent Borrower (by notice to the Applicable Agent on or prior to the specified effective date) if such condition is not satisfied. For the avoidance of doubt, all Original Revolving Commitments shall terminate on the Amendment No. 6 Effective Date and Parent Borrower shall repay all outstanding Original Revolving Loans and Original Swingline Loans, together with accrued and unpaid interest thereon.
(b)Mandatory Prepayments. Subject in each case to Section 2.06(c):
(i)Revolving Commitments.
(A)If at any time (1) the Outstanding Amount of Dollar Revolving Obligations shall exceed the Aggregate Dollar Revolving Committed Amount, (2) the Outstanding Amount of Limited Currency Revolving Obligations shall exceed the Aggregate Limited Currency Revolving Committed Amount, (3) the Outstanding Amount of Multicurrency Revolving Obligations shall exceed the Aggregate Multicurrency Revolving Committed Amount, (4) the Outstanding Amount of all Limited Currency Revolving Obligations and Multicurrency Revolving Obligations denominated in an Alternative Currency shall exceed the Alternative Currency Sublimit, (5) the Outstanding Amount of Venue Expansion Revolving Obligations shall exceed the Aggregate Venue Expansion Revolving Committed Amount, (6) the Outstanding Amount of Swingline Loans shall exceed the Swingline Sublimit and (~~6~~7) the L/C Obligations shall exceed the L/C Sublimit or the L/C Committed Amount (in each case, other than solely as a result of changes in Spot Rates) immediate prepayment will be made on or in respect of the applicable Revolving Obligations in an amount equal to the difference; provided, however, that, except under the circumstances described in Section 2.03(a)(ii)(A)(5), 2.03(c), 2.03(d)(i), 2.03(g), 2.06(b)(i)(B), 2.16(d) or 9.02(c), L/C Obligations will not be Cash Collateralized hereunder until the Revolving Loans and Swingline Loans have been paid in full. If on any Revaluation Date and solely as a result of changes in Spot Rates, (i) the Outstanding Amount of Limited Currency Revolving Obligations shall exceed 105% of the Aggregate Limited Currency Revolving Committed Amount, (ii) the Outstanding Amount of Multicurrency Revolving Obligations shall exceed 105% of the Aggregate Multicurrency Revolving Committed Amount or (iii) the Outstanding Amount of all Limited Currency Revolving Obligations and Multicurrency Revolving Obligations denominated in an Alternative Currency shall exceed 105% of the Alternative Currency Sublimit, immediate prepayment will be made on or in respect of the applicable Revolving Obligations in an amount equal to the difference.
(B)If the Administrative Agent or an L/C Issuer notifies the Parent Borrower at any time that the Outstanding Amount of all L/C Obligations (whether or not as a result of a change in Spot Rates) at such time exceeds an amount equal to 103% (or, if all or partially as a result of a change in Spot Rates, 105%) of the L/C Sublimit then in effect, then, within two (2) Business Days after receipt of such notice, the Parent Borrower shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the L/C Sublimit. If the Administrative Agent or an L/C Issuer notifies the Parent Borrower at any time that the Outstanding Amount of all L/C Obligations denominated in an Alternative Currency at such time exceeds an amount equal to 105% of the Alternative Currency L/C Sublimit then in effect, then, within two (2) Business Days after receipt of such notice, the Parent Borrower shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency L/C Sublimit. The Administrative Agent may, at any time and from time to time after the initial deposit of such cash collateral, request that additional cash collateral be provided in order to protect against the results of further exchange rate fluctuations.
(ii)Subject Dispositions and Involuntary Dispositions. On or before the applicable date set forth in the next sentence, prepayment will be made on the Loan Obligations in an amount equal to one hundred percent (100%) of the Net Cash Proceeds received from any Subject Disposition or Involuntary Disposition by any member of the Consolidated Group occurring after the Amendment No. ~~11~~12 Effective Date, but solely to the extent (x) the Net Cash Proceeds received in such Subject Disposition (or series of related Subject Dispositions) or Involuntary Disposition (or series of related Involuntary Dispositions) exceed $35.0 million, (y) the Net Cash Proceeds received in all Subject Dispositions or Involuntary Dispositions effected during the fiscal year in which the applicable Subject Disposition or Involuntary Disposition takes place exceeds $75.0 million and (z) such Net Cash Proceeds are not used to, subject to compliance with Section 8.02, acquire, maintain, develop, construct, improve, upgrade or repair Property or make Investments (other than inventory, accounts receivable, cash or Cash Equivalents) useful in the business of the Consolidated Group in any member of the Consolidated Group or to make investments in Permitted Acquisitions that are otherwise permitted hereunder within twelve (12) months of the date of such Subject Disposition or Involuntary Disposition (or to the extent contractually committed to be reinvested prior to the expiration of such twelve (12) month period, eighteen (18) months of the date of such Subject Disposition or Involuntary Disposition); provided that such a reinvestment shall not be permitted if an Event of Default shall have occurred and be continuing at the time the Parent Borrower commits to make such reinvestment or, if no such commitment is made, the time the reinvestment is actually made, and in either such circumstance such Net Cash Proceeds shall be used to make prepayments on the Loans; provided further that, to the extent any Incremental Equivalent Debt is then outstanding and is secured by a Lien on the Collateral that is pari passu in priority with the Lien on the Collateral securing the Obligations and is required by the terms thereof to make a prepayment or make a repurchase offer from the net cash proceeds of such Subject Disposition or Involuntary Disposition (“Applicable Pari Passu Debt”), a portion of such Net Cash Proceeds not exceeding the Ratable Net Proceeds Share may be applied to prepay such Applicable Pari Passu Debt. Any such prepayment from any Net Cash Proceeds required by the previous sentence shall be made (x) in the case of a Major Disposition in respect of which the notice referred to in Section 7.02(g) has not been delivered on or before the fifteenth (15th) Business Day following the receipt of the Net Cash Proceeds from such Major Disposition or to the extent such notice does not indicate reinvestment is intended with the Net Cash Proceeds of such Major Disposition, on or before the twenty-fifth (25th) Business Day following receipt of such Net Cash Proceeds and (y) in any other case, promptly after the Parent Borrower determines that it will not reinvest such Net Cash Proceeds in accordance with the terms and limitations of the previous sentence, but in no event later than 366 days (or 546 days if a contractual commitment to reinvest such Net Cash Proceeds has been made within the initial 366-day period) following the receipt of such Net Cash Proceeds.
(iii)Indebtedness. Prepayment will be made on the Loan Obligations in an amount equal to one hundred percent (100%) of the Net Cash Proceeds received from any incurrence or issuance of Indebtedness after the Amendment No. ~~11~~12 Effective Date (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 8.03, (other than (a) Refinancing Debt and (b) initial borrowings under Replacement Revolving Commitments)); provided that prepayments required by initial borrowings under Replacement Revolving Commitments shall be applied only to borrowings under the Replaced Revolving Commitments (with reduction or termination of Revolving Commitments being replaced as required by clause (i) of the proviso to Section 2.19(a)); provided, further, that prepayments required by initial borrowings or Refinancing Term Loans or incurrence of Refinancing Notes/Loans shall be applied only to borrowings under the Refinancing Term Loans (with reduction or termination of Revolving Commitments being replaced as required by clause (i) of the proviso to Section 2.18(a)). Any prepayment in respect of such Indebtedness hereunder will be payable on the Business Day following receipt by the Parent Borrower or other members of the Consolidated Group of the Net Cash Proceeds therefrom.
(iv)Consolidated Excess Cash Flow. If for any fiscal year of the Parent Borrower ending after December 31, 2018 there shall be Consolidated Excess Cash Flow, then, on a date that is no later than five Business Days following the date that financial statements for such fiscal year are required to be delivered pursuant to Section 7.01(a) (without giving effect to any extension permitted pursuant to Section 7.01(a) due to a later filing deadline granted by the SEC for any such date that is prior to the Term B-4 Loan Termination Date), the Loan Obligations shall be prepaid by an amount equal to the ECF Application Amount for such fiscal year less any voluntary prepayments of Term Loans made during such fiscal year (other than such voluntary prepayments that are funded by the proceeds of Indebtedness and for the avoidance of doubt other than any prepayments made on the Amendment No. 11 Effective Date).
(v)Term Benchmark Prepayment Account. If the Parent Borrower is required to make a mandatory prepayment of Term Benchmark Loans under this Section 2.06(b), so long as no Event of Default exists, the Parent Borrower shall have the right, in lieu of making such prepayment in full, to deposit an amount equal to such mandatory prepayment with the Applicable Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the Applicable Agent) by and in the sole dominion and control of the Applicable Agent. Any amounts so deposited shall be held by the Applicable Agent as collateral for the prepayment of such Term Benchmark Loans and shall be applied to the prepayment of the applicable Term Benchmark Loans at the earliest of (x) the end of the current Interest Periods applicable thereto, (y) three months following the date of such deposit and (z) at the election of the Applicable Agent, upon the occurrence of an Event of Default. At the request of the Parent Borrower, amounts so deposited shall be invested by the Applicable Agent in Cash Equivalents maturing on or prior to the date or dates on which it is anticipated that such amounts will be applied to prepay such Term Benchmark Loans; any interest earned on such Cash Equivalents will be for the account of the Parent Borrower and the Parent Borrower will deposit with the Applicable Agent the amount of any loss on any such Cash Equivalents to the extent necessary in order that the amount of the prepayment to be made with the deposited amounts may not be reduced.
(vi)Foreign Dispositions and Consolidated Excess Cash Flow. Notwithstanding any other provisions of this Section 2.06, (i) to the extent that any of or all the Net Cash Proceeds of any Subject Disposition or Involuntary Disposition by a Foreign Subsidiary (collectively, a “Foreign Disposition”) or Consolidated Excess Cash Flow attributable to Foreign Subsidiaries are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds or Consolidated Excess Cash Flow so affected will not be required to be applied to prepay Loan Obligations at the times provided in this Section 2.06 but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Parent Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all commercially reasonable actions available under applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds or Consolidated Excess Cash Flow that, in each case, would otherwise be required to be used to make a prepayment pursuant to Section 2.06(b)(ii) or 2.06(b)(iv), is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds or Consolidated Excess Cash Flow will be promptly (and in any event not later than ten Business Days after such repatriation) applied (net of additional Taxes payable or reserved against as a result thereof) to the prepayment of the Loan Obligations pursuant to this Section 2.06 and (ii) to the extent that the Parent Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Disposition or Foreign Subsidiary Consolidated Excess Cash Flow would have material adverse Tax cost consequences with respect to such Net Cash Proceeds or Consolidated Excess Cash Flow, such Net Cash Proceeds or Consolidated Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary; provided that, in the case of this clause (ii), on or before the date on which any such Net Cash Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to Section 2.06(b) or any such Consolidated Excess Cash Flow would have been required to be applied to prepayments pursuant to Section 2.06(b), the Parent Borrower applies an amount equal to such Net Cash Proceeds or Consolidated Excess Cash Flow to such reinvestments or prepayments, as applicable, as if such Net Cash Proceeds or Consolidated Excess Cash Flow had been received by the Parent Borrower rather than such Foreign Subsidiary, less the amount of additional Taxes that would have been payable or reserved against if such Net Cash Proceeds or Consolidated Excess Cash Flow had been repatriated (or, if less, the Net Cash Proceeds or Consolidated Excess Cash Flow that would be calculated if received by such Foreign Subsidiary).
(c)Application. Within each Loan, prepayments will be applied first to Base Rate Loans and RFR Loans, then to Term Benchmark Loans in direct order of Interest Period maturities. In addition:
(i)Voluntary Prepayments of Loans. Prepayments of the Term B-4 Loans pursuant to Section 2.06(a) shall be applied to either tranche of Term Loans as directed by the Parent Borrower (and, within such tranche, shall be applied to the payments required under Section 2.05(d) as directed by the Parent Borrower). Voluntary prepayments on the Loan Obligations will be paid by the Administrative Agent to the Lenders ratably in accordance with their respective interests therein.
(ii)Mandatory Prepayments of Loans. Mandatory prepayments on the Loan Obligations will be paid by the Applicable Agent to the Lenders ratably in accordance with their respective interests therein; provided that:
(A)Mandatory prepayments in respect of the Revolving Commitments under subsection (b)(i)(A) above shall be applied to the respective Revolving Obligations as appropriate.
(B)Mandatory prepayments in respect of Subject Dispositions and Involuntary Dispositions under subsection (b)(ii) above, Indebtedness under subsection (b)(iii) and Consolidated Excess Cash Flow under subsection (b)(iv) above shall be applied (i) first to the Term B-4 Loans on a pro rata basis (in direct order of maturity and, within such tranche, shall be applied on a pro rata basis to the payments required under Section 2.05(d)), then (ii) to the Revolving Obligations (without permanent reduction of the Revolving Commitments); provided that prepayments in respect of Indebtedness under subsection (b)(iii) with the proceeds of Refinancing Debt or Replacement Revolving Commitments shall be applied only to the Loan or Commitment being refinanced.
2.07    Termination or Reduction of Commitments.
The Dollar Revolving Commitments, the Limited Currency Revolving Commitments ~~or~~, the Multicurrency Revolving Commitments or the Venue Expansion Revolving Commitments (ratably among Dollar Revolving Commitments, the Limited Currency Revolving Commitments ~~or~~, the Multicurrency Revolving Commitments or the Venue Expansion Revolving Commitments, as applicable) hereunder may be permanently reduced in whole or in part by notice from the Parent Borrower to the Administrative Agent; provided that (i) any such notice thereof must be received by 12:00 noon (New York time) at least five (5) Business Days prior to the date of reduction or termination and any such reduction or terminations shall be in a minimum amount of $1.0 million and integral multiples of $1.0 million in excess thereof; and (ii) the Commitments may not be reduced to an amount less than the Outstanding Amount of Loan Obligations then outstanding thereunder. The Administrative Agent will give prompt notice to the Lenders of any such reduction in Commitments. Any reduction of any Commitments shall be applied to the Commitment of each applicable Lender according to its Pro Rata Share. All commitment or other fees accrued with respect to any Commitment through the effective date of any termination thereof shall be paid on the effective date of such termination. A notice of termination of the Commitments delivered by the Parent Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Parent Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

2.08    Interest.
(a)Subject to the provisions of subsection (b) below, (i) each Term Benchmark Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the applicable Relevant Rate for such Interest Period plus the Applicable Percentage; (ii) each Loan that is a Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Percentage; (iii) each RFR Loan shall bear interest on the outstanding principal amount from the applicable borrowing date at a rate per annum equal to the applicable Adjusted Daily Simple RFR plus the Applicable Percentage, and (iv) each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Percentage.
(b)    If any amount payable by the Borrowers under any Credit Document is not paid when due, then such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law.
(c)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(d)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(e)    With respect to the Amendment No. 10 Existing Term B-4 Loans, from and including the Amendment No. 10 Effective Date until the earlier of (x) the repayment of such Amendment No. 10 Existing Term B-4 Loans and (y) the Amendment No. 10 Existing Term B-4 Loan Interest Period Termination Date (such earlier date with respect to such Amendment No. 10 Existing Term B-4 Loans, the “Amendment No. 10 Existing Term B-4 Loan Interest Payment Date”), the Amendment No. 10 Existing Term B-4 Loans shall continue to bear interest at the Amendment No. 10 Existing Term B-4 Loan Interest Rate, subject to any increase if not paid when due pursuant to Section 2.08(b). On the Amendment No. 10 Existing Term B-4 Loan Interest Payment Date, the Borrower shall pay interest in respect of the Amendment No. 10 Existing Term B-4 Loans accrued from and including the beginning of the Amendment No. 10 Existing Term B-4 Loan Interest Period to the Amendment No. 10 Existing Term B-4 Loan Interest Payment Date at the Amendment No. 10 Existing Term B-4 Loan Interest Rate. On the Amendment No. 10 Existing Term B-4 Loan Interest Period Termination Date, any Amendment No. 10 Existing Term B-4 Loans that remain outstanding shall be converted to Term Benchmark Loans or Base Rate Loans, as selected by the Borrower in accordance with Section 2.02.
2.09    Fees.
(a)Commitment Fees. The Parent Borrower shall pay to the Administrative Agent for the account of (~~x~~w) each Dollar Revolving Lender in accordance with its Dollar Revolving Commitment Percentage, a commitment fee equal to the Commitment Fee Rate times the actual daily amount by which the Aggregate Dollar Revolving Committed Amount exceeds the sum of (i) the Outstanding Amount of Dollar Revolving Loans (but not, for the avoidance of doubt, any Swingline Loans) and (ii) the Outstanding Amount of Dollar Facility L/C Obligations, (~~y~~x) each Limited Currency Revolving Lender in accordance with its Limited Currency Revolving Commitment Percentage, a commitment fee equal to the Commitment Fee Rate times the actual daily amount by which the Aggregate Limited Currency Revolving Committed Amount exceeds the sum of (i) the Outstanding Amount of Limited Currency Revolving Loans and (ii) the Outstanding Amount of Limited Currency Facility L/C Obligations, ~~and~~ (~~z~~y) each Multicurrency Revolving Lender in accordance with its Multicurrency Revolving Commitment Percentage, a commitment fee equal to the Commitment Fee Rate times the actual daily amount by which the Aggregate Multicurrency Revolving Committed Amount exceeds the Outstanding Amount of Multicurrency Revolving Loans other than Fronted Currency Loans and (z) each Venue Expansion Revolving Lender in accordance with its Venue Expansion Revolving Commitment Percentage, a commitment fee equal to the

Commitment Fee Rate times the actual daily amount by which the Aggregate Venue Expansion Revolving Committed Amount exceeds the Outstanding Amount of Venue Expansion Revolving Loans (the fees in clauses (w), (x), (y), and (z) collectively, the “Commitment Fees”). The Commitment Fees shall be due and payable in arrears on the last Business Day of each March, June, September and December, commencing on the first such date to occur after the Amendment No. ~~11~~12 Effective Date; provided that all accrued and unpaid Commitment Fees shall become due on the Revolving Termination Date.
(b)Letter of Credit Fees.
(i)Letter of Credit Fees. The Parent Borrower shall pay to the Administrative Agent, for the account of each L/C Revolving Lender in accordance with its L/C Commitment Percentage, a Letter of Credit fee, in Dollars, for each Letter of Credit, an amount equal to the Applicable Percentage for Revolving Loans that are Term Benchmark Loans multiplied by the daily maximum undrawn Outstanding Amount under such Letter of Credit (the “Letter of Credit Fees”). For purposes of computing the daily undrawn Outstanding Amount under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.10. The Letter of Credit Fees shall be computed on a quarterly basis in arrears, and shall be due and payable on the tenth (10th) day of each January, April, July and October (for the Letter of Credit Fees accrued during the previous calendar quarter), commencing with the first such date to occur after the issuance of such Letter of Credit, on the L/C Expiration Date and thereafter on demand. If there is any change in the Applicable Percentage during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Percentage separately for each period during such quarter that such Applicable Percentage was in effect. Notwithstanding anything to the contrary contained herein, while any Event of Default has occurred and is continuing under Section 9.01(a), (f) or (h), all Letter of Credit Fees shall accrue at the Default Rate.
(ii)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Parent Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it, 0.125% of the daily undrawn Outstanding Amount under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth (10th) day of each January, April, July and October (for fronting fees accrued during the previous calendar quarter or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the L/C Expiration Date and thereafter on demand. For purposes of computing the daily undrawn Outstanding Amount under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.10. In addition, the applicable Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the applicable L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(c)[Reserved.]
(d)Alternative Currency Fronting Currency Lender Fees. The Parent Borrower shall pay each Alternative Currency Fronting Lender such fronting fees (if any) with respect to Fronted Currency Loans as may be agreed among the Administrative Agent, such Alternative Currency Fronting Lender and the Parent Borrower at such times as may be agreed among the Administrative Agent, such Alternative Currency Fronting Lender and the Parent Borrower.
(e)Other Fees. The Parent Borrower shall pay to the Lead Arrangers, for their own respective accounts, fees in the amounts and at the times specified in the Engagement Letter. The Parent Borrower shall also pay to the Administrative Agent, for its own account, fees in the amounts and at the times specified in the Administrative Agent Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. The Administrative Agent Fee Letter is hereby ratified and confirmed in all respects by JPMCB and Parent Borrower, and both such parties agree that it shall remain effective on and following the Amendment No. ~~11~~12 Effective Date.

The applicable Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.10    Computation of Interest and Fees.
All computations of interest for Base Rate Loans when the Base Rate is determined by JPMCB’s prime rate and computations of interest by reference to the Canadian Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Term Benchmark Loans or RFR Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one (1) day. Each determination by the Applicable Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
2.11    Payments Generally; Applicable Agent’s Clawback.
(a)General. All payments to be made by any Credit Party hereunder shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. All payments of principal and interest on any Loan shall be payable in the same currency as such Loan is denominated. All payments of fees pursuant to Section 2.09 shall be payable in Dollars. All payments in respect of Unreimbursed Amounts shall be payable in the currency provided in Section 2.03. All other payments herein shall be payable in the currency specified with respect to such payment or, if the currency is not specified, in Dollars. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Applicable Agent, for the account of the Lenders to which such payment is owed, at the Applicable Agent’s Office in Same Day Funds not later than 3:00 p.m. Local Time on the date specified herein. The Applicable Agent will promptly distribute to each Lender its Pro Rata Share of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Applicable Agent after 3:00 p.m. Local Time shall be deemed received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue. Subject to the definition of “Interest Period,” if any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)(i) Funding by Lenders; Presumption by Applicable Agent. Unless the Applicable Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Applicable Agent such Lender’s share of such Borrowing (net of applicable acceptance fees), the Applicable Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing (net of applicable acceptance fees) available to the Applicable Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Applicable Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Applicable Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Applicable Agent for the same or an overlapping period, the Applicable Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Applicable Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by any Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Applicable Agent.
(ii)    Payments by the Borrowers; Presumptions by Applicable Agent. Unless the Applicable Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Applicable Agent for the account of the Lenders or the applicable L/C Issuer hereunder that the applicable Borrower will not make such payment, the Applicable Agent may assume that the applicable Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the applicable L/C Issuer, as the case may be, the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuers, as the case may be, receiving any such payment severally agrees to repay to the Applicable Agent forthwith on demand the amount so distributed to such Lender or L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Applicable Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Applicable Agent in accordance with banking industry rules on interbank compensation.
A notice of the Applicable Agent to any Lender or any Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Applicable Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Applicable Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Applicable Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)Obligation of the Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).
(e)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)Insufficient Funds. If at any time insufficient funds are received by and available to the Applicable Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.
2.12    Sharing of Payments by Lenders.
If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swingline Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans, then the Lender receiving such greater proportion shall (a) notify the Applicable Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans, subparticipations in L/C Obligations and Swingline Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(a)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(b)the provisions of this Section shall not be construed to apply to (x) any payment made by any Borrower pursuant to and in accordance with the express terms of this Credit Agreement, (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, amounts owing to it in respect of any subparticipations in L/C Obligations or Swingline Loans to any assignee or participant, other than to any Borrower or any Affiliate thereof (as to which the provisions of this Section shall apply) or (z) any payments made pursuant to Sections 2.17, 2.18 or 2.19.
Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.
Notwithstanding anything to the contrary contained herein, the provisions of this Section 2.12 shall be subject to the express provisions of this Credit Agreement which require, or permit, differing payments to be made to non-Defaulting Lenders as opposed to Defaulting Lenders.
2.13    Evidence of Debt.
(a)The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c) as a non-fiduciary agent for the Borrowers, in each case in the ordinary course of business. Each other Agent shall promptly provide the Administrative Agent with all information needed to maintain such accounts in respect of the Loans administered by such Agent. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the applicable Borrower shall execute and deliver to the Administrative Agent a Note for such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)In addition to the accounts and records referred to in subsection (a) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
(c)Each Lender having sold a participation in any of its Obligations, acting solely for this purpose as a non-fiduciary agent for the Borrowers, shall maintain a register for the recordation of the names and addresses of such Participants (and each change thereto, whether by assignment or otherwise) and the rights, interest or obligation of such Participants in any Obligation, in any Commitment and in any right to receive any payments hereunder.

2.14    [Reserved].
2.15    [Reserved].
2.16    Defaulting Lenders.
Notwithstanding any provision of this Credit Agreement to the contrary, if any Lender becomes a Defaulting Lender hereunder (as determined by the Administrative Agent or, in the case of clause (d) below, any applicable L/C Issuer), then the following provisions shall apply for so long as such Defaulting Lender is a Defaulting Lender:
(a)the Administrative Agent (or the applicable L/C Issuer, as the case may be) shall promptly notify the Parent Borrower and each Lender that such Lender is a Defaulting Lender for purposes of this Credit Agreement;
(b)fees under Section 2.09(a) shall cease to accrue on the Commitment of such Defaulting Lender (except to the extent reallocated pursuant to Section 2.16(e));
(c)the Commitments and Loans of such Defaulting Lender shall be disregarded for all purposes of any determination of whether the Required Lenders, Required Revolving Lenders, Required Dollar Revolving Lenders, Required Venue Expansion Revolving Lenders, Required L/C Lenders, Required Limited Currency Revolving Lenders, Required Multicurrency Revolving Lenders or Required Term B-4 Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 11.01);
(d)if any Swingline Loan or Letter of Credit is outstanding at the time the notice described in clause (a) above is provided, the Parent Borrower shall within one Business Day following notice by the Administrative Agent (i) prepay such Swingline Loan and (ii) cash collateralize such Defaulting Lender’s L/C Obligations in accordance with Section 2.03(a)(ii)(A)(5) and on terms similar to the procedures set forth in Section 2.03(g) for so long as such L/C Obligations are outstanding; provided that (A) to the extent the sum of the total Dollar Revolving Obligations (other than any Dollar Revolving Obligations constituting outstanding Dollar Revolving Loans made by any Defaulting Lender but including each Defaulting Lender’s Dollar Facility L/C Obligations and Swingline Exposure) does not exceed the sum of the total Dollar Revolving Commitments (excluding the Dollar Revolving Commitment of any Defaulting Lender except to the extent of any outstanding Dollar Revolving Loans of such Defaulting Lender), the Administrative Agent may, by notice to the Dollar Revolving Lenders, elect to reallocate the Swingline Exposure among all non-Defaulting Lenders under the Dollar Revolving Facility by disregarding the Dollar Revolving Commitments of all Defaulting Lenders (except to the extent of any outstanding Dollar Revolving Loans of such Defaulting Lenders) for purposes of calculating each non-Defaulting Lender’s Dollar Revolving Commitment Percentage, and to the extent the Administrative Agent elects to require such reallocation in accordance with the foregoing, no such Swingline Loan shall be required to be repaid pursuant to this Section 2.16(d) to the extent of such reallocation and (B) to the extent the sum of the total Dollar Revolving Obligations (other than any Dollar Revolving Obligations constituting outstanding Dollar Revolving Loans made by any Defaulting Lender but including each Defaulting Lender’s Dollar Facility L/C Obligations and Swingline Exposure) plus the total Limited Currency Revolving Obligations (other than any Limited Currency Revolving Obligations constituting outstanding Limited Currency Revolving Loans made by any Defaulting Lender but including each Defaulting Lender’s Limited Currency Facility L/C Obligations) does not exceed the sum of the total Dollar Revolving Commitments (excluding the Dollar Revolving Commitment of any Defaulting Lender except to the extent of any outstanding Dollar Revolving Loans of such Defaulting Lender) plus the total Limited Currency Revolving Commitments (excluding the Limited Currency Revolving Commitment of any Defaulting Lender except to the extent of any outstanding Limited Currency Revolving Loans of such Defaulting Lender), the Administrative Agent may, by notice to the Dollar Revolving Lenders and the Limited Currency Revolving Lenders, elect to reallocate the L/C Obligations among all non-Defaulting Lenders under the Dollar Revolving Facility and Limited Currency Revolving Facility by disregarding the Dollar Revolving Commitments and Limited Currency Revolving Commitments of all Defaulting Lenders (except to the extent of any outstanding Loans of such Defaulting Lenders) for purposes of calculating each non-Defaulting Lender’s L/C Commitment Percentage, and to the extent the Administrative Agent elects to require such reallocation in accordance with the foregoing, no such L/C Obligations shall be required to be cash collateralized pursuant to this Section 2.16(d) to the extent of such reallocation; provided that the reallocation pursuant to the foregoing shall not be permitted to the extent it would cause (x) any Dollar Revolving Lender’s Dollar Revolving Obligations to exceed its Dollar Revolving Committed Amount or (y) any Limited Currency Revolving Lender’s Limited Currency Revolving Obligations to exceed its Limited Currency Revolving Committed Amount;
(e)to the extent:
(i)the Parent Borrower cash collateralizes any Defaulting Lender’s L/C Obligations pursuant to Section 2.16(d), the Parent Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.09(b)(i) with respect to such Defaulting Lender’s L/C Obligations during the period such Defaulting Lender’s L/C Obligations are cash collateralized (but shall be reallocated pursuant to clause (ii) below);
(ii)the L/C Obligations of the non-Defaulting Lenders are reallocated pursuant to each applicable proviso to Section 2.16(d) above, then the fees payable to the Lenders pursuant to Section 2.09(b)(i) shall be adjusted proportionately to reflect such reallocation; or
(iii)the Parent Borrower fails to cash collateralize any Defaulting Lender’s L/C Obligations pursuant to Section 2.16(d) above and the L/C Obligations are not reallocated pursuant to either proviso, as applicable, to Section 2.16(d) above, then, without prejudice to any rights or remedies of any L/C Issuer or any Lender hereunder, then all fees that otherwise would have been payable to such Defaulting Lender pursuant to Section 2.09(b)(i) with respect to such Defaulting Lender’s L/C Obligations shall be payable to each applicable L/C Issuer until such L/C Obligations are cash collateralized or reallocated pursuant to Section 2.16(d);
(f)for purposes of determining:
(i)the amount of the total Commitments for purposes of Sections 2.01, 2.03(b) and 2.04(a), the Commitment of each Defaulting Lender shall be excluded therefrom (other than any portion of such Commitment pursuant to which there is then outstanding a Loan from such Defaulting Lender); and
(ii)the applicable L/C Obligations of any Lender with respect to any Letter of Credit that is issued, increased (to the extent of the increase only) or renewed (but, for the avoidance of doubt, not with respect to any other applicable L/C Obligations relating to any other Letter of Credit) during the period in which there is a Defaulting Lender or the Swingline Exposure of any Lender with respect to any Swingline Loan made during the period in which there is a Defaulting Lender, the Commitment of such Defaulting Lender shall be deemed to be zero; and
(g)in the Administrative Agent’s sole discretion:
(i)any prepayment of the principal amount of any Loans shall be applied solely to prepay the Loans of all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans of any Defaulting Lender; and
(ii)subject to Section 2.16(e)(iii), any amount payable to such Defaulting Lender pursuant to this Credit Agreement (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.12 or Section 3.06(b)) may, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated non-interest bearing account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, pro rata, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent, applicable L/C Issuer or Swingline Lender hereunder, (ii)

second, pro rata, to the payment of any amounts owing to the Borrowers or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Credit Agreement and (iii) third, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction.
In the event that the Administrative Agent, the Parent Borrower, each applicable L/C Issuer and the Swingline Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, the Administrative Agent shall promptly notify each Lender that such Lender has ceased to be a Defaulting Lender and, from and after the date of such notification, the Swingline Exposure and L/C Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Dollar Facility Percentage and Limited Currency Facility Percentage.
2.17    Extended Term Loans and Extended Revolving Commitments.
(a)Parent Borrower may at any time and from time to time request that all or a portion of the Term Loans of any Class (the Loans of such applicable Class, the “Existing Term Loans”) be converted into a new Class of Term Loans (the Loans of such applicable Class, the “Extended Term Loans”) with terms consistent with this Section 2.17. In order to establish any Extended Term Loans, the Parent Borrower shall provide a notice to the Administrative Agent (a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall be substantially identical to those applicable to the Existing Term Loans from which such Extended Term Loans are to be converted, as determined by the Parent Borrower in good faith and such determination shall be conclusive evidence that such terms are substantially identical to such Existing Term Loans (unless a Lender shall have objected thereto in writing within 5 Business Days and has set forth such Lender’s objections with specificity), except that:
(i)the maturity date of the Extended Term Loans shall be later than the maturity date of the Existing Term Loans;
(ii)all or any of the scheduled amortization payments of principal of the Extended Term Loans shall be delayed to later dates than the scheduled amortization payments of principal of the Existing Term Loans such that the amortization payments of principal with respect to such Extended Term Loans for the period prior to the maturity date of the Existing Term Loans is no greater than the amounts due immediately prior to such extension;
(iii)(A) the interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, funding discounts, original issue discounts and premiums with respect to the Extended Term Loans may be different than those for the Existing Term Loans and (B) additional fees and/or premiums may be payable to the Extending Lenders providing such Extended Term Loans in addition to any of the items contemplated by the preceding clause (A);
(iv)the Extended Term Loans may have optional prepayment terms (including call protection and prepayment premiums) and mandatory prepayment terms as may be agreed between the Parent Borrower and the Extending Lenders so long as such Extended Term Loans do not participate on a greater than pro rata basis in any such mandatory prepayments as compared to then-existing Term B-4 Lenders;
(v)the Credit Parties may be subject to covenants and other terms for the benefit of the Extending Lenders that apply only after the Final Maturity Date of the Existing Term Loans (before giving effect to the Extended Term Loans); and

(vi)no existing Lender shall be required to provide, consent to or convert into any Extended Term Loans and no Loans of such Lenders will be converted without such party’s affirmative consent thereto.
(b)The Borrowers may at any time and from time to time request that all or a portion of the Revolving Commitments of any Class (the Commitments of such applicable Class, the “Existing Revolving Commitments”) be converted into a new Class of Revolving Commitments (the Commitments of such applicable Class, the “Extended Revolving Commitments”) with terms consistent with this Section 2.17. In order to establish any Extended Revolving Commitments, the Borrowers shall provide a notice to the Administrative Agent (a “Revolving Credit Extension Request”) setting forth the proposed terms of the Extended Revolving Commitments to be established, which terms shall be substantially identical to those applicable to the Existing Revolving Commitments, as determined by the Parent Borrower in good faith and such determination shall be conclusive evidence that such terms are substantially identical to such Existing Revolving Commitment (unless a Lender shall have objected thereto in writing within 5 Business Days and has set forth such Lender’s objections with specificity), except that:
(i)the maturity date of the Extended Revolving Commitments shall be later than the Initial Revolving Termination Date;
(ii)(A) the interest rates, interest margins, rate floors, upfront fees, funding discounts, original issue discounts and premiums with respect to the Extended Revolving Commitments may be different than those for the Existing Revolving Commitments and/or (B) additional fees and/or premiums may be payable to the Extending Lenders in addition to or in lieu of any of the items contemplated by the preceding clause (A) and/or (C) the undrawn revolving credit commitment fee rate with respect to the Extended Revolving Commitments may be different than those for the Existing Revolving Commitments;
(iii)the Credit Parties may be subject to covenants and other terms for the benefit of the Extending Lenders that apply only after the Initial Revolving Termination Date (before giving effect to the Extended Revolving Commitments); and
(iv)no existing Lender shall be required to provide any Extended Revolving Commitments and no Existing Revolving Commitments will become Extended Revolving Commitments without such party’s affirmative consent thereto.
(c)Each Extension Request shall specify the date (the “Extension Effective Date”) on which the applicable Borrower proposes that the conversion of an Existing Class into an Extended Class shall be effective, which shall be a date reasonably satisfactory to the Administrative Agent. Each Lender of an Existing Class that is requested to be extended shall be offered the opportunity to convert its Existing Class into the Extended Class on the same basis as each other Lender of such Existing Class. Any Lender (to the extent applicable, an “Extending Lender”) wishing to have all or a portion of its Existing Class subject to such Extension Request converted into an Extended Class shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Existing Class subject to such Extension Request that it has elected to convert into an Extended Class. In the event that the aggregate portion of the Existing Class subject to Extension Elections exceeds the amount of the Extended Class requested pursuant to the Extension Request, the portion of the Existing Class converted shall be allocated on a pro rata basis based on the amount of the Existing Class included in each such Extension Election. Notwithstanding the conversion of any Existing Revolving Commitment into an Extended Revolving Commitment, such Extended Revolving Commitment shall be treated identically with all Existing Revolving Commitments for purposes of the obligations of a Revolving Lender in respect of Swingline Loans under Section 2.01(c) and Letters of Credit under Section 2.03, except that the applicable Additional Credit Extension Amendment may provide that the maturity date for Swingline Loans and/or the Letters of Credit may be extended and the related obligations to make Swingline Loans and issue Letters of Credit may be continued so long as the Swingline Lender and/or the applicable L/C Issuer, as applicable, have consented to such extensions in their sole discretion (it being understood that no consent of any other Lender (other than the Extending Lenders) shall be required in connection with any such extension). In no event may the Swingline Sublimit or the L/C Sublimit be increased without the consent of the Swingline Lender or each L/C Issuer, as the case may be.
(d)An Extended Class shall be established pursuant to an Additional Credit Extension Amendment executed by the Extending Lenders (and the other Persons specified in the definition of “Additional Credit Extension Amendment” but no other existing Lender). No Additional Credit Extension Amendment shall provide for any Class of (x) Extended Term Loans in an aggregate principal amount that is less than $10.0 million or (y) Extended Revolving Commitments in an aggregate principal amount that is less than $5.0 million. In addition to any terms and changes required or permitted by Section 2.17(a), the Additional Credit Extension Amendment shall amend the scheduled amortization payments pursuant to Section 2.05 with respect to the Existing Term Loans from which the Extended Term Loans were converted to reduce each scheduled principal repayment amounts for the Existing Term Loans in the same proportion as the amount of Existing Term Loans to be converted pursuant to such Additional Credit Extension Amendment.
(e)Notwithstanding anything to the contrary contained in this Credit Agreement, on the Extension Effective Date, (i) the principal amount of each Existing Term Loan shall be deemed reduced by an amount equal to the principal amount converted into an Extended Term Loan, (ii) the amount of each Existing Revolving Commitment shall be deemed reduced by an amount equal to the amount converted into an Extended Revolving Commitment and (iii) if, on any Extension Effective Date, any Loans of any Extending Lender are outstanding under the applicable Existing Revolving Commitments, such Loans (and any related participations) shall be deemed to be converted into Loans (and related participations) made pursuant to the Extended Revolving Commitments in the same proportion as such Extending Lender’s Existing Revolving Commitments are converted to Extended Revolving Commitments.
(f)This Section 2.17 shall supersede any provisions in Section 2.12 or Section 11.01 to the contrary. Each Extended Class shall be documented by an Additional Credit Extension Amendment executed by the Extending Lenders providing such Extended Class (and the other persons specified in the definition of “Additional Credit Extension Amendment” but no other existing Lender), and the Additional Credit Extension Amendment may provide for such amendments to this Credit Agreement and the other Credit Documents as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.17.
2.18    Refinancing Term Loans.
(a)The Parent Borrower may at any time and from time to time, with the consent of the Administrative Agent (not to be unreasonably withheld or delayed), request the establishment of one or more additional Classes of term loans under this Credit Agreement or an increase to an existing Class of term loans under this Credit Agreement (in each case, “Refinancing Term Loans”) or one or more series of debt securities or term loans (“Refinancing Notes/Loans”; and together with Refinancing Term Loans, the “Refinancing Debt”); provided that:
(i)the proceeds of such Refinancing Debt shall be used, concurrently or substantially concurrently with the incurrence thereof, solely to refinance all or any portion of any outstanding Term Loans;
(ii)each Class of Refinancing Term Loans shall be in an aggregate amount of $5.0 million or any whole multiple of $1.0 million in excess thereof (or such other amount necessary to repay any Class of outstanding Term Loans in full);
(iii)such Refinancing Debt shall be in an aggregate principal amount not greater than the aggregate principal amount of Term Loans to be refinanced plus any accrued interest, fees, costs, premiums and expenses related thereto (including any original issue discount or upfront fees);

(iv)the final maturity date of such Refinancing Debt shall be later than the maturity date of the Term Loans being refinanced, and the Weighted Average Life to Maturity of such Refinancing Debt shall be longer than the then remaining Weighted Average Life to Maturity of each Class of Term Loans being refinanced;
(v)(A) the pricing, interest rate margins, rate floors, discounts, fees and optional and mandatory prepayment or redemption provisions (including premiums, if any) applicable to such Refinancing Debt shall be as agreed between the Parent Borrower and the providers of such Refinancing Debt so long as, in the case of any mandatory prepayment or redemption provisions, the providers of such Refinancing Debt do not participate on a greater than pro rata basis in any such prepayments as compared to Term B-4 Lenders being refinanced and (B) the covenants and other terms applicable to such Refinancing Term Loans (excluding those terms described in the immediately preceding clause (A)), which shall be as agreed between the Parent Borrower and the lenders providing such Refinancing Debt, shall not be materially more restrictive (when taken as a whole) to the Parent Borrower and its Restricted Subsidiaries than those applicable to any Class of Term Loans then outstanding under this Credit Agreement, as determined by the Parent Borrower in good faith, except to the extent such covenants and other terms apply solely to any period after the Final Maturity Date applicable under this Credit Agreement (after giving effect to such Refinancing Debt) or such covenants or other terms apply equally for the benefit of the other Lenders; provided that it is understood and agreed that Refinancing Debt may be guaranteed by Subsidiaries that are Domestic Credit Parties (but not other Subsidiaries); provided, further, that to the extent that any financial maintenance covenant is added for the benefit of such Refinancing Debt that applies prior to the Final Maturity Date hereunder, no consent shall be required from the Administrative Agent or any Lender to the extent that such financial maintenance covenant is also added for the benefit of all Lenders (after giving effect to such Refinancing Debt);
(vi)no existing Lender shall be required to provide any Refinancing Debt; and
(vii)(A) the Refinancing Term Loans shall rank pari passu in right of payment and security with the existing Term B-4 Loans and (B) the Refinancing Notes/Loans may be (x) secured by Collateral on a pari passu basis with the existing Term B-4 Loans, (y) secured by Collateral on a junior lien basis to the existing Term B-4 Loans or (z) unsecured; provided, further, that in the case of clause (x) or clause (y), the holders of such Refinancing Notes/Loans or their representative is or becomes party to a customary intercreditor agreement reasonably satisfactory to the Administrative Agent and the Parent Borrower and all such Liens are subject to such intercreditor agreement.
(b)Each such notice shall specify (x) the date (each, a “Refinancing Effective Date”) on which the Parent Borrower proposes that the Refinancing Debt be made, which shall be a date reasonably acceptable to the Administrative Agent and (y) in the case of Refinancing Term Loans, the identity of the Persons (each of which shall be a Person that would be an Eligible Assignee (for this purpose treating a Lender of Refinancing Term Loans as if it were an assignee)) whom the Parent Borrower proposes would provide the Refinancing Term Loans and the portion of the Refinancing Term Loans to be provided by each such Person. On each Refinancing Effective Date, each Person with a commitment for a Refinancing Term Loan or Refinancing Notes/Loans shall make a Refinancing Term Loan to the Parent Borrower, and/or purchase Refinancing Notes/Loans from the Parent Borrower, in a principal amount equal to such Person’s commitment therefor.
(c)This Section 2.18 shall supersede any provisions in Section 2.12 or Section 11.01 to the contrary (but shall be in addition to and not in lieu of the second paragraph of Section 11.01). The Refinancing Term Loans shall be documented by an Additional Credit Extension Amendment executed by the Persons providing the Refinancing Term Loans (and the other Persons specified in the definition of “Additional Credit Extension Amendment” but no other existing Lender), and the Additional Credit Extension Amendment may provide for such amendments to this Credit Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Parent Borrower, to effect the provisions of this Section 2.18. The Refinancing Notes/Loans shall be established pursuant to documentation which shall be consistent with the provisions set forth in Section 2.18(a).

2.19    Replacement Revolving Commitments.
(a)The Borrowers may at any time and from time to time, with the consent of the Administrative Agent (not to be unreasonably withheld or delayed), request the establishment of one or more additional Classes of Revolving Commitments (“Replacement Revolving Commitments”) to replace all or a portion of any existing Classes of Revolving Commitments under this Credit Agreement (“Replaced Revolving Commitments”); provided that:
(i)substantially concurrently with the effectiveness of the Replacement Revolving Commitments, all or an equivalent portion of the Revolving Commitments in effect immediately prior to such effectiveness shall be terminated, and all or an equivalent portion of the Revolving Loans and Swingline Loans then outstanding, together with all interest thereon, and all other amounts accrued for the benefit of the Revolving Lenders, shall be repaid or paid (it being understood, however, than any Letters of Credit issued and outstanding under the Replaced Revolving Commitments shall be deemed to have been issued under the Replacement Revolving Commitments if the amount of such Letters of Credit would exceed the remaining amount of commitments under the Replaced Revolving Commitments after giving effect to the reduction contemplated hereby);
(ii)such Replacement Revolving Commitments shall be in an aggregate amount not greater than the aggregate amount of Replaced Revolving Commitments to be replaced plus any accrued interest, fees, costs and expenses related thereto (including any upfront fees);
(iii)the final maturity date of such Replacement Revolving Commitments shall be later than the Initial Revolving Termination Date;
(iv)the L/C Sublimit and the Swingline Sublimit under such Replacement Revolving Commitments shall be as agreed between the Borrowers, the Lenders providing such Replacement Revolving Commitments, the Administrative Agent, the L/C Issuer (or any replacement L/C Issuer) and the Swingline Lender (or any replacement Swingline Lender); provided that in no event may the Swingline Sublimit or the L/C Sublimit be increased without the consent of the Swingline Lender (other than a replacement Swingline Lender with respect to such Replacement Revolving Commitment) or each L/C Issuer (other than a replacement L/C Issuer with respect to such Replacement Revolving Commitment), as the case may be;
(v)(A) the pricing, rate floors, discounts, fees and optional prepayment or redemption provisions applicable to such Replacement Revolving Commitments shall be as agreed between the Borrowers and the Replacement Revolving Lenders so long as, in the case of any optional prepayment or redemption provisions, such Replacement Revolving Lenders do not participate on a greater than pro rata basis in any such prepayments as compared to Replaced Revolving Commitments and (B) the covenants and other terms applicable to such Replacement Revolving Commitments (excluding those terms described in the immediately preceding clause (A)), which shall be as agreed between the Borrowers and the lenders providing such Replacement Revolving Commitments, shall not be more favorable (when taken as a whole) to the lenders providing the Replacement Revolving Commitments than those applicable to the Replaced Revolving Commitments (as determined by the Parent Borrower in good faith), except to the extent such covenants and other terms apply solely to any period after the Final Maturity Date applicable under this Credit Agreement (before giving effect to the Replacement Revolving Commitments) or such covenants or other terms apply equally for the benefit of the other Lenders; provided that it is understood and agreed that the Replacement Revolving Commitments may be guaranteed by Subsidiaries that are Domestic Credit Parties (but not other Subsidiaries, except in the case of Replacement Revolving Commitments of Foreign Borrowers, which may be guaranteed by any Guarantors);
(vi)no existing Lender shall be required to provide any Replacement Revolving Commitments;

(vii)the Replacement Revolving Commitments shall rank pari passu in right of payment and security with the existing Revolving Commitments;
(viii)any Loans under a Replacement Revolving Commitment will be drawn and participate in Letters of Credit and Swingline Loans on a pro rata basis with any existing Revolving Commitments.
(b)Each such notice shall specify (x) the date on which the Borrowers propose that the Replacement Revolving Commitments become effective, which shall be a date reasonably acceptable to the Administrative Agent and (y) the identity of the Persons (each of which shall be a Person that would be an Eligible Assignee (for this purpose treating a Lender of Replacement Revolving Commitments as if it were an assignee)) whom the Borrowers propose would provide the Replacement Revolving Commitments (each such person, a “Replacement Revolving Lender”) and the portion of the Replacement Revolving Commitments to be provided by each such Person.
(c)This Section 2.19 shall supersede any provisions in Section 2.12 or Section 11.01 to the contrary. The Replacement Revolving Commitments shall be documented by an Additional Credit Extension Amendment executed by the Persons providing the Replacement Revolving Commitments (and the other Persons specified in the definition of “Additional Credit Extension Amendment” but no other existing Lender), and the Additional Credit Extension Amendment may provide for such amendments to this Credit Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section 2.19.
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes.
(a)Payments Free of Taxes. Except as otherwise required by Law (as determined in the good faith discretion of the applicable Withholding Agent), any and all payments by or on account of any obligation of the Credit Parties hereunder or under any other Credit Document shall be made free and clear of and without reduction or withholding for any Taxes; provided that if the applicable Withholding Agent shall be required by applicable Law (as determined in the good faith discretion of the applicable Withholding Agent) to deduct or withhold any Taxes from such payments, then (i) if the Tax in question is an Indemnified Tax or an Other Tax, the sum payable by the applicable Credit Party shall be increased as necessary so that after all required deductions or withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 3.01) the Applicable Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable Withholding Agent shall make such deductions or withholdings and (iii) the applicable Withholding Agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.
(b)Payment of Other Taxes. Without limiting the provisions of subsection (a) above, the applicable Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.
(c)Indemnification by the Applicable Borrower. Without duplication of any amounts payable under Section 3.01(a), the applicable Borrower shall indemnify the Applicable Agent and each Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable by the Applicable Agent or such Lender, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability, together with any reasonable supporting documentation, delivered to the applicable Borrower by a Lender (with a copy to the Administrative Agent), or by the Applicable Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Upon the reasonable request of any Credit Party, the Lenders, and the Applicable Agent agree to use their reasonable efforts to cooperate with such Credit Party (at such Credit Party’s direction and expense) in contesting the imposition of, or claiming a refund of, any Indemnified Taxes or Other Taxes paid by such Credit Party, whether directly to a Governmental Authority or pursuant to this Section 3.01, that such Credit Party reasonably believes were not correctly or legally asserted by the relevant Governmental Authority unless such Lender or the Applicable Agent, as the case may be, determines in good faith that pursuing such a contest or refund would be materially disadvantageous to it.
(d)Evidence of Payments. As soon as reasonably practicable after any payment of Taxes pursuant to this Section 3.01 or Other Taxes by a Credit Party to a Governmental Authority, such Credit Party shall deliver to the Applicable Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Applicable Agent.
(e)Status of Lenders. Each Lender shall, at such times as are reasonably requested by the applicable Borrower or the Applicable Agent, provide such Borrower and the Applicable Agent with any documentation prescribed by Law, or reasonably requested by such Borrower or the Applicable Agent, certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender under the Credit Documents. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation expired, obsolete or inaccurate in any material respect, deliver promptly to such Borrower and the Applicable Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable Withholding Agent) or promptly notify such Borrower and the Applicable Agent of its legal ineligibility to do so. For the avoidance of doubt, unless the applicable Withholding Agent has received forms or other documentation satisfactory to it indicating that payments under any Credit Document to or for a Lender are not subject to withholding Tax or are subject to such Tax at a reduced rate pursuant to an applicable tax treaty, the applicable Withholding Agent shall withhold amounts required to be withheld by applicable Law from such payment at the maximum applicable withholding rate.
Without limiting the generality of the foregoing, in the event that any Borrower is not a Foreign Borrower:
(i)Each U.S. Lender shall deliver to the Parent Borrower and the Administrative Agent on or before the date on which it becomes a party to this Credit Agreement (and from time to time thereafter when required by Law or upon the reasonable request of the Parent Borrower or the Administrative Agent) two properly completed and duly signed original copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding,
(ii)Each Foreign Lender shall deliver to the Parent Borrower and the Administrative Agent on or before the date on which it becomes a party to this Credit Agreement (and from time to time thereafter when required by Law or upon the reasonable request of the Parent Borrower or the Administrative Agent) whichever of the following is applicable:
(A)two duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party.
(B)two duly completed copies of Internal Revenue Service Form W-8ECI (or any successor forms),
(C)in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Internal Revenue Code, (x) a certificate, in substantially the form of Exhibit 3.01(e)-1, -2, -3, or -4 (any such certificate a “United States Tax Compliance Certificate”), or any other form approved by the Administrative Agent, to the effect that such Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of the Parent Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation”

described in Section 881(c)(3)(C) of the Internal Revenue Code, and that no payments in connection with the Credit Documents are effectively connected with such Lender’s conduct of a U.S. trade or business and (y) two duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms),
(D)to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership, or is a Lender that has granted a participation), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY (or other successor forms) or any other required information from each beneficial owner, as applicable (provided that, if the Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate shall be provided by such Lender on behalf of such direct or indirect partner(s)),
(E)any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Laws to permit the applicable Withholding Agent to determine the withholding or deduction required to be made on any payments to such Lender under the Credit Documents, or
(F)the Administrative Agent (and any assignee or successor) will deliver, to the Parent Borrower, on or prior to the execution and delivery of this Credit Agreement (or, assignment or succession, if applicable), either (i) (A) two (2) executed copies of IRS Form W-8ECI with respect to any amounts payable to the Administrative Agent for its own account and (B) two (2) duly completed copies of IRS Form W-8IMY (certifying that it is either a “qualified intermediary” or a “U.S. branch”) for the amounts the Administrative Agent receives for the account of others, or (ii) two (2) executed copies of IRS Form W-9, whichever is applicable, and in each case of (i) and (ii), with the effect that the Parent Borrower can make payments to the Administrative Agent on behalf of the Lenders without any deduction or withholding of any U.S. federal withholding Taxes.
(iii)If a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Parent Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Parent Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Parent Borrower or the Administrative Agent as may be necessary for the Parent Borrower and the Administrative Agent to comply with their FATCA obligations, to determine whether such Lender has or has not complied with such Lender’s FATCA obligations and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause 3.01(e)(iii), FATCA shall include any amendments made to FATCA after the date of this Credit Agreement.
Notwithstanding any other provision of this clause (e), a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver. Each Lender hereby authorizes the Applicable Agent to deliver to the Borrowers and any successor Applicable Agent any documentation delivered by the Lender to the Applicable Agent pursuant to this Section 3.01(e).
(f)Treatment of Certain Refunds. If the Applicable Agent or any Lender determines, in its reasonable discretion, exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Credit Party or with respect to which a Credit Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the applicable Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Credit Party under this Section 3.01 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including any Taxes imposed with respect to the refund) of such Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the applicable Credit Party, upon the request of the Applicable Agent or such Lender, agrees to repay the amount paid over to such Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Applicable Agent or such Lender in the event the Applicable Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Applicable Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Credit Party or any other Person. Notwithstanding anything to the contrary, in no event will any Lender be required to pay any amount to any Credit Party the payment of which would place such Lender in a less favorable net after-tax position that such Lender or would have been in if the Indemnified Tax or other Tax giving rise to such refund had never been imposed.
(g)Payments made by the Applicable Agent. For the avoidance of doubt, any payments made by the Applicable Agent to any Lender shall be treated as payments made by the applicable Credit Party.
(h)[Reserved].
(i)Issuing Banks and Swingline Lenders. For the avoidance of doubt, for purposes of this Section 3.01, the term “Lender” shall include any L/C Issuer and the Swingline Lender, and “Law” includes FATCA.
(j)Treatment of Advances. From and after the Amendment No. 3 Effective Date, solely for purposes of FATCA, the Borrowers and the Administrative Agent shall treat, and the Lenders hereby authorize the Borrowers and the Administrative Agent to treat, this Credit Agreement and all advances hereunder (including advances already outstanding) as no longer qualifying as “grandfathered obligations” within the meaning of Treasury Regulation section 1.1471-2(b)(2)(i).
3.02    Illegality.
If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Term Benchmark Loans or RFR Loans, or to determine or charge interest rates based upon the applicable Relevant Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Parent Borrower through the Administrative Agent, any obligation of such Lender to make or continue Term Benchmark Loans or RFR Loans or to convert Loans that are Base Rate Loans to Term Benchmark Loans or RFR Loans shall be suspended until such Lender notifies the Administrative Agent and the Parent Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Parent Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term Benchmark Loans or RFR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term Benchmark Loans or RFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term Benchmark Loans or RFR Loans. Upon any such prepayment or conversion, the Parent Borrower shall also pay accrued interest on the amount so prepaid or converted.
3.03    Alternate Rate of Interest.
(a)Subject to clauses (b), (c), (d), (e) and (f) of this Section 3.03, if:
(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted CIBOR Rate, the Adjusted STIBOR Rate, the Adjusted Term CORRA Rate,

the Adjusted AUD Rate, the Adjusted TIIE Rate, the Adjusted Brazilian Real Rate or the Adjusted TIBOR Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Approved Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR for the applicable Approved Currency; or
(ii)the Administrative Agent is advised by the Required Lenders (or, to the extent relating to Term Benchmark Loans or RFR Loans in currencies other than Dollars, the Required Specified Currency Limited Currency/Multicurrency Revolving Lenders, as applicable) that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted CIBOR Rate, the Adjusted STIBOR Rate, the Adjusted Term CORRA Rate, the Adjusted AUD Rate, the Adjusted TIIE Rate, the Adjusted Brazilian Real Rate or the Adjusted TIBOR Rate for the applicable Approved Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Approved Currency and such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR for the applicable Approved Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Approved Currency;
then the Administrative Agent shall give notice thereof to the Parent Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Parent Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Parent Borrower delivers a new Loan Notice in accordance with the terms of Section 2.02, (A) for Loans denominated in Dollars, (1) any Loan Notice that requests the conversion of any Revolving Loan or Term Loan to, or continuation of any Revolving Loan or Term Loan as, a Term Benchmark Borrowing and any Loan Notice that requests a Term Benchmark Loan shall instead be deemed to be a Loan Notice, for (x) a RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 3.03(a)(i) or (ii) above or (y) a Base Rate Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 3.03(a)(i) or (ii) above and (2) any Loan Notice that requests a RFR Borrowing shall instead be deemed to be a Loan Notice, as applicable, for a Base Rate Borrowing and (B) for Loans denominated in an Alternative Currency, any Loan Notice that requests the conversion of any Revolving Loan or Term Loan to, or continuation of any Revolving Loan or Term Loan as, a Term Benchmark Borrowing and any Loan Notice that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Approved Currency is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 3.03(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Parent Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Parent Borrower delivers new Loan Notice in accordance with the terms of Section 2.02, (A) for Loans denominated in Dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) a RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 3.03(a)(i) or (ii) above or (y) a Base Rate Loan if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 3.03(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute a Base Rate Loan and (B) for Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate (or in the case of (i) the Japanese Yen, the Japanese Prime Rate and (ii) Canadian Dollars, the Canadian Prime Rate) for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of (i) the Japanese Yen, the Japanese Prime Rate and (ii) Canadian Dollars, the Canadian Prime Rate) for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the Parent Borrower’s election prior to such day: (A) be prepaid by the Parent Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate (or in the case of Canadian Dollars, the Canadian Prime Rate) for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of Canadian Dollars, the Canadian Prime Rate) for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at the Parent Borrower’s election, shall either (A) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (B) be prepaid in full immediately.
(b)Notwithstanding anything to the contrary herein or in any other Credit Document (and any Swap Contract shall be deemed not to be a “Credit Document” for purposes of this Section 3.03), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars and/or Canadian Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Credit Document (and in the case of this subclause (x), all interest on Loans bearing interest at the rate equal to such Benchmark Replacement will be payable on a monthly basis) and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Approved Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.
(c)Notwithstanding anything to the contrary herein or in any other Credit Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Credit Document. Notwithstanding anything to the contrary herein or in any other ~~Loan~~Credit Document and subject to the proviso below in this paragraph, with respect to a Loan denominated in Canadian Dollars, if a Term CORRA Reelection Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any ~~Loan~~Credit Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other ~~Loan~~Credit Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term CORRA Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term CORRA Notice after the occurrence of a Term CORRA Reelection Event and may do so in its sole discretion.
(d)The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Credit Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 3.03.
(e)Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate, EURIBOR Rate, CIBOR Rate, Term CORRA Rate, AUD Rate, TIIE Rate, STIBOR Rate or TIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing denominated in Dollars into a request for a Borrowing of or conversion to (A) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (B) a Base Rate Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event or (y) any Term Benchmark Borrowing or RFR Borrowing denominated in an Alternative Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate. Furthermore, if any Term Benchmark Loan or RFR Loan in any Approved Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Approved Currency is implemented pursuant to this Section 3.03, (A) for Loans denominated in Dollars (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (y) Base Rate Loan if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute a Base Rate Loan and (B) for Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate (or in the case of (i) the Japanese Yen, the Japanese Prime Rate and (ii) Canadian Dollars, the Canadian Prime Rate) for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of (i) the Japanese Yen, the Japanese Prime Rate and (ii) Canadian Dollars, the Canadian Prime Rate) for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the Borrower’s election prior to such day: (c) be prepaid by the Borrower on such day or (d) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate (or in the case of Canadian Dollars, the Canadian Prime Rate) for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate

(or in the case of Canadian Dollars, the Canadian Prime Rate) for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at the Borrower’s election, shall either (A) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (B) be prepaid in full immediately.
3.04    Increased Cost; Capital Adequacy.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted EURIBOR Rate, the Adjusted Term CORRA Rate, the Adjusted STIBOR Rate, the Adjusted CIBOR Rate, the Adjusted TIIE Rate, the Adjusted AUD Rate or the Adjusted TIBOR Rate, as applicable) or L/C Issuer;
(ii)subject any Lender or L/C Issuer to any Tax of any kind whatsoever with respect to any Credit Document, any Letter of Credit, any participation in a Letter of Credit or any Loan made by it, or change the basis of taxation of payments to such Lender or L/C Issuer in respect thereof (except, in each case, for Indemnified Taxes or Other Taxes, any Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and in the definition of “Connection Income Taxes”); or
(iii)impose on any Lender or L/C Issuer or the London or Canadian interbank market any other condition, cost or expense (other than Taxes) affecting this Credit Agreement, Term Benchmark Loans or RFR Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Term Benchmark Loan (or, in the case of clause (ii) above, any Loan), or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or L/C Issuer, the Parent Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any Lending Office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Credit Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law, then from time to time the Parent Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Lender or L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Parent Borrower shall be conclusive absent manifest error. The Parent Borrower shall pay such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation; provided that the Parent Borrower shall not be required to compensate a Lender or L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or L/C Issuer, as the case may be, notifies the Parent Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
3.05    Compensation for Losses.
Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Parent Borrower shall promptly compensate such Lender for and hold such Lender harmless from any reasonable loss, cost or expense incurred by it as a result of:
(a)any continuation, conversion, payment or prepayment of any Loan other than a RFR Loan or a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, pursuant to Section 2.01(g)(v), by reason of acceleration, or otherwise); or
(b)any failure by the Parent Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a RFR Loan or a Base Rate Loan on the date or in the amount notified by the Parent Borrower; or
(c)any assignment of a Term Benchmark Loan on a day other than the last day of the Interest Period, as the case may be, therefor as a result of a request by the Parent Borrower pursuant to Section 11.13;
including any reasonable loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. A certificate as to the amount of such payment or liability delivered to the Parent Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on behalf of a Lender, shall be conclusive absent manifest error. For the avoidance of doubt, notwithstanding the foregoing, no Lender shall demand, and the Borrower shall not be obligated to make, any funding loss payments pursuant to this Section 3.05 with respect to the payment of accrued interest on the Amendment No. 6 Effective Date with respect to the Converted Term B-3 Loans.
For purposes of calculating amounts payable by the Parent Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Term Benchmark Loan made by it at the Relevant Rate for such Loan by a matching deposit or other borrowing in the relevant reference-rate market for a comparable amount and for a comparable period, whether or not such Term Benchmark Loan was in fact so funded.
3.06    Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Parent Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Parent Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Parent Borrower may replace such Lender in accordance with Section 11.13.

(c)Limitation on Additional Amounts, Etc. Notwithstanding anything to the contrary contained in this Article III of this Credit Agreement, unless a Lender gives notice to the Parent Borrower that it is obligated to pay an amount under this Article within nine (9) months after the latest of (i) the date the Lender incurs the respective increased costs, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital, (ii) the date such Lender has actual knowledge of its incurrence of the respective increased costs, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital or (iii) where the increased costs, loss, expense, liability, etc. relates to a third party claim (e.g., a Tax claim), the date on which the Lender has actual knowledge of such claim, then such Lender shall not be entitled to be compensated for such amounts by the Parent Borrower pursuant to this Article III to the extent any portion of such amounts are directly attributable (e.g., late penalties payable on a third party claim) to such Lender’s failure to provide notice within the required period.
3.07    Survival Losses.
All of the Parent Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder, resignation of the Applicable Agent and any assignment of rights by, or replacement of, any Lender or L/C Issuer.
3.08    Additional Reserve Costs.
(a)[Reserved].
(b)For so long as any Lender is required to comply with reserve assets, liquidity, cash margin or other requirements of any monetary or other authority (including any such requirement imposed by the European Central Bank, the European System of Central Banks or the Bank of Canada, but excluding requirements reflected in the Statutory Reserves) in respect of any of such Lender’s Term Benchmark Loans, such Lender shall be entitled to require the Parent Borrower to pay, contemporaneously with each payment of interest on each of such Lender’s Loans subject to such requirements, additional interest on such Loan at a rate per annum specified by such Lender to be the cost to such Lender of complying with such requirements in relation to such Loan.
(c)Any additional interest owed pursuant to paragraph (a) or (b) above shall be determined in reasonable detail by the applicable Lender, which determination shall be conclusive absent manifest error, and notified to the Parent Borrower (with a copy to the Administrative Agent) at least five Business Days before each date on which interest is payable for the applicable Loan, and such additional interest so notified to the Parent Borrower by such Lender shall be payable to the Administrative Agent for the account of such Lender on each date on which interest is payable for such Loan.
ARTICLE IV
GUARANTY
4.01    The Guaranty.
(a)Each of the Parent Borrower and the Domestic Guarantors hereby jointly and severally guarantees to the Administrative Agent and each of the holders of the Obligations, as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Borrower Obligations (the “Domestic Guaranteed Obligations”) in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Domestic Guarantors hereby further agree that if any of the Domestic Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Domestic Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Domestic Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

(b)Notwithstanding any provision to the contrary contained herein, in any other of the Credit Documents, Swap Contracts or other documents relating to the Domestic Guaranteed Obligations, the obligations of each Domestic Guarantor under this Credit Agreement and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.
4.02    Obligations Unconditional.
The obligations of the Domestic Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or other documents relating to the Obligations, or any substitution, compromise, release, impairment or exchange of any other guarantee of or security for any of the Domestic Guaranteed Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02 that the obligations of the Domestic Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Domestic Guarantor agrees that such Domestic Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrowers or any other Domestic Guarantor for amounts paid under this Article IV until such time as the Obligations have been irrevocably paid in full and the commitments relating thereto have expired or been terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Domestic Guarantor hereunder, which shall remain absolute and unconditional as described above:
(a)at any time or from time to time, without notice to any Domestic Guarantor, the time for any performance of or compliance with any of the Domestic Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
(b)any of the acts mentioned in any of the provisions of any of the Credit Documents, or other documents relating to the Domestic Guaranteed Obligations or any other agreement or instrument referred to therein shall be done or omitted;
(c)the maturity of any of the Domestic Guaranteed Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents or other documents relating to the Domestic Guaranteed Obligations, or any other agreement or instrument referred to therein shall be waived or any other guarantee of any of the Domestic Guaranteed Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;
(d)any Lien granted to, or in favor of, the Administrative Agent or any of the holders of the Domestic Guaranteed Obligations as security for any of the Domestic Guaranteed Obligations shall fail to attach or be perfected; or
(e)any of the Domestic Guaranteed Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Domestic Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Domestic Guarantor).
With respect to its obligations hereunder, each Domestic Guarantor hereby expressly waives diligence, presentment, demand of payment, protest, notice of acceptance of the guaranty given hereby and of extensions of credit that may constitute obligations guaranteed hereby, notices of amendments, waivers and supplements to the Credit Documents and other documents relating to the Domestic Guaranteed Obligations, or the compromise, release or exchange of collateral or security, and all notices whatsoever, and any requirement that the Administrative Agent or any holder of the Domestic Guaranteed Obligations exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents or any other documents relating to the Domestic Guaranteed Obligations or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the Obligations.

4.03    Reinstatement.
Neither the Domestic Guarantors’ obligations hereunder nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of any Borrower, by reason of such Borrower’s bankruptcy or insolvency or by reason of the invalidity or unenforceability of all or any portion of the Domestic Guaranteed Obligations. The obligations of the Domestic Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Domestic Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings pursuant to any Debtor Relief Law or otherwise, and each Domestic Guarantor agrees that it will indemnify the Administrative Agent and each holder of Domestic Guaranteed Obligations on demand for all reasonable costs and expenses (including all reasonable fees, expenses and disbursements of any law firm or other counsel) incurred by the Administrative Agent or such holder of Domestic Guaranteed Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.
4.04    Certain Waivers.
Each Domestic Guarantor acknowledges and agrees that (a) the guaranty given hereby may be enforced without the necessity of resorting to or otherwise exhausting remedies in respect of any other security or collateral interests, and without the necessity at any time of having to take recourse against any Borrower hereunder or against any collateral securing the Domestic Guaranteed Obligations or otherwise, (b) it will not assert any right to require the action first be taken against any Borrower or any other Person (including any co-guarantor) or pursuit of any other remedy or enforcement of any other right and (c) nothing contained herein shall prevent or limit action being taken against the Borrowers hereunder, under the other Credit Documents or the other documents and agreements relating to the Domestic Guaranteed Obligations or from foreclosing on any security or collateral interests relating hereto or thereto, or from exercising any other rights or remedies available in respect thereof, if neither the applicable Borrower nor the Domestic Guarantors shall timely perform their obligations, and the exercise of any such rights and completion of any such foreclosure proceedings shall not constitute a discharge of the Domestic Guarantors’ obligations hereunder unless as a result thereof, the Domestic Guaranteed Obligations shall have been indefeasibly paid in full and the commitments relating thereto shall have expired or been terminated, it being the purpose and intent that the Domestic Guarantors’ obligations hereunder be absolute, irrevocable, independent and unconditional under all circumstances.
4.05    Remedies.
The Domestic Guarantors agree that, to the fullest extent permitted by law, as between the Domestic Guarantors, on the one hand, and the Administrative Agent and the holders of the Domestic Guaranteed Obligations, on the other hand, the Domestic Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9.02) for purposes of Section 4.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Domestic Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Domestic Guaranteed Obligations being deemed to have become automatically due and payable), the Domestic Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Domestic Guarantors for purposes of Section 4.01. The Domestic Guarantors acknowledge and agree that the Domestic Guaranteed Obligations are secured in accordance with the terms of the Collateral Documents and that the holders of the Domestic Guaranteed Obligations may exercise their remedies thereunder in accordance with the terms thereof.
4.06    Rights of Contribution.
The Domestic Guarantors hereby agree as among themselves that, in connection with payments made hereunder, each Domestic Guarantor shall have a right of contribution from each other Domestic Guarantor in accordance with applicable Law. Such contribution rights shall be subordinate and subject in right of payment to the Domestic

Guaranteed Obligations until such time as the Domestic Guaranteed Obligations have been irrevocably paid in full and the commitments relating thereto shall have expired or been terminated, and none of the Guarantors shall exercise any such contribution rights until the Domestic Guaranteed Obligations have been irrevocably paid in full and the commitments relating thereto shall have expired or been terminated.
4.07    Guaranty of Payment; Continuing Guaranty.
The guarantee in this Article IV is a guaranty of payment and not of collection, and is a continuing guarantee, and shall apply to all Domestic Guaranteed Obligations whenever arising.
4.08    Keepwell.
Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this guarantee and any security interest granted under the U.S. Security Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 4.08 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 4.08, or otherwise under this guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 4.08 shall remain in full force and effect until the Obligations have been paid and performed in full. Each Qualified ECP Guarantor intends that this Section 4.08 constitute, and this Section 4.08 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
ARTICLE V
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
5.01    Conditions to Amendment No. ~~11~~12 Effective Date.
The effectiveness of Amendment No. ~~11~~12 is subject to the satisfaction of the following conditions precedent:
(a)Executed Amendment Agreement. The Administrative Agent shall have received (i) executed signature pages to (or consents authorizing the relevant party’s consent to) Amendment No. ~~11~~12 from (A) Lenders constituting the Required Lenders under this Credit Agreement (prior to giving effect to Amendment No. ~~11~~12) and (B) each of the Credit Parties.
(b)Opinions of Counsel. The Administrative Agent’s receipt of a customary duly executed opinion of (i) Latham & Watkins LLP, counsel to the Credit Parties and (ii) Williams Mullen, Virginia counsel to the Credit Parties, in each case dated as of the Amendment No. ~~11~~12 Effective Date and reasonably satisfactory to the Administrative Agent.
(c)Organization Documents, Etc. The Administrative Agent’s receipt of a duly executed certificate of a Responsible Officer of each Credit Party, (i) attaching ~~each of~~ the following documents and certifying that each is true, correct and complete and in full force and effect as of the Amendment No. 12 Effective Date and/or (ii) certifying that the following documents have not been amended or modified since they were delivered to the Administrative Agent on the Amendment No. 11 Effective Date and are in full force and effect as of the Amendment No. 12 Effective Date:
(i)Charter Documents. Copies of its articles or certificate of organization or formation, certified by the appropriate Governmental Authority of the jurisdiction of its organization or formation;
(ii)Bylaws. Copies of its bylaws, operating agreement or partnership agreement;

(iii)Resolutions. Copies of its resolutions approving and adopting Amendment No. 12 and the other Credit Documents to which it is a party, the transactions contemplated therein, and authorizing the execution and delivery thereof;
(iv)Incumbency. Incumbency certificates identifying the Responsible Officers of such Credit Party that are authorized to execute Amendment No. ~~11~~12 and to act on such Credit Party’s behalf in connection with Amendment No. ~~11~~12; and
(v)Good Standing Certificates. Certificates of good standing or the equivalent (if any) from its jurisdiction of organization or formation, in each case certified as of a recent date by the appropriate Governmental Authority.
(d)Officer Certificates. The following shall be true as of the Amendment No. ~~11~~12 Effective Date, and the Administrative Agent shall have received a certificate or certificates of a Responsible Officer of the Parent Borrower, dated as of the Amendment No. ~~11~~12 Effective Date, certifying each of the following:
(i)Consents. No consents, licenses or approvals are required in connection with the execution, delivery and performance by any Credit Party of Amendment No. ~~11~~12, other than as are in full force and effect and, to the extent requested by the Administrative Agent, are attached thereto;
(ii)Material Adverse Effect. There shall have been no event or circumstance since December 31, ~~2022~~2023 that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;
(iii)Material Litigation. There shall be no action, suit, investigation or proceeding pending in any court or before any arbitrator or Governmental Authority that would reasonably be expected to have a Material Adverse Effect; and
(iv)Representations and Warranties; No Default. The conditions to the honoring of a Credit Extension set forth in Section 5.02(a) have been satisfied as of the Amendment No. ~~11~~12 Effective Date. As of the Amendment No. ~~11~~12 Effective Date and after giving effect thereto, no Default or Event of Default has occurred and is continuing.
(e)Solvency. The Administrative Agent shall have received a customary certificate, dated as of the Amendment No. ~~11~~12 Effective Date, certified by the chief financial officer of the Parent Borrower, stating that the Parent Borrower and its Subsidiaries, on a consolidated basis after giving effect to the Transactions occurring on the Amendment No. ~~11~~12 Effective Date, are Solvent.
(f)Fees and Expenses. (A) To the extent required by Amendment No. ~~11~~12, all accrued reasonable and documented out-of-pocket fees and expenses of the Lead Arrangers and the Agents (including the reasonable fees and expenses of counsel (limited to a single counsel plus one local counsel in any reasonably necessary jurisdiction for the Agents)) shall have been paid; provided that the Parent Borrower shall have received a reasonably detailed invoice therefor at least two (2) Business Days prior to the Amendment No. ~~11~~12 Effective Date, (B) each Venue Expansion Revolving Lender that is party to Amendment No. ~~11~~12 shall have received such fees based on the percentage of their respective Venue Expansion Revolving Commitments as of the Amendment No. ~~11~~12 Effective Date communicated to such Venue Expansion Revolving Lenders by the Administrative Agent and as agreed by the Parent Borrower and (C) all fees separately agreed to by the Parent Borrower and JPMCB to be payable on the Amendment No. ~~11~~12 Effective Date shall have been paid.
(g)KYC Information and Beneficial Ownership Certificate. The Credit Parties shall have provided the documentation and other information to the Lenders that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act. Further, to the extent the Parent Borrower qualifies as a “legal entity customer” under the Beneficial Ownership

Regulation, the Parent Borrower shall have provided, at least five days prior to the Amendment No. ~~11~~12 Effective Date, to any Lender that has requested, in a written notice to the Parent Borrower at least 10 days prior to the Amendment No. ~~11~~12 Effective Date, a Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Credit Agreement, the condition to deliver such Beneficial Ownership Certification shall be deemed to be satisfied).
(h)Collateral Documents. The Credit Parties shall have ~~executed and delivered to the Collateral Agent an amended and restated U.S. Security Agreement and an amended and restated U.S. Pledge Agreement, duly executed by a Responsible Officer of the Parent Borrower and each Domestic Guarantor, and shall also have~~ delivered to the Collateral Agent:
(i)such UCC financing statements as are necessary or appropriate, in the Collateral Agent’s discretion, to perfect the security interests in the Collateral;
(ii)certified copies of a recent date of requests for information or copies (Form UCC-1), or equivalent reports as of a recent date, listing all effective financing statements that name any Credit Party as debtor and that are filed in their respective jurisdictions of organizations; and
(iii)an executed Perfection Certificate.
(i)Insurance Certificates and Endorsements. ~~The~~Subject to Section 7.19, the Collateral Agent shall have received (to the extent not already in their possession) insurance certificates and endorsements naming the Collateral Agent, on behalf of the holders of the Obligations, as loss payee and/or additional insured, with respect to any such insurance providing coverage in respect of any Collateral under the Collateral Documents in accordance with Section 7.08.
(j)Prepayment. All ~~principal and~~ accrued interest on ~~(i) the outstanding Delayed Draw Term A Loans and (ii)~~ the Revolving Loans and Swingline Loans under the existing Revolving Facilities, in each case immediately prior to the Amendment No. ~~11~~12 Effective Date, shall simultaneously with the Amendment No. ~~11~~12 Effective Date be paid in full. The then-outstanding Revolving Commitments under the existing Revolving Facilities, immediately prior to the Amendment No. ~~11~~12 Effective Date, shall simultaneously with the Amendment No. ~~11~~12 Effective Date be, terminated and all accrued Letter of Credit Fees and commitment fees related thereto shall simultaneously with the Amendment No. ~~11~~12 Effective Date be, paid.
(k)Loan Notice. The Administrative Agent shall have received a Loan Notice with respect to any amounts being borrowed under the Venue Expansion Revolving Facility on the Amendment No. ~~11~~12 Effective Date in accordance with ~~the~~ Section 2.02.
Without limiting the generality of the provisions of Section 10.04, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed Amendment No. ~~11~~12 shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Amendment No. ~~11~~12 Effective Date specifying its objection thereto.
5.02    Conditions to All Credit Extensions.
The obligation of each Lender and L/C Issuer to honor any Request for Credit Extension is subject to the satisfaction of the following conditions precedent:
(a)The representations and warranties of the Parent Borrower and each other Credit Party contained in Article VI shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (provided that representations and warranties that are qualified by materiality shall be true and correct in all respects).

(b)No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swingline Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension submitted by any Borrower shall be deemed to be a representation and warranty by such Borrower that the conditions specified in Sections 5.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
5.03    First Credit Extension to each Foreign Borrower.
The obligation of each Lender to honor any initial request for a Loan by each Foreign Borrower or of any L/C Issuer to honor any initial request for a Letter of Credit by each Foreign Borrower is subject to the satisfaction of the following further conditions precedent:
(a)The Administrative Agent shall have received an opinion of counsel for such Foreign Borrower and each Foreign Subsidiary provided for in clause (c) below reasonably acceptable to the Administrative Agent and covering such matters relating to the transactions contemplated hereby as the Administrative Agent may reasonably request;
(b)The Administrative Agent shall have received all documents which it may reasonably request relating to the existence of such Foreign Borrower and such Foreign Subsidiary, its corporate authority for and the validity of its entry into its Foreign Borrower Agreement, this Credit Agreement, any other Credit Document and any amendments to the Credit Documents contemplated by Section 1.08 to which it a party, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent;
(c)(i) Each of the Foreign Subsidiaries (other than an Excluded Subsidiary) shall have jointly and severally guaranteed to the Administrative Agent and each of the holders of the Foreign Obligations the prompt payment of the Foreign Obligations in full when due (whether at stated maturity, as a mandatory pre-payment, by acceleration, as a mandatory cash collateralization or otherwise) (the “Foreign Guaranteed Obligations”) pursuant to one or more guarantees in form in substance reasonably satisfactory to the Administrative Agent and (ii) each of such Foreign Borrower and each such Foreign Subsidiary shall have executed and delivered to the Administrative Agent a Perfection Certificate in form and substance substantially consistent with that delivered on the Amendment No.  ~~11~~12 Effective Date with respect to the Domestic Credit Parties and taken all actions necessary to create and perfect in favor of the Collateral Agent for the benefit of the applicable Secured Parties in accordance with applicable law a security interest in its assets other than any Excluded Property pursuant to Foreign Collateral Documents in form and substance reasonably satisfactory to the Collateral Agent, including the delivery to the Collateral Agent of all certificates, if any, representing all of the Capital Stock of such Foreign Borrower or such Foreign Subsidiary (to the extent required by the applicable Collateral Document), together with undated stock transfer powers executed in blank, and all unsecured intercompany notes owing to such Foreign Borrower or Foreign Subsidiary (to the extent required by the applicable Collateral Documents), together with undated allonges executed in blank; provided that this clause (c) shall not require the creation or perfection of pledges of or security interests in particular assets of the Foreign Subsidiaries or guarantees from particular Foreign Subsidiaries if, to the extent and for so long as, the Administrative Agent, in consultation with the Parent Borrower, reasonably determines, in writing, that the cost to the Borrowers of creating or perfecting such pledges or security interests in such assets or obtaining such guarantees from Foreign Subsidiaries (in each case, taking into account, among other things (i) any material adverse Tax or other consequences to the Borrowers and the other Subsidiaries (including the imposition of withholding or other material Taxes or costs on Lenders) and (ii) with respect to security interests in Capital Stock in Persons that are not, directly or indirectly, wholly owned by the Parent Borrower, any restrictions on the creation or perfection of such security interests (including the costs of obtaining necessary consents and approvals from other holders (other than the Parent Borrower and its Affiliates) of Capital Stock in such Persons)) shall be commercially unreasonable in view of the benefits to be obtained by the Lenders therefrom (as reasonably determined, in writing, by the Parent Borrower and the Administrative Agent); provided, further, that until such time as the Outstanding Amount of the Foreign Borrowers exceeds $500.0 million, only those Foreign Subsidiaries that are organized in a jurisdiction in which a Foreign Borrower is located shall be required to comply with this clause (c).
~~5.04 [Reserved].~~
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
The Credit Parties represent and warrant to the Administrative Agent, the Lenders and the L/C Issuers that:
6.01    Existence, Qualification and Power.
Each Credit Party (a) is duly organized or formed, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the Laws of the jurisdiction of its incorporation or formation, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) execute, deliver and perform its obligations under the Credit Documents to which it is a party and (ii) except to the extent it would not reasonably be expected to have a Material Adverse Effect, own its assets and carry on its business, and (c) except to the extent it would not reasonably be expected to have a Material Adverse Effect, is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license.
6.02    Authorization; No Contravention.
The execution, delivery and performance by each Credit Party of each Credit Document to which it is party have been duly authorized by all necessary corporate or other organizational action and do not (a) contravene the terms of such Credit Party’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Permitted Liens) under, (i) any Contractual Obligation to which such Credit Party is party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Credit Party or its Property is subject; or (c) violate any Law applicable to such Credit Party and the relevant Credit Documents, except, in the case of clause (b) or (c) of this Section 6.02 only, as would not reasonably be expected to have a Material Adverse Effect.
6.03    Governmental Authorization; Other Consents.
No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party of this Credit Agreement or any other Credit Document (other than (a) as have already been obtained and are in full force and effect, (b) filings to perfect security interests granted pursuant to the Credit Documents and (c) approvals, consents, exemptions, authorizations, or other actions, notices or filings the failure to procure which would not reasonably be expected to have a Material Adverse Effect).
6.04    Binding Effect.
Each Credit Document has been duly executed and delivered by each Credit Party that is party hereto or thereto. Each Credit Document constitutes legal, valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with its terms, except to the extent the enforceability thereof may be limited by applicable Debtor Relief Laws affecting creditors’ rights generally and by equitable principles of law (regardless of whether enforcement is sought in equity or at law) and implied covenants of good faith and fair dealing.

6.05    Financial Statements.
The audited combined balance sheets of the Parent Borrower and its Subsidiaries as of December 31, ~~2022~~2023 and the related combined statements of income or operations, shareholders’ equity (or invested equity) and cash flows for the years ending December 31, ~~2020~~2021, December 31, ~~2021~~2022 and December 31, ~~2022~~2023, including the notes thereto, (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein and (ii) fairly present the financial condition of the Parent Borrower and its Subsidiaries as of the date thereof and its results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
The unaudited combined balance sheets of the Parent Borrower and its Subsidiaries dated ~~September~~June 30, ~~2023~~2024, and the related combined statements of income or operations, shareholders’ equity (or invested equity) and cash flows for the six months ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Parent Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
6.06    No Material Adverse Effect.
Since December 31, ~~2022~~2023, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.
6.07    Litigation.
There are no actions, suits or proceedings pending or, to the knowledge of the Parent Borrower, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against any member of the Consolidated Group or against any of their properties or revenues that either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.
6.08    No Default.
No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Credit Agreement or any other Credit Document.
6.09    Ownership of Property; Liens.
Each of the Parent Borrower and its Subsidiaries has good and valid title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in or right to use, all its other material property, except as would not reasonably be expected to have a Material Adverse Effect, and the property of the Consolidated Group is subject to no Liens, other than Permitted Liens.
6.10    Environmental Matters.
Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, none of the Parent Borrower or any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

6.11    Taxes.
Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (a) the Parent Borrower and each of its Subsidiaries (i) has timely filed (or has had filed on its behalf) all Tax returns required to be filed and (ii) has paid prior to delinquency all Taxes, whether or not shown on a Tax Return, levied or imposed upon it or its properties, income or assets otherwise due and payable (including in its capacity as a withholding agent), except for Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided, in accordance with GAAP, if such contest suspends enforcement or collection of the claim in question; and (b) there are no current, pending or, to the knowledge of the Parent Borrower or any of its Subsidiaries, proposed Tax assessments, deficiencies, audits or other claims against or with respect to the Parent Borrower or any of its Subsidiaries.
6.12    ERISA Compliance.
(a)Each Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS or an application for such a letter is currently pending before the IRS with respect thereto and, to the knowledge of the Parent Borrower, nothing has occurred that would prevent, or cause the loss of, such qualification except in such instances in which the failure to comply therewith either individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) the Parent Borrower and each ERISA Affiliate have made all required contributions to each Pension Plan subject to Section 412 of the Internal Revenue Code and (ii) no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code has been made with respect to any Pension Plan.
(b)There are no pending or, to the knowledge of the Parent Borrower, threatened, claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect.
(c)Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) neither the Parent Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred that, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; (iii) there has been no “prohibited transaction” (within the meaning of Section 4975 of the Internal Revenue Code) with respect to any Plan; and (iv) neither the Parent Borrower nor any ERISA Affiliate has engaged in a transaction that would reasonably be expected to be subject to Sections 4069 or 4212(c) of ERISA.
6.13    Labor Matters.
Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (a) as of the Amendment No. ~~11~~12 Effective Date, there are no strikes, lockouts or slowdowns against the Parent Borrower or any of its Subsidiaries pending or, to the knowledge of Parent Borrower, overtly threatened to Parent Borrower or any of its Subsidiaries and (b) the hours worked by and payments made to employees of the Parent Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters.
6.14    Subsidiaries.
Set forth on Schedule 6.14 is a list of all Subsidiaries of the Parent Borrower ~~immediately after giving effect to the Amendment No. 11 Effective Date~~as of December 31, 2023, together with the jurisdiction of organization~~, and ownership and ownership percentages of Capital Stock of each such Subsidiary as of such date~~. The outstanding Capital Stock of such Subsidiaries has been validly issued, is owned free of Liens (other than Permitted Liens) and, with respect to any outstanding shares of Capital Stock of a corporation, such shares have been validly issued and are fully paid and non-assessable. As of the Amendment No. 11 Effective Date, the outstanding shares of Capital Stock of each Credit Party and each direct Subsidiary of any Credit Party are not subject to any buy-sell, voting trust or other shareholder agreement except as identified on Schedule 6.14.
6.15    Margin Regulations; Investment Company Act.
(a)The Credit Parties are not engaged and will not engage, principally or as one of their important activities, in the business of purchasing or carrying “margin stock” (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.
(b)None of the Credit Parties or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
6.16    Disclosure.
(a)No written report, financial statement, certificate or other information (taken as a whole) furnished by or on behalf of any Credit Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Credit Agreement or delivered hereunder or under any other Credit Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading, in each case as of the date such information is provided and as of the Amendment No. ~~11~~12 Effective Date; provided that, with respect to projected financial information and estimates, the Parent Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time they were made.
(b)As of the Amendment No. ~~11~~12 Effective Date, the information included in the Beneficial Ownership Certification provided on or prior to the Amendment No. ~~11~~12 Effective Date to any Lender (if any) in connection with this Credit Agreement is true and correct in all material respects.
6.17    Compliance with Laws.
Each member of the Consolidated Group is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions, settlements or other material agreements with any Governmental Authority and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
6.18    Insurance.
The Parent Borrower and each of its Subsidiaries maintain, in force, with financially sound and reputable insurance companies, and have paid all premiums and costs that are due and payable and are related to, insurance coverages in such amounts (with no materially greater risk retention) and against such risks under similar circumstances as are reasonably determined by the management of the Parent Borrower and its Subsidiaries to be sufficient in accordance with the usual and customary practices of companies of established repute engaged in the same or similar lines of business as the Parent Borrower and its Subsidiaries and operating in the same or similar locations, except to the extent reasonable self-insurance meeting the same standards is maintained with respect to such risks.
6.19    Solvency.
As of the Amendment No. ~~11~~12 Effective Date, the Parent Borrower and its Subsidiaries, on a consolidated basis, are, and after giving effect to the transactions occurring on the Amendment No. ~~11~~12 Effective Date will be, Solvent.

6.20    Intellectual Property; Licenses, Etc.
Except as would not reasonably be expected to have a Material Adverse Effect, as of the Amendment No. ~~11~~12 Effective Date, each Credit Party owns, or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. As of the Amendment No. ~~11~~12 Effective Date, no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Credit Parties, threatened, that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. None of the IP Rights listed on Section 2 of Schedule 8.01 is material to the operation of the business of Parent Borrower and its Subsidiaries. No material IP Rights have been acquired or otherwise come into the possession of any Credit Party at any time following the Amendment No. 7 Effective Date through and including the Amendment No. ~~11~~12 Effective Date.
6.21    Collateral Matters.
(a)Each of the Collateral Documents creates (or will create, as the case may be), as security for the Obligations purported to be secured thereby, subject to the provisions hereof and thereof, a legal, valid and enforceable security interest in favor of the Collateral Agent for the benefit of the applicable Secured Parties in all the Collateral subject to such Collateral Document (or comparable interest under foreign law in the case of foreign Collateral) and each such Collateral Document constitutes either (x) a fully perfected Lien on, and security interest in, all of the Collateral subject to such Collateral Document (except for Collateral for which the absence or failure of the Lien on such Collateral to be perfected would not constitute an Event of Default under Section 9.01(l)) or (y) a floating charge, fixed charge or security interest, as specified in the applicable Collateral Document, with respect to all of the Collateral subject to such Collateral Document, in each case in favor of the Collateral Agent and subject to no other Liens except Permitted Liens. The pledgor or assignor, as the case may be, under each Collateral Document has good title to all Collateral subject thereto free and clear of all Liens other than Permitted Liens. No filings or recordings are required in order to perfect the security interests created under the Collateral Documents except, (i) with respect to the Domestic Credit Parties, for filings or recordings listed on Schedule 6.21 (as amended by each Perfection Certificate delivered to the Administrative Agent after the Amendment No. ~~11~~12 Effective Date), all of which shall have been made on or prior to the Amendment No. ~~11~~12 Effective Date except as otherwise expressly provided in Schedule 6.21 (or such Perfection Certificates, as applicable) and Schedule 7.19 and (ii) with respect to the Foreign Credit Parties, the filings or recordings listed in a schedule to the applicable Collateral Documents similar in purpose to the schedule described in the foregoing clause (i).
(b)When the U.S. Security Agreement (or a short-form version thereof) is filed in the United States Patent and Trademark Office and the United States Copyright Office, the security interest created thereunder shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Domestic Credit Parties in the Intellectual Property (as such term is defined in the U.S. Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Permitted Liens (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Domestic Credit Parties after the Amendment No. 11 Effective Date).
(c)The requirements set forth in Sections 7.12, 7.13 and 7.14 are satisfied.
(d)Notwithstanding the foregoing, it is agreed that the Credit Parties shall not be required to enter into control agreements with respect to their deposit accounts and securities accounts in order to perfect the Collateral Agent’s Lien on the Collateral.

6.22    Status of Obligations.
The Obligations constitute Senior Indebtedness (and any other similar term defining Senior Indebtedness) under each indenture or other agreement governing any Subordinated Debt, if any, of the Parent Borrower or any other Credit Party.
6.23    Immunities, Etc.
Each Credit Party is subject to civil and commercial law with respect to its obligations under this Credit Agreement, and the execution, delivery and performance by it of this Credit Agreement and each other Credit Document to which it is a party constitutes and will constitute private and commercial acts rather than public or governmental acts. Each Credit Party has validly given its consent to be sued in respect of its obligations under this Credit Agreement and the other Credit Documents to which it is a party. Each Credit Party has waived every immunity (sovereign or otherwise) to which it or any of its properties would otherwise be entitled from any legal action, suit or proceeding, from jurisdiction of any court or from setoff or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) under the laws of the jurisdiction of its incorporation in respect of its obligations under this Credit Agreement and the other Credit Documents to which it is a party. The waiver by each Credit Party described in the immediately preceding sentence is legal, valid and binding on such Credit Party.
6.24    Anti-Money Laundering, Economic Sanctions Laws and Anti-Corruption Laws.
(a)To the extent applicable, each of Parent Borrower and its Subsidiaries and their respective directors and officers, and to the knowledge of Parent Borrower and any other Credit Party, any employee, agent or Affiliate of Parent Borrower or any Subsidiary, is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and other economic or financial sanctions imposed by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and economic sanctions administered by the United Nations Security Council, the European Union, the Hong Kong Monetary Authority or His Majesty’s Treasury of the United Kingdom (“Sanctions”), (ii) the Patriot Act and (iii) laws, rules and regulations of any jurisdiction applicable to Borrower and its Subsidiaries relating to bribery, corruption or money laundering including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and the UK Bribery Act (“Anti-Corruption Laws”). Each of Parent Borrower and its Subsidiaries, and any other Credit Party have instituted and maintain and will continue to maintain  policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.
(b)No part of the proceeds of the Loans will be used, directly or indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or applicable Sanctions.
(c)No Credit Party, any Subsidiary of Parent Borrower or their respective directors and officers, nor, to the knowledge of any Credit Party, any employee, agent or Affiliate of a Credit Party or any Subsidiary of Parent Borrower, is the subject of any Sanctions, or owned or controlled by Persons that are the subject of any Sanctions, or located, organized or resident in a country or territory that is the target of Sanctions, including the Crimea, Donetsk and Luhansk regions of Ukraine, Cuba, Iran, North Korea and Syria. The proceeds of the Loans will not be used for the purpose of financing the activities of any Person, or in any country, region or territory, that, at the time of such financing, is the target of Sanctions, or in any manner that would result in the violation of Sanctions by any Person.
6.25    EEA Financial Institution.
No Credit Party is an EEA Financial Institution.

ARTICLE VII
AFFIRMATIVE COVENANTS
Until the Loan Obligations shall have been paid in full or otherwise satisfied, and the Commitments hereunder shall have expired or been terminated, the Parent Borrower will, and will cause each of its Subsidiaries to:
7.01    Financial Statements.
Deliver to the Administrative Agent, each Lender and each L/C Issuer:
(a)not later than ninety (90) days after the end of each fiscal year of the Parent Borrower (or, if later, the latest date allowed by the SEC for the filing of Form 10-K for such fiscal year for the Parent Borrower (but no later than the date that is one hundred five (105) days after the end of such fiscal year of the Parent Borrower)), a consolidated balance sheet of the Parent Borrower as at the end of such fiscal year, and the related consolidated statements of income or operations, invested equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by (1) a report and opinion of a Registered Public Accounting Firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit or other material qualification or exception and (2) if required by Section 404 of Sarbanes-Oxley, an attestation report of such Registered Public Accounting Firm as to the Parent Borrower’s internal controls pursuant to Section 404 of Sarbanes-Oxley;
(b)not later than forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Parent Borrower (or, if later, the latest date allowed by the SEC for the filing of Form 10-Q for such fiscal quarter for the Parent Borrower (but no later than the date that is sixty (60) days after the end of such fiscal quarter of the Parent Borrower)), a consolidated balance sheet of the Parent Borrower and the Consolidated Group as at the end of such fiscal quarter, and the related consolidated statements of income or operations, invested equity and cash flows for such fiscal quarter and for the portion of the Parent Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Parent Borrower as fairly presenting the financial condition, results of operations, invested equity and cash flows of the Consolidated Group in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and
(c)simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 7.01(a) and (b) above, if during any of the periods for which financial statements are required to be delivered hereunder the Parent Borrower shall have one or more material Unrestricted Subsidiaries, then such financial statements shall be accompanied by information in reasonable detail summarizing the material differences between the financial statements delivered hereunder and the results of operations and financial condition of the Parent Borrower and its Subsidiaries without giving effect to the results or condition of any such Unrestricted Subsidiaries.
As to any information contained in materials furnished pursuant to Section 7.02, the Parent Borrower shall not be separately required to furnish such information under subsection (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Parent Borrower to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.
7.02    Certificates; Other Information.
Deliver to the Administrative Agent, each Lender and each L/C Issuer:

(a)within five (5) Business Days following the delivery of the financial statements referred to in Section 7.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default with respect to the financial covenant or, if any such Default or Event of Default shall exist, stating the nature and status of such event (which may be limited to the extent consistent with industry practice or the policy of the accounting firm);
(b)within five (5) Business Days following each delivery of the financial statements referred to in Sections 7.01(a) and (b) (except as set forth in clause (i) below), a duly completed Compliance Certificate signed by a Responsible Officer of the Parent Borrower (i) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the applicable financial covenant contained herein, (ii) certifying that no Default or Event of Default exists as of the date thereof (or the nature and extent thereof and proposed actions with respect thereto), (iii) setting forth a list of each Subject Disposition and Involuntary Disposition effected during the fiscal quarter or fiscal year, as the case may be, covered by such financial statements, to the extent the Net Cash Proceeds received in such Subject Disposition (or series of related Subject Dispositions) or Involuntary Disposition (or series of related Involuntary Dispositions) exceed $35.0 million or the Net Cash Proceeds received in all Subject Dispositions or Involuntary Dispositions effected during such fiscal year exceeds $75.0 million (or the elapsed portion of such fiscal year in the case of a Compliance Certificate relating to a fiscal quarter), and whether the Parent Borrower and its Subsidiaries intend to reinvest the Net Cash Proceeds thereof or to use such Net Cash Proceeds to prepay the Loans, (iv) a calculation of the Cumulative Credit (in reasonable detail) as of the last day of the period covered by such financial statements and (v) setting forth a list of (A) the Unrestricted Subsidiaries formed, acquired, divested, liquidated, merged or otherwise disposed of and (B) the Subsidiaries of the Parent Borrower designated as Unrestricted Subsidiaries or redesignated as a Restricted Subsidiary pursuant to a Subsidiary Redesignation, in each case during the period covered by such financial statements; provided that no such Compliance Certificate shall be required to be delivered in connection with the delivery of financial statements for the fiscal quarter ended September 30, 2019;
(c)promptly upon receipt thereof, all notices of default under any Indebtedness having an aggregate principal amount of at least $150.0 million;
(d)promptly, such additional information regarding the business, financial or corporate affairs of any Credit Party or any Subsidiary of a Credit Party, or compliance with the terms of the Credit Documents, as the Administrative Agent or any Lender (acting through the Administrative Agent) may from time to time reasonably request;
(e)promptly after the furnishing thereof, copies of any material financial statement or report furnished to any holder of material Indebtedness of any Credit Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 7.01 or any other clause of this Section 7.02;
(f)as soon as available, but in any event no more than ninety (90) days following the beginning of each fiscal year of the Parent Borrower, a detailed consolidated budget for the subsequent fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for each fiscal quarter of such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;
(g)within 15 Business Days after the date of any Major Disposition, the Parent Borrower shall notify the Administrative Agent thereof and whether and to what extent the Net Cash Proceeds received therefrom is intended to be used to reinvest or make prepayments pursuant to Section 2.06(b)(ii); and
(h)promptly following any request therefor, the Parent Borrower will provide documentation reasonably request by any Lender for purposes of compliance with the Beneficial Ownership Certification.

Documents required to be delivered pursuant to Section 7.01 or 7.02 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent Borrower posts such documents, or provides a link thereto on the Parent Borrower’s website on the internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Parent Borrower’s behalf on an internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) including, to the extent the Lenders and the Administrative Agent have access thereto and such documents are available thereon, the EDGAR database and sec.gov; provided that the Parent Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents. Except for Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Credit Parties hereby acknowledge that the Administrative Agent and/or the Lead Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Credit Parties hereunder (collectively, the “Credit Party Materials”) by posting the Credit Party Materials on IntraLinks or another similar electronic system (the “Platform”) and that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Credit Parties or their securities) (each, a “Public Lender”). The Credit Parties hereby agree that so long as any Credit Party is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (1) all Credit Party Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” (which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof), or otherwise indicated to the Administrative Agent as being “PUBLIC”; (2) by marking or otherwise indicating the Credit Party Materials “PUBLIC,” the Credit Parties shall be deemed to have authorized the Agents, the Lead Arrangers, the L/C Issuers and the Lenders to treat such Credit Party Materials as not containing any material non-public information with respect to the Credit Parties or their securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Credit Party Materials constitute Information, they shall be treated as set forth in Section 11.07); (3) all Credit Party Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor”; and (4) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Credit Party Materials that are not marked or otherwise indicated “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.”
7.03    Notification.
Promptly, and in any event within two Business Days after any Responsible Officer of the Parent Borrower or any of its material Subsidiaries obtains knowledge thereof, notify the Administrative Agent, each Lender and each L/C Issuer of:
(a)the occurrence of any Default or Event of Default;
(b)the filing or commencement of any litigation, investigation or proceeding affecting any Credit Party which would reasonably be expected to have a Material Adverse Effect;
(c)the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in liability of the Parent Borrower and its Subsidiaries in an aggregate amount exceeding $150.0 million; and
(d)any other occurrences or events that result in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 7.03 shall be accompanied by a statement of a Responsible Officer of the Parent Borrower setting forth the details of the occurrence or event requiring such notice and any action taken or proposed to be taken with respect thereto.
7.04    Preservation of Existence.
Except as otherwise permitted hereunder, do all things necessary to preserve and keep in full force and effect (x) its existence and (y) its rights, franchises and authority, except (i) to the extent, in the case of clauses (x) (with respect to any Subsidiary only and not the Parent Borrower) and (y), that the failure to do so would not have a Material Adverse Effect, (ii) with respect to any Subsidiary or the Parent Borrower, to the extent otherwise permitted by Section 8.04 hereof, and (iii) for the liquidation or dissolution of Subsidiaries if the assets of such Subsidiaries, to the extent such assets exceed estimated liabilities, are acquired by the Parent Borrower or a Wholly Owned Subsidiary of the Parent Borrower in such liquidation or dissolution (and, in the case of assets of a Non-Wholly Owned Subsidiary, such assets are acquired by the Parent Borrower or a Wholly Owned Subsidiary of the Parent Borrower on a pro rata basis according to the Parent Borrower or such Wholly Owned Subsidiary’s ownership in such Subsidiary); provided that Subsidiaries that are Guarantors may not be liquidated into Subsidiaries that are not Guarantors.
7.05    Payment of Taxes and Other Obligations.
(a)Except in each case to the extent that the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect, pay and discharge (i) all Taxes imposed upon it, or upon its income or profits, or upon any of its properties, before they become delinquent (it being understood that, with respect to any Unrestricted Subsidiary, such Subsidiary shall comply with this clause (i) to the extent that any such obligation to pay and discharge such Taxes may become an obligation of the Parent Borrower or any of its Subsidiaries (other than an Unrestricted Subsidiary)), (ii) all lawful claims (including claims for labor, material and supplies) that, if unpaid, might give rise to a Lien upon any of its properties, and (iii) except as prohibited hereunder, all of its other Indebtedness as it becomes due; provided that no such Person shall be required to pay any amount that is being contested in good faith by appropriate proceedings and for which adequate reserves, determined in accordance with GAAP, have been established, if such contest suspends enforcement or collection of the claim in question.
(b)Timely and correctly file all Tax Returns required to be filed by it, except for failures to file that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
7.06    Compliance with Law.
Comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, a breach of which would result in a Material Adverse Effect, except where contested in good faith by appropriate proceedings diligently pursued. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
7.07    Maintenance of Property.
Maintain and preserve its material properties and equipment in good repair, working order and condition, normal wear and tear and casualty and condemnation excepted, and make all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be necessary or proper, to the extent and in the manner customary for similar businesses, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
7.08    Insurance.
Maintain at all times in force and effect insurance in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as determined by the Parent Borrower in its reasonable business judgment.

The Collateral Agent shall be named as loss payee and/or additional insured, as its interests may appear, with respect to any such insurance providing coverage in respect of any Collateral under the Collateral Documents, and the Parent Borrower shall request that each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent, that it will give the Collateral Agent thirty (30) days’ prior written notice (except for nonpayment, which shall be 10 days’ prior written notice) before any such policy or policies shall be altered in any material respect or canceled, and that no act or default of any member of the Consolidated Group or any other Person shall affect the rights of the Collateral Agent or the Lenders under such policy or policies.
7.09    Books and Records.
Maintain (a) proper books of record and account, in which true and correct entries in conformity with GAAP shall be made of all financial transactions and matters involving the assets and business of the Parent Borrower or such Subsidiary, as the case may be, and (b) such books of record and account are in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Parent Borrower or such Subsidiary.
7.10    Inspection Rights.
Permit representatives and independent contractors of the Administrative Agent or any Lender (in the case of such Lender, coordinated through the Administrative Agent) to (i) to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Parent Borrower and (ii) visit and inspect any of its properties and examine its corporate, financial and operating records, once per fiscal year of the Parent Borrower at such reasonable times during normal business hours, upon reasonable advance notice to the Parent Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any of its representatives or independent contractors or any Lender (in the case of such Lender, coordinated through the Administrative Agent) may do any of the foregoing at the expense of the Parent Borrower at any time during normal business hours. Notwithstanding any provision to the contrary, all meetings and inspections requested and held pursuant to this Section 7.10 are subject to applicable attorney-client privilege exceptions and compliance with non-disclosure and confidentiality agreements between the Parent Borrower, any of its Subsidiaries and third parties. The Administrative Agent and the Lenders shall give the Parent Borrower the opportunity to participate in any discussions with the Borrowers’ accountants.
7.11    Use of Proceeds.
Use the proceeds of (a) the Term B-4 Loans to repay in full and terminate the Term B-3 Loans that are not Converted Term B-3 Loans, (b) the Revolving Loans drawn on the Amendment No. 11 Effective Date, to repay in full and terminate the Delayed Draw Term A Loans and Revolving Loans and Swingline Loans (in each case outstanding under the Credit Agreement as in effect immediately prior to the Amendment No. 11 Effective Date) ~~and~~, (c) the Revolving Loans and Swingline Loans drawn after the Amendment No. 11 Effective Date, for general corporate purposes, and (d) the Venue Expansion Revolving Loans drawn after the Amendment No. 12 Effective Date, for working capital and general corporate purposes, including new venue development and construction, and, in each case of clause (a) through (~~c~~d), not in contravention of any Law or of any Credit Document. No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Federal Reserve Board, including Regulation U.
7.12    Joinder of Subsidiaries as Guarantors.
(a)Together and simultaneously with its delivery of a Compliance Certificate pursuant to Section 7.02(b), deliver a written notice setting forth a list (the “New Guarantor List”) of all Subsidiaries that would be required to become Guarantors pursuant to Section 7.12(b)(I) or 7.12(b)(II) below which were formed, acquired (or other interests received), brought into existence (including, without limitation, upon the formation of any such

Subsidiary resulting from a division of a limited liability company) or that ceased to constitute Excluded Subsidiaries, in each case during the period covered by the financial statements attached to such Compliance Certificate (it being understood that with respect to the annual financial statements, the fourth quarter of such year is the period referenced in this clause (a)), which notice shall include information as to the jurisdiction of organization, the number and class of Capital Stock outstanding and ownership thereof (including options, warrants, rights of conversion or purchase relating thereto). Together with each delivery of the Compliance Certificate required to be delivered within five (5) Business Days of the delivery of financial statements pursuant to Section 7.01(a), deliver a list of all Subsidiaries that became Excluded Subsidiaries during the period covered by such financial statements.
(b)With respect to the formation, acquisition (or other receipt of interests) or existence (including, without limitation, upon the formation of any Subsidiary resulting from a division of a limited liability company) of any Subsidiary that is not an Excluded Subsidiary (and with respect to any Subsidiary that ceases to be an Excluded Subsidiary), (I) in the case of any such Subsidiary that would constitute a Material Subsidiary (solely for the purposes of this clause (I), without giving effect to the proviso in the definition of “Immaterial Subsidiary” when determining whether such Subsidiary constitutes a Material Subsidiary), within forty-five (45) days (or such longer period as the Administrative Agent may agree in its sole discretion) of the formation, acquisition, cessation, division or other receipt of interests of any such Subsidiary and (II) in the case of any other Subsidiary that is not an Excluded Subsidiary (other than by reason of clause (a) of the definition of Excluded Subsidiary), no later than the earlier of (X) thirty (30) days from the date the New Guarantor List containing such Subsidiary was required to have been prepared and delivered pursuant to Section 7.12(a) and (Y) the date such Subsidiary incurs or guarantees Indebtedness for borrowed money with a principal amount of $150.0 million or greater (or such longer period as the Administrative Agent may agree in its sole discretion), cause, in the case of each of clauses (I) and (II), the joinder of such Subsidiary as (x) in the case of a Domestic Subsidiary, as a Guarantor of the Domestic Obligations (provided that a CFC Holdco shall not be a Guarantor of the Domestic Obligations) and any Foreign Obligations or (y) in the case of a Foreign Subsidiary, as a Guarantor of the Foreign Obligations, in each case pursuant to Joinder Agreements (or such other documentation in form and substance reasonably acceptable to the Administrative Agent) accompanied by Organization Documents, take all actions necessary to create and perfect a security interest in favor of the Collateral Agent for the benefit of the applicable Secured Parties in its assets to the extent required by the applicable Collateral Documents (including the delivery to the Collateral Agent of all intercompany notes owing to such Subsidiary), together with undated allonges executed in blank, and all filings required under applicable law (including filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent) and, if reasonably requested by the Administrative Agent, deliver favorable opinions of counsel to such Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent; provided that (A) no Foreign Subsidiary shall be required to comply with any of the foregoing unless a Foreign Borrower has then been added and not terminated and (B) no Foreign Subsidiary located in a jurisdiction other than the jurisdiction of a Foreign Borrower shall be required to comply with any of the foregoing until such time as the Outstanding Amount of the Foreign Borrowers exceeds $500.0 million.
(c)For the avoidance of doubt, if (i) an Excluded Subsidiary shall cease to be an Excluded Subsidiary, (ii) an Unrestricted Subsidiary shall be redesignated as a Subsidiary pursuant to a Subsidiary Redesignation or (iii) a Foreign Borrower shall have been added and a Foreign Subsidiary required to become a Guarantor pursuant to clause (b) above, such Subsidiary shall thereupon comply with the foregoing; provided that this Section 7.12 shall not require the creation or perfection of pledges of or security interests in particular assets of the Foreign Subsidiaries or guarantees from particular Foreign Subsidiaries if, to the extent and for so long as, the Administrative Agent and the Parent Borrower jointly determine, in writing, that the cost to the Borrowers of creating or perfecting such pledges or security interests in such assets or obtaining such guarantees from Foreign Subsidiaries (in each case, taking into account, among other things, (i) any material adverse Tax or other consequences to the Borrowers and the other Subsidiaries (including the imposition of withholding or other material Taxes or costs on Lenders) and (ii) with respect to security interests in Equity Interests in Persons that are not, directly or indirectly, wholly owned by the Parent Borrower, any restrictions on the creation or perfection of such security interests (including the costs of obtaining necessary consents and approvals from other holders (other than the Parent Borrower and its Affiliates) of Equity Interests in such Persons)) shall be commercially unreasonable in view of the benefits to be obtained by the Lenders therefrom.

7.13    Pledge of Capital Stock.
Pledge or cause to be pledged to the Collateral Agent for the benefit of the applicable Secured Parties to secure the Obligations, other than in the case of Excluded Property, one hundred percent (100%) of the issued and outstanding Capital Stock of each Subsidiary to the extent owned by a Credit Party within forty-five (45) days (or such longer period as the Administrative Agent may agree in its sole discretion) of its formation, acquisition or other receipt of such interests; provided that, solely with respect to the Domestic Obligations, the pledge of the Capital Stock of any CFC or any CFC Holdco shall be limited to Capital Stock representing sixty-five percent (65%) of the voting and 100% of non-voting issued Capital Stock of each such CFC and CFC Holdco to the extent directly owned by a Credit Party, in each case pursuant to the applicable Collateral Documents or pledge joinder agreements, together with, if reasonably requested by the Administrative Agent, opinions of counsel and any filings and deliveries reasonably requested by the Collateral Agent in connection therewith to perfect (but with respect to perfection under foreign laws, only to the extent required under Section 5.03 or Section 7.12) the security interests therein, all in form and substance reasonably satisfactory to the Administrative Agent.
7.14    Pledge of Other Property.
With respect to each Credit Party, pledge and grant a security interest in all of its personal property, tangible and intangible, owned and leased (except (a) Excluded Property, (b) as otherwise set forth in Section 7.13 with respect to Capital Stock and (c) as otherwise set forth in the Collateral Documents) to secure (x) in the case of a Domestic Credit Party, the Obligations, and (y) in the case of a Foreign Credit Party, the Foreign Obligations, in each case within forty-five (45) days (or such longer period as the Administrative Agent may agree in its sole discretion) of the acquisition or creation thereof pursuant to such pledge and security agreements, joinder agreements or other documents as may be required, together with opinions of counsel and any filings and deliveries reasonably requested by the Collateral Agent in connection therewith to perfect (or the equivalent under applicable foreign laws) the security interests therein, all in form and substance reasonably satisfactory to the Administrative Agent.
7.15    Further Assurances Regarding Collateral.
(a)Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error relating to the granting or perfection of security interests that may be discovered in any Credit Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or the Required Lenders through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Credit Documents, (ii) to the fullest extent permitted by applicable law, subject any Credit Party’s or any Credit Party’s Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the holders of the Obligations the rights granted to the holders of the Obligations under any Credit Document or under any other instrument executed in connection with any Credit Document to which any Credit Party or any Credit Party’s Subsidiaries is or is to be a party, and cause each of the Parent Borrower’s Subsidiaries to do so.
(b)Notwithstanding anything to the contrary provided herein or in any Credit Document, the Parent Borrower and the Subsidiaries shall not be required to deliver control agreements with respect to deposit accounts or securities accounts.
7.16    Rating.
The Parent Borrower shall use its commercially reasonable efforts to obtain and maintain a corporate family and/or corporate credit rating, as applicable, and ratings in respect of this Credit Agreement, in each case, from each of Moody’s and S&P.

7.17    Ownership of Foreign Borrowers.
Each of the Foreign Borrowers will, at all times, be a direct or indirect wholly owned subsidiary of the Parent Borrower.
7.18    [Reserved].
[Reserved].
7.19    Post-Closing Matters.
The Parent Borrower shall complete the tasks set forth on Schedule 7.19, in each case within the time limits specified on such schedule.
ARTICLE VIII
NEGATIVE COVENANTS
Until the Loan Obligations shall have been paid in full or otherwise satisfied, and the Commitments hereunder shall have expired or been terminated, the Parent Borrower will not, and will not permit any of its Subsidiaries to:
8.01    Liens.
Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)Liens created pursuant to the Credit Documents;
(b)Liens under the Collateral Documents given to secure obligations under Swap Contracts between any Credit Party and the Administrative Agent, any Lead Arranger, any Lender or Affiliate of a Lender or any Person that was the Administrative Agent, a Lead Arranger, a Lender or Affiliate of a Lender at the time it entered into such Swap Contract; provided that such Swap Contracts are otherwise permitted under Section 8.03;
(c)Liens existing on the Amendment No. ~~11~~12 Effective Date and listed on Schedule 8.01, together with any extensions, replacements, modifications or renewals of the foregoing; provided that the collateral interests are not broadened or increased or secure any Property not secured by such Liens on the Amendment No. ~~11~~12 Effective Date (but shall be permitted to apply to after-acquired property affixed or incorporated into the property covered by such Lien and the proceeds and products of the foregoing);
(d)Liens for Taxes, assessments or governmental charges or levies not yet due or to the extent non-payment thereof is permitted under Section 7.05;
(e)statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business; provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same, are not overdue by more than 30 days, or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to a foreclosure, sale or loss proceeding on account thereof (other than a proceeding where foreclosure, sale or loss has been stayed));
(f)Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations (other than obligations under ERISA), bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);
(g)Liens in connection with attachments or judgments (including judgment or appeal bonds) that do not result in an Event of Default under Section 9.01(i);
(h)easements, rights-of-way, covenants, conditions, restrictions (including zoning restrictions), declarations, rights of reverter, minor defects or irregularities in title and other similar charges or encumbrances, whether or not of record, that do not, in the aggregate, interfere in any material respect with the ordinary course of business of the Parent Borrower or its Subsidiaries;
(i)Liens on property of any Person securing purchase money Indebtedness or Indebtedness in respect of Sale and Leaseback Transactions permitted under Section 8.14 (including capital leases and Synthetic Leases) of such Person, in each case to the extent incurred under Section 8.03(c) (or any refinancing of such Indebtedness incurred under Section 8.03(l)); provided that any such Lien attaches only to the Property financed or leased and such Lien attaches prior to, at the time of or within one hundred eighty (180) days after the later of the date of acquisition of such property or the date such Property is placed in service (or, in the case of Liens securing a refinancing of such Indebtedness pursuant to Section 8.03(l), any such Lien attaches only to the Property that was so financed with the proceeds of the Indebtedness so refinanced);
(j)licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of any member of the Consolidated Group;
(k)any interest or title of a lessor or sublessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases and subleases permitted by this Credit Agreement;
(l)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and Liens deemed to exist in connection with Investments in repurchase agreements that constitute Investments permitted by Section 8.02 hereof;
(m)normal and customary contractual rights of setoff upon deposits of cash or other Liens relating to bankers liens, rights of setoff or similar rights in favor of banks or other depository institutions not securing Indebtedness;
(n)Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection;
(o)Liens on Property securing obligations incurred under Section 8.03(h) (or any refinancing of such Indebtedness incurred under Section 8.03(l)); provided that the Liens are not incurred in connection with, or in contemplation or anticipation of, the acquisition and do not attach or extend to any Property other than the Property so acquired (or, in the case of Liens securing a refinancing of such Indebtedness pursuant to Section 8.03(l), the Property acquired with the proceeds of the Indebtedness so refinanced);
(p)other Liens; provided that such Liens do not secure principal obligations exceeding $500.0 million in an aggregate amount at any time outstanding; provided further that such amount shall be increased to the greater of (x) $750.0 million and (y) 40% of Consolidated EBITDA for the period of four fiscal quarters ending on the Applicable Measurement Date if, after giving pro forma effect to the incurrence of such obligations, as of the last day of the most recently ended fiscal quarter at the end of which financial statements were required to have been delivered pursuant to Section 7.01(a) or (b) (or, prior to such first required delivery date for such financial statements pursuant to either such Section, as of the last day of the most recent period referred to in the second sentence of Section 6.05 (such last day, in either case, the “Applicable Measurement Date”)), the Consolidated Total Leverage Ratio would not be in excess of 4.50 to 1.00;

(q)Liens in respect of any Indebtedness permitted under Section 8.03(g) to the extent such Liens extend only to Property of the Foreign Subsidiary or Foreign Subsidiaries incurring such Indebtedness (other than a Foreign Credit Party);
(r)pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Parent Borrower or any Subsidiary;
(s)Liens solely on any cash earnest money deposits made by the Parent Borrower or any of the Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;
(t)Liens securing obligations incurred pursuant to Section 8.03(n);
(u)Liens on Capital Stock in joint ventures securing obligations of such joint venture, to the extent required by the terms of the organizational documents or material contracts of such joint venture;
(v)Liens on goods or inventory the purchase, shipment or storage price of which is financed by a bank guarantee or bankers’ acceptance issued or created for the account of the Parent Borrower or any Subsidiary in the ordinary course of business so long as such Liens are extinguished when such goods or inventory are delivered to the Parent Borrower or a Subsidiary; provided that such Lien secures only the obligations of the Parent Borrower or such Subsidiaries in respect of such bankers’ acceptance or bank guarantee to the extent permitted under Section 8.03;
(w)Liens securing insurance premiums financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;
(x)Liens in favor of any Credit Party; provided that if any such Lien shall cover any Collateral, the holder of such Lien shall execute and deliver to the Administrative Agent a subordination agreement in form and substance reasonably satisfactory to the Administrative Agent;
(y)Liens on the Capital Stock of Unrestricted Subsidiaries;
(z)Liens on deposits and accounts of Foreign Subsidiaries to secure Indebtedness incurred pursuant to Section 8.03(v);
(aa)Liens on (i) assets of any member of the Academy Music Group securing AMG Indebtedness or (ii) on assets of any member of the AIL Group securing AIL Indebtedness;
(bb)     Liens on Permitted Deposits securing customary obligations that are incurred in the ordinary course of business;
(cc)    Liens on Collateral securing Obligations in respect of Refinancing Notes/Loans; provided that the holders of such Refinancing Notes/Loans or their representative is or becomes party to a customary intercreditor agreement and all such Liens are subject to such intercreditor agreement;
(dd)    Liens on the Collateral securing Incremental Equivalent Debt so long as such Liens are, to the extent secured on a pari passu basis with the Obligations, shall be subject to a customary pari passu intercreditor agreement or, to the extent secured on a junior lien basis with the Obligations, shall be subject to a customary junior priority intercreditor agreement, in each case, on terms that are reasonably satisfactory to the Administrative Agent;
(ee)    Liens on ticket inventory and Proceeds thereof (including on deposits accounts holding such Proceeds) securing Indebtedness not exceeding $150.0 million in an aggregate principal amount at any time outstanding; provided that such Indebtedness shall only be used to finance advances to artists and performers and similar expenses;
(ff)    Liens on cash or Cash Equivalents for the purpose of defeasing or satisfing and discharging Indebtedness; provided that (A) such defeasance or satisfaction and discharge is permitted by this Credit Agreement, (B) such Liens apply for a period of no longer than 60 days prior to the effective date of such defeasance or satisfaction and discharge, as the case may be and (C) such Liens secure an amount no greater than the amount required under the instrument governing such Indebtedness to effectuate such defeasance or satisfaction and discharge;
(gg)    Liens on Collateral securing the Existing Senior Secured Notes incurred and outstanding pursuant to Section 8.03(k)~~(ii)~~ and any refinancing thereof pursuant to Section 8.03(l), so long as such Liens are subject to the First Lien Intercreditor Agreement or another intercreditor agreement reasonably satisfactory to the Administrative Agent; and
(hh)    Liens securing Venue Construction Indebtedness incurred and outstanding pursuant to Section 8.03(bb) and any refinancing thereof pursuant to Section 8.03(l); provided that such Liens shall not extend to any assets or Equity Interests of the Parent Borrower or any of its Subsidiaries other than (i) the assets that are securing, or are subject to the applicable Venue Construction Indebtedness and other immaterial incidental assets related thereto and (ii) the Capital Stock of the applicable Venue Construction Subsidiary and the assets and Capital Stock of the applicable Holdco Venue Construction Subsidiary (if any); provided further such $500.0 million limitation set forth in this clause (hh) shall be calculated assuming the aggregate principal amount of Indebtedness secured pursuant to this clause (hh) constitutes the Venue Construction Subsidiary Percentage of the aggregate principal amount of such Indebtedness.
8.02    Investments.
Make or permit to exist any Investments, except:
(a)cash and Cash Equivalents of or to be owned by the Parent Borrower or a Subsidiary;
(b)Investments existing on, contractually committed or announced but unconsummated as of, the Amendment No. 11 Effective Date and set forth on Schedule 8.02(b) and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of any Investment pursuant to this clause (b) is not increased at any time above the amount of such Investment existing on the Amendment No. 11 Effective Date, unless such increase is permitted by any clause of this Section 8.02 (other than by this clause (b)), in which case the capacity of such other clause shall be reduced by such increase;
(c)loans or advances to officers, directors and employees and consultants of the Parent Borrower and Subsidiaries made for travel, entertainment, compensation, relocation and other ordinary business purposes in an aggregate amount not to exceed $40.0 million at any time outstanding or, to the extent not used as part of or to increase the Cumulative Credit, in connection with such person’s purchase of equity of the Parent Borrower;
(d)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers, clients, developers or purchasers or sellers of goods or services made in the ordinary course of business;
(e)except to the extent constituting an Acquisition, Investments by the Parent Borrower and its Subsidiaries in Domestic Credit Parties;
(f)Investments by the Parent Borrower and Domestic Subsidiaries in Restricted Subsidiaries that are not Domestic Credit Parties (and, in the case of a Permitted Acquisition, in Persons that become Subsidiaries that are not Domestic Credit Parties upon consummation of such Permitted Acquisition) in an aggregate amount at any time not to exceed the greater of $1,500.0 million and 7.5% of Consolidated Tangible Assets at such time;
(g)Investments by Foreign Subsidiaries in any member of the Consolidated Group (including other Foreign Subsidiaries) and, in the case of a Permitted Acquisition, in Persons that become a members of the Consolidated Group (including Foreign Subsidiaries) upon consummation of such Permitted Acquisition;
(h)Support Obligations incurred pursuant to Section 8.03;
(i)(i) Investments comprised of Permitted Acquisitions and (ii) Investments of any Person in existence at the time such Person becomes a Restricted Subsidiary (other than in Subsidiaries of any such Person); provided that such Investment was not made in connection with or in anticipation of such Person becoming a Restricted Subsidiary;
(j)advances in the ordinary course of business to secure developer, promoter, manager and artist contracts of the Parent Borrower and its Subsidiaries;
(k)Investments at any time outstanding in an aggregate amount not to exceed the greater of $1,500.0 million and 7.5% of Consolidated Tangible Assets at such time plus, so long as (x) no Default shall have occurred and be continuing or exist after giving effect thereto and (y) after giving effect on a Pro Forma Basis to the Investment to be made, as of the last day of the most recently ended fiscal quarter at the end of which financial statements were required to have been delivered pursuant to Section 7.01(a) or (b) (or, prior to such first required delivery date for such financial statements pursuant to either such Section, as of the last day of the most recent period referred to in the second sentence of Section 6.05), the Parent Borrower would be in compliance with Section 8.10 (and if the Investment is greater than $200.0 million, then the Parent Borrower shall deliver a certificate of a Responsible Officer of the Parent Borrower as to the satisfaction of the requirements in this clause (y)), the amount of the Cumulative Credit at such time; provided that if any Investment is made pursuant to this Section 8.02(k) in any Person that is not a Domestic Credit Party and such Person thereafter becomes a Domestic Credit Party, such Investment shall thereafter be deemed to have been made pursuant to Section 8.02(e);
(l)Investments representing non-cash consideration received in connection with any Subject Disposition not prohibited pursuant to Section 8.05 and any other Disposition permitted by this Credit Agreement;
(m)Investments in joint ventures in an aggregate amount not to exceed the greater of $800.0 million and 5.0% of Consolidated Tangible Assets at any time outstanding; provided, that if any Investment is made pursuant to this Section 8.02(m) in any Person that thereafter becomes a member of the Consolidated Group, such Investment shall thereafter be deemed to have been made pursuant to Section 8.02(g);
(n)Swap Contracts allowed by Section 8.03(d);
(o)Investments resulting from pledges and deposits under Section 8.01(f), (l), (r), (s) or (bb);
(p)Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business or Investments acquired by the Parent Borrower as a result of a foreclosure by the Parent Borrower or any of the Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;
(q)loans or advances or other similar transactions with customers, distributors, clients, developers, promoters, managers, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business, regardless of frequency;
(r)to the extent not used as part of or increasing the Cumulative Credit, any Investment to the extent procured in exchange for the issuance of Qualified Capital Stock;

(s)Investments to the extent consisting of the redemption, purchase, repurchase or retirement of any common Capital Stock permitted under Section 8.06;
(t)advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Parent Borrower or such Subsidiary;
(u)(A) guarantees by the Parent Borrower or any Subsidiary of operating leases or of other obligations that do not constitute Indebtedness, in each case entered into by the Parent Borrower or any Subsidiary in the ordinary course of business and (B) Investments consisting of guarantees permitted by Section 8.03;
(v)Investments consisting of the non-exclusive licensing of intellectual property pursuant to joint marketing arrangements with other Persons otherwise permitted hereunder;
(w)Investments consisting of Permitted Deposits;
(x)Designated Investments set forth on Schedule 8.02(x);
(y)Investments received in exchange for the making of Restricted Payments under Section 8.06(b);
(z)Investments (A) in Subsidiaries (other than Unrestricted Subsidiaries) organized under the laws of a jurisdiction in Mexico, Central America or South America in an aggregate principal amount at any time outstanding not to exceed $1,000.0 million and (B) so long as the Parent Borrower and its Subsidiaries then own a majority of the outstanding voting and economic Equity Interests in OCESA, Investments for the Parent Borrower or any Subsidiary to purchase the remainder of the Equity Interests of OCESA not then owned by Parent Borrower or an Affiliate thereof;
(aa)other Investments provided that, at the time of making such Investments, (x) no Event of Default shall have occurred and be continuing or would result therefrom and (y) on a pro forma basis, the Consolidated Total Leverage Ratio is equal to or less than 4.50 to 1.00;
(bb)    any payments in connection with a Permitted Bond Hedge Transaction;
(cc)    Investments in Subsidiaries (other than Unrestricted Subsidiaries) organized under the laws of a jurisdiction in Canada in an aggregate principal amount at any time outstanding not to exceed $150.0 million;
(dd)    any Investment in one or more Restricted Subsidiaries or Unrestricted Subsidiaries in the form of cash, Cash Equivalents and/or real property in an aggregate amount (with the amount of any Investment consisting of real property being valued at the fair market value thereof at the time such Investment is made) for all such Investments made pursuant to this Section 8.02(dd) not to exceed the greater of (I) $1,500.0 million and (II) 7.5% of Consolidated Tangible Assets at the time such Investment is made, so long as, if any such Investment is made in reliance of clause (B)(II) of this Section 8.02(dd), (x) no Default shall have occurred and be continuing or exist after giving effect thereto and (y) after giving effect on a Pro Forma Basis to the Investment to be made, as of the last day of the most recently ended fiscal quarter at the end of which financial statements were required to have been delivered pursuant to Section 7.01(a) or (b), the Parent Borrower would be in compliance with Section 8.10 (and if the Investment is greater than $100.0 million, then the Parent Borrower shall deliver a certificate of a Responsible Officer of the Parent Borrower as to the satisfaction of the requirements in this clause (y)); provided that if any Investment is made pursuant to this Section 8.02(dd) in any Person that is not a Domestic Credit Party and such Person thereafter becomes a Domestic Credit Party, such Investment shall thereafter be deemed to have been made pursuant to Section 8.02(e);
(ee)    any Investment in one or more Unrestricted Subsidiaries in the form of real property in an aggregate amount (with the amount of real property being valued at the fair market value thereof at the time such Investment is made) for all such Investments made pursuant to this Section 8.02(ee) not to exceed the greater of (I) $750.0 million and (II) 5.0% of Consolidated Tangible Assets at the time such Investment is made, so long as, if any such Investment is made in reliance of clause (B)(II) of this Section 8.02(ee), (x) no Default shall have occurred and be continuing or exist after giving effect thereto and (y) after giving effect on a Pro Forma Basis to the Investment to be made, as of the last day of the most recently ended fiscal quarter at the end of which financial statements were required to have been delivered pursuant to Section 7.01(a) or (b), the Parent Borrower would be in compliance with Section 8.10 (and if the Investment is greater than $100.0 million, then the Parent Borrower shall deliver a certificate of a Responsible Officer of the Parent Borrower as to the satisfaction of the requirements in this clause (y)); provided that if any Investment is made pursuant to this Section 8.02(ee) in any Person that is not a Domestic Credit Party and such Person thereafter becomes a Domestic Credit Party, such Investment shall thereafter be deemed to have been made pursuant to Section 8.02(e); and
(ff)    to the extent undertaken to effect a corporate reorganization (or similar transaction or event) for operational or efficiency purposes or related to tax planning or tax reorganization, in each case, as determined in good faith by the Parent Borrower, Investments so long as, immediately after giving effect thereto, the security interest of the Lenders in the Collateral and the value of the ~~Guarantees~~guarantees given by the Guarantors, taken as a whole, are not materially impaired as a result of such Investments.
8.03    Indebtedness.
Create, incur, assume or suffer to exist any Indebtedness, except:
(a)Indebtedness existing or arising under this Credit Agreement and the other Credit Documents;
(b)Indebtedness existing on the Amendment No. 11 Effective Date set forth on Schedule 8.03;
(c)capital lease obligations and purchase money Indebtedness (including obligations in respect of capital leases) to finance the purchase, acquisition, construction, development, enlargement, repair or improvement of fixed or capital assets, at any time outstanding (when aggregated with the aggregate amount of refinancing Indebtedness outstanding at such time pursuant to Section 8.03(l) in respect of Indebtedness incurred pursuant to this Section 8.03(c)) not to exceed $500.0 million; provided that such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed;
(d)obligations under Swap Contracts permitted by Section 8.15;
(e)unsecured intercompany Indebtedness among members of the Consolidated Group to the extent permitted by Section 8.02(e), (f), (g), (k), (z), (aa), (cc), (dd), (ee) or (ff);
(f)unsecured Indebtedness of the Parent Borrower to the extent (i) no Default or Event of Default has occurred and is continuing or would result from the incurrence thereof at such time; (ii) after giving pro forma effect to the incurrence of such Indebtedness (including application of the proceeds thereof), as of the last day of the most recently ended fiscal quarter at the end of which financial statements were required to have been delivered pursuant to Section 7.01(a) or (b) (or, prior to such first required delivery date for such financial statements pursuant to either such Section, as of the last day of the most recent period referred to in the second sentence of Section 6.05), the Parent Borrower would be in compliance with Section 8.10 (and if the Indebtedness incurred is greater than $300.0 million, then the Parent Borrower shall deliver a certificate of a Responsible Officer of the Parent Borrower as to the satisfaction of the requirements in this clause (ii)); (iii) such Indebtedness has a stated maturity no earlier than the later of (x) the Term B-4 Loans ~~any~~and (y) the Initial Revolving Termination Date, and has a Weighted Average Life to Maturity that is no shorter than the Term B-4 Loans (other than, with respect to maturity, customary extension rollover provisions (including by conversion or exchange) for bridge facilities, in which case, such maturity may be earlier than the later of (x) the Term B-4 Loans or (y) the Initial Revolving Termination Date, as the case may be, if such maturity is automatically extended upon the initial maturity date to a date not earlier than the later of (x) the maturity date of the Term B-4 Loans or (y) the Initial Revolving Termination Date, as the case may be); (iv) such Indebtedness does not have prepayment or redemption events that are less favorable to the Parent Borrower and its Subsidiaries than those relating to the Term B-4 Loans, except, to the extent such Indebtedness consists of Convertible Indebtedness, for change of control and other events that are typical for that type of

Indebtedness (other than a scheduled “put” date prior to the later of (x) the maturity of the Term B-4 Loans and (y) the Initial Revolving Termination Date); and (v) such Indebtedness has other terms that are, in the case of this clause (v), taken as a whole, not materially less favorable to the Parent Borrower and its Subsidiaries than the terms of this Credit Agreement, as determined in good faith by the Parent Borrower (other than pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions and any provisions customary for convertible bonds); provided that such Indebtedness may benefit from unsecured guarantees from the Domestic Guarantors on the same basis as the Parent Borrower has issued such Indebtedness;
(g)Indebtedness of Foreign Subsidiaries and guarantees thereof by other Foreign Subsidiaries, without duplication, in an aggregate principal amount at any time outstanding not to exceed the greater of (i) $1,500.0 million and (ii) 7.5% of Consolidated Tangible Assets at such time;
(h)Indebtedness acquired or assumed pursuant to a Permitted Acquisition; provided that (a) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition and (b) after giving pro forma effect to the incurrence of such Indebtedness, as of the last day of the most recently ended fiscal quarter at the end of which financial statements were required to have been delivered pursuant to Section 7.01(a) or (b) (or, prior to such first required delivery date for such financial statements pursuant to either such Section, as of the last day of the most recent period referred to in the second sentence of Section 6.05), the Parent Borrower would be in compliance with Section 8.10;
(i)Indebtedness arising under any performance or surety bond, completion bond or similar obligation entered into in the ordinary course of business consistent with past practice;
(j)other Indebtedness of the Parent Borrower and its Subsidiaries (and guarantees thereof, without duplication) in an aggregate principal amount at any time outstanding not to exceed the greater of (i) $1,500.0 million and (ii) 7.5% of Consolidated Tangible Assets at such time;
(k)Indebtedness incurred by the Parent Borrower under the Existing Notes ~~(~~and any 2024 Senior Notes Refinancing Indebtedness (and, in each case, any guarantees by the Domestic Guarantors thereof, as applicable);
(l) (1) any 2025 Convertible Notes Refinancing Indebtedness and (2) any Indebtedness incurred pursuant to any refinancing of Indebtedness incurred or outstanding pursuant to Section 8.03(b), (c), (f), (h), (k) ~~or~~, (bb) or (l)(1) (for the avoidance of doubt, after the initial incurrence of the 2025 Convertible Notes Refinancing Indebtedness), in each case of the foregoing clause (2), so long as (i) if the Indebtedness being refinanced is Subordinated Debt, then such refinancing Indebtedness shall be at least as subordinated in right of payment and otherwise to the Obligations as the Indebtedness being refinanced, (ii) unless permitted pursuant to another clause of this Section 8.03 (and reducing availability under such other clause), the principal amount of the refinancing Indebtedness is not greater than the principal amount of the Indebtedness being refinanced, together with any premium paid, and accrued interest thereon and reasonable fees in connection therewith and reasonable costs and expenses incurred in connection therewith, (iii) the final maturity and Weighted Average Life to Maturity of the refinancing Indebtedness is not earlier or shorter, as the case may be, than the Indebtedness being refinanced; provided that (x) in the case of a refinancing of the Existing High Yield Notes or any 2024 Senior Notes Refinancing Indebtedness, the final maturity and Weighted Average Life to Maturity of the refinancing Indebtedness is not earlier or shorter, as the case may be, than that of the Term B-4 Loans and the final maturity thereof is not earlier than the Initial Revolving Termination Date and (y) solely in the case of the initial refinancing of the 2029 Convertible Notes, the final maturity thereof (or equivalent concept in the form of a stated mandatory repurchase or redemption date, if any) and Weighted Average Life to Maturity of the refinancing Indebtedness is not earlier or shorter, as the case may be, than that of the Term B-4 Loans and the final maturity thereof (or equivalent concept in the form of a stated mandatory repurchase or redemption date, if any) is not earlier than the Initial Revolving Termination Date, (iv) no Subsidiary (other than a Domestic Credit Party) that is not an obligor with respect the Indebtedness to be refinanced shall be an obligor with respect to the refinancing Indebtedness, (v) in the case of the Existing Senior Secured Notes, the assets (if any) securing such refinancing Indebtedness constitutes Collateral and (vi) other than with respect to a refinancing of Convertible Indebtedness, in the case of this clause (vi), the material terms (other than as to interest rate, which shall be on then market terms, or as otherwise specified in any of clauses (i) through (v) of this clause (l)) of the refinancing Indebtedness taken as a whole are at least as favorable to the Consolidated Group and the Lenders as under the Indebtedness being refinanced;
(m)overdrafts paid within 10 Business Days;
(n)Indebtedness in respect of trade letters of credit, warehouse receipts or similar instruments issued to support performance obligations (other than obligations in respect of Indebtedness) in the ordinary course of business;
(o)Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;
(p)Indebtedness consisting of (i) the financing of insurance premiums or (ii) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(q)Indebtedness representing deferred compensation to employees of the Parent Borrower or any Subsidiary incurred in the ordinary course of business;
(r)Indebtedness consisting of promissory notes issued by the Parent Borrower to current or former officers, directors and employees, their respective estates, spouses or former spouses issued in exchange for the purchase or redemption by the Parent Borrower of Qualified Capital Stock permitted by Section 8.06(f); provided that (a) the Parent Borrower shall be able to make a Restricted Payment pursuant to Section 8.06(f) in an amount equal to the principal amount of each such note at the time such note is issued, and an amount equal to the principal amount of each such note shall reduce the amount of Restricted Payments able to be made under Section 8.06(f) and (b) the Parent Borrower shall be able to make a Restricted Payment pursuant to Section 8.06(f) in the amount of any other payment on each such note at the time such payment is made, and each such payment shall reduce the Restricted Payments available to be able to be made under Section 8.06(f);
(s)Indebtedness consisting of obligations of the Parent Borrower or any Subsidiary under deferred compensation, indemnification, adjustment of purchase or acquisition price or other similar arrangements incurred by such Person in connection with the Transactions and Permitted Acquisitions or any other Investment expressly permitted hereunder;
(t)all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (s) above and clauses (w) through (aa) below;
(u)Support Obligations by any member of the Consolidated Group in respect of Indebtedness incurred under clauses (a) through (t) of this Section 8.03, solely to the extent such member of the Consolidated Group would have itself been able to originally incur such Indebtedness;
(v)Indebtedness of Foreign Subsidiaries arising under Euro-denominated and Sterling-denominated cash pooling arrangements; provided that the net obligations (after notional offsets for pooling participants, cash and Cash Equivalents) for such shall not exceed €10,000,000 for Euro-denominated arrangements and £10,000,000 for Sterling-denominated, and such Indebtedness may benefit from cross-guarantees from pooling participants and a guarantee from the Parent Borrower;
(w)AMG Indebtedness;
(x)AIL Indebtedness and any Support Obligations by the Parent Borrower in respect of such AIL Indebtedness;
(y)Indebtedness under Refinancing Notes/Loans;

(z)Incremental Equivalent Debt in an aggregate principal amount not to exceed, for all the Incremental Equivalent Debt incurred after the Amendment No. ~~11~~12 Effective Date, the sum of (i) the Incremental Base Amount, plus amounts referred to in Section 2.01(f)(i)(y) minus the aggregate principal amount of Incremental Loan Facilities incurred pursuant to Section 2.01(f)(i)(x) or (y) plus (ii) an additional amount of secured Incremental Equivalent Debt if, after giving Pro Forma Effect to the incurrence of such additional amount as of the last day of the most recently ended fiscal quarter at the end of which financial statements were required to have been delivered pursuant to Section 7.01(a) or (b) (or, prior to such first required delivery date for such financial statements pursuant to either such Section, as of the last day of the most recent period referred to in the second sentence of Section 6.05) as if any Indebtedness had been outstanding on the date of such incurrence on the last day of such period, the Senior Secured Leverage Ratio is equal to or less than 4.50:1.00; provided that, in each case, the maximum amount of Incremental Equivalent Debt available to be incurred is determined without giving effect to any incurrence under the Incremental Base Amount that is incurred substantially simultaneously with amounts under this clause (ii); provided further that the Borrowers shall be deemed to have utilized the amounts under clause (ii) prior to utilization of the amounts under clause (i);
(aa)Indebtedness incurred by any Subsidiary of Parent Borrower organized under the laws of a jurisdiction of Australia (which is not guaranteed by any Subsidiary that is not organized under the laws of a jurisdiction of Australia) in an aggregate principal amount at any time outstanding not to exceed the Dollar Equivalent of AUS$75.0 million; and
(bb)    Venue Construction Indebtedness of Venue Construction Subsidiaries and the Holdco Venue Construction Subsidiaries in an aggregate principal amount not exceeding $500.0 million at any one time outstanding; provided that (x) notwithstanding anything to the contrary contained in this Section 8.03 or Section 8.02, no Venue Construction Indebtedness shall be an obligation of Parent Borrower or any Subsidiary other the applicable Venue Construction Subsidiary or Holdco Venue Construction Subsidiary and (y) such $500.0 million limitation set forth in this clause (bb) shall be calculated assuming the aggregate principal amount of Indebtedness incurred pursuant to this clause (bb) constitutes the Venue Construction Subsidiary Percentage of the aggregate principal amount of such Indebtedness.
For purposes of determining compliance with this Section 8.03, (A) Indebtedness need not be permitted solely by reference to one category of permitted Indebtedness (or any portion thereof) described in Sections 8.03(a) through (bb) but may be permitted in part under any relevant combination thereof, (B) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Indebtedness (or any portion thereof) described in this Section 8.03(a) through (bb), the Parent Borrower may, in its sole discretion, classify, reclassify or divide such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 8.03 and will be entitled to only include the amount and type of such item of Indebtedness (or any portion thereof) in one of the above clauses (or any portion thereof) and such item of Indebtedness (or any portion thereof) shall be treated as having been incurred or existing pursuant to only such clause or clauses (or any portion thereof) and (C) any Indebtedness that becomes 2025 Convertible Notes Refinancing Indebtedness (even if such Indebtedness, upon incurrence, was incurred in reliance on a provision of this Agreement other than Section 8.03(l)) shall be automatically reclassified as being incurred under Section 8.03(l) upon the repurchase and/or maturity of 2025 Convertible Notes referred to in the definition of 2025 Convertible Notes Refinancing); provided that (i) all Indebtedness outstanding under the Credit Documents will be deemed to have been incurred in reliance only on the exception in clause (a) of this Section 8.03, (ii) the Existing Notes and the 2024 Senior Notes Refinancing Indebtedness will be deemed to have been incurred in reliance only on the exception in clause (k) of this Section 8.03 (and any refinancing thereof pursuant to Section 8.03(l~~) shall only be incurred pursuant to such Section 8.03(l~~)), and (iii) Indebtedness incurred pursuant to Section 8.03(z) shall only be deemed to have been incurred under Section 8.03(z) and may not be reclassified between clauses (i) and (ii) of such Section 8.03(z); provided, further, that any Indebtedness incurred pursuant to Section 2.01(f)(i)(x) or (y) may not be reclassified to be incurred under any other provision (including, for the avoidance of doubt, any other clause in Section 2.01(f)).

8.04    Mergers and Dissolutions.
(a)Enter into a transaction of merger or consolidation, except that:
(i)a Domestic Subsidiary of the Parent Borrower may be a party to a transaction of merger or consolidation with the Parent Borrower or another Domestic Subsidiary of the Parent Borrower; provided that if the Parent Borrower is a party to such transaction, the Parent Borrower shall be the surviving Person; provided, further that if the Parent Borrower is not a party to such transaction but a Domestic Guarantor is, such Domestic Guarantor shall be the surviving Person or the surviving Person shall become a Domestic Guarantor immediately upon the consummation of such transaction;
(ii)a Foreign Subsidiary may be party to a transaction of merger or consolidation with the Parent Borrower or a Subsidiary of the Parent Borrower other than a Domestic Guarantor (unless such Domestic Guarantor is the surviving party); provided that (A) if the Parent Borrower is a party thereto, it shall be the surviving entity, (B) if preceding clause (A) does not apply and if a Foreign Borrower is a party thereto, it shall be the surviving entity, (C) if neither preceding clause (A) nor preceding clause (B) applies and if a Foreign Guarantor is a party thereto, it shall be the surviving Person or the surviving Person shall become a Foreign Guarantor immediately following the consummation of such transaction, and (D) if a Domestic Subsidiary is not a party thereto, the surviving entity shall be a Foreign Subsidiary and the Parent Borrower and its Subsidiaries shall be in compliance with the requirements of Section 7.13;
(iii)a Subsidiary may enter into a transaction of merger or consolidation in connection with a Subject Disposition effected pursuant to Section 8.05, so long as no more assets are Disposed of as a result of or in connection with any transaction undertaken pursuant to this clause (iii) than would otherwise have been allowed pursuant to Section 8.05; and
(iv)the Parent Borrower or any Subsidiary may merge with any other Person in connection with an Investment permitted pursuant to Section 8.02 so long as the continuing or surviving Person shall be a Subsidiary, which shall be (x) a Domestic Guarantor if the merging Subsidiary was a Domestic Guarantor and (y) a Foreign Guarantor if the merging Subsidiary was a Foreign Guarantor and, in each case, which together with each of its Subsidiaries shall have complied with the requirements of Section 7.12; provided that following any such merger or consolidation involving the Parent Borrower, the Parent Borrower is the surviving Person.
(b)Except pursuant to a transaction permitted by Section 8.04(a)(i), the Parent Borrower will not dissolve, liquidate or wind up its affairs.
Notwithstanding the foregoing and for the avoidance of doubt, in no event shall Parent Borrower reorganize, redomesticate or reincorporate in any jurisdiction other than a state of the United States of America or the District of Columbia.
8.05    Dispositions.
Make any Subject Disposition or Specified Intercompany Transfer, unless (i) in the case of a Subject Disposition only, at least seventy-five percent (75%) of the consideration received from each such Subject Disposition is cash or Cash Equivalents; provided, that for the purposes of this clause (i), the following shall be deemed to be cash: (A) any liabilities (as shown on the Parent Borrower or such Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Parent Borrower or such Subsidiary (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee with respect to the applicable Disposition, (B) any securities received by the Parent Borrower or such Subsidiary from such transferee that are converted by the Parent Borrower or such Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received in the conversion) within 180 days following the closing of the applicable Subject Disposition and (C) any Designated Non-Cash Consideration in respect of such Subject Disposition having an aggregate fair market value, taken together with the Designated Non-Cash Consideration in respect of all other Subject Dispositions, not in excess of $300.0 million (with the fair market value of each item of Designated Non-Cash Consideration being measured as of the time received), (ii) such Subject Disposition or Specified Intercompany Transfer is made at fair market value and (iii) the aggregate amount of Property so Disposed (valued at fair market value thereof) in all Subject Dispositions and Specified Intercompany Transfers does not exceed the Applicable Disposition Amount.
8.06    Restricted Payments.
Declare or make, directly or indirectly, any Restricted Payment, except that:
(a)each Subsidiary may make Restricted Payments to the Parent Borrower or any Wholly Owned Subsidiary, or in the case of a Subsidiary that is not a Wholly Owned Subsidiary, to each equity holder of such Subsidiary on a pro rata basis (or on more favorable terms from the perspective of the Parent Borrower and its Wholly Owned Subsidiaries) based on their relative ownership interests, as required by such Non-Wholly Owned Subsidiary’s organizational agreements or stockholders’ agreements, or, solely to the extent required by law and involving de minimis amounts, on a non-pro rata basis to such equity holders;
(b)Restricted Payments to purchase Capital Stock of (A) any Person listed on Schedule 8.06(b) or (B) any other Person that becomes a Domestic Guarantor upon such purchase, that in each case is not held by (i) Parent Borrower, (ii) any Subsidiary or (iii) an Affiliate of Parent Borrower or any of its Subsidiaries; provided that after giving effect thereto (x) as of the last day of the most recently ended fiscal quarter at the end of which financial statements were required to have been delivered pursuant to Section 7.01(a) or (b) (or, prior to such first required delivery date for such financial statements pursuant to either such Section, as of the last day of the most recent period referred to in the second sentence of Section 6.05), the Parent Borrower would be in compliance with Section 8.10 and (y) such Person becomes or continues to be a Subsidiary of the Parent Borrower;
(c)any refinancing permitted pursuant to Section 8.03(l) shall be permitted (and for the avoidance of doubt, any 2024 Senior Notes Refinancing and any 2025 Convertible Notes Refinancing shall constitute a refinancing permitted pursuant to this Section 8.06(c));
(d)any Investment permitted or not prohibited by Section 8.02 shall be permitted;
(e)other Restricted Payments; provided that, at the time of making such Restricted Payments, (x) no Event of Default shall have occurred and be continuing or would result therefrom and (y) on a Pro Forma Basis, the Consolidated Total Leverage Ratio is equal to or less than 4.50 to 1.00;
(f)the Parent Borrower may make Restricted Payments at any time in an aggregate amount not to exceed the greater of (i) $1,500.0 million and (ii) 7.5% Consolidated Tangible Assets at such time plus if after giving effect to such Restricted Payments (i) as of the last day of the most recently ended fiscal quarter at the end of which financial statements were required to have been delivered pursuant to Section 7.01(a) or (b) (or, prior to such first required delivery date for such financial statements pursuant to either such Section, as of the last day of the most recent period referred to in the second sentence of Section 6.05), (x) the Parent Borrower would be in compliance with Section 8.10 and (y) the Consolidated Net Leverage Ratio would not be in excess of 5.00:1.00 (and if the Restricted Payment is greater than $200.0 million, then the Parent Borrower shall deliver a certificate of a Responsible Officer of the Parent Borrower as to the satisfaction of the requirements in this clause (i)) and (ii) no Default shall have occurred and be continuing or exist after giving effect thereto, the amount of the Cumulative Credit at such time;
(g)the Parent Borrower may make Restricted Payments consisting of payments or prepayments of principal on, or redemptions, repurchases or acquisitions for value of, its Indebtedness (i) in an aggregate amount for all such payments, prepayments, redemptions, repurchases and acquisitions not to exceed $300.0 million (measured in each case by the fair market value of the consideration given by the Parent Borrower in connection with such prepayments, redemptions, repurchases or acquisitions) and (ii) in the case of any payment, prepayment, redemption, repurchase and acquisition of any of the Existing Notes, any of the 2024 Senior Unsecured Notes (and in each case of the foregoing, any permitted refinancing thereof pursuant to Section 8.03(l), including, for the avoidance of doubt, any 2024 Senior Notes Refinancing and any 2025 Convertible Notes Refinancing), additional amounts so long as, immediately after giving effect to such payment, prepayment, redemption, repurchase or acquisition, (x) as of the last day of the most recently ended fiscal quarter at the end of which financial statements were required to have been delivered pursuant to Section 7.01(a) or (b) (or, prior to such first required delivery date for such financial statements pursuant to either such Section, as of the last day of the most recent period referred to in the second sentence of Section 6.05), the Parent Borrower would be in compliance with Section 8.10 and (y) the aggregate Dollar Equivalent amount available to be drawn under the Revolving Facilities after giving effect to such Restricted Payments would exceed $100.0 million (and the Parent Borrower shall deliver a certificate of a Responsible Officer of the Parent Borrower as to the satisfaction of the requirements in this clause (ii));
(h)to the extent not used as part of or increasing the Cumulative Credit, the Parent Borrower may purchase, redeem or otherwise acquire shares of its common Capital Stock with the proceeds received from the substantially concurrent issue of new shares of its common Capital Stock;
(i)(i) the members of the Consolidated Group may prepay or repay intercompany Indebtedness otherwise permitted hereunder owed to other members of the Consolidated Group and (ii) to the extent constituting Restricted Payments, the Parent Borrower or any Restricted Subsidiary may enter into and consummate transactions expressly permitted by Section 8.04, Section 8.05, and Section 8.09;
(j)repurchases of Capital Stock deemed to occur upon the “cashless exercise” of stock options or warrants, cashless tax withholding, stock appreciation rights or upon the vesting of restricted stock or restricted stock units if such Capital Stock represents the exercise price of such options or warrants or represents withholding taxes due upon such exercise or vesting shall be permitted;
(k)to the extent constituting Restricted Payments, the delivery of common stock of Parent Borrower (together with cash in lieu of any fractional share) and, to the extent that, after giving pro forma effect to such Restricted Payment, as of the last day of the most recently ended fiscal quarter at the end of which financial statements were required to have been delivered pursuant to Section 7.01(a) or (b), the Parent Borrower would be in compliance with Section 8.10, the making of cash payments in connection with any conversion of Convertible Indebtedness issued as of or following the Amendment No. ~~11~~12 Effective Date in an aggregate amount since the Amendment No. ~~11~~12 Effective Date not to exceed the sum of (i) the principal amount of such Convertible Indebtedness plus (ii) any payments received by the Parent Borrower or any of its Restricted Subsidiaries pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction; and
(l)any required payment with respect to, or required early unwind or settlement of, any Permitted Bond Hedge Transaction or Permitted Warrant Transaction, in each case, in accordance with the terms of the agreement governing such Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall not constitute a Restricted Payment; provided that, in the case of this Section 8.06(l), to the extent any consideration other than the Parent Borrower’s common stock is required to be paid under a Permitted Bond Hedge Transaction (other than, for the avoidance of doubt, the required payment of premium thereunder) or a Permitted Warrant Transaction as a result of the election of “cash settlement” (or substantially equivalent term) as the “settlement method” (or substantially equivalent term) thereunder by the Parent Borrower (or its Affiliates) (including in connection with the exercise and/or early unwind or settlement thereof), the payment of such cash shall constitute a Restricted Payment notwithstanding this clause (l) (and such Restricted Payment must be permitted pursuant to a clause of this Section 8.06 other than Section 8.06(l)).
8.07    Change in Nature of Business.
Engage in any material line of business other than a Permitted Business.
8.08    Change in Accounting Practices or Fiscal Year.
Change its (a) accounting policies or reporting practices, except as required by GAAP, or (b) fiscal year of the Parent Borrower or any Subsidiary.

8.09    Transactions with Affiliates.
Enter into any transaction of any kind with any Affiliate (including, for purposes of clarity, any Unrestricted Subsidiary) of the Parent Borrower (other than between or among (x) Domestic Credit Parties, (y) Foreign Credit Parties or (z) one or more Subsidiaries of the Parent Borrower that are not Credit Parties), whether or not in the ordinary course of business, other than (i) on fair and reasonable terms substantially as favorable in all material respects to the Parent Borrower or the applicable Subsidiary as would be obtainable by the Parent Borrower or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (ii) Restricted Payments permitted by Section 8.06 (other than Section 8.06(c)) and (iii) Investments permitted by Section 8.02(c), (e), (f), (g), (s), (u), (w), (z), (cc), (dd), (ee), (ff), (or, to the extent that such transaction is with a Person that becomes an Affiliate of the Parent Borrower or a Subsidiary solely as a result of such transaction, any transaction pursuant to Section 8.02(i), (k), (m). (x) or (aa).
8.10    Financial Covenant.
(a)As of any date listed in the table below, permit the Consolidated Net Leverage Ratio to exceed the ratio set forth opposite such date.

Date	Consolidated Net Leverage Ratio
December 31, ~~2023~~2024	6.75:1.00
March 31, ~~2024~~2025 ~~June 30, 2024 September 30, 2024~~	6.75:1.00 ~~6.75:1.00 6.75:1.00~~
~~December 31~~June 30, ~~2024~~2025	6.75:1.00
September 30, 2025	6.75:1.00
December 31, 2025	6.75:1.00
March 31, ~~2025~~2026	6.25:1.00
June 30, ~~2025~~2026	6.25:1.00
September 30, ~~2025~~2026	6.25:1.00
December 31, ~~2025~~2026	6.25:1.00
March 31, ~~2026~~2027	5.75:1.00
June 30, ~~2026~~2027	5.75:1.00
September 30, ~~2026~~2027	5.75:1.00

December 31, ~~2026~~2027	5.75:1.00
March 31, ~~2027~~2028 and each fiscal quarter end date thereafter	5.25:1.00

Notwithstanding the foregoing, upon the consummation of a Material Permitted Acquisition and until the completion of four fiscal quarters following such Material Permitted Acquisition (the “Increase Period”), if elected by the Parent Borrower by written notice to the Administrative Agent given on or prior to the date of consummation of such Material Permitted Acquisition, the maximum permitted Consolidated Net Leverage Ratio level for purposes of this covenant shall be increased by 0.50x for the relevant period (the “Step-Up”) during such Increase Period; provided (i) that Increase Periods may not be successive unless the Consolidated Net Leverage Ratio would have been complied with for at least two fiscal quarters without giving effect to the Step-Up and (ii) from and after the Amendment No. ~~11~~12 Effective Date, there shall be a maximum of two Increase Periods in the aggregate under this Credit Agreement.
8.11    [Reserved].
8.12    Limitation on Subsidiary Distributions.
Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Parent Borrower or any Restricted Subsidiary, or pay any Indebtedness owed to the Parent Borrower or a Restricted Subsidiary, (b) make loans or advances to the Parent Borrower or any Restricted Subsidiary or (c) transfer any of its properties to the Parent Borrower or any Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) applicable Law; (ii) this Credit Agreement and the other Credit Documents; (iii) the Existing Notes, any 2024 Senior Notes Refinancing Indebtedness, and any 2025 Convertible Notes Refinancing Indebtedness; (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Subsidiary; (v) customary provisions restricting assignment of any agreement entered into by a Subsidiary in the ordinary course of business; (vi) any Lien permitted by Section 8.01 restricting the transfer of the property subject thereto; (vii) any agreement relating to the sale of any property permitted under Section 8.05 pending the consummation of such sale (provided that such encumbrances or restrictions are customary for such agreements); (viii) without affecting the Credit Parties’ obligations under Sections 7.12, 7.13 or 7.14, customary provisions in partnership agreements, limited liability company organizational governance documents, stockholders agreements, asset sale and stock sale agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company or similar person; (ix) restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts entered into in the ordinary course of business; (x) any instrument evidencing or governing Indebtedness assumed in connection with any Permitted Acquisition pursuant to Section 8.03(h), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (xi) in the case of any Subsidiary that is not a Wholly Owned Subsidiary in respect of any matters referred to in clauses (b) and (c) above, such Person’s Organization Documents or pursuant to any joint venture agreement or stockholders agreements solely to the extent of the Capital Stock of or property held in the subject joint venture or other entity; (xii) contracts or agreements in effect on the Amendment No. 11 Effective Date relating to Indebtedness existing on the Amendment No. 11 Effective Date and set forth on Schedule 8.03 or relating to AMG Indebtedness or AIL Indebtedness; (xiii) any restrictions imposed by any agreement incurred pursuant to Section 8.03(f) or pursuant to a refinancing of the Existing Notes, any 2024 Senior Notes Refinancing Indebtedness, or any 2025 Convertible Notes Refinancing Indebtedness, in each case to the extent such restrictions are not more restrictive, taken as a whole, than the restrictions contained in the Existing Notes as in effect on the Amendment No. ~~11~~12 Effective Date, such 2024 Senior Notes Refinancing, or such 2025 Convertible Notes Refinancing, as applicable, in each case as determined in good faith by the Parent Borrower; (xiv) customary net worth provisions contained in real property leases entered into by the Parent Borrower or any Subsidiary, so long as the Parent Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Parent Borrower and its Subsidiaries to meet their ongoing obligations; (xv) any agreement in effect at the time any Person becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary; (xvi) any agreement representing Indebtedness permitted under Section 8.03 of a Subsidiary of the Parent Borrower that is not a Credit Party; (xvii) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; (xviii) the buy-sell, voting trust and other shareholder arrangements set forth in Schedule 6.14; (xix) any instrument evidencing or governing Indebtedness permitted pursuant to Section 8.03(z) or Section 8.03(aa), so long as such encumbrances and restrictions do not, when taken as a whole, materially and adversely affect ability of any Borrower to make interest, principal and fee payments to the Lenders hereunder (as determined in good faith by the Parent Borrower) and (xx) any refinancings that are otherwise permitted by the Credit Documents of the contracts, instruments or obligations referred to above; provided that such refinancings are no more materially restrictive, as determined in good faith by the Parent Borrower, with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.
8.13    Amendment of Material Documents.
Amend, modify or waive any of its rights under its certificate of incorporation, by-laws or other organizational documents, in each case to the extent that such amendment, modification or waiver could reasonably be expected to be material and adverse to the Lenders.
8.14    Sale and Leaseback Transactions.
Enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 180 days after the Parent Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset. Notwithstanding the foregoing, each of the Parent Borrower and its Subsidiaries may sell or transfer any (A) Designated Sale and Leaseback Asset or (B) one or more aircraft (so long as the fair market value, as determined in good faith by the Parent Borrower, of all such aircraft so rented and leased back pursuant to this clause (B) does not exceed, since the Amendment No. ~~11~~12 Effective Date, $100.0 million), and rent or lease it back (or rent or lease other property that it intends to use for substantially the same purpose or purposes as the property so sold or transferred), if (a) the Parent Borrower promptly gives notice of such sale to the Administrative Agent; (b) the Net Cash Proceeds of such sale or transfer are at least equal to fair market value (provided that in the event such sale or transfer (or series of related sales or transfers) involves an aggregate consideration of more than the Dollar Equivalent of $300.0 million, the Parent Borrower will obtain a written opinion from an independent accounting or appraisal firm of nationally recognized standing confirming that the consideration for such sale or transfer (or series of related sales or transfers) is fair, from a financial standpoint, to the Parent Borrower and its Subsidiaries or is not less favorable than those that might reasonably have been obtained in a comparable sale or transfer of such property, real or personal, at such time on an arm’s-length basis from a Person that is not an Affiliate of the Parent Borrower); (c) at least 75% of the consideration received with respect to each such sale or transfer shall consist of cash, Cash Equivalents, Investments permitted by Section 8.02, liabilities assumed by the transferee, accounts receivable retained by the transferor or any combination of the foregoing; (d) in the event that such sale and leaseback results in a capital lease obligation or Synthetic Lease, such Indebtedness is permitted by Section 8.03(c); (e) no Default shall have occurred and be continuing or exist after giving effect thereto; and (f) after giving effect on a Pro Forma Basis to such Sale and Leaseback Transaction and any Indebtedness incurred in respect therewith, as of the last day of the most recently ended fiscal quarter at the end of which financial statements were required to have been delivered pursuant to Section 7.01(a) or (b) (or, prior to such first required delivery date for such financial statements pursuant to either such Section, as of the last day of the most recent period referred to in the second sentence of Section 6.05), the Parent Borrower would be in compliance with Section 8.10 (and in the event such sale or transfer (or series of related sales or transfers) involves an aggregate consideration of more than the Dollar Equivalent of $300.0 million, then the Parent Borrower shall deliver a certificate of a Responsible Officer of the Parent Borrower as to the satisfaction of the requirements in this clause (f)).
8.15    Swap Contracts.
Enter into any Swap Contract, except (a) Swap Contracts entered into to hedge or mitigate risks to which the Parent Borrower or any Subsidiary has actual exposure, (b) Swap Contracts entered into in order to effectively cap, collar or exchange (i) interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest bearing liability or investment of any Borrower or any Subsidiary and (ii) currency exchange rates, in each case in connection with the conduct of its business not for speculative purposes, and (c) any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction.
ARTICLE IX
EVENTS OF DEFAULT AND REMEDIES
9.01    Events of Default.
Any of the following shall constitute an Event of Default:
(a)    Non-Payment. The Parent Borrower or any other Credit Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any amount of principal of any L/C Obligation, or (ii) within three (3) Business Days after the same becomes due or required to be paid herein, any interest on any Loan or any regularly accruing fee due hereunder or any other amount payable hereunder or under any other Credit Document; or
(b)    Specific Covenants. The Parent Borrower or any other Credit Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.03(a), 7.11, 7.18 or Article VIII or, with respect to the existence of any Borrower only, Section 7.04; or
(c)    Other Defaults. The Parent Borrower or any other Credit Party fails to perform or observe any other covenant or agreement (not specified in subsections (a) or (b) above) contained in any Credit Document on its part to be performed or observed and such failure continues for thirty (30) calendar days after written notice to the defaulting party or the Parent Borrower by the Administrative Agent or the Required Lenders; or
(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Parent Borrower or any other Credit Party herein, in any other Credit Document, or in any document delivered in connection herewith or therewith shall be false in any material respect when made or deemed made; or
(e)    Cross-Default. (i) Any member of the Consolidated Group (A) fails (beyond the period of grace (if any) provided in the instrument or agreement pursuant to which such Indebtedness was created) to make any payment when due (whether by scheduled maturity, interest, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Support Obligations (other than Indebtedness hereunder or Indebtedness under Swap Contracts) having a principal amount (with principal amount for the purposes of this clause (e) including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement), when taken together with the principal amount of all other Indebtedness and Support Obligations as to which any such failure has occurred, exceeding $500.0 million or (B) fails to observe or perform any other agreement or condition relating to any Indebtedness or Support Obligations or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which failure or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Support Obligations (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Support Obligations to become payable or cash collateral in respect thereof to be demanded, which has an unpaid principal amount, when taken together with the unpaid principal amounts of all other Indebtedness and Support Obligations as to which any such failure or event has occurred, exceeding $500.0 million (it being understood, for the avoidance of doubt, that the satisfaction of any customary “conversion conditions” set forth in the instruments governing any Convertible Indebtedness will not be deemed to constitute a Default under this clause (B) on account of such satisfaction giving any holder of such Convertible Indebtedness the right to convert the same); or (ii) there occurs under any Swap Contract an “early termination date” (or term of similar import) resulting from (A) any event of default under such Swap Contract as to which the Parent Borrower or any Subsidiary is the “defaulting party” (or term of similar import) or (B) any “termination event” (or term of similar import) under such Swap Contract as to which the Parent Borrower or any Subsidiary is an “affected party” (or term of similar import) and, when taken together with all other Swap Contracts as to which events of default or events referred to in the immediately preceding clauses (A) or (B) are applicable, the Swap Termination Value owed by the Parent Borrower and its Subsidiaries exceeds $500.0 million; provided that this clause (e)(ii) shall not apply to any early payment requirement or unwinding or termination with respect to any Permitted Bond Hedge Transaction or Permitted Warrant Transaction, or satisfaction of any condition giving rise to or permitting the foregoing, in accordance with the terms thereof, so long as, in any such case, neither Parent Borrower nor any of its Affiliates is the “defaulting party” (or substantially equivalent term) under the terms of such Permitted Bond Hedge Transaction or Permitted Warrant Transaction, as applicable; or
(f)    Insolvency Proceedings, Etc. Any Credit Party or any Significant Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or
(g)    Change of Control. There shall have occurred a Change of Control of the Parent Borrower; or
(h)    Inability to Pay Debts; Attachment. Any Credit Party or any Significant Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or any writ or warrant of attachment or execution or similar process issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or
(i)    Judgments. There is entered against any member of the Consolidated Group one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $500.0 million (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage or otherwise discharged), and there is a period of 30 consecutive days during which a stay of enforcement of such judgments, by reason of a pending appeal or otherwise, is not in effect; or
(j)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or would reasonably be expected to result in liability of a Credit Party in an aggregate amount in excess of $500.0 million, or (ii) a Credit Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan that has resulted or would reasonably be expected to result in liability of a Credit Party in an aggregate amount in excess of $500.0 million; or
(k)    Invalidity of Credit Documents. Any Credit Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Credit Party contests in any manner the validity or enforceability of any Credit Document; or any Credit Party denies that it has any or further liability or obligation under any Credit Document, or purports to revoke, terminate or rescind any Credit Document; or
(l)    Collateral Documents. Any Collateral Document after delivery thereof shall for any reason cease (or shall be asserted in writing by any Credit Party to cease) to create a valid and perfected first priority Lien to the extent required by the Collateral Documents (subject to no other Liens other than Liens permitted by Section 8.01) on Collateral that is (i) purported to be covered thereby and (ii) comprises Property which, when taken together with all Property as to which such a Lien has so ceased to be effective, has a fair market value in excess of $100.0 million (other than by reason of (x) the express release thereof pursuant to Section 10.10, (y) the failure of the Collateral Agent to retain possession of Collateral physically delivered to it or (z) the failure of the Collateral Agent to timely file UCC continuation statements); or
(m)    Subordinated Debt. Any Subordinated Debt of the Parent Borrower or any Credit Party or any guarantee of the Parent Borrower or any Credit Party in respect thereof shall cease, for any reason, to be validly subordinated to the Obligations, as provided in such Subordinated Debt or such guarantee, or the Parent Borrower, any Subsidiary, any Affiliate of the Parent Borrower or any Subsidiary, the trustee in respect of such Subordinated Debt (or any refinancing thereof pursuant to Section 8.03(l)) shall so assert in writing.
9.02    Remedies upon Event of Default.
If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)    declare the Commitments of the Lenders and the obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Credit Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;
(c)    require that the Parent Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
(d)    exercise on behalf of itself and the Lenders all rights and remedies available to it or to the Lenders under the Credit Documents or applicable Law;
provided, however, that upon the occurrence of an Event of Default under Section 9.01(f) or (h), the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Parent Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

9.03    Application of Funds.
After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized, in each case as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including all reasonable fees, expenses and disbursements of any law firm or other counsel and amounts payable under Article III) payable to the Administrative Agent and the Collateral Agent, in each case in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, Commitment Fees and Letter of Credit Fees) payable to the Lenders (including all reasonable fees, expenses and disbursements of any law firm or other counsel and amounts payable under Article III), ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Commitment Fees, Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders, the Swingline Lender and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, (b) payment of breakage, termination or other amounts owing in respect of any Swap Contract between Parent Borrower or any of its Subsidiaries (other than an Unrestricted Subsidiary) and the Administrative Agent, any Lender or Affiliate of the Administrative Agent or a Lender or any Person that was the Administrative Agent, a Lead Arranger, a Lender or Affiliate of the Administrative Agent, a Lead Arranger or a Lender at the time it entered into such Swap Contract, (c) payments of amounts due under any Treasury Management Agreement between Parent Borrower or any of its Subsidiaries (other than an Unrestricted Subsidiary) and the Administrative Agent, any Lender or Affiliate of the Administrative Agent or a Lender or any Person that was the Administrative Agent, a Lender or Affiliate of the Administrative Agent or a Lender at the time it entered into such Treasury Management Agreement, to the extent such Treasury Management Agreement is permitted hereunder and (d) the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of the L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among such parties in proportion to the respective amounts described in this clause Fourth payable to them; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Parent Borrower or as otherwise required by Law.
provided that no amount received from any Foreign Credit Party or on account of any Collateral that is solely Collateral for the Foreign Obligations shall be applied pursuant to second, third or fourth clause of this paragraph to the extent such amounts do not constitute Foreign Obligations. Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
Notwithstanding the foregoing, amounts received from the Borrowers or any Guarantor that is not a Qualified ECP Guarantor shall not be applied to the Obligations that are Excluded Swap Obligations.

ARTICLE X
AGENTS
10.01    Appointment and Authorization of the Agents.
(a)Each of the Lenders and the L/C Issuers hereby irrevocably appoints (i) JPMCB to act on its behalf as the Administrative Agent and Collateral Agent, (ii) JPMorgan Chase Bank, N.A., Toronto Branch, to act on its behalf as the Canadian Agent and (iii) JPME to act on its behalf as the London Agent, in each case hereunder and under the other Credit Documents and authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to the such Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agents, the Lenders and the L/C Issuers, and neither the Parent Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions. The motivations of the Agents are commercial in nature and not to invest in the general performance or operations of the Borrowers.
(b)Each Lender hereby irrevocably appoints, designates and authorizes the Collateral Agent to take such action on its behalf under the provisions of this Credit Agreement and each Collateral Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Credit Agreement or any Collateral Document, together with such powers as are reasonably incidental thereto. In this connection, the Collateral Agent, and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 10.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent, shall be entitled to the benefits of all provisions of this Article X and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Credit Documents) as if set forth in full herein with respect thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any Collateral Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein or therein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any Collateral Document or otherwise exist against any Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the Collateral Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Collateral Agent shall act on behalf of the Lenders with respect to any Collateral and the Collateral Documents, and the Collateral Agent shall have all of the benefits and immunities (i) provided to the Administrative Agent under the Credit Documents with respect to any acts taken or omissions suffered by the Collateral Agent in connection with any Collateral or the Collateral Documents as fully as if the term “Administrative Agent” as used in such Credit Documents included the Collateral Agent with respect to such acts or omissions, and (ii) as additionally provided herein or in the Collateral Documents with respect to the Collateral Agent.
(c)Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article X with respect to any acts taken or omissions suffered by any L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article X included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.
(d)In addition to any other rights and remedies granted to the Administrative Agent and the Lenders in the Credit Documents, the Administrative Agent on behalf of the Lenders may exercise all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Credit Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by a Credit Party of any cash collateral arising in respect of the Collateral on such terms as the Administrative Agent deems reasonable, and/or may forthwith sell, lease, assign give an option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Lenders, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery, all without assumption of any credit risk.
10.02    Rights as a Lender.
Each Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as such Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Parent Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.
10.03    Exculpatory Provisions.
The Agents and Lead Arrangers shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, the Agents and Lead Arrangers:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Agents are required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents); provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Credit Document or applicable law; and
(c)    shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as an Agent or any of its or their Affiliates in any capacity.
No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Agents shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to such Agent by the Parent Borrower, a Lender or an L/C Issuer.
No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Credit Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other Credit Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents or to assure that the

Liens granted to the Collateral Agent pursuant to any Collateral Document have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.
10.04    Reliance by Agents.
Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, each Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless such Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan, or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Parent Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by them in accordance with the advice of any such counsel, accountants or experts.
10.05    Delegation of Duties.
Each Agent may perform any and all of their duties and exercise their rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by such Agent. Any Agent and any such sub-agent may perform any and all of their duties and exercise their rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agents, and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as such Agent.
10.06    Resignation of an Agent.
Each of the Agents may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Parent Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Parent Borrower (provided that no consent shall be required if an Event of Default has occurred and is continuing), to appoint a successor, which (i) in the case of a resignation by the Administrative Agent or the Collateral Agent, shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, (ii) in the case of a resignation by the Canadian Agent, shall be a bank with an office in Canada, or an Affiliate of any such bank with an office in Canada or (iii) in the case of a resignation by the London Agent, shall be a bank with an office in London, or an Affiliate of any such bank with an office in London. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the L/C Issuers, with the consent of the Parent Borrower (provided that no consent shall be required if an Event of Default has occurred and is continuing), appoint a successor Agent meeting the qualifications set forth above; provided that if such Agent shall notify the Parent Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by such Agent on behalf of the Lenders or the L/C Issuers under any of the Credit Documents, such retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as an Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Parent Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as such Agent.
Any resignation by JPMCB as Administrative Agent or Collateral Agent, as the case may be, pursuant to this Section shall also constitute its resignation as Dollar L/C Issuer, Multicurrency L/C Issuer and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent, as the case may be, hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuers and Swingline Lender, (b) the retiring L/C Issuers and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (c) the successor L/C Issuers shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuers to effectively assume the obligations of the retiring L/C Issuers with respect to such Letters of Credit.
10.07    Non-Reliance on Agents and Other Lenders; Erroneous Payments.
(a)Each Lender and L/C Issuer acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each Lender and L/C Issuer also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Credit Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.
(b)(i) Each Lender and L/C Issuer hereby agrees that (x) if the Administrative Agent notifies such Lender or L/C Issuer that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or L/C Issuer from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or L/C Issuer (whether or not known to such Lender or L/C Issuer), and demands the return of such Payment (or a portion thereof), such Lender or L/C Issuer shall promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or L/C Issuer to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or L/C Issuer shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or L/C Issuer under this Section 10.07(b) shall be conclusive, absent manifest error.
(ii)    Each Lender and L/C Issuer hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender and L/C Issuer agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or L/C Issuer shall promptly notify the

Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or L/C Issuer to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(iii)    The Borrower and each other Credit Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender or L/C Issuer that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or L/C Issuer with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Credit Party; provided, that this Section 10.07(b) shall not, in and of itself, be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Parent Borrower or any other Credit Party relative to the amount (and/or timing for payment) of the Obligations that would have been payable by the Parent Borrower or such other Credit Party had such erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, the immediately preceding clauses (x) and (y) shall not apply to the extent any such Payment is, and solely with respect to the amount of such Payment that is, comprised of funds received by the Administrative Agent from the Parent Borrower or any other Credit Party for the purpose of making such Payment.
(iv)    Each party’s obligations under this Section 10.07(b) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or L/C Issuer, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Credit Document.
10.08    No Other Duties.
Anything herein to the contrary notwithstanding, none of the “Joint Lead Arrangers” and “Joint Bookrunners” listed on the cover page hereof shall have any powers, duties or responsibilities under this Credit Agreement or any of the other Credit Documents, except in its capacity, as applicable, as an Agent, a Lender or an L/C Issuer hereunder.
10.09    Agents May File Proofs of Claim.
In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, any Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Applicable Agent shall have made any demand on the Parent Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations (other than obligations under Swap Contracts or Treasury Management Agreements to which such Agent is not a party) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Agents and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Agents under Sections 2.09 and 11.04) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and L/C Issuer to make such payments to such Agent and, in the event that such Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to such Agent any amount due for the reasonable compensation, expenses, disbursements and advances of such Agent and its agents and counsel, and any other amounts due to such Agent under Sections 2.09 and 11.04.
Nothing contained herein shall be deemed to authorize the Applicable Agent to authorize or consent to or accept or adopt on behalf of any Lender or L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize any Agent to vote in respect of the claim of any Lender in any such proceeding.
10.10    Collateral and Guaranty Matters.
The Lenders and the L/C Issuers irrevocably authorize the Administrative Agent and the Collateral Agent, at its option and in its discretion:
(a)to release any Guarantor from its obligations under the Collateral Documents if such Person ceases to be a Subsidiary as a result of a transaction not prohibited hereunder, is designated as an Immaterial Subsidiary or is designated as an Excluded Subsidiary pursuant to clause (e) of the definition thereof, or if the conditions set forth in clause (b)(i) below are satisfied;
(b)to release any Lien on any property granted to or held by the Collateral Agent under any Credit Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations not then due and payable and (B) obligations and liabilities under Swap Contracts and Treasury Management Agreements not then due and payable) and the expiration or termination of all Letters of Credit (or if any Letters of Credit shall remain outstanding, upon (x) the cash collateralization of the Outstanding Amount of Letters of Credit on terms satisfactory to the Administrative Agent and L/C Issuer or (y) the receipt by any applicable L/C Issuer of a backstop letter of credit on terms satisfactory to the Administrative Agent and such L/C Issuer), (ii) that is Disposed of as part of or in connection with any sale or other Disposition not prohibited hereunder or under any other Credit Document (other than any such sale or other Disposition to another Credit Party), or (iii) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders; and
(c)to subordinate any Lien on any property granted to or held by the Collateral Agent under any Credit Document to the holder of any Lien on such property that is granted pursuant to Section 8.01(i) or (z).
Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the authority of the Collateral Agent to release or subordinate its interest in particular property and of the Administrative Agent to release any Guarantor from its obligations hereunder pursuant to this Section 10.10 in connection with a transaction permitted hereunder.
10.11    Withholding Tax.
To the extent required by any applicable Law, the Applicable Agent may deduct or withhold from any payment to any Lender under any Credit Document an amount equivalent to any applicable withholding Tax. If the IRS or any other authority of the United States or other jurisdiction asserts a claim that the Applicable Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Applicable Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), such Lender shall indemnify and hold harmless the Agents (to the extent that the Applicable Agent has not already been reimbursed by the Borrowers pursuant to Sections 3.01 and 3.04 and without limiting or expanding the obligation of the Borrowers to do so) fully for all amounts paid, directly or indirectly, by the Applicable Agent as Tax or otherwise, together with all expenses incurred, including legal expenses and any out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Applicable Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Applicable Agent to set off and apply any and all amounts at any time owing to such Lender under this Credit Agreement or any other Credit Document against any amount due to the Applicable Agent under this Section 10.11. The agreements in this Section 10.11 shall survive the resignation and/or replacement of the Applicable Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Credit Agreement and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, for purposes of this Section 10.11, the term “Lender” shall include any L/C Issuer and the Swingline Lender.
10.12    Treasury Management Agreements and Swap Contracts.
Except as otherwise expressly set forth herein or in any Collateral Document, no Treasury Management Bank or Hedge Bank that obtains the guarantees hereunder or any Collateral by virtue of the provisions hereof or of any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Credit Documents. Notwithstanding any other provision of this Article X to the contrary, no Agent shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Treasury Management Agreements and Swap Contracts unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Treasury Management Bank or Hedge Bank, as the case may be.
10.13    Credit Bidding.
The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Credit Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Credit Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Credit Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Credit Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 11.01 of this Credit Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
10.14    Borrower Communications.
(a)The Agents, the Lenders and the L/C Issuers agree that any Borrower may, but shall not be obligated to, make any Borrower Communications to any Agent through an electronic platform chosen by the applicable Agent to be its electronic transmission system (each, an “Approved Borrower Portal”).
(b)Although each Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the applicable Agent from time to time (including, as of the Amendment No. 12 Effective Date, a user ID/password authorization system), each of the Lenders, each of the L/C Issuers and each Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Borrower that are added to an Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the L/C Issuers and each Borrower hereby approves distribution of Borrower Communications through each Approved Borrower Portal and understands and assumes the risks of such distribution.
(c)EACH APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATION, OR THE ADEQUACY OF THE APPLICABLE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN SUCH APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR AN APPROVED BORROWER PORTAL. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY JOINT LEAD ARRANGER, ANY JOINT BOOKRUNNER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY CREDIT PARTY, ANY LENDER, ANY L/C ISSUER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY BORROWER’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR AN APPROVED BORROWER PORTAL, EXCEPT TO THE EXTENT THAT SUCH LOSSES, DAMAGES OR EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY A FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH APPLICABLE PARTY; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL ANY APPLICABLE PARTY HAVE ANY LIABILITY TO ANY CREDIT PARTY, LENDER, L/C ISSUER OR ANY OTHER PERSON FOR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES).
(d)“Borrower Communications” means, collectively, any Loan Notice, notice of prepayment, notice requesting the issuance, amendment or extension of a Letter of Credit or other notice, demand, communication, information, document or other material provided by or on behalf of any Credit Party pursuant to any Credit Document or the transactions contemplated therein which is distributed by any Borrower to the applicable Agent through an Approved Borrower Portal.
(e)Each of the Lenders, each of the L/C Issuers and each Borrower agrees that the applicable Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the applicable Approved Borrower Portal in accordance with the applicable Agent’s generally applicable document retention procedures and policies.
(f)Nothing herein shall prejudice the right of any Borrower to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document.

ARTICLE XI
MISCELLANEOUS
11.01    Amendments, Etc.
No amendment or waiver of, or any consent to deviation from, any provision of this Credit Agreement or any other Credit Document shall be effective unless in writing and signed by the Parent Borrower or the applicable Credit Party, as the case may be, and the Required Lenders and the Administrative Agent (at the direction of the Required Lenders), and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given; provided, however, that:
(a)without the consent of each Lender, no such amendment, waiver or consent shall:
(i)amend or waive any condition precedent to the initial Credit Extension set forth in Section 5.01 or (solely with respect to the initial Credit Extension) any condition precedent set forth in Section 5.02,
(ii)except to the extent permitted by Section 2.17, 2.18 or 2.19 to effectuate a transaction pursuant to Section 2.17, 2.18 or 2.19, as the case may be, change any provision of this Credit Agreement regarding pro rata sharing or pro rata funding with respect to (A) the making of advances (including participations), (B) the manner of application of payments or prepayments of principal, interest, or fees, (C) the manner of application of reimbursement obligations from drawings under Letters of Credit, or (D) the manner of reduction of commitments and committed amounts,
(iii)change any provision of this Section 11.01(a) (other than any such changes made pursuant to Amendment No. 6) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder,
(iv)release all or substantially all of the Collateral (other than as provided herein as of the Amendment No. 6 Effective Date), or
(v)release all or substantially all of the value of the guarantees provided by the Domestic Guarantors or the Foreign Guarantors (other than as provided herein as of the Amendment No. 6 Effective Date) or, if any Foreign Subsidiary shall have been added as an additional Foreign Borrower pursuant to Section 1.08, release the Parent Borrower from its guarantee of the obligations in respect of any borrowings by such Foreign Borrower;

(b)without the consent of each Lender adversely affected thereby, no such amendment, waiver or consent shall:
(i)except to the extent permitted by Section 2.17, 2.18 or 2.19 to effectuate a transaction pursuant to Section 2.17, 2.18 or 2.19, as the case may be, extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02), it being understood that the amendment or waiver of an Event of Default or a mandatory reduction or a mandatory prepayment in Commitments shall not be considered an increase in Commitments,
(ii)waive non-payment or postpone any date fixed by this Credit Agreement or any other Credit Document for any payment of principal, interest, fees or other amounts due to any Lender hereunder or under any other Credit Document or change the scheduled final maturity of any Loan,
(iii)reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing or any fees or other amounts payable hereunder or under any other Credit Document; provided, however, that only the consent of the Required Lenders shall be necessary (A) to amend the definition of “Default Rate” or to waive any obligation of the applicable Borrower to pay interest or Letter of Credit Fees at the Default Rate or (B) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing, or to reduce any fee payable hereunder, or
(iv)except as otherwise expressly permitted in the Credit Documents as in effect on the Amendment No. 6 Effective Date, expressly subordinate any of the Obligations in right of payment to any other obligations or subordinate all or substantially all of the Liens securing the Obligations to Liens securing any other Indebtedness;
(c)[Reserved]
(d)unless signed by the Required Term B-4 Lenders, no such amendment, waiver or consent shall:
(i)amend or waive the manner of application of any mandatory prepayment to the Term B-4 Loans under Section 2.06(c), or
(ii)amend or waive the provisions of this Section 11.01(c) or the definition of “Required Term B-4 Lenders”;
(e)any such amendment, waiver or consent to any provision that relates to the Term B-4 Loan Commitments and/or Term B-4 Loans or the Revolving Commitments and/or Revolving Loans but does not apply (or applies differently) to the other Commitments and/or Loans, shall also require the consent of the Required Term B-4 Lenders or Required Revolving Lenders, respectively;
(f)any such amendment, waiver or consent to any provision that relates to (i) the Dollar Revolving Commitments or Dollar Revolving Loans, on the one hand, but not the Limited Currency Revolving Commitments, Multicurrency Revolving Commitments, Venue Expansion Revolving Commitments, Limited Currency Revolving Loans ~~or~~, Multicurrency Revolving Loans or Venue Expansion Revolving Loans, on the other hand, (ii) the Limited Currency Revolving Commitments or Limited Currency Revolving Loans, on the one hand, but not the Dollar Revolving Commitments, Multicurrency Revolving Commitments, Venue Expansion Revolving Commitments, Dollar Revolving Loans ~~or~~, Multicurrency Revolving Loans or Venue Expansion Revolving Loans, on the other hand or (iii) the Multicurrency Revolving Commitments or Multicurrency Revolving Loans, on the one hand, but not the Dollar Revolving Commitments, Limited Currency Revolving Commitments, Venue Expansion Revolving Commitments, Dollar Revolving Loans ~~or~~, Limited Currency Revolving Loans or Venue Expansion Revolving Loans, on the other hand or (iv) the Venue Expansion Revolving Commitments or Venue Expansion Revolving

Loans, on the one hand, but not the Dollar Revolving Commitments, Limited Currency Revolving Commitments, Multicurrency Revolving Commitments, Dollar Revolving Loans, Limited Currency Revolving Loans or Multicurrency Revolving Loans, on the other hand, shall only require the consent of the Required Dollar Revolving Lenders, the Required Limited Currency Revolving Lenders ~~or~~, the Required Multicurrency Revolving Lenders or Required Venue Expansion Revolving Lenders, respectively;
(g)unless also signed by the Required Revolving Lenders, no such amendment, waiver or consent shall amend or waive (i) the provisions of this Section 11.01(g), (ii) the definition of “Required Revolving Lenders” or (iii) any condition precedent to any Credit Extension (other than the initial Credit Extension) set forth in Section 5.02 or Section 5.03;
(h)unless also signed by the Required Dollar Revolving Lenders, no such amendment, waiver or consent shall amend or waive the provisions of this Section 11.01(h) or the definition of “Required Dollar Revolving Lenders”;
(i)unless also signed by the Required Limited Currency Revolving Lenders, no such amendment, waiver or consent shall amend or waive the provisions of this Section 11.01(i) or the definition of “Required Limited Currency Revolving Lenders”;
(j)unless also signed by the Required Multicurrency Revolving Lenders, no such amendment, waiver or consent shall amend or waive the provisions of this Section 11.01(j) or the definition of “Required Multicurrency Revolving Lenders”;
(k)    unless also signed by the Required Venue Expansion Revolving Lenders, no such amendment, waiver or consent shall amend or waive the provisions of this Section 11.01(k) or the definition of “Required Venue Expansion Revolving Lenders”;
(l)    ~~(k)~~ unless also consented to in writing by an L/C Issuer, no such amendment, waiver or consent shall affect the rights or duties of such L/C Issuer under this Credit Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it;
(m)    ~~(l)~~ unless also consented to in writing by the Swingline Lender, no such amendment, waiver or consent shall affect the rights or duties of the Swingline Lender under this Credit Agreement;
(n)    ~~(m)~~ unless also consented to in writing by the Administrative Agent, no such amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Credit Agreement or any other Credit Document;
(o)    ~~(n)~~ unless also consented to in writing by the Collateral Agent, no such amendment, waiver or consent shall affect the rights or duties of the Collateral Agent under this Credit Agreement or any other Credit Document; and
(p)    ~~(o)~~ unless also consented to in writing by each Lead Arranger, no such amendment, waiver or consent shall affect the rights or duties of such Lead Arranger this Credit Agreement or any other Credit Document;
provided, however, that notwithstanding anything to the contrary contained herein, (i) each Lender is entitled to vote as such Lender sees fit on any bankruptcy or insolvency reorganization plan that affects the Loans, (ii) each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein, (iii) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding, (iv) Section 11.06(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by a SPC at the time of such amendment, waiver or other modification, (v) the Engagement Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto and (vi) the

Administrative Agent Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.
Notwithstanding anything herein to the contrary, the Borrowers and the Administrative Agent may, without the input or consent of any other Lender, effect such amendments to this Credit Agreement and the other Credit Documents as may be necessary or appropriate to effect the provisions of Section 2.01(f), 2.17, 2.18 or 2.19 (including to provide that additional Classes of Loans or Commitments shall (i) share ratably in the benefits of this Credit Agreement and the other Credit Documents with the Loan Obligations, (ii) to include appropriately the Lenders holding such Classes in any determination of the Required Lenders, Required Revolving Lenders and Required Term B-4 Lenders and (iii) to permit any such additional credit facilities which are term facilities to share ratably with the Term Loans in the application of prepayments and to permit any such credit facilities which are revolving credit facilities to share ratably with the Revolving Facility in the application of prepayments).
Notwithstanding anything to the contrary contained in this Section 11.01, (a) if the Administrative Agent and the Parent Borrower shall have jointly identified an obvious error (including, but not limited to, an incorrect cross-reference) or any error or omission of a technical nature, in each case, in any provision of any Credit Document, then the Administrative Agent and/or the Collateral Agent (acting in their sole discretion) and the Parent Borrower or any other relevant Credit Party shall be permitted to amend such provision or cure any ambiguity, defect or inconsistency and such amendment shall become effective without any further action or consent of any other party to any Credit Document, and (b) the Parent Borrower and the Administrative Agent and/or the Collateral Agent shall have the right to amend any Credit Document without notice to or consent of any other person to the extent described in the last paragraph of each of Sections 2.01(g) and (h) and in Section 1.08 or for the purpose of ensuring the enforceability of any local law pledge agreement entered into with respect to the Capital Stock of any Foreign Subsidiary.
Without the consent of any other person, the applicable Credit Party or Parties and the Administrative Agent and/or Collateral Agent may (in its or their respective sole discretion, or shall, to the extent required by any Credit Document) enter into any amendment or waiver of any Credit Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the holders of the Obligations, or as required by local law to give effect to, or protect any security interest for the benefit of the holders of the Obligations, in any property or so that the security interests therein comply with applicable requirements of Law.
No provision of any Credit Document relating to the Fronted Currency provisions shall be amended without the consent of the Alternative Currency Fronting Lender(s). At the request of the Administrative Agent or any Participating Fronted Currency Lender, the Parent Borrower and the Administrative Agent shall make such amendments to the provisions regarding Fronted Currency Loans as are reasonably requested by the Administrative Agent and such Participating Fronted Currency Lender in order to better effectuate the intent of such provisions, and such amendments shall not require the consent of any Lender or any other party hereto or to any Credit Document.
The Parent Borrower and the Administrative Agent shall enter into such amendments to the Credit Documents (without the consent of any other party) relating to the mechanics (in terms of determining index rates, borrowing times and notice periods, statutory reserves or otherwise) of Borrowings in any Alternative Currency as may be reasonably requested by the Administrative Agent to conform to the requirements of loans made in such Alternative Currency (as reasonably determined by the Administrative Agent), and the Administrative Agent shall notify the Limited Currency Revolving Lenders and the Multicurrency Revolving Lenders following the execution of any such amendments and such amendment shall become effective within five Business Days unless a Limited Currency Revolving Lenders or a Multicurrency Revolving Lenders shall have notified the Administrative Agent in writing of its objection thereto and the reason for any such objection prior to the end of such five Business Day period.
This Section 11.01 shall be subject to the provisions of the last sentence of Section 11.23.

11.02    Notices; Effectiveness; Electronic Communication.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or, with confirmation of receipt, electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to the Parent Borrower, an Agent, an L/C Issuer or the Swingline Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02;
(ii)if to any Credit Party other than the Parent Borrower, in care of the Parent Borrower at the address, telecopier number, electronic mail address or telephone number specified for such Parent Borrower on Schedule 11.02; and
(iii)if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including Approved Borrower Portals, e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or L/C Issuer pursuant to Article II if such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication or through an Approved Borrower Portal. The Administrative Agent or the Parent Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent (a) to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, if available, return e-mail or other written acknowledgement) and (b) by facsimile shall be deemed received upon the sender’s receipt of a notice of the successful transmission of such facsimile or upon the recipient’s written acknowledgement of receipt of such facsimile; provided, in each case, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE CREDIT PARTY MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE CREDIT PARTY MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT

PARTY IN CONNECTION WITH THE CREDIT PARTY MATERIALS OR THE PLATFORM. In no event shall any Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Credit Party, Lender, L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Credit Party’s or any Agent’s transmission of Credit Party Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Credit Party, Lender, L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)Change of Address, Etc. Each of the Parent Borrower, each Agent, each L/C Issuer and the Swingline Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Parent Borrower, each Agent, each L/C Issuer and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
(e)Reliance by each Agent, L/C Issuer and Lender. Each Agent, L/C Issuer and Lender shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Loan Notices for Swingline Loans) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify each Agent, L/C Issuer, Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with any Agent may be recorded by such Agent, and each of the parties hereto hereby consents to such recording.
11.03    No Waiver; Cumulative Remedies; Enforcement.
No failure by any Lender, L/C Issuer, Swingline Lender or Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Credit Document, the authority to enforce rights and remedies hereunder and under the other Credit Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) any Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as such Agent) hereunder and under the other Credit Documents, (b) any L/C Issuer or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swingline Lender, as the case may be) hereunder and under the other Credit Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.12), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Credit Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.12, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04    Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses. The Borrowers shall pay (i) all reasonable documented out-of-pocket expenses incurred by each Agent and its Affiliates and each Lead Arranger (including the reasonable and invoiced fees, charges and disbursements of any one counsel for any Agent, plus one local counsel in any jurisdiction reasonably necessary), in connection with the administration, syndication and closing of the credit facilities provided for herein, the preparation, due diligence, negotiation, execution, delivery and administration of this Credit Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated and whether or not such amendment or waiver becomes effective), (ii) all reasonable documented out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable documented out-of-pocket expenses incurred by any Agent, Lender, L/C Issuer or Lead Arranger (including the reasonable documented fees, charges and disbursements of one counsel to the Agents, Lenders and L/C Issuers taken as a whole, plus one local counsel to the Agents, Lenders, L/C Issuers and Lead Arrangers taken as a whole in each relevant jurisdiction and, in the event of any actual or potential conflict of interest, one additional counsel to each affected Agent, Lender, L/C Issuer and Lead Arranger plus one local counsel in each relevant jurisdiction for each affected Lender, Agent, L/C Issuer and Lead Arranger) in connection with the enforcement or protection of its rights (A) in connection with this Credit Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)Indemnification by the Borrowers. The Borrowers shall indemnify each Agent (and any sub-agents thereof), Lender, L/C Issuer and Lead Arranger, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including any settlement costs and reasonable fees, charges and disbursements of one counsel for any Indemnitee plus one local counsel in each reasonably necessary jurisdiction and in the event of any actual or perceived conflict of interest, one additional counsel for each affected party plus one additional local counsel in each reasonably necessary jurisdiction), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Credit Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Agents (and any sub-agents thereof) and their Related Parties only, the administration of this Credit Agreement and the other Credit Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any Environmental Liability related to the Parent Borrower or any of its Subsidiaries, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Parent Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from any settlement entered into by any Indemnitee without the Parent Borrower’s written consent, which shall not be unreasonably withheld or delayed, (y) result from disputes between and among Persons otherwise entitled to indemnification and to which Parent Borrower or any of its Subsidiaries is not a party (provided that this clause (y) shall not apply to disputes involving the Administrative Agent or any other agent or arranger in its capacity as such) or (z) result from a claim brought by the Parent Borrower or any other Credit Party against an Indemnitee for a breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document, if the Parent Borrower or such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)Reimbursement by Lenders. To the extent that the Borrowers for any reason fails to indefeasibly pay any amount required under ~~subsections~~subsection (a) or (b) of this Section to be paid by them to any Agent (or any sub-agent thereof), L/C Issuer or Related Party of any of the foregoing, each Lender severally agrees to pay to such Agent (or any such sub-agent), L/C Issuer or Related Party, as the case may be (but, in each case, without affecting the Borrowers’ obligations with respect thereto), such Lender’s Aggregate Revolving Commitment Percentage or, in the case of L/C Obligations, L/C Commitment Percentage (as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any such sub-agent), L/C Issuer in its capacity as such, or Related Party of any of the foregoing acting for such Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.11(d).
(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrowers shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through any Platform, Approved Borrower Portal, telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.
(e)Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.
(f)Survival. The agreements in this Section shall survive the resignation of any Agent and L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
11.05    Payments Set Aside.
To the extent that any payment by or on behalf of the Borrowers is made to any Agent, L/C Issuer or Lender, or any Agent, L/C Issuer or Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Agent, L/C Issuer or Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and L/C Issuer severally agrees to pay to such Agent on demand its applicable share (without duplication) of any amount so recovered from or repaid by such Agent plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Credit Agreement.
11.06    Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Parent Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (other than in connection with a transaction permitted by Section 8.04) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section 11.06, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section 11.06, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this

Section 11.06 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 11.06 and, to the extent expressly contemplated hereby, the Related Parties of each of each Agent, L/C Issuer and Lender) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one (1) or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swingline Loans) at the time owing to it); provided that
(i)except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than (A) in the case of Revolving Commitments and Revolving Loans, $5.0 million, and (B) in the case each of the Term Loans, $500,000, unless, in each case, each of the Administrative Agent and, so long as no Event of Default pursuant to Section 9.01(a) or (f) has occurred and is continuing, the Parent Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed and provided that the Parent Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof), it being understood that assignments to a Lender or an Affiliate of a Lender or an Approved Fund shall not be subject to such minimum amounts;
(ii)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Dollar Revolving Lender’s rights and obligations under this Credit Agreement with respect to the Dollar Revolving Loans and the Dollar Revolving Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swingline Loans;
(iii)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Limited Currency Revolving Lender’s rights and obligations under this Credit Agreement with respect to the Limited Currency Revolving Loans and the Limited Currency Revolving Commitment assigned;
(iv)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Multicurrency Revolving Lender’s rights and obligations under this Credit Agreement with respect to the Multicurrency Revolving Loans and the Multicurrency Revolving Commitment assigned~~;~~
(v)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Venue Expansion Revolving Lender’s rights and obligations under this Credit Agreement with respect to the Venue Expansion Revolving Loans and the Venue Expansion Revolving Commitment assigned;
(vi)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Term B-4 Lender’s rights and obligations under this Credit Agreement with respect to the Term Loans or Additional Term B-4 Commitment assigned;
(vii)    ~~(vi)~~ any assignment of (A) a Dollar Revolving Commitment and Dollar Revolving Loans must be approved by the Administrative Agent, each Dollar L/C Issuer and the Swingline Lender and, so long as no Event of Default pursuant to Section 9.01(a) or (f) has occurred and is continuing, the Parent Borrower (each such approval not to be unreasonably withheld or delayed and provided that the Parent

Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof); provided that the Parent Borrower’s approval shall not be required if the proposed assignee is a Revolving Lender, an Affiliate of a Revolving Lender or an Approved Fund; (B) a Limited Currency Revolving Commitment and Limited Currency Revolving Loans must be approved by the Administrative Agent and each Multicurrency L/C Issuer and, so long as no Event of Default pursuant to Section 9.01(a) or (f) has occurred and is continuing, the Parent Borrower (each such approval not to be unreasonably withheld or delayed and provided that the Parent Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof); provided that the Parent Borrower’s approval shall not be required if the proposed assignee is a Revolving Lender, an Affiliate of a Revolving Lender or an Approved Fund; (C) a Multicurrency Revolving Commitment and Multicurrency Revolving Loans must be approved by the Administrative Agent and ~~the Multicurrency L/C Issuers and~~, so long as no Event of Default pursuant to Section 9.01(a) or (f) has occurred and is continuing, the Parent Borrower (each such approval not to be unreasonably withheld or delayed and provided that the Parent Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof); provided that the Parent Borrower’s approval shall not be required if the proposed assignee is a Revolving Lender, an Affiliate of a Revolving Lender or an Approved Fund; ~~and~~ (D) a Venue Expansion Revolving Commitment and Venue Expansion Revolving Loans must be approved by the Administrative Agent and, so long as no Event of Default pursuant to Section 9.01(a) or (f) has occurred and is continuing, the Parent Borrower (each such approval not to be unreasonably withheld or delayed and provided that the Parent Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof); provided that the Parent Borrower’s approval shall not be required if the proposed assignee is a Revolving Lender, an Affiliate of a Revolving Lender or an Approved Fund and (E) the Term Loans must be approved by the Administrative Agent and, so long as no Event of Default pursuant to Section 9.01(a) or (f) has occurred and is continuing, the Parent Borrower (each such approval not to be unreasonably withheld or delayed and provided that the Parent Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof); provided that no approval shall be required if the proposed assignee is a Lender, an Affiliate of a Lender or an Approved Fund; and
(viii)        ~~(vii)~~ the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall (A) deliver to the Administrative Agent an Administrative Questionnaire and (B) deliver to the applicable Borrower and the Applicable Agent the forms required to be delivered pursuant to Section 3.01(e);
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 11.06, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 (subject to the requirements and limitations of such Sections) with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the applicable Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 11.06.

(c)Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans and L/C Obligations and the interest thereon owing and paid to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Parent Borrower, the Agents, the Lenders (solely with respect to each Lender’s own Loans and Commitments) and the L/C Issuers at any reasonable time and from time to time upon reasonable prior notice.
Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Eligible Assignee, the Eligible Assignee’s completed Administrative Questionnaire (unless the Eligible Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 11.06 and any written consent to such assignment required by paragraph (b) of this Section 11.06, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the Eligible Assignee shall have failed to make any payment required to be made by it pursuant to Section 2.02(b), 2.03(c), 2.04(b), 2.11(b) or 11.04(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Credit Agreement unless it has been recorded in the Register as provided in this paragraph.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or the Parent Borrower or any of the Parent Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement. Each Lender, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain a register for the recordation of the names and addresses of such Participants and the rights, interests or obligations of such Participants in any Obligation, in any Commitment and in any right to receive any principal, interest and other payments thereunder (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error and the Borrowers and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary; provided that no Lender shall have the obligation to disclose all or a portion of the Participant Register (including the identity of the Participant or any information relating to a Participant’s interest in any Loans or other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding to establish that any loans are in registered form for U.S. federal income Tax purposes under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the proposed United States Treasury Regulations.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 11.01(a)(iv) or (v) or, to the extent the Participant is affected thereby, Section 11.01(b)(i), (ii) or (iii). Subject to subsection (e) of this Section 11.06, each Participant (i) shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections including the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered solely to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section 11.06 and (ii) shall be subject to Sections 3.06 and 11.13(a) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section 11.06. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.
(e)Limitation upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Parent Borrower’s prior written consent to such sale, not to be unreasonably withheld or delayed (it being agreed, without limitation, that it will be reasonable for the Parent Borrower to withhold consent if giving consent would result in increased indemnification obligations at the time the participation takes effect or would be reasonably certain to result in increased indemnification obligations thereafter as a result of a Change in Law announced prior to the time the participation takes effect). For the avoidance of doubt, a Participant entitled to benefits under Section 3.01, 3.04 or 3.05 shall be subject to all of the limitations and requirements of such Sections as if it were a Lender (including, in the case of Section 3.01, all of the limitations in the definition of Excluded Taxes).
(f)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other governmental authority; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(h)Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Parent Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Credit Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if a SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Applicable Agent as is required under Section 2.11(b)(i). Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Credit Agreement for which a Lender would be liable, and the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Credit Document, remain the lender of record hereunder. The making of a Loan by a SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Credit Agreement) that, prior to the date that is one (1) year and one (1) day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Parent Borrower and the Administrative Agent and with the payment of a processing fee in the amount of $2,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC. Each SPC (i) shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections) to the same extent as if it were a Granting Lender and had acquired its interest by assignment pursuant to Section 11.06(b) (it being understood that the documentation required under Section 3.01(e)

shall be delivered solely to the Granting Lender) and (ii) shall be subject to Sections 3.06 and 11.13(a) to the same extent as if it were a Granting Lender and had acquired its interest by assignment pursuant to Section 11.06(b). A SPC shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Granting Lender would have been entitled to receive with respect to the interest granted to such SPC unless the grant of the interest is made with the Parent Borrower’s prior written consent to such grant, not to be unreasonably withheld or delayed (it being agreed, without limitation, that it will be reasonable for the Parent Borrower to withhold consent if giving consent would result in increased indemnification obligations at the time the grant to the SPC takes effect or would be reasonably certain to result in increased indemnification obligations thereafter as a result of a Change in Law announced prior to the time the grant to the SPC takes effect). For the avoidance of doubt, an SPC entitled to benefits under Section 3.01, 3.04 or 3.05 shall be subject to all of the limitations and requirements of such Sections as if it were a Granting Lender (including, in the case of Section 3.01, all of the limitations in the definition of Excluded Taxes).
(i)Resignation as L/C Issuer or Swingline Lender After Assignment. Notwithstanding anything to the contrary contained herein, if at any time any L/C Issuer or Swingline Lender assigns all of its Commitment and Loans pursuant to subsection (b) above, such L/C Issuer or Swingline Lender may, (i) upon thirty (30) days’ notice to the Parent Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon thirty (30) days’ notice to the Parent Borrower, resign as Swingline Lender. In the event of any such resignation as L/C Issuer or Swingline Lender, the Parent Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swingline Lender hereunder; provided, however, that no failure by the Parent Borrower to appoint any such successor shall affect the resignation of such L/C Issuer or Swingline Lender as L/C Issuer or Swingline Lender, as the case may be. If any L/C Issuer resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If any Swingline Lender resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(b). Upon the appointment of a successor L/C Issuer and/or Swingline Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
(j)Notwithstanding anything to the contrary contained herein, any Lender may assign all or any portion of its Term B-4 Loans to Parent Borrower or any of its Subsidiaries through (x) Dutch auctions open to all Lenders on a pro rata basis in accordance with procedures set forth in Exhibit 11.06(j) or (y) notwithstanding Sections 2.11 and 2.12 or any other provision in this Credit Agreement, open market purchases on a non-pro rata basis; provided that:
(i)in connection with assignments pursuant to clause (x) above, Parent Borrower or such Subsidiary shall make an offer to all Lenders to take Term B-4 Loans by assignment pursuant to procedures set forth in Exhibit 11.06(j);
(ii)upon the effectiveness of any such assignment, such Term B-4 Loans shall be retired, and shall be deemed cancelled and not outstanding for all purposes under this Credit Agreement;
(iii)no Default or Event of Default shall exist or be continuing or would result therefrom;
(iv)the Parent Borrower must represent and warrant, at the time of the offer and at the time of the assignment, either (x) it does not possess material non-public information with respect to Parent Borrower and its Subsidiaries or the securities of any of them that has not been disclosed to the Term B-4 Lenders generally (other than Term B-4 Lenders who elect not to receive such information) or (y) make a statement that such representation cannot be made; and

(v)such purchases shall not be financed with the proceeds of a Revolving Loan or Swingline Loan.
11.07    Treatment of Certain Information; Confidentiality.
Each of the Agents, Lenders and L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Credit Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Credit Agreement, (ii) any actual or prospective counterparty (or advisors) to any swap, derivative transaction relating to the Borrowers and their obligations, (g) subject to each such Person being informed of the confidential nature of the Information and to their agreement to keep such Information confidential, to (i) an investor or prospective investor in securities issued by an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such securities issued by the Approved Fund, (ii) a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in securities issued by an Approved Fund in connection with the administration, servicing and reporting on the assets serving as collateral for securities issued by an Approved Fund, or (iii) a nationally recognized rating agency that requires access to information regarding the Credit Parties, the Loans and Credit Documents in connection with ratings issued in respect of securities issued by an Approved Fund, (h) with the consent of the Parent Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Agent, Lender, L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Parent Borrower. In addition, the Administrative Agent and the Lenders may disclose the existence of this Credit Agreement and information about this Credit Agreement to market data collectors, similar service providers to the lending industry and service providers to the Lead Arrangers, Agents and the Lenders in connection with the administration of this Credit Agreement, the other Credit Documents, the Loans and the Commitments.
For purposes of this Section, “Information” means all information received from the Parent Borrower or any Subsidiary relating to the Parent Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the any Agent, Lender or L/C Issuer on a nonconfidential basis prior to disclosure by the Parent Borrower or any Subsidiary. In the case of Information received from the Parent Borrower or any Subsidiary after the Amendment No. ~~11~~12 Effective Date, such Information is clearly identified at the time of delivery. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Agents, Lenders and L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Parent Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including federal and state securities Laws.
For the avoidance of doubt, nothing in this Section 11.07 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 11.07 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

11.08    Right of Setoff.
If an Event of Default shall have occurred and be continuing, each Lender, L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, L/C Issuer or any such Affiliate to or for the credit or the account of the Parent Borrower or any other Credit Party against any and all of the obligations of such Parent Borrower or such Credit Party now or hereafter existing under this Credit Agreement or any other Credit Document to such Lender or L/C Issuer, irrespective of whether or not such Lender or L/C Issuer shall have made any demand under this Credit Agreement or any other Credit Document and although such obligations of such Parent Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender or L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, L/C Issuer or their respective Affiliates may have. Each Lender and L/C Issuer agrees to notify the Parent Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
11.09    Interest Rate Limitation.
Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
11.10    Counterparts; Integration; Effectiveness.
This Credit Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Credit Agreement and the other Credit Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Credit Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Credit Agreement by telecopy or other electronic imaging means shall be as effective as delivery of a manually executed counterpart of this Credit Agreement.
Delivery of an executed counterpart of a signature page of this Credit Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Credit Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Credit Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, each party hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Credit Parties, electronic images of this Credit Agreement or any other Credit Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Credit Documents based solely on the lack of paper original copies of any Credit Documents, including with respect to any signature pages thereto.
11.11    Survival of Representations and Warranties.
All representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and Lender, regardless of any investigation made by any Agent or Lender or on their behalf and notwithstanding that any Agent or Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
11.12    Severability.
If any provision of this Credit Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Credit Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
11.13    Replacement of Lenders.
(a)If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any other circumstance exists hereunder that gives the Parent Borrower the right to replace a Lender as a party hereto, then the Parent Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Credit Agreement and the related Credit Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)the Parent Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);
(ii)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Parent Borrower (in the case of all other amounts);
(iii)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)such assignment does not conflict with applicable Laws; and
(v)such assignment is recorded in the Register.

(b)If, in connection with any proposed amendment, change, waiver, discharge or termination of any of the provisions of this Credit Agreement or any other Credit Document as contemplated by Section 11.01, the consent of the Required Lenders (or Required Limited Currency Revolving Lenders, Required Dollar Revolving Lenders or Required Term B-4 Lenders, as the case may be) is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (b) being referred to as a “Non-Consenting Lender”), then, at the Borrower’s request, any Eligible Assignee reasonably acceptable to the Administrative Agent that consents to such amendment, change, waiver, discharge or termination shall have the right to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Administrative Agent’s request, sell and assign to such Eligible Assignee, all of the Commitments and Loans of such Non-Consenting Lender for an amount equal to the principal balance of all Loans and L/C Advances held by such Non-Consenting Lender and all accrued and unpaid interest and fees with respect thereto through the date of sale and payment to the Administrative Agent of the assignment fee under Section 11.06(b); provided, however, that such purchase and sale shall not be effective until (x) in the case of this clause (x), to the extent requested by the Administrative Agent, the Administrative Agent shall have received from such Eligible Assignee an agreement in form and substance satisfactory to the Administrative Agent and the Parent Borrower whereby such Eligible Assignee shall agree to be bound by the terms hereof and (y) such Non-Consenting Lender shall have received payments of all Loans and L/C Advances held by it and all accrued and unpaid interest and fees with respect thereto and all other amounts payable to it hereunder through the date of the sale, but upon the satisfaction of the requirements set forth in clause (x) (in the case of clause (x), if so requested by the Administrative Agent) and (y) of this proviso, such purchase and sale shall be deemed effective and such Eligible Assignee shall be deemed the holder of such Loans, Commitments and L/C Advances of such Non-Consenting Lender. Each Lender agrees that, if it becomes a Non-Consenting Lender, to the extent requested by the Administrative Agent, it shall execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any Note (if the assigning Lender’s Loans are evidenced by a Note) subject to such Assignment and Assumption.
A Lender that has assigned its interests, rights and obligations under this Credit Agreement and the related Credit Documents pursuant to this Section 11.13 shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 (subject to the requirements and limitations of such Sections) with respect to facts and circumstances occurring prior to the effective date of such assignment.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Parent Borrower to require such assignment and delegation cease to apply.
11.14    Governing Law; Jurisdiction; Etc.
(a)GOVERNING LAW. THIS CREDIT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF SUCH STATE SITTING IN THE BOROUGH OF MANHATTAN AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS CREDIT AGREEMENT OR IN ANY OTHER CREDIT

DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT AGAINST ANY OTHER PARTY HERETO OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS CREDIT AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
11.15    Waiver of Jury Trial.
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
11.16    USA PATRIOT Act Notice.
Each Lender that is subject to the Act (as hereinafter defined) and the Agents (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or Agent, as applicable, to identify such Borrower in accordance with the Patriot Act.
11.17    Designation as Senior Debt.
All Obligations shall be “Designated Senior Indebtedness” (or such similar defined term) for purposes of all documentation governing Subordinated Debt, to the extent such concept exists in the documentation governing such Subordinated Debt.
11.18    Limitation on Foreign Credit Party Obligations.
Notwithstanding anything to the contrary herein, no provision of this Credit Agreement shall render any Foreign Credit Party liable for the Obligations of any Domestic Credit Party.

11.19    No Advisory or Fiduciary Responsibility.
In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), the Parent Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Credit Agreement provided by the Agents and the Lead Arrangers are arm’s-length commercial transactions between the Parent Borrower and its Affiliates, on the one hand, and the Agents and the other Lead Arrangers, on the other hand, (B) the Parent Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Parent Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) each Agent, Lender and Lead Arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Parent Borrower or any of its Affiliates, or any other Person and (B) no Agent, Lender or Lead Arranger has any obligation to the Parent Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) the Agents, Lenders and the Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Parent Borrower and its Affiliates, and no Agent or any Lead Arranger has any obligation to disclose any of such interests to the Parent Borrower or its Affiliates. To the fullest extent permitted by law, the Borrowers hereby waive and release any claims that it may have against any Agent, Lender or Lead Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
11.20    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.
Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement or any other Credit Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
11.21    Judgment Currency; Submission to Jurisdiction.
If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of a Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Credit Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from a Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other person who may be entitled thereto under applicable law).
By the execution and delivery of this Credit Agreement, each Credit Party (i) hereby designates and appoints Parent Borrower as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Credit Agreement that may be instituted in New York Courts, (ii) submits to the jurisdiction of any such court in any such suit or proceeding and (iii) agrees that service of process upon Parent Borrower and written notice of said service to Parent Borrower in accordance with the manner provided for notices in Section 11.02 shall be deemed in every respect effective service of process upon such Credit Party, in any such suit or proceeding. Each Credit Party further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of Parent Borrower in full force and effect so long as this Credit Agreement is in effect. To the extent that any Credit Party has or hereafter may acquire any immunity from jurisdiction of any court of (i) any jurisdiction in which it owns or leases property or assets or (ii) the United States or the State of New York or any political subdivision of either or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property and assets or this Credit Agreement or any of the other Credit Documents or actions to enforce judgments in respect of any thereof, such Credit Party hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law. Nothing in this Credit Agreement, any other Credit Document will affect the right of any party to this Credit Agreement to serve process in any other manner permitted by law.
11.22    Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

11.23    Restricted Lenders. In relation to each Lender that notifies the Administrative Agent and the Parent Borrower to such effect in writing (each, a “Restricted Lender”), Section 6.24, Section 7.06 and, solely as it relates to compliance with Section 6.24, Article V, shall only apply to such Restricted Lender to the extent that such provision would not result in (a) any violation of, conflict with or liability under EU Regulation (EC) 2271/96 or (b) a violation or conflict with section 7 of the German Foreign Trade and Payments Ordinance (Außenwirtschaftsverordnung) or a similar anti-boycott statute. The election of any Lender who elects to be a Restricted Lender shall remain in effect until such time as such Restricted Lender advises the Administrative Agent and the Parent Borrower in writing that it is no longer a Restricted Lender. In connection with any amendment, waiver, determination or direction relating to any part of Section 6.24, Section 7.06 and, solely as it relates to compliance with Section 6.24, Article V, of which such Restricted Lender does not have the benefit, the Commitments, Loans and Obligations of that Restricted Lender will be excluded for the purpose of determining whether the consent of the Required Lenders, Required Dollar Revolving Lenders, Required L/C Lenders, Required Limited Currency Revolving Lenders, Required Multicurrency Revolving Lenders, Required Venue Expansion Revolving Lenders, Required Revolving Lenders, Required Specified Currency Limited Currency/Multicurrency Revolving Lenders or Required Term B-4 Lenders, as applicable, has been obtained or whether the determination or direction by such Lenders has been made.
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